PROSPECTUS SUPPLEMENT                                 FILED PURSUANT TO
To prospectus dated December 9, 1999                  RULE 424(b)(2)
                                                      REGISTRATION NO. 333-80437

                                  $375,000,000
                                 (Approximate)

                            [GREENPOINT CREDIT LOGO]

                              Seller and Servicer

                      Manufactured Housing Contract Trust
                   Pass-Through Certificates, Series 2000-5,

                                     Issuer

The securities' issuer is offering the following three classes of certificates:

                                                  Underwriting
        Certificate  Pass-Through                 Discounts and Proceeds to
Class   Balance      Rate         Price to Public Commissions   Seller
----------------------------------------------------------------------------
 A-1    $125,000,000   AUCTION         100%          0.275%       99.725%
 A-2    $125,000,000   AUCTION         100%          0.275%       99.725%
 A-3    $125,000,000   AUCTION         100%          0.275%       99.725%
  Total $375,000,000               $375,000,000    $1,031,250   $373,968,750

 .  The approximate certificate balance of the offered certificates may vary by plus or minus 5%.
 .  The securities' issuer will also issue one or more classes of Class R certificates which are not being offered by this prospectus supplement.
 . The offered certificates are being issued as Auction Rate SecuritiesSM. The initial pass-through rate for the offered certificates will be set not later than September 26, 2000, and will not exceed the lesser of the maximum auction rate set forth in this prospectus supplement in Annex II and the weighted average of the net contract rates of the contracts. The pass-through rate for the offered certificates will be recalculated monthly beginning in November, 2000 pursuant to the auction procedures set forth in this prospectus supplement in Annex II and Annex III.
 . The pass-through rates on the offered certificates are capped at the weighted average of the net contract rates of the contracts.

The required monthly payments of interest and scheduled principal are unconditionally guaranteed to the holders of all classes of offered certificates by

                                 [LOGO OF MBIA]

See "MBIA Insurance Corporation" and "Description of the Certificates-- Certificate Insurance Policy" in this prospectus supplement.

Consider carefully the risk factors beginning on page S-9 in this prospectus supplement and page 4 in the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered certificates or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                              Salomon Smith Barney

September 21, 2000

(SM) Auction Rate Securities is a service mark of Salomon Smith Barney Inc.

        Important Notice About Information Presented In This Prospectus
                  Supplement and the Accompanying Prospectus

     You should rely only on the information contained in this document or to which we have referred you in this prospectus supplement. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities.

     We provide information to you about the offered certificates in two separate documents that progressively provide more detail:

     . the accompanying prospectus, which provides general information, some of which may not apply to your series of certificates, and

     . this prospectus supplement, which describes the specific terms of your series of certificates.

     We have defined certain significant terms in the "Glossary" found on page S-65 of this prospectus supplement. Capitalized terms used in this prospectus supplement but not defined in this prospectus supplement shall have the meanings assigned to them in the accompanying prospectus.

     We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

                               Table of Contents

                                                                          Page
                                                                          ----
Summary Information....................................................    S-4
Risk Factors...........................................................    S-9
The Contract Pool......................................................   S-14
The Seller and Servicer................................................   S-24
     Delinquency and Loan
      Loss/Repossession Experience.....................................   S-25
     GreenPoint Management's
      Discussion and Analysis of
      Delinquency, Repossession and
      Loan Loss Experience.............................................   S-27
The Letter of Credit Bank..............................................   S-27
     General...........................................................   S-27
     Financial Information.............................................   S-28
     Where You Can Obtain Additional
      Information About GreenPoint
      Bank.............................................................   S-28
MBIA Insurance Corporation.............................................   S-29
     MBIA..............................................................   S-29
     MBIA Financial Information........................................   S-29
     Where You Can Obtain Additional
     Information About MBIA............................................   S-30
     Financial Strength Ratings of MBIA................................   S-30
Prepayment and Yield Considerations....................................   S-31
     Weighted Average Life of the
     Certificates......................................................   S-33
     Assumptions.......................................................   S-34
Description of the Certificates........................................   S-40
     General...........................................................   S-40
     Pass-Through Rates and Last
      Scheduled Distribution Dates.....................................   S-40
     Conveyance of Contracts...........................................   S-41
     Payments on the Contracts; the
      Certificate Account..............................................   S-44
     Distributions.....................................................   S-45
     Interest Distributions............................................   S-45
     Principal Distributions...........................................   S-46
     Priority of Distributions.........................................   S-46
     Losses on Liquidated Contracts....................................   S-47
     The Letter of Credit..............................................   S-48
     Certificate Insurance Policy......................................   S-48
     Advances..........................................................   S-49
     Reports to Certificateholders.....................................   S-50
     Optional Termination and
      Termination Auction..............................................   S-51
     Termination of the Agreement......................................   S-53
     Collection and Other Servicing
      Procedures.......................................................   S-53
     Servicing Compensation; Certain
      Other Matters Regarding the
      Servicer.........................................................   S-53
     Rights Upon an Event of Default...................................   S-54
     The Auction Agent.................................................   S-54
     The Trustee.......................................................   S-54
     Registration of the Offered
      Certificates.....................................................   S-55
Federal Income Tax Consequences........................................   S-60
ERISA Considerations...................................................   S-62
     General...........................................................   S-62
     Certificates (other than the Class R
      Certificates)....................................................   S-62
Ratings................................................................   S-64
Legal Investment.......................................................   S-65
Method of Distribution.................................................   S-65
Use of Proceeds........................................................   S-65
Legal Matters..........................................................   S-66
Experts................................................................   S-66
Glossary...............................................................   S-67
Annex I  Global Clearance, Settlement and
      Tax Documentation Procedures.....................................    I-1
Annex II  Auction Procedures...........................................   II-1
Annex III  Settlement Procedures.......................................  III-1

                              Summary Information

The following summary highlights selected information from this prospectus supplement. It does not contain all of the information that you need to consider in making your investment decision. To understand the terms of the offered certificates, read carefully this entire prospectus supplement and the accompanying prospectus.

This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus supplement and the accompanying prospectus.

What the Offered Certificates Represent

The offered certificates represent an ownership interest in a trust fund. The trust fund will contain a contract pool, which will consist of manufactured housing installment sales contracts, installment loan agreements and certain other assets, as described under "Description of the Certificates--General" in this prospectus supplement.

The offered certificates only represent interests in the assets of the trust fund. All payments to certificateholders will come only from the amounts received in connection with those assets.

Information About the Contract Pool

The contract pool will consist of approximately 8,148 contracts with an aggregate scheduled principal balance as of August 31, 2000 of approximately $374,998,678.29 which will be conveyed to the trust fund on the closing date. Each contract was either originated or purchased by GreenPoint Credit, LLC. For a further description of the contracts, see "The Contract Pool" in this prospectus supplement.

The Offered Certificates

GreenPoint Credit, LLC will deposit the contracts into the trust fund. The trust fund has been created for the purpose of issuing the Manufactured Housing Contract Trust Pass-Through Certificates, Series 2000-5. The approximate initial certificate balance, pass-through rate and last scheduled distribution date of each class of offered certificates will be as follows:

             Initial
            Principal                         Last Scheduled
 Class       Balance      Pass-Through Rate  Distribution Date
 -----      ---------     -----------------  -----------------

A-1....     $125,000,000       AUCTION        November 2017
A-2....     $125,000,000       AUCTION        March 2023
A-3....     $125,000,000       AUCTION        October 2031


 . The pass-through rates on the offered certificates are capped at the weighted average of the net contract rates of the contracts.

 . The approximate certificate balance of the offered certificates may vary by plus or minus 5%.

 . The offered certificates are being issued as Auction Rate SecuritiesSM. The initial pass-through rate for the offered certificates will be set no later than September 26, 2000. The pass-through rate for the offered certificates will be recalculated monthly beginning in November 2000 pursuant to the auction procedures set forth in this prospectus supplement in Annex II and Annex III.

 . If, on any distribution date, the pass-through rate for any of the Class A-1 certificates, Class A-2 certificates or Class A-3 certificates is capped at the weighted average of the net contract rates of the contracts, holders of that class will be entitled to receive, on subsequent distribution dates, the applicable carryover amount as described in "Description of the Certificates --Priority of Distributions" in this prospectus supplement to the extent that funds are available therefor. However, any funds resulting from a draw under the certificate insurance policy described in this prospectus supplement shall not be available to pay any carryover amount. See "Description of the

   Certificates--Priority of Distributions" in this prospectus supplement.

The trust fund will also issue one or more Class R certificates which will not be sold to the public. The Class R certificates are not being offered by this prospectus supplement, are subordinated to the offered certificates and provide some limited credit support for the offered certificates.

Denominations

The Class A-1, Class A-2 and Class A-3 certificates are offered in minimum denominations of $25,000 each and integral multiples of $25,000 in excess thereof.

The Letter of Credit

GreenPoint Bank will provide a letter of credit to protect certificateholders against certain losses. As described in more detail in this prospectus supplement, if funds in the certificate account are insufficient to distribute interest or scheduled principal to certificateholders on any distribution date, GreenPoint Bank may be required to make a payment into the certificate account to cover the shortfall pursuant to a draw on the letter of credit.

The letter of credit will be issued in an amount as determined by MBIA Insurance Corporation, and may be amended, replaced, substituted, reduced or cancelled at any time by mutual agreement of MBIA Insurance Corporation and GreenPoint Bank, without the consent of certificateholders, the seller, the servicer or the trustee.

The Certificate Insurance Policy and MBIA Insurance Corporation

MBIA Insurance Corporation will provide an insurance policy to protect certificateholders against certain losses. In most instances, if funds in the certificate account are insufficient to distribute interest or scheduled principal to the certificateholders on any distribution date and GreenPoint Bank is in default under the letter of credit or the letter of credit has been cancelled or is insufficient, MBIA Insurance Corporation will make a payment into the certificate account to cover the shortfall under a certificate insurance policy. See "The Letter of Credit Bank," "MBIA Insurance Corporation," "Description of the Certificates--Certificate Insurance Policy" and "--The Letter of Credit" in this prospectus supplement.

Distributions on the Certificates

General

Each month, the trustee, Bank One, National Association, will make distributions of interest and principal to the holders of the certificates.

The first distribution date with respect to the Class A-1 certificates will be November 6, 2000. Thereafter, distributions on the Class A-1 certificates will be made on the 4th day of each month, or if the 4th day is not a business day, on the next business day.

The first distribution date with respect to the Class A-2 certificates will be November 13, 2000. Thereafter, distributions on the Class A-2 certificates will be made on the 11th day of each month, or if the 11th day is not a business day, on the next business day.

The first distribution date with respect to the Class A-3 certificates will be November 14, 2000. Thereafter, distributions on the Class A-3 certificates will be made on the 14th day of each month, or if the 14th day is not a business day, on the next business day.

The obligors under the contracts are required to pay their interest and principal during each month to the servicer of the contracts. Within two business days of receipt of payments from obligors, the servicer will forward these amounts to the trustee. On the distribution date occurring in the 2nd succeeding month, the trustee will distribute the amount remitted by the servicer to the trustee during the applicable prior month, less fees and expenses owed to the servicer, plus any draws under the letter of credit and/or any enhancement payment under the certificate insurance policy, to the holders of the certificates, in the amount and priority set forth in this prospectus supplement. See "Description of the Certificates--Priority of Distributions" in this prospectus supplement.

Distributions of Interest

Interest Accrual. With respect to each distribution date, the offered certificates will accrue interest on their respective certificate balance at a rate equal to the product of:

 .  the actual number of days during the interest period divided by 360; and

 . the applicable pass-through rate on the certificate balance of the certificate immediately prior to the related distribution date.

Interest Period. For any distribution date, interest will accrue during the period from the preceding distribution date (or for the first distribution date, from the closing date) through the day prior to the related distribution date. See "Description of the Certificates--Interest Distributions" in this prospectus supplement.

On each distribution date, interest will be distributed to certificateholders in the order described in "Description of the Certificates--Priority of Distributions" in this prospectus supplement. It is possible that, on any given distribution date, there will be insufficient payments from the contracts to cover interest owed on the certificates. If there is a shortfall in collections or there are losses on the contracts and there is a default by MBIA Insurance Corporation under the certificate insurance policy and GreenPoint Bank is in default under the letter of credit or the letter of credit has been cancelled or is insufficient, the outstanding classes of certificates may not receive the full amount of accrued interest.

The classes of certificates that do not receive the full interest payment will be entitled to receive the shortfall in interest distributions in the following month in the same priority as their distribution of current interest. See "The Letter of Credit Bank," "MBIA Insurance Corporation" and "Description of the Certificates--Certificate Insurance Policy," "--The Letter of Credit" and "-- Priority of Distributions" in this prospectus supplement.

Auction Rate. The pass-through rate for each class of offered certificates will be adjusted each month, based on the auction procedures described in Annex II and Annex III to this prospectus supplement. The auction procedures cap the pass-through rate for the offered certificates at the weighted average of the net contract rates.

Distributions of Principal

Certificateholders will receive payments of principal corresponding to payments of principal on the contracts.

On each distribution date, a certain portion of collections received on the contracts will be distributed to the Class A-1 certificates, Class A-2 certificates and Class A-3 certificates in the amount and priority set forth in this prospectus supplement. See "Description of the Certificates--Priority of Distributions" in this prospectus supplement.

It is possible that there will be insufficient payments from the contracts to cover principal payable to certificateholders. If there is a shortfall in collections or there are losses on the contracts and there is a default by MBIA Insurance Corporation under the certificate insurance policy and GreenPoint Bank is in default under the letter of credit or the letter of credit has been cancelled or is insufficient, certificateholders may not receive the full amount of principal distributions to which they are otherwise entitled. See "The Letter of Credit Bank," "MBIA Insurance Corporation," "Description of the Certificates- -Certificate Insurance Policy," "--The Letter of Credit" and "--Priority of Distributions" in this prospectus supplement.

Allocation of Losses

A contract suffers a loss when the servicer determines that:

 .  it has received all amounts it expects to recover from that contract; and

 . the amounts recovered are less than the sum of the outstanding principal balance of the contract and the accrued and unpaid interest thereon.

In the event losses on the contracts would reduce the amount available for distribution to the Class A-1 certificates, Class A-2 certificates and Class A-3 certificates and there is no payment under the certificate insurance policy and GreenPoint Bank is in default under the letter of credit or the letter of credit has been cancelled or is insufficient, losses will be allocated pro rata among the Class A-1 certificates, Class A-2 certificates and Class A-3 certificates. See "Risk Factors--Losses on the Contracts May Reduce the Yield on the Offered Certificates," "--The Letter of Credit May Be Amended, Replaced, Substituted, Reduced or Cancelled at Any Time by Mutual Agreement of MBIA Insurance Corporation and GreenPoint Bank, Without the Consent of Certificateholders, the Seller, the Servicer or the Trustee" and "Description of the Certificates-- Losses on Liquidated Contracts" in this prospectus supplement.

Advances

The servicer will advance its own funds to cover any shortfalls in payments of principal and interest due to the offered certificates in any month that:

 . the servicer receives a payment on a contract that is less than the full scheduled payment; or

 .  the servicer receives no payment on a contract; and

 . the servicer determines that the advance will be recoverable from future payments or collections on that contract.

Any advances made by the servicer with respect to any distribution date will not exceed the amount of delinquent contract payments that were due in the prior month. See "Description of the Certificates--Advances" in this prospectus supplement.

Yield and Prepayment Considerations

The yield to maturity of each class of certificates will depend upon, among other things:

 .  the price at which the certificates are purchased;

 .  the applicable pass-through rate;

 .  the rate of principal prepayments on the contracts; and

 .  the occurrence of defaults on the contracts.

A higher than anticipated rate of principal prepayments on the contracts would reduce the aggregate principal balance of the contracts more quickly than expected, thereby reducing the aggregate interest payments that would otherwise be payable with respect to the contracts. A higher rate of principal prepayments could result in a lower than expected yield to maturity on classes of certificates purchased at a premium. A lower than anticipated rate of principal prepayments could result in a lower than expected yield to maturity on classes of certificates purchased at a discount since payments of principal with respect to the contracts would occur later than anticipated. For a discussion of special yield and prepayment considerations applicable to the offered certificates, see "Risk Factors--The Yield On the Offered Certificates Could Be Limited By a Higher Than Expected Rate of Prepayments on the Contracts Underlying the Certificates" and "Prepayment and Yield Considerations" in this prospectus supplement.

Book-Entry Registration

The offered certificates will be available only in book-entry form through the facilities of DTC, Clearstream, Luxembourg and the Euroclear System. See "Description of the Certificates--Registration of the Offered Certificates" in this prospectus supplement and Annex I to this prospectus supplement.

Optional Termination

The pooling and servicing agreement provides that on or after the distribution date on which the aggregate scheduled principal balances of the contracts is less than 10% of the aggregate scheduled principal balances of the contracts as of the cut-off date, the servicer and in some cases, the holder of the Class R certificates, will have the right to repurchase all outstanding contracts and terminate the trust fund as more fully described in "Description of the Certificates--Optional Termination and Termination Auction" in this prospectus supplement.

Tax Status

For federal income tax purposes, GreenPoint Credit, LLC will cause an election to be made to treat the trust fund as a "real estate mortgage investment conduit." Orrick, Herrington & Sutcliffe LLP, special counsel to GreenPoint Credit, LLC, based on certain assumptions set forth in this prospectus supplement and in the prospectus, is of the opinion that the electing portion of the trust fund will qualify as a "real estate mortgage investment conduit" for federal income tax purposes and that the offered certificates will constitute "regular interests" in the "real estate mortgage investment conduit" for federal income tax purposes and will be treated as debt instruments of the trust fund for purposes of calculating a certificateholder's federal income tax liability.

Holders of the offered certificates that would otherwise report income under a cash method of accounting will be required to include in income interest on the certificates (including "original issue discount," if any) in accordance with the accrual method of accounting with the effect that an investor may be required to report income for federal income tax purposes despite not yet having received a cash distribution in respect of the income. Assuming in each case that a substantial amount of a class of certificates is sold at the price for the class of certificates stated on the cover of this prospectus supplement, and subject to the uncertainties concerning the determination of "original issue discount" for variable rate certificates discussed in "Federal Income Tax Consequences--REMIC Certificates--Taxation of Regular Certificates--Variable Rate Certificates" in the prospectus, the offered certificates will not be issued with "original issue discount."

For further information regarding the federal income tax consequences of investing in the offered certificates, see "Federal Income Tax Consequences" in this prospectus supplement and in the accompanying prospectus


ERISA Considerations

Subject to important considerations described under "ERISA Considerations" in this prospectus supplement and in the accompanying prospectus, the offered certificates will be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Ratings

The offered certificates are required to receive the ratings of "AAA" by Standard & Poor's Ratings Services and "Aaa" by Moody's Investors Service, Inc. The ratings do not address whether or not the Class A-1 certificates, Class A-2 certificates or Class A-3 certificates will receive any related carryover amount or the ability of the holder of the Class R certificates to purchase any contract that has been converted to a fixed rate of interest. A rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. See "Ratings" in this prospectus supplement.

Legal Investment

All of the offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984. See "Legal Investment" in this prospectus supplement. You should consult your own legal advisors in determining whether and to what extent the offered certificates constitute legal investments for you.

                                 Risk Factors

     The offered certificates are not suitable investments for all investors. In particular, you should not purchase the offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with the offered certificates.

     The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

     You should carefully consider the following risk factors prior to any decision to invest in the offered certificates. The following discussion supplements, and does not replace or supersede, the discussion under "Risk Factors" in the prospectus.

The Yield On the            General Risks Associated with Higher Than Expected
Offered Certificates        Prepayments. The offered certificates represent an
Could Be Limited By a       interest in a trust fund containing manufactured
Higher Than Expected        housing contracts. As the obligors make payments of
Rate of Prepayments         interest and principal on the contracts,
on the Contracts            certificateholders will receive payments on the
Underlying the              related distribution date. Because the obligors are
Certificates                free to make those payments faster than scheduled,
                            certificateholders may receive distributions of principal faster than expected. Therefore, the offered certificates may be paid in full earlier than the scheduled maturity of the offered certificates. Once a certificateholder receives a distribution of principal, interest will no longer accrue on that amount of principal. There is no guarantee that certificateholders will receive principal payments on the offered certificates at any specific rate or on specific dates.

                            Payment of principal on the contracts may be in the following forms:

                            .   Scheduled payments of principal; and

                            .   Principal prepayments which consist of:

                                --   Prepayments in full of a contract;

                                -- Repurchases by GreenPoint Credit, LLC, as the seller of any contracts, that violate any representations and warranties in the pooling and servicing agreement;

                                -- Repurchases by the holder of the Class R certificates of variable rate contracts that have been converted to a fixed interest rate;

                                --   Partial prepayments on any contract; and

                                --   Liquidation principal, which is the
                                     principal recovered after foreclosing on or otherwise liquidating a defaulted contract.

                            For a complete discussion of the situations that might cause prepayments, see "Prepayment and Yield Considerations" in the prospectus and in this prospectus supplement.

                       Offered Certificates Bought at Premiums and Discounts May Receive a Lower Yield Than Expected. Offered certificates purchased at a discount may receive a lower yield than expected if the rate of principal payments is slower than expected. Offered certificates purchased at a premium may receive a lower yield than expected if the rate of principal payments is faster than expected. See "Prepayment and Yield Considerations" in this prospectus supplement.

                       Prepayments May Limit Pass-Through Rates Due to the Weighted Average Cap on Pass-Through Rates. The pass-through rates for the offered certificates will not exceed the weighted average of the net contract rates. For the first twelve distribution dates, the net contract rate of a contract equals the rate of interest borne by the contract minus 1.00%, and for each distribution date thereafter, the net contract rate of a contract equals the rate of interest borne by the contract minus 1.50%. Disproportionate prepayments of contracts with net contract rates that are higher than the pass-through rates for any class of offered certificates will increase the possibility that the pass-through rate for that class of certificates will be lowered to the weighted average of the net contract rates. There is no mechanism to compensate the holders of the related classes of offered certificates for any cap on the pass-through rate other than the payment, if any, of a carryover amount. Carryover amounts are not covered by MBIA Insurance Corporation or the letter of credit. See "Prepayment and Yield Considerations" and "Description of the Certificates--Priority of Distributions" in this prospectus supplement.

                       Variable Rate Contracts With Contract Rates Based on a Twelve-Month LIBOR Index May Prepay at a Higher Rate Than Other Variable Rate Contracts. Approximately 99.91 %, by principal balance as of the cut-off date, of the contracts are variable rate contracts based on a twelve-month LIBOR index. While GreenPoint Credit, LLC does not anticipate that variable rate contracts based on a twelve-month LIBOR index will have materially different delinquency or default rates from other types of variable rate contracts, GreenPoint Credit, LLC has a limited operating history with respect to variable rate contracts based on a twelve-month LIBOR index and therefore no assurance can be given that variable rate contracts based on a twelve-month LIBOR index will not have higher prepayments, delinquencies or losses than other types of variable rate contracts. See "Prepayment and Yield Considerations" in this prospectus supplement.

Losses on the          MBIA Insurance Corporation has insured the payments of
Contracts May Reduce   scheduled principal and interest on all classes of
the Yield on the       offered certificates. However, if there is a shortfall
Offered Certificates   and MBIA Insurance Corporation has defaulted under the
                       certificate insurance policy and GreenPoint Bank is in default under the letter of credit or the letter of credit has been cancelled or is insufficient, the yield to maturity on the offered certificates may be reduced by losses on the contracts. See "Prepayment and Yield
                       Considerations," "MBIA Insurance Corporation" and
                       "Description of the Certificates--Certificate Insurance
                       Policy" in this prospectus supplement.

The Offered              The contracts are variable rate contracts that:
Certificates May Have
a Lower Yield if One-    . provide for periodic adjustments to their interest
Month LIBOR is             rates;
Greater than the
Interest Rate Accruing   .  may not have their first interest adjustment dates
on the Contracts            for a period of time that is longer than would
                            otherwise be indicated by the index under which the contracts are adjusted;

                         . bear interest at the rate set at the origination of the contract until their first adjustment dates; and

                         . after the first adjustment date, will only adjust every 12 months thereafter. The Class A-1 certificates, Class A-2 certificates and Class A-3 certificates are subject to adjustment monthly pursuant to the auction procedures set forth in Annex II and Annex III. Since the pass-through rate on the Class A-1 certificates, Class A-2 certificates and Class A-3 certificates may be capped by the weighted average of the net contract rates on the contracts, the yield to the holders of the Class A-1 certificates, Class A-2 certificates or Class A-3 certificates may be lower than a yield based upon the auction procedures.


There May Not Be            Although holders of the offered certificates will be
Funds To Pay                entitled to any related interest shortfalls
Certificateholders          resulting from the cap based on the weighted average
Amounts in Respect of       of the net contract rates from and to the limited
Interest Shortfalls         extent of funds available therefor as provided in
Resulting From the          this prospectus supplement, there can be no
Cap Based on the            assurance that funds will be available or sufficient
Weighted Average of         for payment of any interest shortfalls resulting
the Net Contract Rates      from the cap based on the weighted average of the
of the Contracts            net contract rates. In addition, the certificate
                            insurance policy and the letter of credit do not cover, and the ratings of the offered certificates do not address, the likelihood of payment of any interest shortfalls resulting from the cap based on the weighted average of the net contract rates.

Some Variable Rate          Although all of the contracts are variable rate, the
Contracts May               obligor on each of the contracts can convert from a
Convert to Fixed Rates      variable rate to a fixed rate as long as the obligor
Which May Reduce the        is current in payment on the obligor's contract. If
Yield to                    an obligor converts a contract from a variable rate
Certificateholders          to a fixed rate, the holder of the Class R
                            certificates is obligated to purchase the converted contract. The fixed rate may be lower than the pass-through rate on the Class A-1 certificates, the pass-through rate on the Class A-2 certificates or the pass-through rate on the Class A-3 certificates.
                            Since the pass-through rates on the certificates are capped by the weighted average of the net contract rates, any conversion to a fixed rate of a contract that has not been purchased by the holder of the Class R certificates may make it more likely that the pass-through rates on the Class A-1 certificates, Class A-2 certificates or Class A-3 certificates will be lower than the pass-through rate produced by the auction procedures, as applicable.

Upon the Occurrence of Events   So long as MBIA Insurance Corporation is not in
of Default of the Servicer      default in payment under the certificate
Under the Pooling and           insurance policy, upon the occurrence of an
Servicing Agreement, MBIA       event of default of the servicer under the
Insurance Corporation Will      pooling and servicing agreement, neither the
Have the Sole Right to          trustee nor the certificateholders may exercise
Exercise Any Remedies           any remedies provided for in the pooling and
                                servicing agreement. MBIA Insurance Corporation will generally have the right to control all remedies provided for in the pooling and servicing agreement. In addition, MBIA Insurance
                                Corporation will have additional rights to remove the servicer that neither the trustee nor certificateholders may exercise. If MBIA
                                Insurance Corporation is in default under the certificate insurance policy, under certain circumstances described in the pooling and servicing agreement, GreenPoint Bank (or a substitute letter of credit provider if the letter of credit has been replaced) will have certain rights upon an event of default that may be prior to the rights of certificateholders.
                                See "MBIA Insurance Corporation," "Description of the Certificates--Certificate Insurance
                                Policy" and "--Rights Upon an Event of Default" in this prospectus supplement.

The Letter of Credit May Be     The letter of credit will be issued in an amount
Amended, Replaced,              as determined by MBIA Insurance Corporation, and
Substituted, Reduced or         may be amended, replaced, substituted, reduced
Cancelled at Any Time by        or cancelled at any time by mutual agreement of
Mutual Agreement of MBIA        MBIA Insurance Corporation and GreenPoint Bank,
Insurance Corporation and       without the consent of certificateholders, the
GreenPoint Bank, Without the    seller, the servicer or the trustee. There can
Consent of                      be no assurance that the letter of credit will
Certificateholders, the         remain in effect or provide credit support to
Seller, the Servicer or the     certificateholders for any period of time. See
Trustee                         "Description of the Certificates--The Letter of
                                Credit" in this prospectus supplement.

Certificateholders Must Rely    The trust fund will not have, nor is it
on the Limited Assets of the    permitted or expected to have, any significant
Trust Fund Only for Payment     assets or sources of funds other than the
on the Offered Certificates     contracts and related assets, the certificate
and Will Have No Recourse       account, the letter of credit and the
Against the Seller or the       certificate insurance policy. Certificateholders
Servicer if the Offered         must rely upon payments on the contracts, draws
Certificates Incur              on the letter of credit and payments of claims
Shortfalls and/or Losses        made under the certificate insurance policy for
                                payments on their certificates. Although draws on the letter of credit and the certificate insurance policy will be available for the offered certificates to cover shortfalls in distributions of interest and scheduled principal due thereon, if GreenPoint Bank defaults in its obligations under the letter of credit or the letter of credit is otherwise insufficient and if MBIA Insurance Corporation defaults in its obligations under the certificate insurance policy, the trustee will depend solely on current distributions on the contracts to make payments on the offered certificates. See "The Letter of Credit Bank,"
                                "MBIA Insurance Corporation," "Description of the Certificates--The Letter of Credit" and "--
                                The Certificate Insurance Policy" in this prospectus supplement.

                                The offered certificates will not represent interests in or obligations of the seller or the servicer. None of the offered certificates nor the underlying contracts or any collections thereon will be insured or guaranteed against losses by any governmental agency or instrumentality, the underwriter or any of its affiliates, GreenPoint Credit, LLC or any of its affiliates (except for GreenPoint Bank to the limited extent of the letter of credit).

Random Lot Procedures Make      Distributions of principal on the Class A-1
the Timing and Amount of        certificates, Class A-2 certificates and
Distributions on the            Class A-3 certificates will be made in round
Certificates Uncertain          lots of $25,000 and integral multiples thereof.
                                Further, distributions will be allocated to specific Class A-1 certificates, Class A-2 certificates and Class A-3 certificates in accordance with the then-applicable established random lot procedures of DTC, and the then-applicable established procedures of its participating organizations and indirect participating organizations, which may or may not be by random lot. On any distribution date, some Class A-1 certificates, Class A-2 certificates and Class A-3 certificates may receive distributions of principal while others may not.

Lack of Secondary Market        The underwriter of the offered certificates
Could Affect the Liquidity      intends to make a secondary market in the
of the Offered Certificates     offered certificates, but will have no
                                obligation to do so. There can be no assurance that a secondary market of any class of offered certificates will develop, or if one does develop, that it will continue or provide sufficient liquidity of investment or that it will remain for the term of the related class of offered certificates.

                               The Contract Pool

     Each Contract was either originated or purchased by GreenPoint on an individual basis in the ordinary course of its business. A description of the general practices of GreenPoint with respect to the origination or purchase of manufactured housing contracts similar to the Contracts being conveyed to the Trust Fund as described in this prospectus supplement is set forth in the prospectus under "The Seller--Loan Originations" and "The Seller--Underwriting Practices." On the Closing Date, the Seller will convey the Contracts to the Trust Fund. So long as GreenPoint is acting as the servicer, it will obtain and maintain possession of all Contract documents. See "The Contract Pools" in the prospectus.

     The Agreement provides that the Contracts will be purchased by the Trust Fund on the Closing Date. See "Description of the Certificates--Conveyance of Contracts" in this prospectus supplement.

     The underwriting practices of GreenPoint regarding loan-to-value ratios of Contracts it originates or purchases are set forth in the prospectus under "The Seller--Loan Originations" and "The Seller--Underwriting Practices." No Contract at its origination had an LTV in excess of approximately 100%.

     Manufactured homes, unlike site-built homes, generally depreciate in value, and GreenPoint believes that, upon repossession, the market value of a manufactured home securing a manufactured housing contract is generally lower than the principal balance of the related manufactured housing contract. The percentage recovery of principal on liquidation of manufactured housing contracts historically has been adversely affected by downturns in regional or local economic conditions. These regional or local economic conditions are often volatile and no predictions can be made regarding future economic loss upon liquidation.

     Approximately 22.7%, by principal balance as of the Cut-off Date, of the Contracts are Land Home Contracts or Land-in-Lieu Contracts. The Land Home Contracts or Land-in-Lieu Contracts will be secured by either first mortgages or deeds of trust on the real estate on which the manufactured home is located, depending upon the prevailing practice in the state in which the underlying property is located. See "Certain Legal Aspects of the Contracts--Land Home and Land-in-Lieu Contracts" in the prospectus.

     Under certain limited circumstances, as set forth in the Agreement, the servicer may make a one-time modification to the Contract Rate on any Contract by an amount equal to the lesser of:

     . 5% of the Contract Rate for the related Contract; and . 0.50%.

     The charge-off policy with respect to any particular Contract is determined by GreenPoint on a case by case basis.

     Each Contract has a Contract Rate that is adjustable, as further described in this prospectus supplement. Each Contract fully amortizes the principal balance of the Contract over the term of the Contract.

     None of the Contracts are insured in whole or in part by the Veterans Administration, the Federal Housing Administration or any other governmental entity or instrumentality.

     Each Contract either provides for a Contract Rate fixed for one year or a Contract Rate fixed for three years from the date of origination, or with respect to any Contracts that had an interest-only period, eleven months from the date of the first payment of interest on the Contract, and then adjusts annually (each, an "Adjustment Date") thereafter to an amount equal to the sum, rounded, if applicable, of the Index on the date 45 days preceding the Adjustment Date, and the number of basis points, if any (the "Gross Margin"), set forth in the related Contract, subject to the limitation set forth in the related Contract with respect to increases and decreases on any Adjustment Date (the "Periodic Cap") and the maximum and minimum rates, if any, set forth in the related Contract (the "Maximum Cap" and the "Minimum Cap," respectively). None of the Contracts are currently in an interest-only period.

     The "Index" with respect to each Contract is either:

     .  Twelve-Month LIBOR; or

     . the per annum rate equal to the monthly average yield on U.S. Treasury securities adjusted to a constant maturity ("CMT") of one year.

     The Contract Rate on each Contract can be converted to a fixed rate at the request of the related obligor for a fee of $200.00 so long as the requesting obligor is not delinquent in payment on the related Contract. The converted fixed rate will be the current fixed rate offered by the Seller for manufactured housing installment sales contracts or installment loan agreements with characteristics that are similar to the converted Contract. GreenPoint Bank, as initial holder of the Class R Certificates, is obligated to repurchase any Contract so converted as of the date of the conversion in an amount equal to the Scheduled Principal Balance of the converted Contract on the date of conversion plus accrued interest thereon. Any amounts received in respect of the repurchase shall be deposited into the Certificate Account for distribution on the Distribution Date in the month following the repurchase.

     As of the Cut-off Date, the Contracts will have an aggregate unpaid principal balance of approximately $374,998,678.29. The average outstanding principal balance of the Contracts as of the Cut-off Date was approximately $46,023.40. Approximately 89.6% of the Contracts by outstanding principal balance as of the Cut-off Date are secured by manufactured homes which were new at the time of origination and approximately 10.4% of the Contracts by outstanding principal balance as of the Cut-off Date are secured by manufactured homes which were used at the time of origination. As of the Cut-off Date, each Contract has a Contract Rate of at least 5.75% and not more than 19.50% per annum. As of the Cut-off Date, the weighted average Contract Rate of the Contracts is approximately 9.92% per annum. The Contracts have remaining maturities as of the Cut-off Date of at least 9 months but not more than 360 months and original maturities of at least 24 months but not more than 362 months. As of the Cut-off Date, the Contracts had a weighted average original term to scheduled maturity of approximately 304.2 months, and a weighted average remaining term to scheduled maturity of approximately 301.5 months. The remaining term to stated maturity of a Contract is calculated as of the Cut-off Date. Management of GreenPoint estimates that in excess of 95% of the manufactured homes are used as primary residences by the obligors under the Contracts secured by their manufactured homes. The weighted average loan-to-value ratio at the time of origination of the Contracts was approximately 88.52%. The Contracts are secured by manufactured homes and real estate located in 44 states. Approximately 10.94%, 8.60%, 7.74%, 6.86%, and 5.27% of the
Contracts by aggregate unpaid principal balance as of the Cut-off Date were secured by manufactured homes or real estate located in Texas, North Carolina, Georgia, Florida and Alabama, respectively. No other state represented more than approximately 5.00% of the Contracts by aggregate unpaid principal balance as of the Cut-off Date.

     All of the Periodic Caps for the Contracts are 2.00%. The months to the next Adjustment Date for the Contracts as of the Cut-off Date ranged from 1 to 34 months with a weighted average of approximately 10 months. The Maximum Cap for the Contracts as of the Cut-off Date ranged from 10.75% to 24.50% with a weighted average of approximately 14.92%. The Gross Margins for the Contracts as of the Cut-off Date ranged from 0.50% to 14.50% with a weighted average of approximately 4.80%. Approximately 0.48%, 99.27%, 0.20% and 0.05%, respectively, of the Contracts, by principal balance as of the Cut-off Date have their first Adjustment Date in 2000, 2001, 2002 and 2003, respectively.

     Set forth below are tables containing certain additional characteristics of the Contracts as of the Cut-off Date. Entries in the tables may not add to 100% due to rounding.

       Geographical Distribution of Manufactured Homes as of Origination

                                                                                     % of Contracts
                                                           Aggregate Scheduled        by Scheduled
                                  Number of Contracts       Principal Balance       Principal Balance
                 State           as of the Cut-off Date   as of the Cut-off Date   as of the Cut-off Date
------------------------------   ----------------------   ----------------------   ----------------------
Alabama.......................           451                  $ 19,774,508.67                5.27%
Arizona.......................           169                     8,507,490.95                2.27
Arkansas......................           162                     6,704,820.97                1.79
California....................            31                     1,213,501.26                0.32
Colorado......................            47                     2,233,938.62                0.60
Delaware......................            12                       480,887.35                0.13
Florida.......................           464                    25,735,411.41                6.86
Georgia.......................           615                    29,021,110.47                7.74
Idaho.........................            64                     3,716,828.53                0.99
Illinois......................           116                     5,066,565.90                1.35
Indiana.......................           182                     9,000,554.16                2.40
Iowa..........................           181                     7,015,837.08                1.87
Kansas........................            94                     4,160,833.29                1.11
Kentucky......................           366                    16,686,825.03                4.45
Louisiana.....................           150                     6,090,699.05                1.62
Maine.........................            11                       710,673.67                0.19
Maryland......................            27                     1,199,488.88                0.32
Michigan......................           221                    10,115,174.82                2.70
Minnesota.....................           169                     6,661,709.27                1.78
Mississippi...................           484                    18,465,477.21                4.92
Missouri......................           365                    13,949,667.61                3.72
Montana.......................            62                     2,815,945.07                0.75
Nebraska......................            42                     2,019,169.06                0.54
Nevada........................            79                     4,588,892.52                1.22
New Hampshire.................             8                       370,439.75                0.10
New Mexico....................           104                     5,160,406.61                1.38
New York......................            27                     1,316,325.53                0.35
North Carolina................           636                    32,251,185.35                8.60
North Dakota..................            38                     1,686,462.91                0.45
Ohio..........................           151                     7,619,584.75                2.03
Oklahoma......................           155                     6,325,983.85                1.69
Oregon........................           139                     8,527,196.76                2.27
Pennsylvania..................            49                     2,088,753.24                0.56
South Carolina................           254                    11,102,431.07                2.96
South Dakota..................           138                     6,509,157.01                1.74
Tennessee.....................           268                    12,702,838.84                3.39
Texas.........................           934                    41,036,531.69               10.94
Utah..........................            54                     2,956,888.41                0.79
Vermont.......................            13                       759,177.11                0.20
Virginia......................           137                     6,837,795.42                1.82
Washington....................           134                     8,488,360.21                2.26
West Virginia.................           167                     6,428,006.17                1.71
Wisconsin.....................           154                     5,641,243.21                1.50
Wyoming.......................            24                     1,253,899.55                0.33
                                 ----------------------   ----------------------   ----------------------
     Total....................         8,148                  $374,998,678.29              100.00%

           Distribution of Original Principal Balances of Contracts

                                                                                          % of Contracts
                                                                Aggregate Scheduled         by Scheduled
         Original Principal            Number of Contracts       Principal Balance        Principal Balance
              Balance                 as of the Cut-off Date   as of the Cut-off Date   as of the Cut-off Date
------------------------------------  ----------------------   ----------------------   ----------------------
$0-5,000............................              3               $     13,005.00                  0.00%
5,001-7,500.........................              6                     39,075.84                  0.01
7,501-10,000........................             45                    399,499.30                  0.11
10,001-12,500.......................             62                    689,262.40                  0.18
12,501-15,000.......................             97                  1,324,593.87                  0.35
15,001-17,500.......................            132                  2,109,644.46                  0.56
17,501-20,000.......................            143                  2,658,064.45                  0.71
20,001-22,500.......................            203                  4,293,640.19                  1.14
22,501-25,000.......................            272                  6,461,617.99                  1.72
25,001-27,500.......................            381                  9,970,718.73                  2.66
27,501-30,000.......................            413                 11,860,557.55                  3.16
30,001-32,500.......................            429                 13,336,919.13                  3.56
32,501-35,000.......................            454                 15,297,643.95                  4.08
35,001-40,000.......................            889                 33,236,643.20                  8.86
40,001-45,000.......................            846                 35,847,283.34                  9.56
45,001-50,000.......................            808                 38,298,983.59                 10.21
50,001-55,000.......................            724                 37,885,981.79                 10.10
55,001-60,000.......................            582                 33,327,128.57                  8.89
60,001-65,000.......................            447                 27,822,599.32                  7.42
65,001-70,000.......................            297                 19,971,168.19                  5.33
70,001-75,000.......................            226                 16,275,229.56                  4.34
75,001-80,000.......................            159                 12,251,835.06                  3.27
80,001-85,000.......................            120                  9,867,933.64                  2.63
Over $85,000........................            410                 41,759,649.17                 11.14
                                      ----------------------   ----------------------   ----------------------
     Total..........................          8,148               $374,998,678.29                100.00%

 .  The greatest original Scheduled Principal Balance for a Contract is
   $232,156.45. The Scheduled Principal Balance of this Contract represents 0.06% of the aggregate Scheduled Principal Balance of the Contracts as of the Cut-off Date.

          Distribution of Original Loan-to-Value Ratios of Contracts

                                                                                                        % of Contracts
                                                                          Aggregate Scheduled            by Scheduled
                                                Number of Contracts        Principal Balance           Principal Balance
             Loan-to-Value Ratio              as of the Cut-off Date      as of the Cut-off Date      as of the Cut-off Date
------------------------------------------  --------------------------  --------------------------  --------------------------
Less than or equal to 50%..................               69              $   1,526,971.65                     0.41%
51-60......................................               65                  2,093,743.63                     0.56
61-70......................................              142                  6,105,625.53                     1.63
71-80......................................              781                 35,065,563.74                     9.35
81-85......................................              878                 41,409,442.03                    11.04
86-90......................................            3,951                182,147,513.93                    48.57
91-95......................................            2,115                101,236,323.63                    27.00
96-100.....................................              147                  5,413,494.15                     1.44
                                            --------------------------  --------------------------  --------------------------
     Total.................................            8,148              $ 374,998,678.29                   100.00%

      Distribution of Contract Rates of Contracts as of the Cut-off Date

                                                                                                           % of Contracts
                                                                             Aggregate Scheduled            by Scheduled
                   Contract Rate                   Number of Contracts        Principal Balance           Principal Balance
                 As of Cut-off Date              as of the Cut-off Date      as of the Cut-off Date      as of the Cut-off Date
--------------------------------------------   --------------------------  --------------------------  --------------------------
  5.75-5.99%...................................               1              $         85,854.19               0.02%
  6.00-6.24....................................              12                       975,477.51               0.26
  6.25-6.49....................................              17                     1,274,955.35               0.34
  6.50-6.74....................................              22                     1,443,435.25               0.38
  6.75-6.99....................................              46                     3,772,623.18               0.99
  7.00-7.24....................................              86                     5,975.675.89               1.59
  7.25-7.49....................................             127                     8,413,861.79               2.24
  7.50-7.74....................................             250                    19,027,587.77               5.07
  7.75-7.99....................................             228                    14,156,143.30               3.77
  8.00-8.24....................................             200                    11,789,619.78               3.14
  8.25-8.49....................................             287                    16,642,141.83               4.44
  8.50-8.74....................................             396                    25,079,634.95               6.69
  8.75-8.99....................................             322                    18,210,724.21               4.86
  9.00-9.24....................................             250                    13,617,650.77               3.63
  9.25-9.49....................................             452                    22,248,620.06               5.93
  9.50-9.74....................................             417                    20,718,060.00               5.52
  9.75-9.99....................................             378                    18,274,414.24               4.87
 10.00-10.24...................................             504                    23,342,070.19               6.22
 10.25-10.49...................................             266                    11,492,255.66               3.06
 10.50-10.74...................................             357                    15,347,515.72               4.09
 10.75-10.99...................................             328                    13,700,265.06               3.65
 11.00-11.24...................................             458                    19,434,618.30               5.18
 11.25-11.49...................................             303                    11,499,150.74               3.07
 11.50-11.74...................................             328                    13,721,766.48               3.66
 11.75-11.99...................................             210                     7,655,628.15               2.04
 12.00-12.24...................................             260                     9,598,399.19               2.56
 12.25-12.49...................................             205                     6,516,102.12               1.74
 12.50-12.74...................................             171                     5,734,724.23               1.53
 12.75-12.99...................................             183                     5,524,449.04               1.47
 13.00-13.24...................................             142                     4,488,000.50               1.20
 13.25-13.49...................................             171                     4,832,695.20               1.29
 13.50-13.74...................................              93                     3,141,246.42               0.84
 13.75-13.99...................................              89                     2,537,525.62               0.68
 14.00-14.24...................................             118                     3,246,511.71               0.87
 14.25-14.49...................................              75                     1,960,614.84               0.52
 14.50-14.74...................................              43                     1,124,585.51               0.30
 14.75-14.99...................................              65                     1,526,430.38               0.41
 15.00-15.24...................................              57                     1,515,792.88               0.40
 15.25-15.49...................................              55                     1,262,717.35               0.34
 15.50-15.74...................................              32                       780,135.83               0.21
 15.75-15.99...................................              45                       970,029.12               0.26
 16.00-16.24...................................              15                       395,904.76               0.11
 Greater than 16.24%...........................              84                     1,993,063.22               0.53
                                               --------------------------  --------------------------  --------------------------
      Total....................................           8,148              $    374,998,678.29                           100.00%

 Distribution of Remaining Months to Maturity of Contracts as of Cut-off Date

                                                                                                              % of Contracts
                                                                               Aggregate Scheduled             by Scheduled
                 Months Remaining                 Number of Contracts           Principal Balance           Principal Balance
               as of the Cut-off Date            as of the Cut-off Date      as of the Cut-off Date       as of the Cut-off Date
--------------------------------------------    ------------------------    ------------------------     ------------------------
1-30..........................................               3               $       17,805.72                      0.00%
31-60.........................................              24                      305,271.66                      0.08
61-90.........................................              47                      887,955.22                      0.24
91-120........................................             261                    4,754,463.46                      1.27
121-150.......................................              65                    1,497,360.52                      0.40
151-180.......................................             845                   23,575,077.78                      6.29
181-210.......................................               5                      190,663.43                      0.05
211-240.......................................           3,103                  119,156,548.17                     31.78
241-270.......................................               1                       64,730.00                      0.02
271-300.......................................             190                    9,880,378.70                      2.63
301-360.......................................           3,604                  214,668,423.63                     57.25
                                                ------------------------    ------------------------     ------------------------
     Total....................................           8,148               $  374,998,678.29                             100.00%

                   Distribution of Maximum Cap of Contracts

                                                                                                              % of Contracts
                                                                            Aggregate Scheduled               by Scheduled
                                           Number of Contracts               Principal Balance              Principal Balance
            Maximum Cap                   as of the Cut-off Date           as of the Cut-off Date         as of the Cut-off Date
----------------------------------     -----------------------------    ---------------------------    ---------------------------
10.51-11.00%......................                    13                     $  1,061,331.70                      0.28%
11.01-11.50.......................                    39                        2,718,390.60                      0.72
11.51-12.00.......................                   132                        9,698,299.07                      2.59
12.01-12.50.......................                   377                       27,441,449.56                      7.32
12.51-13.00.......................                   426                       25,830,620.18                      6.89
13.01-13.50.......................                   683                       41,712,468.66                     11.12
13.51-14.00.......................                   574                       31,952,826.00                      8.52
14.01-14.50.......................                   867                       42,837,417.00                     11.42
14.51-15.00.......................                   883                       41,647,963.45                     11.11
15.01-15.50.......................                   622                       26,793,202.77                      7.14
15.51-16.00.......................                   788                       33,279,236.01                      8.87
16.01-16.50.......................                   631                       25,220,917.22                      6.73
16.51-17.00.......................                   470                       17,254,027.34                      4.60
17.01-17.50.......................                   376                       12,250,826.35                      3.27
17.51-18.00.......................                   324                        9,976,197.07                      2.66
18.01-18.50.......................                   264                        7,968,277.34                      2.12
18.51-19.00.......................                   209                        5,841,359.27                      1.56
19.01-19.50.......................                   117                        3,069,795.16                      0.82
19.51-20.00.......................                   121                        3,024,195.58                      0.81
20.01-20.50.......................                    88                        2,060,880.86                      0.55
20.51-21.00.......................                    60                        1,365,933.88                      0.36
21.01-21.50.......................                    29                          661,636.40                      0.18
21.51-22.00.......................                    32                          764,777.37                      0.20
22.01-22.50.......................                    12                          307,199.07                      0.08
22.51-23.00.......................                     7                          164,071.21                      0.04
23.01-23.50.......................                     2                           48,068.90                      0.01
23.51-24.00.......................                     1                           25,509.60                      0.01
Greater than 24.00%...............                     1                           21,800.67                      0.01
                                       -----------------------------    ---------------------------    ---------------------------
     Total........................                 8,148                     $374,998,678.29                    100.00%

                  Distribution of Gross Margins of Contracts

                                                                                                          % of Contracts
                                                                           Aggregate Scheduled             by Scheduled
                                             Number of Contracts            Principal Balance           Principal Balance
              Gross Margin                  as of the Cut-off Date        as of the Cut-off Date      as of the Cut-off Date
--------------------------------------   ----------------------------  ---------------------------  ---------------------------
0.50-1.50%............................                 70                    $  4,991,796.04                   1.33%
1.51-2.00.............................                206                      15,296,592.14                   4.08
2.01-2.50.............................                292                      17,870,569.88                   4.77
2.51-3.00.............................                553                      35,524,998.03                   9.47
3.01-3.50.............................                584                      32,595,553.42                   8.69
3.51-4.00.............................                733                      42,861,427.27                  11.43
4.01-4.50.............................                918                      44,972,930.76                  11.99
4.51-5.00.............................                757                      35,424,880.35                   9.45
5.01-5.50.............................                784                      33,611,087.43                   8.96
5.51-6.00.............................                761                      31,126,217.45                   8.30
6.01-6.50.............................                544                      22,115,582.43                   5.90
6.51-7.00.............................                479                      16,612,869.38                   4.43
7.01-7.50.............................                350                      11,321,042.10                   3.02
7.51-8.00.............................                313                       9,379,908.52                   2.50
Greater than 8.00%....................                804                      21,293,223.09                   5.68
                                         ----------------------------  ---------------------------  ---------------------------
     Total............................              8,148                    $374,998,678.29                 100.00%


     Distribution of Next Adjustment Date of Contracts as of Cut-off Date

                                                                                                          % of Contracts
              Month of Next                                                Aggregate Scheduled             by Scheduled
             Adjustment Date                 Number of Contracts            Principal Balance           Principal Balance
         as of the Cut-off Date             as of the Cut-off Date        as of the Cut-off Date      as of the Cut-off Date
--------------------------------------   ----------------------------  ---------------------------  ---------------------------
September 2000........................                  2                    $    221,379.84                   0.06%
October 2000..........................                  2                         207,395.92                   0.06
November 2000.........................                  6                         534,260.60                   0.14
December 2000.........................                 11                         826,962.49                   0.22
January 2001..........................                 22                       1,753,144.04                   0.47
February 2001.........................                 51                       4,151,028.97                   1.11
March 2001............................                127                      10,173,684.02                   2.71
April 2001............................                240                      18,422,678.25                   4.91
May 2001..............................              2,213                     100,721,606.07                  26.86
June 2001.............................              2,301                     101,466,267.38                  27.06
July 2001.............................              1,867                      81,051,211.85                  21.61
August 2001...........................              1,279                      54,534,412.72                  14.54
June 2002.............................                  2                          71,674.11                   0.02
July 2002.............................                 10                         413,850.66                   0.11
August 2002...........................                  6                         239,921.35                   0.06
November 2002.........................                  1                          15,197.32                   0.00
May 2003..............................                  6                         119,758.93                   0.03
June 2003.............................                  2                          74,243.77                   0.02
                                         ----------------------------  ---------------------------  ---------------------------
     Total............................              8,148                    $374,998,678.29                 100.00%

                            The Seller and Servicer

     The following information supplements the information in the prospectus under the heading "The Seller."

     The Seller commenced operations on September 30, 1998. See "Risk Factors-- Limited Operating History of Seller and Servicer" in the prospectus. On October 1, 1999 GreenPoint Credit Corp. changed its corporate structure from a Delaware corporation to a Delaware limited liability company. GreenPoint Credit Corp. was merged with a newly created affiliate company named GreenPoint Credit, LLC and the surviving entity is named GreenPoint Credit, LLC. GreenPoint Credit, LLC's sole member is GreenPoint Mortgage Funding, Inc., which is a wholly owned subsidiary of Headlands Mortgage Company, which is a wholly owned subsidiary of GreenPoint Bank. As of June 30, 2000, the Seller had total assets of approximately $1,751.5 million, total liabilities of approximately $1,232.9 million and total stockholders' equity of approximately $518.6 million. The Seller's principal place of business is located in San Diego, California.

     The volume of manufactured housing contracts originated by GreenPoint, acquired by GreenPoint in the Acquisition (See "The Seller--The Acquisition" in the prospectus), or purchased from dealers on an individual basis by GreenPoint, for the periods indicated below and certain other information at the end of the related periods are as follows:

           Contracts Originated or Purchased on an Individual Basis
                            (Dollars in Thousands)

                                                       Quarter Ended          Year to Date         Year to Date
                                                     December 31, 1998      December 31, 1999      June 30, 2000
                                                     -----------------      -----------------      -------------
Principal Balance of Contracts Purchased......          $  1,451,368           $ 3,045,734           $ 1,405,061
Number of Contracts Purchased.................                38,010                75,622                33,461
Average Contract Size.........................          $      38.18           $     40.27           $     41.99
Number of Regional Offices....................                    45                    45                    45

     The table above includes only Contracts originated by GreenPoint or purchased from dealers and does not include any portfolios acquired in bulk from third parties other than from Bank of America, FSB in the Acquisition. Regional offices include offices in the United States originating or purchasing manufactured housing contracts as of the end of the time period.

     The following table shows the size of the portfolio of manufactured housing contracts serviced, including Contracts already in repossession, by GreenPoint, through the manufactured housing regional office system, as of the dates indicated:

                          Size of Serviced Portfolio
                            (Dollars in Thousands)

                                                                        As of                  As of                As of
                                                                  December 31, 1998      December 31, 1999      June 30, 2000
                                                                  -----------------      -----------------      -------------
Unpaid Principal Balance of Contracts Being Serviced.....           $ 11,504,320           $ 13,054,239          $ 13,659,538
Average Contract Unpaid Principal Balance................           $       27.7           $       29.9          $       30.7
Number of Contracts Being Serviced.......................                415,373                437,093               444,642

Delinquency and Loan Loss/Repossession Experience


     The loss and delinquency information of Bank of America, FSB, in its capacity as servicer of its manufactured housing installment sales contracts and installment loan agreement portfolio, has been disclosed in various filings made by Bank of America, FSB with the Securities and Exchange Commission and the filings are publicly available to potential investors. GreenPoint acquired the servicing personnel and $794,958,000.00 in manufactured housing installment sales contracts and installment loan agreements from Bank of America, FSB in the Acquisition. See "The Acquisition" in the prospectus. Since October 1, 1998, GreenPoint has been the servicer of all of the manufactured housing installment sales contracts and installment loan agreements that had been serviced by Bank of America, FSB. GreenPoint makes no representation or warranty with respect to the completeness or accuracy of the loss and delinquency information contained in any filings made by Bank of America, FSB with the Securities and Exchange Commission or any filings made by Bank of America, FSB with any other public entity and disclaims any liability with respect thereto. Further, the loss and delinquency experience of Bank of America, FSB as servicer of manufactured housing installment sales contracts and installment loan agreements may not be reflective of the loss and delinquency experience that GreenPoint will encounter as servicer of manufactured housing installment sales contracts and installment loan agreements.

     The following table sets forth the delinquency experience of manufactured housing contracts serviced by GreenPoint since October 1998, excluding contracts already in repossession and approximately $600,000,000 of contracts owned by Nations Credit Manufactured Housing Corporation and serviced by GreenPoint since August 1999, as of the dates indicated:

                            Delinquency Experience

                                                                         As of                   As of                 As of
                                                                   December 31, 1998       December 31, 1999       June 30, 2000
                                                                   -----------------       -----------------       -------------
Number of Contracts Outstanding...............................          411,852                 433,221               440,011
Number of Contracts Delinquent
  30-59 days..................................................            6,397                   8,244                 7,753
  60-89 days..................................................            1,753                   2,055                 2,022
  90 days or more.............................................            2,372                   2,641                 2,304
                                                                        -------                 -------               -------
Total Contracts Delinquent....................................           10,522                  12,940                12,079
                                                                        =======                 =======               =======
Delinquencies as a Percentage of Contracts Outstanding........             2.55%                   2.99%                 2.75%

     The "Number of Contracts Delinquent" in the table above is based on the number of days payments are contractually past due and assumes 30-day months. Consequently, a payment due on the first day of a month is not 30 days delinquent until the first day of the following month. "Delinquencies as a Percentage of Contracts Outstanding" in the table above is calculated by number of Contracts.

        Since GreenPoint has only been servicing the Contracts for a limited amount of time, the delinquency experience reflected in the table above may not necessarily be indicative of the actual performance of the Contracts over time.

     The following table sets forth the loan loss/repossession experience of manufactured housing contracts serviced by GreenPoint, including contracts already in repossession, but excluding approximately $600,000,000 of contracts owned by Nations Credit Manufactured Housing Corporation and serviced by GreenPoint since August 1999, for the periods indicated:

                       Loan Loss/Repossession Experience
                            (Dollars in Thousands)

                                                                      Year to Date          Year to Date
                                                                   December 31, 1999       June 30, 2000
                                                                   -----------------       -------------
Number of Contracts Being Serviced.............................           437,093               444,642
Aggregate Principal Balance of Contracts Being Serviced........       $13,054,239           $13,659,538
Average Principal Recovery Upon Liquidation....................             46.15%                45.85%
Contract Liquidations..........................................              3.88%                 1.83%
Net Losses:
     Dollars...................................................       $   281,757           $   138,916
     Percentage................................................              2.16%                 1.02%
Contracts in Repossession......................................             3,872                 4,631

     The "Average Principal Recovery Upon Liquidation" in the table above is calculated as a percentage of the outstanding principal balance of contracts that were liquidated during the applicable period, based on the gross amounts recovered upon liquidation, proceeds applied to unpaid interest accrued through the date of repossession and after the payment of repossession and other liquidation expenses. Deficiency recoveries received subsequent to the liquidation date are also included net of collection expenses paid to third parties. "Contract Liquidations" in the table above are calculated by the number of contracts liquidated during the period as a percentage of the total number of contracts being serviced as of period end. The calculation of the dollar amount of "Net Losses" in the table above includes unpaid interest accrued through the date of repossession and all repossession and other liquidation expenses and is reduced by deficiency recoveries received subsequent to the date of liquidation net of collection expenses paid to third parties. The percentage of "Net Losses" in the table above is calculated as a percentage of the total number of Contracts being serviced as of period end. The "Number of Contracts Being Serviced," the "Aggregate Principal Balance of Contracts Being Serviced" and the total number of "Contracts in Repossession" in the table above are based upon the total number of Contracts being serviced by GreenPoint as of period end.

GreenPoint Management's Discussion and Analysis of Delinquency, Repossession and Loan Loss Experience

     GreenPoint's management has not observed any material economic development in the general business environment of the country or in local areas where GreenPoint originates its manufactured housing contracts which has unfavorably affected portfolio performance in relation to delinquencies, repossessions and loan losses. However, the delinquency, loan loss and repossession experience of manufactured housing contracts historically has been adversely affected by a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and no predictions can be made regarding future economic loss upon repossession. Information regarding the geographic location, at origination, of the manufactured homes securing the Contracts in the Contract Pool is set forth under "The Contract Pool" in this prospectus supplement.

                           The Letter of Credit Bank

General

   GreenPoint Bank is a subsidiary of GreenPoint Financial Corp., whose principal office is located in New York, New York. GreenPoint Financial Corp. is a bank holding company with three principal operating segments, reflecting its three major business lines, mortgage banking, manufactured housing and consumer banking. GreenPoint Bank represents the consumer banking line and has approximately $11.7 billion in deposits in 73 branches serving more than 400,000 households in the greater New York area. GreenPoint Bank is a New York state-chartered savings bank with its principal office in New York, New York and is subject to examination and primary regulation by the State of New York Banking Department.

   In 1989, the United States Congress passed comprehensive financial institutions legislation known as FIRREA. Pursuant to the provisions of FIRREA, an FDIC-insured financial institution sharing common ownership with a failed institution can be required to indemnify the FDIC for its losses resulting from the insolvency of the failed institution, even if such indemnification causes the affiliated institution also to become insolvent. As a result, GreenPoint Bank may, under certain circumstances, be obligated for the liabilities of the banking subsidiaries of GreenPoint Financial Corp.

   NO BANKING OR OTHER AFFILIATE CONTROLLED BY GREENPOINT FINANCIAL CORP., EXCEPT GREENPOINT BANK, IS OBLIGATED TO MAKE PAYMENTS UNDER THE LETTER OF CREDIT.

Financial Information

   The table below summarizes selected consolidated information of GreenPoint Bank determined in accordance with generally accepted accounting principles:

                              Summary Financials
                            (Dollars in Thousands)

                                                             As of or for the
                                                             Six Months Ended
                                                               June 30, 2000
                                                                (Unaudited)
                                                                -----------

Total Assets...............................................     $15,761,107
Total Liabilities..........................................      13,561,590
Stockholder's Equity.......................................       2,199,517
Net Interest Income........................................         281,688
Provision for Loan Losses..................................          15,434
Non-interest Income........................................         196,391
Non-interest Expense.......................................         245,413
Net Income.................................................         128,912

Where You Can Obtain Additional Information About GreenPoint Bank

   GreenPoint Bank submits quarterly to the FDIC reports called "Consolidated Reports of Condition and Income for a Bank With Domestic and Foreign Offices" (each, a "Call Report", and collectively, the "Call

Reports"). The publicly available portions of the Call Reports with respect to GreenPoint Bank are on file with the FDIC, and copies of such portions of the Call Reports may be obtained from the FDIC, Disclosure Group, Room F518, 550 17th Street, N.W., Washington, D.C. 20429, at prescribed rates.

   The information contained in "The Letter of Credit Bank--GreenPoint Bank," "--Financial Information," and "--Where You Can Obtain Additional Information About GreenPoint Bank" in this prospectus supplement relates to and has been obtained from GreenPoint Bank and is furnished solely to provide limited introductory information regarding GreenPoint Bank and does not purport to be comprehensive. Information regarding GreenPoint Bank is qualified in its entirety by the detailed information appearing in the documents and financial statements referenced above.


                          MBIA Insurance Corporation

MBIA

     MBIA Insurance Corporation ("MBIA") is the principal operating subsidiary of MBIA Inc., a New York Stock Exchange listed company (the "Company"). The Company is not obligated to pay the debts of or claims against MBIA. MBIA is domiciled in the State of New York and licensed to do business in and subject to regulation under the laws of all 50 states, the District of Columbia, the Commonwealth of Puerto Rico, the Commonwealth of the Northern Mariana Islands, the Virgin Islands of the United States and the Territory of Guam. MBIA has two European branches, one in the Republic of France and the other in the Kingdom of Spain. New York has laws prescribing minimum capital requirements, limiting classes and concentrations of investments and requiring the approval of policy rates and forms. State laws also regulate the amount of both the aggregate and individual risks that may be insured, the payment of dividends by MBIA, changes in control and transactions among affiliates. Additionally, MBIA is required to maintain contingency reserves on its liabilities in certain amounts and for certain periods of time.

     MBIA does not accept any responsibility for the accuracy or completeness of this prospectus supplement or any information or disclosure contained in this prospectus supplement, or omitted from this prospectus supplement, other than with respect to the accuracy of the information regarding MBIA set forth under the headings "MBIA Insurance Corporation" and "Experts." Additionally, MBIA makes no representation regarding the Offered Certificates or the advisability of investing in the Offered Certificates.

     The Certificate Insurance Policy is not covered by the Property/Casualty Insurance Security Fund specified in Article 76 of the New York Insurance Law.

MBIA Financial Information

     The consolidated financial statements of MBIA, a wholly owned subsidiary of the Company and its subsidiaries as of December 31, 1999 and December 31, 1998 and for each of the three years in the period ended December 31, 1999, prepared in accordance with generally accepted accounting principles, included in the Annual Report on Form 10-K of the Company for the year ended December 31, 1999 and the consolidated financial statements of MBIA and its subsidiaries as of June 30, 2000 and for the six month periods ended June 30, 2000 and June 30, 1999 included in the Quarterly Report on Form 10-Q of the Company for the period ended June 30, 2000 are hereby incorporated by reference into this prospectus supplement and shall be deemed to be a part hereof. Any statement contained in a document incorporated by reference herein shall be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

     All financial statements of MBIA and its subsidiaries included in documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Offered Certificates shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing such documents.

     The tables below present selected financial information of MBIA determined in accordance with statutory accounting practices prescribed or permitted by insurance regulatory authorities ("SAP") and generally accepted accounting principles ("GAAP"):

                                                                     SAP
                                                    ------------------------------------
                                                                 (In Millions)
                                                    December 31, 1999      June 30, 2000
                                                    -----------------      -------------
                                                        (Audited)           (Unaudited)
Admitted Assets..................................         $7,045              $7,349
Liabilities......................................          4,632               4,880
Capital and Surplus..............................          2,413               2,469

                                                                    GAAP
                                                    ------------------------------------
                                                                 (In Millions)

                                                    December 31, 1999      June 30, 2000
                                                    -----------------      -------------
                                                        (Audited)           (Unaudited)
Assets...........................................         $7,446              $7,858
Liabilities......................................          3,218               3,384
Shareholder's Equity.............................          4,228               4,474

Where You Can Obtain Additional Information About MBIA

     Copies of the financial statements of MBIA incorporated by reference herein and copies of MBIA's 1999 year-end audited financial statements prepared in accordance with statutory accounting practices are available, without charge, from MBIA. The address of MBIA is 113 King Street, Armonk, New York 10504. The telephone number of MBIA is (914) 273-4545.

Financial Strength Ratings of MBIA

     Moody's Investors Service, Inc. rates the financial strength of MBIA "Aaa."

     Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. rates the financial strength of MBIA "AAA."

     Fitch IBCA, Inc. (formerly known as Fitch Investors Service, L.P.) rates the financial strength of MBIA "AAA."

     Each rating of MBIA should be evaluated independently. The ratings reflect the respective rating agency's current assessment of the creditworthiness of MBIA and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency.

     The above ratings are not recommendations to buy, sell or hold the securities, and such ratings may be subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the securities. MBIA does not guaranty the market price of the securities nor does it guaranty that the ratings on the securities will not be revised or withdrawn.

                      Prepayment and Yield Considerations

     The Contracts have maturities at origination ranging from 24 to 362 months, but may be prepaid in full or in part at any time. The prepayment experience of the Contracts, including prepayments and liquidations due to defaulted Contracts, casualties and condemnations or due to the exercise of an optional termination or termination auction (see "Description of the Certificates-- Optional Termination and Termination Auction" in this prospectus supplement), will affect the average life of the Offered Certificates. The weighted average life of, and, if purchased at other than par, the yield to maturity on, the Certificates will relate to the rate of payment of principal on the Contracts, including, for this purpose, prepayments, liquidations due to defaulted Contracts, casualties and condemnations. Based on GreenPoint's experience with the portfolio of conventional manufactured housing contracts serviced by it, GreenPoint anticipates that a number of Contracts will be prepaid in full prior to their maturity. A number of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates may influence prepayments. In addition, repurchases of Contracts on account of certain breaches of representations and warranties as described below under "Descriptions of the Certificates--Conveyance of Contracts" will have the effect of prepayment of the repurchased Contracts and therefore will affect the life of the Offered Certificates. Most of the Contracts contain provisions that prohibit the owner from selling the manufactured home without the prior consent of the holder of the related Contract. These provisions are similar to "due-on-sale" clauses and may not be enforceable in some states. See "Certain Legal Aspects of the Contracts--Transfers of Manufactured Homes; Enforceability of Restrictions on Transfer" in the prospectus. The servicer's policy is to permit most sales of manufactured homes where the proposed buyer meets the servicer's then current underwriting standards and enters into an assumption agreement.
See "--Weighted Average Life of the Certificates" below and "Prepayment and Yield Considerations" in the prospectus.

     Adjustable rate obligations may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate Contracts could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed-rate Contracts at competitive interest rates may encourage obligors to refinance their adjustable rate Contract to "lock in" a lower fixed interest rate. However, no assurance can be given as to the level of prepayments that the Contracts will experience.

     Although all of the Contracts are variable rate, the obligor on each of the Contracts can convert from a variable rate to a fixed rate as long as the obligor is current in payment on the obligor's Contract. If an obligor converts a Contract from a variable rate to a fixed rate, the holder of the Class R Certificates is obligated to purchase the converted Contract. The fixed rate may be lower than the pass-through rate on the Class A-1 Certificates, the pass-through rate on the Class A-2 Certificates or the pass-through rate on the Class A-3 Certificates, as applicable. Since the pass-through rates on the Offered Certificates are capped by the Net Funds Cap, any conversion to a fixed rate of a Contract that has not been purchased by the holder of the Class R Certificates may make it more likely that the pass-through rates on the Class A-1 Certificates, Class A-2 Certificates or Class A-3 Certificates will be lower than the pass-through rate produced by the Auction Procedures (see Annex II and Annex III to this prospectus supplement), as applicable.

     Approximately 99.91%, by principal balance as of the Cut-off Date, of the Contracts are variable rate contracts based on a Twelve-Month LIBOR index.
While GreenPoint does not anticipate that variable rate contracts based on a Twelve-Month LIBOR index will have materially different delinquency or default rates from other types of variable rate contracts, GreenPoint has a limited operating history with variable rate contracts based on a Twelve-Month LIBOR index and therefore no assurance can be given that variable rate Contracts based on a Twelve-Month LIBOR index will not have higher prepayments, delinquencies or losses than other types of variable rate contracts.

     As described under "Description of the Certificates" in this prospectus supplement, to the extent that, on any Distribution Date, the Available Distribution Amount is not sufficient to permit a full distribution of the Formula Principal Distribution Amount or the portion thereof due on the related Distribution Date to the Class of Certificates entitled to the distribution and there is a Credit Enhancement Default, the effect will be to delay the amortization of the related Class of Certificates.

     If a purchaser of a Class of Certificates purchases them at a discount and calculates its anticipated yield to maturity based on an assumed rate of payment of principal on the Certificates that is faster than the rate actually realized, the purchaser's actual yield to maturity will be lower than the yield so calculated by the purchaser.

     The rate of distributions of principal of the Offered Certificates and the yield to maturity of the Offered Certificates also will be directly related to the rate of payment of principal (including prepayments) of the Contracts. The rate of principal distributions on the Offered Certificates will be affected by the amortization schedules of the Contracts and the rate of principal payments on the Contracts (including prepayments due to liquidations upon default). The Contracts may be prepaid by the obligors at any time without payment of any prepayment fee or penalty.

     On any Distribution Date on or after the Distribution Date, if any, on which the Certificate Balance of the Offered Certificates is greater than the aggregate Scheduled Principal Balance of the Contracts, if the Available Distribution Amount is not sufficient to permit a full distribution of the Formula Principal Distribution Amount to the holders of the Offered Certificates, in the event a Credit Enhancement Default has occurred and is continuing, the holders of the Offered Certificates will absorb:

     . all losses on each Liquidated Contract in the amount by which its Liquidation Proceeds (net of Liquidation Expenses and applicable Monthly Advances) are less than its unpaid principal balance plus accrued and unpaid interest thereon at the weighted average Pass-Through Rate plus the percentage rate used to calculate the monthly servicing fee; and

     .   other shortfalls in the Available Distribution Amount;

and will incur a loss on their investments. See "Description of the Certificates--Distributions" and "--Priority of Distributions" in this prospectus supplement.

     The servicer or the holder of the Class R Certificates has the option to repurchase or purchase, as applicable, or in the alternative, the servicer may direct the trustee to conduct a termination auction in order to sell, the Contracts and any property constituting the Trust Fund if on any Distribution Date the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance. See "Description of the Certificates--Optional Termination and Termination Auction" in this prospectus supplement. The exercise of the option to repurchase or purchase, as applicable, would effect the early retirement of the then outstanding Certificates.

     In the event that there were a sufficiently large number of delinquencies on the Contracts in any Collection Period that were not covered by Monthly Advances as described in this prospectus supplement, the amounts paid to holders of the Offered Certificates could be less than the amount of principal and interest that would otherwise be payable on the Certificates with respect to the related Collection Period if a Credit Enhancement Default has occurred and is continuing. Even if delinquent payments on the Contracts were eventually recovered upon liquidation, since the amounts received would not include interest on delinquent interest payments, the effective yield on the Contracts would be reduced, and under certain circumstances it is possible that sufficient amounts might not be available for the ultimate payment of all principal of the Certificates plus accrued interest thereon at the related Pass-Through Rate, thus also reducing the effective yield on the Certificates.

     While partial prepayments of the principal on the Contracts are applied on each Due Date, obligors are not required to pay interest on the Contracts after the date of a full prepayment of principal. As a result, full prepayments in advance of the related Due Dates for the related Contracts in any Collection Period will reduce the amount of interest received from obligors during the related Collection Period to less than one month's interest. On the other hand, when a Contract is prepaid in full during any period, but after the Due Date for the related Contract in the related Collection Period, the effect will be to increase the amount of interest received from the related obligor during the related Collection Period to more than one month's interest. If a sufficient number of Contracts are prepaid in full in a given Collection Period in advance of their respective Due Dates, interest payable on all of the Contracts during that Collection Period may be less than the interest payable on the related Classes of Certificates with respect to the related Collection Period. As a result, if a Credit Enhancement Default has occurred and is continuing the Trust Fund may not receive sufficient monies to pay the interest on the related Certificates in the amounts set forth in this prospectus supplement under "Description of the Certificates--Distributions" and to make a full distribution to the related holders of the Offered Certificates of the Formula Principal Distribution Amounts allocable to them. Although no assurance can be given in this matter, GreenPoint does not anticipate that the net shortfall of interest received because of prepayments in full in any Collection Period would be great enough, in the absence of delinquencies and Liquidation Losses, to reduce the Available Distribution Amount for a Distribution Date below the amount required to be distributed to the related holders of the Offered Certificates on that Distribution Date in the absence of prepayment interest shortfalls.

Weighted Average Life of the Certificates

     The following information is given solely to illustrate the effect of prepayments of the Contracts on the weighted average life of the Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Contracts.

     Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of the security will be repaid to the investor. The weighted average life of the Certificates will be affected by the rate at which principal on the Contracts is paid. Principal payments on Contracts may be in the form of scheduled amortization or prepayments. For this purpose, the term

"prepayment" includes repayments and liquidations due to default or other dispositions of Contracts and repurchases of Contracts by the Seller due to breaches of representations and warranties contained in the Agreement. Prepayments on Contracts may be measured by a prepayment standard or model. The Prepayment Model used in this prospectus supplement is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of new Contracts. 100% of the Prepayment Model assumes prepayment rates of 3.7% per annum of the then unpaid principal balance of the Contracts in the first month of the life of the Contracts and an additional 0.1% per annum in each month thereafter until the 24th month. Beginning in the 24th month and in each month thereafter during the life of the Contracts, 100% of the Prepayment Model assumes a constant prepayment rate of 6.00% per annum.

     As used in the following tables "0% of the Prepayment Model" assumes no prepayments on the Contracts; "150% of the Prepayment Model" assumes the Contracts will prepay at rates equal to 150% of the Prepayment Model assumed prepayment rates; "200% of the Prepayment Model" assumes the Contracts will prepay at rates equal to 200% of the Prepayment Model assumed prepayment rates; "250% of the Prepayment Model" assumes the Contracts will prepay at rates equal to 250% of the Prepayment Model assumed prepayment rates; "300% of the Prepayment Model" assumes the Contracts will prepay at rates equal to 300% of the Prepayment Model assumed prepayment rates; and "350% of the Prepayment Model" assumes the Contracts will prepay at rates equal to 350% of the Prepayment Model assumed prepayment rates.

     There is no assurance, however, that prepayments of the Contracts will conform to any level of the Prepayment Model, and no representation is made that the Contracts will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of manufactured housing contracts is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which manufactured homeowners sell their manufactured homes or default on their Contracts. Other factors affecting prepayment of Contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in the manufactured homes. Because the outstanding principal balances of the Contracts are, in general, much smaller than mortgage loan balances and the original term to maturity of each Contract is generally shorter, the reduction or increase in the size of the monthly payments on Contracts of the same maturity and principal balance arising from a change in the interest rate thereon is generally much smaller. Consequently, changes in prevailing interest rates may not have a similar effect, or may have a similar effect, but to a smaller degree, on the prepayment rates on manufactured housing contracts.

Assumptions

     The percentages and weighted average lives in the following tables relating to the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates were determined using the following assumptions (the "Structuring Assumptions"):

scheduled interest and principal payments on the Contracts are received in a timely manner and prepayments are made at the indicated percentages of the Prepayment Model with 30 days interest thereon set forth in the tables;

 .  there will be no losses or delinquencies on the Contracts;

 .  no Contracts convert from an adjustable rate to a fixed rate of interest;

 . the Contracts will, as of the Cut-off Date, be grouped into ten pools having the additional characteristics set forth below under "Assumed Contract Characteristics";

 .  1yr CMT=6.1970%, Twelve-Month LIBOR=6.8775%;

 .  the Initial Certificate Balance and the Pass-Through Rate of the Class A-1
   Certificates, Class A-2 Certificates and Class A-3 Certificates, is as set forth or described under "Summary Information";

 . the Distribution Date of the Class A-1 Certificates occurs on the 4th of each month commencing on November 4, 2000 whether or not that day is a business day;

 . the Distribution Date of the Class A-2 Certificates occurs on the 11th of each month commencing on November 11, 2000 whether or not that day is a business day;

 . the Distribution Date of the Class A-3 Certificates occurs on the 14th of each month commencing on November 14, 2000 whether or not that day is a business day;

 . the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates are purchased on September 27, 2000; and

 . neither the servicer nor the holder of the Class R Certificates exercises its right of optional termination described above.

     No representation is made that the Contracts will experience delinquencies or losses at the respective rates assumed above or at any other rates.

                       Assumed Contract Characteristics

                                      Original Remaining             Months to
          Scheduled       Contract     Term to    Term to   Gross    Next Rate     Maximum     Periodic                 Reset
Pool  Principal Balance     Rate      Maturity   Maturity   Margin    Change      Rate Cap     Rate Cap     Index     Frequency
----  -----------------     ----      --------   --------   ------    ------      --------     --------     -----     ---------
1...    $    354,633.34     7.793%       360        352      2.983%      7         12.793%      2.000%    1 YR CMT       12
2...         221,379.84     9.141        360        324      4.344       1         14.141       2.000     1 YR LBR       12
3...         144,782.44     8.500        360        357      3.750       2         13.500       2.000     1 YR LBR       12
4...     101,466,267.38    10.075        299        296      4.882      10         15.075       2.000     1 YR LBR       12
5...      81,051,211.85    10.415        297        295      5.224      11         15.416       2.000     1 YR LBR       12
6...          71,674.11    12.016        240        238      5.766      22         17.016       2.000     1 YR LBR       12
7...         413,850.66    11.173        285        280      4.964      23         16.173       2.000     1 YR LBR       12
8...     136,291,344.58     9.281        316        312      4.229       9         14.283       2.000     1 YR LBR       12
9...      54,534,412.72    10.502        296        296      5.460      12         15.502       2.000     1 YR LBR       12
10..         449,121.37    10.958        218        215      5.077      28         15.958       2.000     1 YR LBR       12

     Since the tables were prepared on the basis of the assumptions in the preceding paragraph, there are discrepancies between the characteristics of the Contracts being conveyed to the Trust Fund and the characteristics of the contracts assumed in preparing the tables. Any such discrepancy may have an effect upon the percentages of the Class A-1 Initial Certificate Balance, Class A-2 Initial Certificate Balance and Class A-3 Initial Certificate Balance outstanding and weighted average lives of the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates set forth in the tables. In addition, since the actual Contracts and the Trust Fund have characteristics which differ from those assumed in preparing the tables set forth below, the distributions of principal on the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates may be made earlier or later than as indicated in the tables.

     It is not likely that Contracts will prepay at any constant percentage of the Prepayment Model to maturity or that all Contracts will prepay at the same rate. In addition, the diverse remaining terms to maturity of the Contracts, which include recently originated Contracts, could produce slower distributions of principal than as indicated in the tables at the various percentages of the Prepayment Model specified even if the weighted average remaining term to maturity of the Contracts is the same as the weighted average remaining term to maturity of the Assumed Contract Characteristics.

     Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus supplement.

     Based on the Structuring Assumptions, the following tables indicate the resulting weighted average lives of the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates and sets forth the percentage of the Class A-1 Initial Certificate Balance, Class A-2 Initial Certificate Balance and Class A-3 Initial Certificate Balance that would be outstanding after each of the dates shown at the indicated percentages of the Prepayment Model.

          Percent of the Class A-1 Initial Certificate Balance at the
                Respective Percentages of the Prepayment Model

                                                                        Prepayments (% of Prepayment Model)
                                                            ----------------------------------------------------------
Distribution Date                                            0%       150%       200%       250%       300%       350%
-----------------                                           ---       ----       ----       ----       ----       ----
Initial Percentage.....................................     100        100        100        100        100        100
October 2001...........................................      97         77         70         64         57         50
October 2002...........................................      95         51         38         24         11          0
October 2003...........................................      92         27          7          0          0          0
October 2004...........................................      89          4          0          0          0          0
October 2005...........................................      86          0          0          0          0          0
October 2006...........................................      82          0          0          0          0          0
October 2007...........................................      78          0          0          0          0          0
October 2008...........................................      73          0          0          0          0          0
October 2009...........................................      68          0          0          0          0          0
October 2010...........................................      62          0          0          0          0          0
October 2011...........................................      55          0          0          0          0          0
October 2012...........................................      47          0          0          0          0          0
October 2013...........................................      39          0          0          0          0          0
October 2014...........................................      29          0          0          0          0          0
October 2015...........................................      19          0          0          0          0          0
October 2016...........................................       6          0          0          0          0          0
October 2017...........................................       0          0          0          0          0          0
October 2018...........................................       0          0          0          0          0          0
October 2019...........................................       0          0          0          0          0          0
October 2020...........................................       0          0          0          0          0          0
October 2021...........................................       0          0          0          0          0          0
October 2022...........................................       0          0          0          0          0          0
October 2023...........................................       0          0          0          0          0          0
October 2024...........................................       0          0          0          0          0          0
October 2025...........................................       0          0          0          0          0          0
October 2026...........................................       0          0          0          0          0          0
October 2027...........................................       0          0          0          0          0          0
October 2028...........................................       0          0          0          0          0          0
October 2029...........................................       0          0          0          0          0          0
October 2030...........................................       0          0          0          0          0          0
Weighted Average Life (years)..........................   10.73       2.14       1.69       1.41       1.21       1.06

 .  All percentages listed in the table above are rounded to the nearest 1%.

          Percent of the Class A-2 Initial Certificate Balance at the
                Respective Percentages of the Prepayment Model

                                                                               Prepayments (% of Prepayment Model)
                                                             ---------------------------------------------------------------
Distribution Date                                              0%         150%       200%       250%       300%       350%
-----------------                                              --         ----       ----       ----       ----       ----
Initial Percentage..........................................   100        100        100        100        100        100
October 2001................................................   100        100        100        100        100        100
October 2002................................................   100        100        100        100        100         99
October 2003................................................   100        100        100         89         72         56
October 2004................................................   100        100         81         59         39         22
October 2005................................................   100         84         57         34         13          0
October 2006................................................   100         65         36         12          0          0
October 2007................................................   100         48         18          0          0          0
October 2008................................................   100         32          2          0          0          0
October 2009................................................   100         18          0          0          0          0
October 2010................................................   100          5          0          0          0          0
October 2011................................................   100          0          0          0          0          0
October 2012................................................   100          0          0          0          0          0
October 2013................................................   100          0          0          0          0          0
October 2014................................................   100          0          0          0          0          0
October 2015................................................   100          0          0          0          0          0
October 2016................................................   100          0          0          0          0          0
October 2017................................................    93          0          0          0          0          0
October 2018................................................    78          0          0          0          0          0
October 2019................................................    61          0          0          0          0          0
October 2020................................................    41          0          0          0          0          0
October 2021................................................    20          0          0          0          0          0
October 2022................................................     0          0          0          0          0          0
October 2023................................................     0          0          0          0          0          0
October 2024................................................     0          0          0          0          0          0
October 2025................................................     0          0          0          0          0          0
October 2026................................................     0          0          0          0          0          0
October 2027................................................     0          0          0          0          0          0
October 2028................................................     0          0          0          0          0          0
October 2029................................................     0          0          0          0          0          0
October 2030................................................     0          0          0          0          0          0
Weighted Average Life (years)...............................   19.51      7.09       5.53       4.52       3.82       3.31

 .  All percentages listed in the table above are rounded to the nearest 1%.

          Percent of the Class A-3 Initial Certificate Balance at the
                Respective Percentages of the Prepayment Model

                                                                          Prepayments (% of Prepayment Model)
                                                           ----------------------------------------------------------------
Distribution Date                                             0%        150%       200%       250%       300%        350%
-----------------                                            ----       ----       ----       ----       ----        ----
Initial Percentage.......................................    100        100        100        100        100         100
October 2001.............................................    100        100        100        100        100         100
October 2002.............................................    100        100        100        100        100         100
October 2003.............................................    100        100        100        100        100         100
October 2004.............................................    100        100        100        100        100         100
October 2005.............................................    100        100        100        100        100          95
October 2006.............................................    100        100        100        100         91          74
October 2007.............................................    100        100        100         94         74          58
October 2008.............................................    100        100        100         78         60          45
October 2009.............................................    100        100         88         65         48          35
October 2010.............................................    100        100         76         54         38          27
October 2011.............................................    100         93         65         45         31          21
October 2012.............................................    100         82         56         37         24          16
October 2013.............................................    100         72         47         30         19          12
October 2014.............................................    100         63         40         25         15           9
October 2015.............................................    100         55         33         20         12           7
October 2016.............................................    100         47         28         16          9           5
October 2017.............................................    100         40         23         13          7           4
October 2018.............................................    100         34         19         10          5           3
October 2019.............................................    100         28         15          8          4           2
October 2020.............................................    100         22         11          6          3           1
October 2021.............................................    100         17          9          4          2           1
October 2022.............................................     96         12          6          3          1           1
October 2023.............................................     68          8          4          2          1           *
October 2024.............................................     38          4          2          1          *           *
October 2025.............................................     12          1          1          *          *           *
October 2026.............................................      *          *          *          *          *           *
October 2027.............................................      *          *          *          *          *           *
October 2028.............................................      *          *          *          *          *           *
October 2029.............................................      *          *          *          *          *           *
October 2030.............................................      0          0          0          0          0           0
Weighted Average Life (years)............................    23.73      16.37      13.80      11.71      10.05       8.74

 .  All percentages listed in the table above are rounded to the nearest 1%.

 . Use of "*" in the table above denotes a value that is less than 0.5% but greater than zero.

                        Description of the Certificates

     The Certificates will be issued pursuant to the Agreement. A copy of a general form of the Agreement has been filed with the Securities and Exchange Commission. A copy of the execution form of the Agreement, without certain exhibits, will be filed with the Securities and Exchange Commission after the initial issuance of the Certificates. The following description supplements the description of the Agreement and the Certificates under the caption "Description of the Certificates" in the prospectus and must be read together with the prospectus. The following summaries describe certain terms of the Agreement, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the Agreement. When particular provisions or terms used in the Agreement are referred to, the actual provisions, including definitions of terms, are incorporated by reference.

General

     The Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates will be issued in fully registered form only, in denominations of $25,000 and integral multiples of $25,000 in excess thereof. Definitive Certificates, if issued, will be transferable and exchangeable at the corporate trust office of the trustee. No service charge will be made for any registration of exchange or transfer, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

     The Trust Fund includes:

     . the Contract Pool, including all rights to receive payments on the Contracts received on or after the Cut-off Date;

     .    the amounts held from time to time in the Certificate Account;

     . any property which initially secured a Contract and which is acquired in the process of realizing thereon;

     .    the Letter of Credit;

     .    the Certificate Insurance Policy; and

     . the proceeds of all insurance policies described in this prospectus supplement.

     The Seller will convey the Contracts to the trustee. See "The Contract Pool," "Description of the Certificates--Conveyance of Contracts" in this prospectus supplement. The servicer will service the Contracts pursuant to the Agreement. The Contract documents will be held for the benefit of the trustee by the servicer or a third party custodian.

     Distributions of principal, interest or both to the holders of the Offered Certificates will be made on each Distribution Date beginning on November 6, 2000, with respect to the Class A-1 Certificates, November 13, 2000, with respect to the Class A-2 Certificates and November 14, 2000, with respect to the Class A-3 Certificates, to the persons in whose names the Certificates are registered on the Record Date.

Pass-Through Rates and Last Scheduled Distribution Dates

     The Pass-Through Rate on any Distribution Date with respect to the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates will be a per annum rate equal to the lesser of (a) the Class A-1 Formula Rate, Class A-2 Formula Rate or Class A-3 Formula Rate, as applicable, and (b) the Net Funds Cap for the related Distribution Date.

     The last scheduled Distribution Date for the Class A-1 Certificates will occur in November, 2017. The last scheduled Distribution Date for the Class A-2 Certificates will occur in March, 2023. The last scheduled Distribution Date for the Class A-3 Certificates will occur in October, 2031.

Conveyance of Contracts

     On the Closing Date, the Seller will convey to the trustee, without recourse, all its right, title and interest in and to the Contracts, and all rights under the standard hazard insurance policies on the related manufactured homes. The conveyance of Contracts to the trustee will include a conveyance of all rights to receive Scheduled Payments thereon that were due on or after the Cut-off Date, even if received prior to the Cut-off Date, as well as all rights to any payments received on or after the Cut-off Date, other than late receipts of Scheduled Payments that were due prior to the Cut-off Date. The Contract Schedule will include the principal balance of each Contract as of the Cut-off Date, the amount of each Scheduled Payment due on each Contract as of the Cut-off Date, the Contract Rate on each Contract, determined as of the Cut-off Date, and the maturity date of each Contract. Prior to the conveyance of the Contracts to the trustee, the operations department of GreenPoint will be required to complete a review of all of the Contract Files confirming the accuracy of the Contract Schedule delivered to the trustee. Any Contract discovered not to agree with the Contract Schedule in a manner that is materially adverse to the interests of the holders of the Offered Certificates will be repurchased by the Seller, or replaced with another Contract, except that if the discrepancy relates to the principal balance of a Contract, the Seller may, under certain conditions, deposit cash in the Certificate Account in an amount sufficient to offset the discrepancy. The trustee will not review the Contract Files.

     The servicer, or, if GreenPoint is replaced as servicer, a custodian or the trustee, will hold, as custodian and agent on behalf of the trustee, the original Contracts and copies of documents and instruments relating to each Contract and the security interest in the manufactured home, and real property, if any, relating to each Contract. See "Risk Factors--Risks Relating to the Enforceability of the Contracts--Security Interests of the Trust Fund in the Manufactured Homes" and "Certain Legal Aspects of the Contracts--The Contracts (other than Land Home and Land-in-Lieu Contracts)--Security Interests of GreenPoint in the Manufactured Homes" and "Land Home and Land-in-Lieu Contracts" in the prospectus for discussion of the consequences of the servicer maintaining possession of the original Contracts and the security interest in the related manufactured homes and real property securing Contracts, if any. In order to give notice of the trustee's right, title and interest in and to the Contracts, a UCC-1 financing statement identifying the trustee as the secured party and identifying all the Contracts as collateral will be filed in the appropriate office in the appropriate states. The Contracts will be stamped or otherwise marked to reflect their assignment to the trustee. To the extent that the Contracts do not constitute "chattel paper", "general intangibles" or "accounts" within the meaning of the UCC as in effect in the applicable jurisdictions or to the extent that the Contracts do constitute chattel paper and a subsequent purchaser is able to take physical possession of the Contracts without notice of the assignment to the trustee, the trustee's interest in the Contracts could be defeated. See "Certain Legal Aspects of the Contracts" in the prospectus.

     The Seller will make certain representations and warranties to the trustee with respect to each Contract sold by it, as of the Closing Date unless expressly stated otherwise, including the following:

     (a) as of the Cut-off Date, the Contract is not more than 59 days delinquent;

     (b) no provision of the Contract has been waived, altered or modified in any respect, except by instruments or documents identified in the related Contract File;

     (c) the Contract is a legal, valid and binding obligation of the obligor and is enforceable in accordance with its terms, except as may be limited by laws affecting creditors' rights generally or by general equity principles;

     (d) the Contract is not subject to any right of rescission, set-off, counterclaim or defense;

     (e) the Contract is covered by hazard insurance described under "Description of the Certificates--Servicing Compensation and Payment of Expenses; Certain Matters Regarding the Servicer--Hazard Insurance Policies" in the prospectus;

     (f)  the Contract was either:

          (1) originated by a manufactured housing dealer acting, to the knowledge of the Seller, in the regular course of its business and purchased on an individual basis by the Seller in the ordinary course of its business;

          (2)  originated by the Seller in the ordinary course of its business;
               or

          (3) purchased by the Seller as part of bulk purchases of manufactured housing contracts in connection with the Acquisition;

     (g) the Contract was neither originated in nor is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein to the trustee pursuant to the Agreement or pursuant to the Certificates unlawful;

     (h)  the Contract complies with all requirements of law;

     (i) the Contract has not been satisfied or subordinated in whole or in part or rescinded and the manufactured home securing the Contract has not been released from the lien of the Contract;

     (j) the Contract creates a valid and enforceable, except as may be limited by laws affecting creditors' rights generally, first-priority security interest in favor of GreenPoint in the manufactured home and real property securing the Contract, if any;

     (k) the security interest has been assigned to the trustee, and, after the assignment, the trustee has a valid and perfected first-priority security interest in the manufactured home and real property securing the Contract, if any;

     (l) the Contract has not been sold, assigned or pledged to any other person, and prior to the transfer of the Contracts to the trustee, the Seller owned the Contract sold by it, free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and it was the sole owner thereof and had full right to transfer the Contract to the trustee;

     (m) as of the Cut-off Date, there was no default, breach, violation or event permitting acceleration under the Contract and no event which, with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration, except payment delinquencies permitted by clause (a) above, and the Seller has not waived any of the foregoing;

     (n) as of the Closing Date, there were, to the knowledge of the Seller, no liens or claims which have been filed for work, labor or materials affecting a manufactured home or real property securing the Contract, which are or may be liens prior to or equal with or subordinate to the lien of the Contract;

     (o)  the Contract is a fully-amortizing loan;

     (p) the Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for realization against the collateral of the benefits of the security;

     (q) the information contained in the Contract Schedule with respect to the Contract is true and correct;

     (r)  there is only one original of the Contract;

     (s) the Contract did not have a loan-to-value ratio at origination greater than 100%;

     (t) the manufactured home related to the Contract is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located unless it is subject to a Land-in-Lieu or Land Home Contract and as of the Closing Date the manufactured home is, to the knowledge of the Seller, free of damage and in good repair;

     (u) the Contract is a "qualified mortgage" under Section 860G(a)(3) of the Code;

     (v) the related manufactured home is a "manufactured home" within the meaning of Section 5402(6) of Title 42 of the United States Code;

     (w) the Contract is secured by a "single family residence" within the meaning of Section 25(e)(10) of the Code;

     (x) the Contract will be stamped to indicate its assignment to the trustee within 60 days of the Closing Date; and

     (y) the Contract with the lowest Contract Rate as of the Cut-off Date has a Contract Rate of 5.75% and the Contract with the highest Contract Rate as of the Cut-off Date has a Contract Rate of 19.50%.

     Under the terms of the Agreement, and subject to the Seller's option to effect a substitution as described in the last paragraph under this subheading, the Seller will be obligated to repurchase, at the price described below, within 90 days after the Seller becomes aware, or after the Seller's receipt of written notice from the trustee or the servicer, of a breach of any representation or warranty of the Seller in the Agreement that materially and adversely affects the Trust Fund's interest in any Contract, unless the Seller's breach has been cured.

     Notwithstanding the previous paragraph, the Seller will not be required to repurchase or substitute any Contract relating to a manufactured home and real property securing such Contract, if any, located in any jurisdiction on account of a breach of the representation and warranty described in clause (k) above solely on the basis of the failure by the Seller to cause a notation to be made on any document of title relating to any such manufactured home or to execute any transfer instrument relating to any such manufactured home or real property, if any, other than a notation or transfer instrument necessary to show the Seller as lienholder or legal title holder, unless:

     (a) a court of competent jurisdiction has adjudged that, because of the failure to cause a notation, the trustee does not have a perfected first-priority security interest in the related manufactured home; or

     (b) (1) the servicer has received written advice of counsel to the effect that a court of competent jurisdiction has held that, solely because of a substantially similar failure on the part of a pledgor or assignor of manufactured housing contracts who has perfected the assignment or pledge of such manufactured housing contracts, a perfected first-priority security interest was not created in favor of the pledgee or assignee in a related manufactured home which is located in the same jurisdiction and which is subject to the same laws regarding the perfection of security interests therein applicable to the manufactured homes located in the jurisdiction; and

          (2) the servicer shall not have completed all appropriate remedial action with respect to the manufactured home within 180 days after receipt of the written advice of counsel.

     Any advice of counsel described in (b)(1) above will be from counsel selected by the servicer on a non-discriminatory basis from among the counsel used by the servicer in its general business in the jurisdiction in question. The servicer will have no ongoing obligation to seek advice with respect to the matters described in clause (b) above. However, the servicer is required to seek advice with respect to the matters described in clause (b) above whenever information comes to the attention of its counsel which causes its counsel to determine that a holding of the type described in clause (b)(1) might exist. If any counsel selected by the servicer informs the servicer that no holding of the type described in clause (b)(1) exists, the advice of counsel will be conclusive and binding on the parties to the Agreement pursuant to which a trustee has an interest in any Contracts in the applicable jurisdiction as of the applicable date. If any holding described above which would give rise to a repurchase obligation on the part of the Seller were to result from proceedings brought by a bankruptcy trustee of the Seller, it is likely that the bankruptcy trustee would also reject the resulting repurchase obligation.

     The repurchase obligation described in the fourth paragraph of this section "Conveyance of Contracts" generally constitutes the sole remedy available to the trustee and the holders of the Offered Certificates for a breach of a representation or warranty under the Agreement with respect to the Contracts. The repurchase price for any Contract will be equal to the remaining principal balance of the Contract as of the beginning of the month of repurchase, plus accrued and unpaid interest from the Due Date with respect to which the obligor last made a payment to the Due Date occurring in the Collection Period during which the Contract is repurchased.

     In lieu of repurchasing a Contract as specified in the fourth paragraph of this section "Conveyance of Contracts" during the two-year period following the Closing Date, the Seller may, at its option, substitute an Eligible Substitute Contract for the Replaced Contract. The Seller will be required to deposit in the Certificate Account cash in the amount, if any, by which the Scheduled Principal Balance of the Replaced Contract as of the beginning of the month in which substitution takes place exceeds the Scheduled Principal Balance of the Contract for which it is being substituted as of the beginning of the month.

Payments on the Contracts; the Certificate Account

     The trustee will initially establish and maintain the Certificate Account at an Eligible Institution. The funds in the Certificate Account are required to be invested by the trustee in common trust funds, collective investment trusts or Eligible Investments that will mature not later than the business day preceding the applicable Distribution Date.

     All payments in respect of principal and interest on the Contracts received during any Collection Period by the servicer, exclusive of Scheduled Payments due prior to the Cut-off Date, including Liquidation Proceeds, net of Liquidation Expenses, are required to be paid into the Certificate Account not later than the second business day following receipt thereof. Amounts received as late payment fees, extension fees, assumption fees or similar fees may be retained by the servicer as part of its servicing fees. See "--Servicing Compensation; Certain Other Matters Regarding the Servicer" below. In addition, the amount paid by the Seller for any Contract repurchased by it as a result of a breach of a representation or warranty under the Agreement, and amounts required to be deposited upon substitution of an Eligible Substitute Contract because of a breach of a representation or warranty, which amounts will be treated as partial principal prepayments, as described under "--Conveyance of Contracts" above and amounts in respect of converted Contracts purchased by the holder of the Class R Certificates, are required to be paid into the Certificate Account.

     On each Determination Date, the servicer will determine the Available Distribution Amount and the amounts to be distributed on the Certificates for the following Distribution Date.

     The trustee or its paying agent will withdraw funds from the Certificate Account on each Distribution Date, but only to the extent of the Available Distribution Amount, to make payments to holders of the Offered Certificates as specified under "--Distributions" below. From time to time, as provided in the Agreement, the servicer will also withdraw funds from the Certificate Account to make payments to it as permitted by the Agreement and described in subclauses
(1), (2), (4), (5) and (6) of clause (b) in the definition of Available Distribution Amount.

Distributions

     Distributions of principal and interest to holders of a Class of Certificates will be made on each Distribution Date in an amount equal to the respective Percentage Interests multiplied by the aggregate amount distributed on the Class of Certificates on the related Distribution Date, as adjusted as described under "--Principal Distributions" in this prospectus supplement.

     Each distribution with respect to a Book-Entry Certificate will be paid to DTC, which will credit the amount of the distribution to the accounts of its Participants in accordance with its normal procedures. Each Participant will be responsible for disbursing the distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the Certificate Owners that it represents. All credits and disbursements with respect to Book-Entry Certificates are to be made by DTC and the Participants in accordance with DTC's rules.

Interest Distributions

     With respect to any Distribution Date, the "Interest Period" shall be the period from the preceding Distribution Date, or in the case of the first Distribution Date, from the Closing Date, through the day preceding such Distribution Date on the basis of the actual number of days elapsed during the Interest Period and a 360-day year.

     With respect to each Distribution Date, the "Interest Distribution Amount" means with respect to any Class of Certificates:

     . interest accrued on the Class of Certificates during the related Interest Period at the then applicable Pass-Through Rate on the Certificate Balance of the Class of Certificates immediately prior to that Distribution Date; plus

     . any previously undistributed shortfalls in interest, other than the Net Funds Cap Carryover Amount, due to the holders of the Offered Certificates of that Class in respect of prior Distribution Dates;

     . plus, to the extent legally permissible, interest accrued on any such shortfalls during the related Interest Period at the then applicable Pass-Through Rate.

Principal Distributions

     With respect to any Distribution Date and the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates, so long as there has not been a Deficiency Event, distributions of principal will be made in round lots of $25,000 and integral multiples thereof and will be allocated to specific
Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates in accordance with the then-applicable established random lot procedures of DTC, and the then-applicable established procedures of the Participants and Indirect Participants, which may or may not be by random lot. Investors may ask Participants or Indirect Participants which allocation procedures they use.On any Distribution Date on which principal is to be distributed to a Class of

Offered Certificates, one or more holders of that Class of Offered Certificates may receive no distributions of principal while other holders of that Class of Offered Certificates receive distributions. In the event the aggregate principal amount of the Class A-1 Certificates, Class A-2 Certificates or Class A-3 Certificates, as applicable, is less than $25,000, principal will be distributed pro rata among the related Class. In the event that the Class A-1 Certificates, Class A-2 Certificates or Class A-3 Certificates are no longer held in book-entry form, principal will be distributed pro rata among the related Class.

     If the amount in the Certificate Account otherwise required to be applied as a payment of principal on the Class A-1 Certificates, Class A-2 Certificates or Class A-3 Certificates, as applicable, either (1) is less than $25,000 or (2) exceeds an integral multiple of $25,000, then, in the case of (1), such entire amount or, in the case of (2), such excess amount, will not be paid as principal on the upcoming Distribution Date, but will be retained in the Certificate Account until the amount therein available for payment of principal on the Class A-1 Certificates, Class A-2 Certificates or Class A-3 Certificates, as applicable, equals $25,000 or any integral multiple thereof. In no event however, shall amounts remain in the Certificate Account more than 13 months after the related payments are deposited into the Certificate Account. The amount being distributed to the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates as principal will be allocated to the specific Certificates of such Class which are selected prior to the related Distribution Date by lot or such other manner as may be determined, which allocations will be made only in amounts equal to $25,000 and integral multiples of $25,000 in excess thereof.

Priority of Distributions

     On each Distribution Date, the Available Distribution Amount, if any, and any Credit Enhancement Amount (provided that any Enhancement Payment may only be used for the items listed in clauses (1) and (2) below and any Letter of Credit Draw Amount may only be used for the items listed in clauses (1) through (3) below) in the Certificate Account will be distributed in the following amounts in the following order of priority:

     (1) concurrently to the Class A-1 Certificates, Class A-2 Certificates and the Class A-3 Certificates, the Class A-1 Interest Distribution Amount, the Class A-2 Interest Distribution Amount and the Class A-3 Interest Distribution Amount; if the Available Distribution Amount together with any Letter of Credit Draw Amount and any Enhancement Payment is not sufficient to distribute the full amount of interest due on the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates, the Available Distribution Amount together with any Letter of Credit Draw Amount and any Enhancement Payment will be distributed to such Classes of Certificates pro rata on the basis of the interest due thereon;

     (2) the Formula Principal Distribution Amount in the following order of priority:

          (a) to the Class A-1 Certificates until the Class A-1 Certificate Balance is reduced to zero;

          (b) to the Class A-2 Certificates until the Class A-2 Certificate Balance is reduced to zero; and

          (c) to the Class A-3 Certificates until the Class A-3 Certificate Balance is reduced to zero;

     (3) amounts, if any, required to be deposited into the Special Account as established under and required by the Insurance Agreement;

     (4) to GreenPoint Bank, an amount equal to any unreimbursed Letter of Credit Draw Amount;

     (5) any remaining available funds up to the applicable Net Funds Cap Carryover Amounts to the Class A-1 certificateholders, the Class A-2 certificateholders and the Class A-3 certificateholders pro rata on the basis of the Class A-1 Net Funds Cap Carryover Amount, Class A-2 Net Funds Cap Carryover Amount and Class A-3 Net Funds Cap Carryover Amount, respectively;

     (6) to the Auction Agent, certain amounts that may be required to be paid pursuant to the Agreement; and

     (7)  any remaining available funds to the holder of the Class R
          Certificates.

     In addition, notwithstanding the prioritization of the distribution of the Formula Principal Distribution Amount to the holders of the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates pursuant to clause (2) above, on a Distribution Date, if any, in respect of which a Deficiency Event (defined below) is in effect, the portion of the Formula Principal Distribution Amount for such Distribution Date that would otherwise be distributed sequentially to the holders of the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates pursuant to clause (2) above will instead be distributed to the holders of the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates pro rata based upon the Certificate Balance of each such Class until the Certificate Balances of each of the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates have been reduced to zero. A "Deficiency Event" will be in effect for any Distribution Date as to which the Pool Scheduled Principal Balance is less than the aggregate Certificate Balance of the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates.

     In certain limited circumstances, but only to the extent described in the Agreement, a portion of the Monthly Servicing Fee may be subordinated to the payments set forth in clauses (1), (2) and (3) above.

     Furthermore, notwithstanding the previous paragraph, if the Formula Principal Distribution Amount allocable to the holders of the Class A-1 Certificates on any Distribution Date pursuant to clause (2) above exceeds the Class A-1 Certificate Balance for such Distribution Date, such excess will be distributed to the Class A-2 Certificateholders and if the Formula Principal Distribution Amount allocable to the holders of the Class A-2 Certificates on any Distribution Date pursuant to clause (2) above exceeds the Class A-2 Certificate Balance for such Distribution Date, such excess will be distributed to the Class A-3 Certificateholders.

     In no event will the aggregate distributions of principal to any Class of Certificates exceed the Initial Certificate Balance of such Class of Certificates.

Losses on Liquidated Contracts

     As described above, the distribution of principal to the holders of the Offered Certificates is intended to include the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the Collection Period immediately preceding the month of such distribution. If the Liquidation Proceeds, net of related Liquidation Expenses, from such Liquidated Contract are less than the sum of:

     .  the Scheduled Principal Balance of such Liquidated Contract; and

     .  accrued and unpaid interest thereon;

then to the extent such deficiency is not covered by any excess interest collections on non-defaulted Contracts and a Credit Enhancement Default has occurred and is continuing, the deficiency may, in effect, be absorbed by the Certificates.

     On each Distribution Date, if any, on or after the date on which a Deficiency Event occurs and there has been a Credit Enhancement Default and such default is continuing, the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates will receive only their respective percentage interest of Liquidation Proceeds, net of Liquidation Expenses, realized in respect of Liquidated Contracts, rather than the Scheduled Principal Balances thereof, and will therefore bear all losses on Liquidated Contracts, with no ability to recover the amount of any liquidation loss from future principal collections on the Contracts, and incur a loss on their investment in the Offered Certificates. Any losses as described in the previous sentence will be allocated pro rata among the Class A-1 Certificates, Class A-2 Certificates and the Class A-3 Certificates. See "Prepayment and Yield Considerations" in this prospectus supplement.

The Letter of Credit

     The Letter of Credit will be an asset of the Trust Fund and the trustee will maintain possession of and make claims for payment pursuant to the Letter of Credit for the benefit of the Trust Fund.

     The Letter of Credit will be issued in an amount as determined by MBIA, and may be amended, replaced, substituted, reduced or cancelled at any time by mutual agreement of MBIA and GreenPoint Bank, without the consent of Certificateholders, the seller, the servicer or the trustee.

     Under certain conditions (as determined by the mutual agreement of MBIA and GreenPoint Bank), the trustee will make a draw of the full amount available under the Letter of Credit and deposit that amount into a spread account. Thereafter, the trustee will withdraw from the spread account an amount equal to the Letter of Credit Draw Amount that would otherwise have been drawn under the Letter of Credit. After any draw of the full amount available under the Letter of Credit, amounts that would otherwise have been available to reimburse GreenPoint Bank for previous unreimbursed draws in respect of the Letter of Credit will instead be deposited in the spread account.

     The Letter of Credit will remain outstanding until the earlier of (1) the date on which the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates are retired and (2) any date that the Letter of Credit is cancelled by the mutual agreement of MBIA and GreenPoint Bank.

Certificate Insurance Policy

     The Offered Certificates will be entitled to the benefit of an unconditional and irrevocable certificate insurance policy (the "Certificate Insurance Policy") issued by MBIA. As of any determination date, the aggregate amount available under the Certificate Insurance Policy will be equal to the aggregate Certificate Balance of the Offered Certificates plus interest thereon. With respect to any Distribution Date, an Enhancement Payment will be payable under the Certificate Insurance Policy equal to the amount by which the aggregate amount distributable to the Class A-1, Class A-2 and Class A-3 Certificates described in clauses (1) and (2) of "--Priority of Distributions" above exceeds the Available Distribution Amount plus the Letter of Credit Draw Amount, if any.

     The Certificate Insurance Policy will be issued pursuant to the Insurance Agreement.

     The Special Account is not a part of the Trust Fund and, accordingly, no holders of the Offered Certificates will have any rights to and will not receive amounts on deposit in the Special Account.

     The Certificate Insurance Policy will be an asset of the Trust Fund and the trustee will maintain possession of and make claims for payment pursuant to the Certificate Insurance Policy for the benefit of the Trust Fund.

     The terms of the Certificate Insurance Policy will provide that MBIA will waive and agree not to assert any and all rights to require the trustee to make demand on or to proceed against any person, party or security prior to demanding payment under the Certificate Insurance Policy. Under the Certificate Insurance Policy,

MBIA will also waive and agree not to assert any and all defenses, set-offs and counterclaims of any kind available to it so as to deny payment of any amount due under the Certificate Insurance Policy.

     MBIA shall be subrogated to the rights of each Certificateholder to receive payments on the Certificates to the extent of any payment by MBIA under the Certificate Insurance Policy.

     The Certificate Insurance Policy will provide that any rights of subrogation acquired by MBIA as a result of any payment made under the Certificate Insurance Policy shall, in all respects, be subordinate and junior in right of payment to the prior indefeasible payment in full of all amounts due the trustee on account of payments due under the Offered Certificates.

     The obligations of MBIA under the Certificate Insurance Policy will be irrevocable, primary, absolute and unconditional, except as expressly provided therein, and neither the failure of the trustee, GreenPoint, or any other person to perform any covenants or obligations in favor of MBIA, or otherwise, nor the failure or omission to make a demand permitted thereunder, nor the commencement of any receivership, bankruptcy, debtor or other insolvency proceeding by or against the trustee, GreenPoint, or any other person shall in any way affect or limit MBIA's obligations under the Certificate Insurance Policy. If an action or proceeding to enforce the Certificate Insurance Policy is brought, the trustee will be entitled to recover from MBIA costs and expenses reasonably incurred, including without limitation reasonable fees and expenses of counsel.

     There shall be no acceleration payment due under the Certificate Insurance Policy unless such acceleration is at the sole option of MBIA.

Advances

     For each Distribution Date, the servicer will be obligated to make Monthly Advances to the extent it deems them recoverable.

     Instead of using its own funds, the servicer may apply any Excess Contract Payments in the Certificate Account to make all or a portion of a Monthly Advance, but must replace such Excess Contract Payments to the extent required to make Scheduled Payments on the related Contracts. In addition, upon the determination that a Nonrecoverable Advance has been made in respect of a Contract, the servicer will reimburse itself out of funds in the Certificate Account for the amount of that Nonrecoverable Advance.

     In making Monthly Advances, the servicer will be attempting to maintain a regular flow of scheduled interest and principal to the holders of the Offered Certificates rather than to guarantee or insure against losses.

     The servicer will also be obligated to make advances, to the extent recoverable out of Liquidation Proceeds, pursuant to the Agreement, in respect of certain taxes and insurance premiums not paid by an obligor on a timely basis.

Reports to Certificateholders

     The trustee will include with each distribution to each certificateholder a statement as of each Distribution Date setting forth, among other things:

     (a) the aggregate amount distributed on the Class A-1 Certificates on that Distribution Date;

     (b)  the amount of the distribution which constitutes principal;

     (c)  the amount of the distribution which constitutes interest;

     (d) the remaining Class A-1 Certificate Balance;

     (e) the aggregate amount distributed on the Class A-2 Certificates on that Distribution Date;

     (f) the amount of the distribution which constitutes principal;

     (g) the amount of the distribution which constitutes interest;

     (h) the remaining Class A-2 Certificate Balance;

     (i) the aggregate amount distributed on the Class A-3 Certificates on that Distribution Date;

     (j) the amount of the distribution which constitutes principal;

     (k) the amount of the distribution which constitutes interest;

     (l) the remaining Class A-3 Certificate Balance;

     (m) the Enhancement Payment, if any, for that Distribution Date;

     (n) the Class A-1 Net Funds Cap Carryover Amount;

     (o) the Class A-2 Net Funds Cap Carryover Amount;

     (p) the Class A-3 Net Funds Cap Carryover Amount;

     (q) the amount of the Monthly Servicing Fee;

     (r) the Class A-1 Pass-Through Rate;

     (s) the Class A-2 Pass-Through Rate;

     (t) the Class A-3 Pass-Through Rate;

     (u) the Letter of Credit Draw Amount, if any, for that Distribution Date;

     (v) the amount available under the Letter of Credit;

     (w) the amount owed to GreenPoint Bank for reimbursement of previous draws on the Letter of Credit; and

     (x) the number of and aggregate unpaid principal balance of Contracts with payments delinquent 31 to 59, 60 to 89 and 90 or more days, respectively.

     In addition, within a reasonable period of time after the end of each calendar year, the trustee will furnish a report to each certificateholder of record at any time during such calendar year as to certain aggregate of amounts for such calendar year.

Optional Termination and Termination Auction

     The Agreement provides that on or after the Distribution Date on which the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance, the servicer will have the option to purchase, upon giving notice mailed no later than the 10th day of the month next preceding the month of the exercise of such option, all outstanding Contracts at a price equal to the greater of:

     (a) the sum of:

         (1) 100% of the Scheduled Principal Balance of each Contract (other than any Contract as to which the related manufactured home has been acquired and not yet disposed of and whose fair market value is included pursuant to clause (2) below) as of the final Distribution Date; and

         (2) the fair market value of the acquired property described in clause
             (1) above (as determined by the servicer), and

     (b) the aggregate fair market value (as determined by the servicer) of all of the assets of the Trust Fund;

plus, in the case of both clause (a) and (b), an amount sufficient to reimburse certificateholders for any shortfall in interest due thereto in respect of prior Distribution Dates and not previously distributed, provided, however, that if any Letter of Credit Draw Amounts have been made but not yet reimbursed or any Enhancement Payment has been made but not yet reimbursed, the servicer may only exercise the option with the consent of GreenPoint Bank (or a substitute letter of credit provider if the Letter of Credit has been replaced) or MBIA, as applicable.

     The Agreement will also provide that if the servicer does not exercise the option to repurchase or if MBIA does not give its consent if its consent is required, that the holders of the Class R Certificates will have the option on any Distribution Date after the Distribution Date on which the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance, to purchase, upon giving notice mailed no later than the 10th day of the month next preceding the month of the exercise of such option, all outstanding Contracts at a price equal to the greater of:

     (a) the sum of:

         (1) 100% of the Scheduled Principal Balance of each Contract (other than any Contract as to which the related manufactured home has been acquired and not yet disposed of and whose fair market value is included pursuant to clause (2) below) as of the final Distribution Date; and

         (2) the fair market value of the acquired property described in clause
             (1) above (as determined by the servicer); and

     (b) the aggregate fair market value (as determined by the servicer) of all of the assets of the Trust Fund;

plus, in the case of both clause (a) and (b), an amount sufficient to reimburse certificateholders for any shortfall in interest due thereto in respect of prior Distribution Dates and not previously distributed and an amount sufficient to reimburse GreenPoint Bank (or a substitute letter of credit provider if the Letter of Credit has been replaced) for any Letter of Credit Draw Amount made, but not yet reimbursed and an amount sufficient to reimburse MBIA for any Enhancement Payment made by it, but not yet reimbursed.

     Notwithstanding the foregoing, each option of the servicer or holder of the Class R Certificates to purchase the Contracts then outstanding in the Trust Fund shall not be exercisable if there will not be distributed to the holders of the Offered Certificates an amount equal to the Certificate Balance of each Class together with any shortfall in interest due to the holders of the Offered Certificates in respect of prior Distribution Dates and not previously distributed and one month's interest on the Certificate Balance, for each Class of Certificates, at the applicable Pass-Through Rate. The amount described in the preceding sentence is referred to as the "Minimum Termination Amount."

     On any Distribution Date after the Distribution Date on which the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance, the servicer may also direct the trustee to conduct a Termination Auction for the sale of all Contracts then outstanding in the Trust Fund, and in any case the servicer shall be obligated to direct the trustee to conduct such a Termination Auction within 90 days of the Distribution Date on which the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool

Principal Balance, unless the servicer or the holder of the Class R Certificates has exercised the repurchase option described above. The servicer shall give notice mailed no later than 10 days preceding the date on which the Termination Auction is to occur. The trustee will solicit each certificateholder, the Seller and one or more active participants in the asset-backed securities or manufactured housing contract market that are not affiliated with GreenPoint to make a bid to purchase the Contracts at the Termination Auction. The trustee will sell all the Contracts to the highest bidder, subject, among other things, to the requirements that:

 . the highest bid equal or exceed the Minimum Termination Amount plus, an amount sufficient to reimburse GreenPoint Bank (or a substitute letter of credit provider if the Letter of Credit has been replaced) for any Letter of Credit Draw Amounts made, but not yet reimbursed, and an amount sufficient to reimburse MBIA for any unreimbursed payments under the Certificate Insurance Policy and other amounts owing under the Insurance Agreement, if any; and

 . at least one bid be tendered by an active participant in the asset-backed securities or manufactured housing contract market that is not affiliated with GreenPoint.

     If the foregoing requirements are satisfied, the successful bidder or bidders shall deposit the aggregate purchase price for the Contracts in the Certificate Account. If the foregoing requirements are not satisfied, the purchase shall not occur and distributions will continue to be made on the Certificates. Any sale and consequent termination of the Trust Fund as a result of a Termination Auction must constitute a "qualified liquidation" of the Trust Fund under Section 860F of the Code.

Termination of the Agreement

     The Agreement will terminate upon the last action required to be taken by the trustee on the final Distribution Date following the earlier of:

     . the purchase by the servicer or the holder of the Class R Certificates of all Contracts and all property acquired in respect of any Contract remaining in the Trust Fund as described above under "--Optional Termination and Termination Auction;"

     . the final payment or other liquidation, or any advance with respect thereto, of the last Contract remaining in the Trust Fund or the disposition of all property acquired upon repossession of any manufactured home; or

     . the sale in a Termination Auction of all Contracts and all other property acquired in respect of any Contract remaining in the Trust Fund as described above under "--Optional Termination and Termination Auction."

     Upon presentation and surrender of the Offered Certificates, the trustee shall cause to be distributed, to the extent of funds available, to such certificateholders on the final Distribution Date in proportion to their respective Percentage Interests an amount equal to the respective unpaid Certificate Balances of the Offered Certificates, together with any unpaid interest on such Certificates due on prior Distribution Dates and one month's interest at the applicable pass-through rates on such unpaid Certificate Balances; provided that such funds will be distributed in the applicable order of priority specified under "--Priority of Distributions" above. If the Agreement is then being terminated, any amount which remains on deposit in the Certificate Account, other than amounts retained to meet claims, after distribution to the holders of the Offered Certificates will be distributed to the Special Account to the extent any amounts are owed to MBIA under the Insurance Agreement, any amount which remains will be distributed to GreenPoint Bank (or a substitute letter of credit provider if the Letter of Credit has been replaced) for any Letter of Credit Draw Amounts made, but not yet reimbursed, and then any amount which remains will be distributed to the Class R certificateholders.

Collection and Other Servicing Procedures

     The servicer will administer, service and make collections on the Contracts, exercising the degree of care that the servicer exercises with respect to similar Contracts serviced by the servicer.

     Subject to the requirements of applicable law, the servicer will be required to commence repossession and other realization procedures with respect to any defaulted Contract promptly after the servicer determines that such Contract will not be brought current. The servicer may rescind, cancel or make material modifications of the terms of a Contract, including modifying the amounts and Due Dates of Scheduled Payments, in connection with a default or imminent default thereunder.

Servicing Compensation; Certain Other Matters Regarding the Servicer

     For its servicing of the Contracts, the servicer will be entitled to receive a monthly servicing fee equal to the product of one-twelfth of 1.00% (the "Monthly Servicing Fee Rate") of the Pool Scheduled Principal Balance for the related Distribution Date (the "Monthly Servicing Fee"), whether or not the related Scheduled Payments on the Contracts are received. The Available Distribution Amount will be net of the Monthly Servicing Fee. See "--Payments on the Contracts; the Certificate Account" above.

     As part of its servicing fees, the servicer will also be entitled to retain, as compensation for the additional services provided in connection therewith, any fees for late payments made by obligors, extension fees paid by obligors for the extension of Scheduled Payments and assumption fees for permitted assumptions of Contracts by purchasers of the related manufactured homes and real property securing such Contracts, if any.

Rights Upon an Event of Default

     If an event of default has occurred under the Agreement and so long as there has been no MBIA Default that has occurred and is continuing, MBIA may terminate all of the rights of the servicer under the Agreement without the consent of the certificateholders. Upon the occurrence of an MBIA Default, such right of termination shall vest in the trustee or in holders of Certificates aggregating not less than 51% of the outstanding Certificates. Upon such termination of the servicer, all authority and power of the servicer under the Agreement will pass to and be vested in the trustee or a successor servicer as provided in the Agreement. Notwithstanding the foregoing, if an MBIA Default has occurred and is continuing, under circumstances described in the Agreement, GreenPoint Bank (or a substitute letter of credit provider if the letter of credit has been replaced) will have certain rights upon an event of default under the Agreement that may be prior to Certificateholders.

     In addition to the rights that MBIA may have against the servicer with respect to an event of default under the Agreement, MBIA may review the operations of the servicer in the event that any of the following servicing triggers occur:

     . losses on the Contracts exceed the percentages and levels set forth in the Agreement; or

     . GreenPoint Bank, the ultimate parent of GreenPoint, defaults on certain payment obligations; or

     . GreenPoint Bank fails to maintain certain capital standards established for financial institutions under the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended.

     MBIA, so long as no MBIA Default has occurred or is continuing, in its sole discretion, may remove the servicer based upon such review. In the event that MBIA removes the servicer, all authority and power of the servicer under the Agreement will pass to and be vested in the trustee or a successor servicer as provided in the

Agreement. Neither the trustee nor the certificateholders may remove the servicer upon the occurrence of a servicing trigger.

The Auction Agent

     Bankers Trust Company, a New York banking corporation, will act as Auction Agent with respect to the Offered Certificates pursuant to an auction agent agreement, between the trustee and Bankers Trust Company.

The Trustee

     The trustee, Bank One, National Association, has its corporate trust offices at 1 Bank One Plaza, Suite IL1-0126, Chicago, Illinois 60670-0126. The trustee may resign at any time, in which event the Seller will be obligated to appoint a successor trustee. The Seller may also remove the trustee if the trustee ceases to be eligible to continue as such under the Agreement or if the trustee becomes insolvent. In such circumstances, the Seller will also be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

     The Agreement requires the trustee to maintain, at its own expense, an office or agency in New York City or Chicago where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the trustee and the certificate registrar in respect of the Certificates pursuant to the Agreement may be served.

     The trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of Certificates with the same rights as it would have if it were not trustee.

     The trustee will also act as paying agent, Certificate registrar and authenticating agent under the Agreement.

Registration of the Offered Certificates

     The Offered Certificates will be book-entry certificates (the "Book-Entry Certificates"). Persons acquiring beneficial ownership interests in the Certificates ("Certificate Owners") will hold their Certificates through DTC in the United States, or Clearstream, Luxembourg or the Euroclear System in Europe if they are participants of those systems, or indirectly through organizations which are participants in those systems. The Book-Entry Certificates will be issued in one or more Certificates which equal the aggregate Certificate Balance of the Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries' names on the books of DTC. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, individually the "Relevant Depositary" and collectively the "European Depositaries"). Except as described below, no person acquiring a Book-Entry Certificate (each, a "Beneficial Owner") will be entitled to receive a physical Certificate representing such Certificate (a "Definitive Certificate"). Unless and until Definitive Certificates are issued, it is anticipated that the only "certificateholder" of the Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise their rights indirectly through Participants and DTC.

     The beneficial owner's ownership of a Book-Entry Certificate will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary (each, a "Financial Intermediary") that maintains the beneficial owner's account for such purpose. In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded in the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner's Financial Intermediary is not a Participant and on the records of Clearstream, Luxembourg or Euroclear, as appropriate).

     Certificate Owners will receive all distributions of principal of and interest on the Certificates from the trustee through DTC and Participants. While the Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Certificates and is required to receive and transmit distributions of principal of, and interest on, the Certificates. Participants and Indirect Participants with whom Certificate Owners have accounts with respect to Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess Certificates representing their respective interests in the Certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interest.

     Certificateholders will not receive or be entitled to receive Certificates representing their respective interests in the Certificates, except under the limited circumstances described below. Unless and until Definitive Certificates are issued, certificateholders who are not Participants may transfer ownership of Certificates only through Participants and Indirect Participants by instructing such Participants and Indirect Participants to transfer Certificates, by book-entry transfer, through DTC for the account of the purchasers of such Certificates, which account is maintained with their respective Participants. Under the Rules and in accordance with DTC's normal procedures, transfers of ownership of Certificates will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the Participants and Indirect Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing certificateholders.

     Because of time zone differences, credits of securities received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a Participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in such securities settled during such processing will be reported to the relevant Euroclear or Clearstream, Luxembourg customers on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg customer or Euroclear Participant (as defined below) to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in DTC. For information with respect to tax documentation procedures relating to the Certificates, see "Federal Income Tax Consequences--Taxation of Regular Certificates--Taxation of Certain Foreign Investors" and "--Backup Withholding" in the prospectus and "Global Clearance, Settlement and Tax Documentation Procedures--Certain U.S. Federal Income Tax Documentation Requirements" in Annex I to this prospectus supplement.

     Transfers between Participants will occur in accordance with DTC rules. Transfers between Clearstream, Luxembourg customers and Euroclear Participants will occur in accordance with their respective rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg customers or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by a counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC. Clearstream, Luxembourg customers and Euroclear Participants may not deliver instructions directly to the European Depositaries.

     DTC, which is a New York-chartered limited purpose trust company, performs services for its Participants, some of which, and/or their representatives, own DTC. In accordance with its normal procedures, DTC is expected to record the positions held by each Participant in the Book-Entry Certificates, whether held for its own account or as a nominee for another person. In general, beneficial ownership of Book-Entry Certificates will be subject to the Rules, as in effect from time to time.

     Clearstream, Luxembourg was incorporated in 1970 as "Cedel S.A.," a company with limited liability under Luxembourg law, or a societe anonyme. Cedel S.A. subsequently changed its name to Cedelbank. On January 10, 2000, Cedelbank's parent company, Cedel International, societe anonyme ("CI") merged its clearing, settlement and custody business with that of Deutsche Borse Clearing AG ("DBC"). The merger involved the transfer by CI of substantially all of its assets and liabilities (including its shares in CB) to a new Luxembourg company, New Cedel International, societe anonyme ("New CI"), which is 50% owned by CI and 50% owned by DBC's parent company Deutsche Borse AG. The shareholders of these two entities are banks, securities dealers and financial institutions. CI currently has 92 shareholders, including U.S. financial institutions or their subsidiaries. No single entity may own more than 5 percent of CI's stock.

     Further to the merger, the Board of Directors of New CI decided to re-name the companies in the group in order to give them a cohesive brand name. The new brand name that was chosen is "Clearstream." Effective January 14, 2000, New CI has been renamed "Clearstream International, societe anonyme." On January 18, 2000, Cedelbank was renamed "Clearstream Banking, societe anonyme," and Cedel Global Services was renamed "Clearstream Services, societe anonyme."

     On January 17, 2000, DBC was renamed "Clearstream Banking AG." This means that there are now two entities in the corporate group headed by Clearstream International which share the name "Clearstream Banking," the entity previously named "Cedelbank" and the entity previously named "Deutsche Borse Clearing AG."

     Clearstream, Luxembourg holds securities for its customers and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg customers through electronic book-entry changes in accounts of Clearstream, Luxembourg customers, thereby eliminating the need for physical movement of certificates. Transactions may be settled by Clearstream, Luxembourg in any of 36 currencies, including United States Dollars. Clearstream, Luxembourg provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg also deals with domestic securities markets in over 30 countries through established depository and custodial relationships. Clearstream, Luxembourg is registered as a bank in Luxembourg, and as such is subject to regulation by the Commission de Surveillance du Secteur Financier,

`CSSF', which supervises Luxembourg banks. Clearstream, Luxembourg's customers are world-wide financial institutions including underwriters, securities brokers and dealers, banks, trust companies and clearing corporations. Clearstream, Luxembourg's U.S. customers are limited to securities brokers and dealers, and banks. Currently, Clearstream, Luxembourg has approximately 2,000 customers located in over 80 countries, including all major European countries, Canada, and the United States. Indirect access to Clearstream, Luxembourg is available to other institutions that clear through or maintain a custodial relationship with an account holder of Clearstream, Luxembourg. Clearstream, Luxembourg has established an electronic bridge with Morgan Guaranty Trust Company of New York as the Operator of the Euroclear System (MGT/EOC) in Brussels to facilitate settlement of trades between Clearstream, Luxembourg and MGT/EOC.

     Euroclear was created in 1968 to hold securities for its participants ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of Certificates and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled in any of 29 currencies, including United States dollars. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under Contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a tangible basis with attribution of specific Certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions on the Book-Entry Certificates will be made on each Distribution Date by the trustee to DTC. DTC will be responsible for crediting the amount of such payments to the accounts of the applicable Participants in accordance with DTC's normal procedures. Each Participant will be responsible for disbursing such payments to the beneficial owners of the Book-Entry Certificates that it represents and to each Financial Intermediary for which it acts as agent. Each such Financial Intermediary will be responsible for distributing funds to the beneficial owners of the Book-Entry Certificates that it represents.

     Under a book-entry format, beneficial owners of the Book-Entry Certificates may experience some delay in their receipt of payments, since such payments will be forwarded by the trustee to Cede. Distributions with respect to Certificates held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg customers or Euroclear Participants in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary. Such distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. See "Federal Income Tax Consequences--Taxation of Regular Certificates--Taxation of Certain Foreign Investors" and "--Backup Withholding" in the prospectus. Because DTC can only act on behalf of Financial Intermediaries, the ability of a beneficial owner to pledge Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Book-Entry Certificates, may be limited due to the lack of physical Certificates for such Book-Entry Certificates. In addition, issuance of the Book-Entry Certificates in the book-entry form may reduce the liquidity of such Certificates in the secondary market since certain potential investors may be unwilling to purchase Certificates for which they cannot obtain physical Certificates.

     Monthly and annual reports on the Trust Fund will be provided to Cede, as nominee of DTC, and may be made available by Cede to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting DTC, and to the Financial Intermediaries to whose DTC accounts the Book-Entry Certificates of such beneficial owners are credited.

     DTC has advised the trustee that, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by the holders of the Book-Entry Certificates under the Agreement only at the direction of one or more Financial Intermediaries to whose DTC accounts the Book-Entry Certificates are credited, to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such Book-Entry Certificates.
Clearstream, Luxembourg or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a certificateholder under the Agreement on behalf of a Clearstream, Luxembourg customer or Euroclear Participant only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depository to effect such actions on its behalf through DTC. DTC may take actions, at the direction of the related Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

     Definitive Certificates will be issued to beneficial owners of the Book-Entry Certificates, or their nominees, rather than to DTC, only if (a) DTC or GreenPoint advises the trustee in writing that DTC is no longer willing, qualified or able to discharge properly its responsibilities as nominee and depository with respect to the Book-Entry Certificates and GreenPoint or the trustee is unable to locate a qualified successor, (b) GreenPoint, at its sole option, with the consent of the trustee, elects to terminate a book-entry system through DTC or (c) after the occurrence of an event of default under the Agreement, beneficial owners having Percentage Interests aggregating not less than 51% of the Book-Entry Certificates advise the trustee and DTC through the Financial Intermediaries and the Participants in writing that the continuation of a book-entry system through DTC, or a successor thereto, is no longer in the best interests of beneficial owners.

     Upon the occurrence of any of the events described in the immediately preceding paragraph, the trustee will be required to notify all beneficial owners of the occurrence of such event and the availability through DTC of Definitive Certificates. Upon surrender by DTC of the global Certificate or Certificates representing the Book-Entry Certificates and instructions for re-registration, the trustee will issue Definitive Certificates, and thereafter the trustee will recognize the holders of such Definitive Certificates as certificateholders under the Agreement.

     Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfer of Certificates among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

     Neither the Seller or the servicer nor the trustee will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Book-Entry Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                        Federal Income Tax Consequences

     Orrick, Herrington & Sutcliffe LLP, special counsel to the Seller, is of the opinion that, assuming (1) the making of appropriate elections and (2) compliance by the Seller, the servicer and the trustee with all of the provisions of the related Agreements:

     . the electing portion of the Trust Fund will qualify, for federal income tax purposes, as a real estate mortgage investment conduit (a "REMIC") within the meaning of Sections 860A through 860G of the Code (the "REMIC Provisions");

     . the Offered Certificates evidence the "regular interests" in such REMIC and will be treated as debt instruments for purposes of Chapter 1 of the Code (generally relating to the calculation of a certificateholder's tax liability);

     . the Class R Certificates are the sole class of "residual interests" in such REMIC; and

     . the R EMIC represented by the Trust Fund will not be subject to federal income tax as a separate entity except for:

        (1) the tax on "prohibited transactions" imposed by Section 860F of the Code;

        (2) the tax on "contributions after startup date" imposed by Section 860G(d) of the Code; and

        (3) the tax on "income on foreclosure property" imposed by Section 860G(c) of the Code, respectively, each within the meaning of the REMIC Provisions in effect on the date of this prospectus supplement.

     However, continuing qualification as a REMIC requires ongoing compliance with applicable provisions of the Code, including the REMIC provisions, and related Treasury regulations all of which are subject to change.

     The following are the currently applicable material federal income tax consequences of the purchase, ownership and disposition of Certificates. In addition to its opinions set forth above, Orrick, Herrington & Sutcliffe LLP has prepared or reviewed the statements in the prospectus and this prospectus supplement under the headings "Federal Income Tax Consequences," and is of the opinion that such statements in the prospectus and as supplemented by such statements in this prospectus supplement are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of the Trust Fund as a REMIC for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is urged to consult its own tax advisors with regard to the tax consequences to it of investing in the Offered Certificates.

     The Offered Certificates will be Regular Certificates as defined in the prospectus under "Federal Income Tax Consequences--REMIC Certificates." As such, the Offered Certificates will be treated as debt instruments for purposes of calculating a certificateholder's federal income tax liability. Holders of Offered Certificates will be required to report income with respect to such Certificates under the accrual method of accounting, regardless of their normal tax accounting method.

     Assuming in each case that a substantial amount of a Class is sold at the price for such Class stated on the cover of this prospectus supplement, and subject to the uncertainties concerning the determination of "original issue discount" for variable rate Certificates discussed in "Federal Income Tax Consequences--Taxation of Regular Certificates--Original Issue Discount" and "-- Variable Rate Certificates" in the prospectus, the Offered Certificates will not be issued with "original issue discount."

     The prepayment assumption that will be used in determining the rate of accrual of original issue discount, market discount and premium, if any, for federal income tax purposes will be based on the assumption that, subsequent to the date of any determination the Contracts will prepay at a rate equal to 250% of the Prepayment Model. No representation is made that the Contracts will prepay at that rate or at any other rate. See "Federal Income Tax Consequences-- Taxation of Regular Certificates--Original Issue Discount" and "--Premium" in the prospectus.

     If the method for computing original issue discount described in the prospectus results in a negative amount for any period with respect to a holder of an Offered Certificate, the amount of original issue discount allocable to such period would be zero and such certificateholder will be permitted to offset such negative amount only against future original issue discount (if any) attributable to such Certificates.

     In certain circumstances IRS Regulations relating to "original issue discount" permit the holder of a debt instrument to recognize "original issue discount" under a method that differs from that used by the issuer. Accordingly, it is possible that the holder of an Offered Certificate may be able to select a method for recognizing "original issue discount" that differs from that used by the REMIC administrator in preparing reports to the certificateholders and the IRS.

     Certain classes of the Offered Certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of such a class of Offered Certificates will be treated as holding a Certificate with amortizable bond premium will depend on such certificateholder's purchase price and the distributions remaining to be made on such Certificate at the time of its acquisition by such certificateholder. Holders of such classes of Certificates should consult their tax advisors regarding the possibility of making an election to amortize such premium. See "Federal Income Tax Consequences--Taxation of Regular Certificates" and "--Premium" in the prospectus.

     The Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code and "real estate assets" under Section 856(c)(4)(A) of the Code generally in the same proportion that the assets of the Trust Fund would be so treated. In addition, interest on the Offered Certificates will be treated as "interest on obligations secured by mortgages on real property" under
Section 856(c)(3)(B) of the Code generally to the extent that such Certificates are treated as "real estate assets" under Section 856(c)(4)(A) of the Code. Moreover, the Certificates (other than the Residual Certificates) will be "qualified mortgages" within the meaning of Section 860G(a)(3) of the Code if transferred to another REMIC on its startup day in exchange for a regular or residual interest therein. See "Description of the Certificates--Termination of the Agreement" in this prospectus supplement and "Federal Income Tax Consequences--REMIC Certificates" in the prospectus.

     For further information regarding federal income tax consequences of investing in the Offered Certificates, see "Federal Income Tax Consequences-- REMIC Certificates" in the prospectus.

                             ERISA Considerations

General

     ERISA and Section 4975 of the Code impose certain restrictions on employee benefit or other plans that are subject to ERISA and/or Section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to such Plans. See "ERISA Considerations" in the prospectus.

     Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Code, the applicability of the Exemption (defined below) and other administrative exemptions under ERISA and the potential consequences in their specific circumstances, prior to making an investment in the Certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

Certificates (other than the Class R Certificates)

     The U.S. Department of Labor, or "DOL," has granted to the Underwriter an individual prohibited transaction exemption (as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21, 1997), the "Exemption") from certain of the prohibited transaction rules of ERISA. The Exemption exempts from the prohibitions of Sections 406(a) and 407(a) of ERISA, and the related excise tax provisions of
Section 4975 of the Code, the purchase, holding and resale by Plans of pass-through certificates representing interests in trusts that hold assets consisting primarily of certain receivables, loans and other obligations that are secured and meet the general conditions summarized below. The receivables covered by the Exemption include manufactured housing installment sales contracts and installment loan agreements secured by manufactured homes such as the Contracts.

     Among the general conditions which must be satisfied for the Exemption to apply to the acquisition, holding and resale by a Plan of the Offered Certificates are the following:

     (1) The acquisition of such Certificates by a Plan is on terms (including the price for such Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party.

     (2) The rights and interests evidenced by the Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other Certificates of the Trust Fund.

     (3) The Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from either S&P, Moody's or Fitch, Inc. ("Fitch") (the "Exemption Rating Agencies").

     (4) The trustee is not an affiliate of the Underwriter, GreenPoint, MBIA, any obligor with respect to Contracts included in the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties. (Such parties, and the trustee and its affiliates, are sometimes referred to in this prospectus supplement collectively as the "Restricted Group.") As of the date hereof, no obligor with respect to Contracts included in the Trust Fund is an obligor with respect to Contracts constituting more than 5% of the aggregate unamortized principal balance of the assets of the Trust Fund.

     (5) The sum of all payments made to and retained by the Underwriter in connection with the distribution of the Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Seller pursuant to the sale of the Contracts to the Trust Fund represents not more than the fair market value of such Contracts. The sum of all payments made to and retained by GreenPoint, represents not more than reasonable compensation for GreenPoint's services under the Agreement and reimbursement of GreenPoint's reasonable expenses in connection therewith.

     (6) The Plan is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

     In addition, the Exemption exempts from the prohibitions of Sections 406(a), 406(b) and 407(a) of ERISA, and the related excise tax provisions of
Section 4975 of the Code, transactions undertaken in connection with the servicing, management and operation of such a Trust Fund pursuant to a binding pooling and servicing agreement, subject to the foregoing general conditions and to certain additional requirements. The Seller believes that the Exemption will apply to such transactions undertaken with respect to the Trust Fund and the Contracts and that all conditions of the Exemption other than those within the control of the investors have been or will be met.

     The Exemption also exempts from the prohibition of Sections 406(b)(1) and 406(b)(2) of ERISA, and the related excise tax provisions of Section 4975 of the Code, the direct or indirect sale, exchange or transfer of the Offered Certificates between the Seller or the Underwriter and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of the Plan's assets in such Certificates (the "Fiduciary") is (a) an obligor with respect to 5% or less of the fair market value of Contracts in the Trust Fund or (b) an affiliate of any such person, subject to the general conditions summarized above and to the following additional requirements:

     (1) No member of the Restricted Group is a sponsor of the Plan.

     (2) In connection with the initial issuance of such Certificates, at least 50% in Percentage Interests of such Class of Certificates is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the Trust Fund is acquired by persons independent of the Restricted Group.

     (3) The Plan's investment in the Certificates does not exceed 25% in Percentage Interests of any Class of such Certificates outstanding at the time of acquisition.

     (4) Immediately after the acquisition of such Certificates, no more than 25% of the assets of a Plan with respect to which the Fiduciary has discretionary authority or renders investment advice are invested in Certificates representing an interest in a Trust Fund containing assets sold or serviced by the same entity.

     The Exemption also applies to the direct or indirect acquisition or disposition of Offered Certificates by a Plan in the secondary market if certain conditions are met and to the continued holding of Certificates acquired in initial or secondary markets.

     The Seller believes that the Exemption will apply to the acquisition and holding of Offered Certificates by Plans and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, there is no person who is an obligor with respect to Contracts included in the Trust Fund constituting more than 5% of the aggregate unamortized principal balance of the assets of the Trust Fund. Any Plan fiduciary who proposes to cause a Plan to purchase such Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of Certificates. Assets of a Plan should not be invested in Certificates unless it is clear that the Exemption will apply and exempt all potential prohibited transactions. See "ERISA Considerations" in the prospectus.

     Before purchasing a Certificate, a fiduciary of a Plan should make its own determination as to the availability of the exemptive relief provided in the Exemption or the availability of any other prohibited transaction exemptions, and whether the conditions of any such exemption will be applicable to the Certificate. Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the fiduciary duty and prohibited transaction provisions of ERISA and Section 4975 of the Code to such investment. See "ERISA Considerations" in the prospectus.

                                    Ratings

     It is a condition to the issuance of the Certificates that the Offered Certificates be rated "AAA" by Standard & Poor's Ratings Services ("S&P") and "Aaa" by Moody's Investors Service, Inc. ("Moody's" and, together with S&P, the "Rating Agencies"). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of the Offered Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities. Ratings do not address whether or not the Certificates will receive any Net Funds Cap Carryover Amount or the ability of the holder of the Class R Certificates to purchase any Contract that has been converted to a fixed rate Contract.

     The ratings assigned by Moody's to pass-through certificates address the likelihood of the receipt by the related certificateholders of their allocable share of principal and/or interest on the underlying assets. The ratings assigned by S&P to the pass-through certificates address the likelihood that the related certificateholder will receive its allocable share of timely payment of interest and ultimate repayment of principal by the related Last Scheduled Distribution Date. S&P and Moody's ratings take into consideration the credit quality of the related underlying assets, any credit support arrangements, structural and legal aspects associated with such Certificates, and the extent to which the payment stream on such underlying assets is adequate to make payments required by such Certificates. Among other things, a reduction in the rating of MBIA's claims-paying ability may result in a reduction of the ratings of the Offered Certificates. S&P and Moody's ratings on such Certificates do not, however, constitute a statement regarding frequency of prepayments on the underlying assets or as to whether yield may be adversely affected as a result thereof. An explanation of the significance of such ratings may be obtained from Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041, telephone (212) 438-2000 and Moody's Investors Service, Inc., 99 Church Street, 4th floor, New York, New York 10007, telephone (212) 553-0300.

     The Seller has not requested a rating on the Offered Certificates by any rating agency other than S&P and Moody's. However, there can be no assurance as to whether any other rating agency will rate any or all of the Offered Certificates, or if it did, what rating would be assigned to the Offered Certificates by any such other rating agency. A rating on any or all of the Offered Certificates by certain other rating agencies, if assigned at all, may be lower than the rating assigned to such Certificates by S&P and Moody's.

                               Legal Investment

     The Offered Certificates will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA") so long as they are rated in the two highest categories by at least one nationally recognized statistical rating organization and, as such, will constitute legal investments for certain types of investors to the extent provided in SMMEA. Such institutions should consult their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for such investors. See "Legal Investment" in the prospectus.

                            Method of Distribution

     Salomon Smith Barney Inc. (the "Underwriter") has agreed, subject to the terms and conditions of the Underwriting Agreement dated September 21, 2000 (the "Underwriting Agreement"), between the Seller and the Underwriter, to purchase the Offered Certificates from the Seller. In the Underwriting Agreement, the Underwriter has agreed, subject to the terms and conditions set forth therein, to purchase all of the Certificates offered hereby if any Certificates are purchased. The Underwriting Agreement provides that the Seller will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments the Underwriter may be required to make in respect thereof. The Underwriter will reimburse certain expenses of the Seller.

     The Seller has been advised by the Underwriter that it proposes initially to offer the Certificates to the public at the prices set forth in this prospectus supplement, and to certain dealers at such prices, less the initial concession not in excess of 0.165% of the Class A-1 Certificate Balance, 0.165% of the Class A-2 Certificate Balance and 0.165% of the Class A-3 Certificate Balance. The Underwriter may allow dealers, and such dealers may allow, a concession not in excess of 0.135% of the Class A-1 Certificate Balance, 0.135 % of the Class A-2 Certificate Balance and 0.135% of the Class A-3 Certificate Balance. After the initial public offering of the Certificates, the public offering prices and such concessions may be changed. GreenPoint estimates that it will incur expenses of $550,000 in connection with this offering.

     In connection with the sale of the Certificates, the Underwriter and other persons participating in the sale may engage in transactions that stabilize, maintain or otherwise affect the price of the Certificates. Specifically, the Underwriter may over-allot in connection with the sale, creating a short position in the Certificates for its own account. To cover over-allotments or to stabilize the price of the Certificates, the Underwriter may bid for, and purchase, Certificates in the open market. The Underwriter may also impose a penalty bid whereby it may reclaim selling concessions allowed to an underwriter or a dealer for distributing the Certificates, if the Underwriter repurchases previously distributed Certificates in transactions to cover its short position, in stabilization transactions or otherwise. Finally, the Underwriter may bid for, and purchase, Certificates in market making transactions. These activities may stabilize or maintain the market price of the Certificates above market levels that may otherwise prevail. The Underwriter is not required to engage in these activities and may end any of these activities at any time.

                                Use of Proceeds

     Substantially all of the net proceeds to be received from the sale of the Offered Certificates will be used by the Seller for general corporate purposes, including the purchase of the Contracts and the payment of other expenses connected with pooling the Contracts and issuing the Offered Certificates.

                                 Legal Matters

     Certain legal matters relating to the Offered Certificates, including legal matters relating to material federal income tax consequences concerning the Offered Certificates, will be passed upon for the Seller by

Orrick, Herrington & Sutcliffe LLP, Los Angeles, California and for the Underwriter by Brown & Wood LLP, New York, New York.

                                    Experts

     The consolidated balance sheets of MBIA Insurance Corporation and Subsidiaries as of December 31, 1999 and December 31, 1998 and the related consolidated statements of income, changes in shareholder's equity and cash flows for each of the three years in the period ended December 31, 1999, incorporated by reference into this prospectus supplement, have been incorporated in this prospectus supplement in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                   Glossary

     Below are abbreviated definitions of significant capitalized terms used in this prospectus supplement. Capitalized terms used in this prospectus supplement but not defined in this prospectus supplement shall have the meanings assigned to them in the accompanying prospectus. The Agreement (as defined below) may contain more complete definitions of the terms used in this prospectus supplement and reference should be made to the Agreement for a more complete understanding of all such terms.

     "Advances" means the advances made by a servicer pursuant to the related Agreement.

     "Agreement" means that certain Pooling and Servicing Agreement, dated as of September 1, 2000, by and between GreenPoint, as seller and servicer, and Bank One, National Association, as trustee.

     "Available Distribution Amount" with respect to each Distribution Date, is the sum of:

     (a) the Monthly Advance (as defined under "Description of the Certificates-Advances" in this prospectus supplement) for the related Distribution Date; and

     (b) the amount in the Certificate Account on the close of business on the last day of the immediately preceding Collection Period, less the sum of:

         (1) any repossession profits, of which there are expected to be a de minimis amount;

         (2) payments on Contracts that have been repurchased as a result of a breach of a representation or warranty that are received during or after the month of repurchase;

         (3) Excess Contract Payments and any payments not required to be distributed to the certificateholders on the related Distribution Date;

         (4) Liquidation Expenses and certain taxes and insurance premiums advanced by the servicer in respect of the manufactured homes (as described under "Description of the Certificates--Advances" in this prospectus supplement);

         (5) reimbursements to the servicer for Nonrecoverable Advances and Monthly Advances, to the extent permitted by the Agreement (as described under "Description of the Certificates--Advances" in this prospectus supplement); and

         (6) the Monthly Servicing Fee.

     "Available Funds Shortfall" means, with respect to any Distribution Date, the amount, if any, by which the Available Distribution Amount, prior to giving effect to any Letter of Credit Draw Amount or any Enhancement Payment for the related Distribution Date, is less than the amount required to be distributed to the Class A-1 Certificates, Class A-2 Certificates and the Class A-3 Certificates on such Distribution Date pursuant to clauses (1) and (2) of "Description of the Certificates--Priority of Distributions" in this prospectus supplement.

     "Class A-1 Formula Rate" means, with respect to the first Distribution Date, the rate as set by the Underwriter not later than September 26, 2000, which will not exceed the Maximum Auction Rate (as defined in Annex II hereto). Thereafter, the "Class A-1 Formula Rate" will be the Auction Rate (as defined in Annex II hereto) established for the Class A-1 Certificates for such Distribution Date based upon the Auction Procedures described in Annex II hereto.

     "Class A-1 Net Funds Cap Carryover Amount" means the Net Funds Cap Carryover Amount attributable to the Class A-1 Certificates, if any.

     "Class A-2 Formula Rate" means, with respect to the first Distribution Date, the rate as set by the Underwriter not later than September 26, 2000, which will not exceed the Maximum Auction Rate (as defined in Annex II hereto). Thereafter, the "Class A-2 Formula Rate" will be the Auction Rate (as defined in Annex II hereto) established for the Class A-2 Certificates for such Distribution Date based upon the Auction Procedures described in Annex II hereto.

     "Class A-2 Net Funds Cap Carryover Amount" means the Net Funds Cap Carryover Amount attributable to the Class A-2 Certificates, if any.

     "Class A-3 Formula Rate" means, with respect to the first Distribution Date, the rate as set by the Underwriter not later than September 26, 2000, which will not exceed the Maximum Auction Rate (as defined in Annex II hereto). Thereafter, the "Class A-3 Formula Rate" will be the Auction Rate (as defined in Annex II hereto) established for the Class A-3 Certificates for such Distribution Date based upon the Auction Procedures described in Annex II hereto.

     "Class A-3 Net Funds Cap Carryover Amount" means the Net Funds Cap Carryover Amount attributable to the Class A-3 Certificates, if any.

     "Clearstream, Luxembourg" means Clearstream Banking, societe anonyme, 67 Bd Grande-Duchesse Charlotte, L-2967 Luxembourg.

     "Closing Date" means September 27, 2000.

     "Collection Period" means, with respect to any Distribution Date, the second preceding calendar month preceding the month of the Distribution Date.

     "Credit Enhancement Amount" means, with respect to each Distribution Date, the sum of any Letter of Credit Draw Amount and any Enhancement Payment.

     "Credit Enhancement Default" means that the following events have occurred:

     . a Letter of Credit Default has occurred and is continuing or the Letter of Credit has been cancelled by the mutual agreement of MBIA and GreenPoint Bank, without the consent of the seller, the servicer, the trustee or the certificateholders and the Letter of Credit has not been replaced or the Letter of Credit is insufficient; and

     .  an MBIA Default has occurred and is continuing.

     "Cut-off Date" means August 31, 2000.

     "Determination Date" means the third business day prior to each Distribution Date for the Class A-1 Certificates.

     "Distribution Date" means, with respect to the Class A-1 Certificates, the 4th day of each month, or, if the 4th day is not a business day, the next succeeding business day, beginning in November 2000. With respect to the Class A-2 Certificates, the Distribution Date will be on the 11th day of each month, or, if the 11th day is not a business day, the next succeeding business day beginning in November 2000. With respect to the Class A-3 Certificates, the Distribution Date will be on the 14th day of each month, or, if the 14th day is not a business day, the next succeeding business day beginning in November 2000.

     "Enhancement Payment" means, with respect to any Distribution Date, payments payable under the Certificate Insurance Policy equal to the amount by which the aggregate amount distributable to the Class A-1, Class A-2 and Class A-3 Certificates described in clauses (1) and (2) of "Description of the Certificates--Priority of Distributions" exceeds the Available Distribution Amount plus the Letter of Credit Draw Amount, if any.

     "Excess Contract Payment" means a payment received on a Contract that is in excess of the Scheduled Payment or, generally, an integral multiple thereof, on the Contract, is not a partial principal prepayment or prepayment in full and is not part of any Liquidation Proceeds. Excess Contract Payments will be held by the trustee in the Certificate Account and may be applied as described under "Description of the Certificates--Advances" in this prospectus supplement.

     "Formula Principal Distribution Amount" means, with respect to each Distribution Date, the sum of:

     (1) all scheduled payments of principal due on each outstanding Contract during the Collection Period preceding the month in which the Distribution Date occurs;

     (2) the Scheduled Principal Balance of each Contract which, during the Collection Period preceding the month of such Distribution Date, was purchased by GreenPoint pursuant to the Agreement on account of certain breaches of its representations and warranties or purchased by the holder of the Class R Certificates pursuant to the Agreement on account of any Contract which has been converted to a fixed rate from a variable rate;

     (3) all partial prepayments of principal on the Contracts received during such preceding Collection Period;

     (4) the Scheduled Principal Balance of each Contract that was prepaid in full during such preceding Collection Period;

     (5) the Scheduled Principal Balance of each Contract that became a Liquidated Contract during such preceding Collection Period;

     (6) the aggregate of all non-cash reductions in the Scheduled Principal Balance of the Contracts during such proceeding Collection Period whether by bankruptcy or other similar proceeding or other adjustment by the servicer in the normal course of its servicing activities; and

     (7) any previously undistributed shortfalls in the amounts in clauses (1) through (6) above in respect of prior Distribution Dates, other than any such shortfall with respect to which an Enhancement Payment has been made to the certificateholders.

     "Insurance Agreement" means that certain Master Insurance and Reimbursement Agreement (as amended or supplemented from time to time), dated as of the Closing Date, among GreenPoint, the initial holder of the Class R Certificates, the trustee and MBIA.

     "Letter of Credit" means the letter of credit issued by GreenPoint Bank to provide credit enhancement for the benefit of the Certificateholders (or any substitute letter of credit or similar credit enhancement pursuant to mutual agreement between MBIA and GreenPoint Bank).

     "Letter of Credit Default" means the failure of GreenPoint Bank, or a substitute letter of credit provider if the Letter of Credit has been replaced, to make a payment under the Letter of Credit in accordance with its terms.

     "Letter of Credit Draw Amount" means, with respect to any Distribution Date and the immediately preceding Collection Period, and for so long as the Letter of Credit remains in effect, the lesser of (1) the remaining amount available under the Letter of Credit and (2) the Available Funds Shortfall.

     "LIBOR Determination Date" means, with respect to any Interest Period, the second London business day preceding the commencement of that Interest Period. For purposes of determining LIBOR, a "London business day" is any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

     "MBIA" means MBIA Insurance Corporation and its permitted successors and assigns.

     "MBIA Default" means the failure by MBIA to make a payment under the Certificate Insurance Policy in accordance with its terms.

     "Monthly Advance" means an advance required to be made by the servicer pursuant to the Agreement equal to the lesser of:

     . delinquent Scheduled Payments of principal and interest on the Contracts that were due in the preceding Collection Period; or

     . the amount, if any, by which scheduled distributions of principal and interest due on the Certificates exceed the amount specified in clause
        (b) of the definition of the Available Distribution Amount on that Distribution Date;

except to the extent that, in the servicer's sole judgment, the advance would not be recoverable from related late payments, Liquidation Proceeds or otherwise.

     "Net Contract Rate" means, with respect to each contract, (a) for the first twelve Distribution Dates, the related Contract Rate on the first day of the related Collection Period minus 1.00% and (b) for each Distribution Date thereafter, the related Contract Rate on the first day of the related Collection Period minus 1.50%.

     "Net Funds Cap" means, with respect to any Distribution Date, a per annum rate equal to the average of the Net Contract Rates of the Contracts as of the first day of the related Collection Period, weighted on the basis of the Scheduled Principal Balance of the Contracts on the first day of the related Collection Period.

     "Net Funds Cap Carryover Amount" means, with respect to the first Distribution Date, zero. On each subsequent Distribution Date and with respect to each of the Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates, the Net Funds Cap Carryover Amount means the sum of:

     (A) if on such Distribution Date, the Pass-Through Rate for the Class A-1 Certificates, Class A-2 Certificates or the Class A-3 Certificates is based upon the Net Funds Cap, the excess of:

         (1) the lesser of:

             (a) the product of:

                 .  the Weighted Average Maximum Cap; and

                 . the Class A-1 Certificate Balance, Class A-2 Certificate Balance or Class A-3 Certificate Balance, as applicable; and

             (b) the amount of interest the Class A-1 Certificates, Class A-2
                 Certificates or Class A-3 Certificates, as applicable, would otherwise be entitled to receive on such Distribution Date had such rate been calculated at the Class A-1 Formula Rate, Class A-2 Formula Rate or the Class A-3 Formula Rate, as applicable, for such Distribution Date; over

         (2) the amount of interest payable on the Class A-1 Certificates, Class A-2 Certificates or Class A-3 Certificates, as applicable, at the Net Funds Cap for such Distribution Date; and

     (B) the Net Funds Cap Carryover Amount, together with accrued interest thereon at the Class A-1 Pass-Through Rate, Class A-2 Pass-Through Rate or Class A-3 Pass-Through Rate, as applicable, in effect on such Distribution Date, for all previous Distribution Dates not previously paid pursuant to clause (5) under "Description of the Certificates-- Priority of Distributions" in this prospectus supplement.

     "Nonrecoverable Advance" means a Monthly Advance or an advance made by the servicer in respect of certain taxes and insurance premiums not paid by an obligor on a timely basis, in each case, that is subsequently deemed, in the servicer's sole judgment, to be nonrecoverable from related late payments, Liquidation Proceeds or otherwise.

     "Offered Certificates" means the Class A-1 Certificates, the Class A-2 Certificates and the Class A-3 Certificates.

     "One-Month LIBOR" means, as of any LIBOR Determination Date, the rate for deposits in United States dollars for a period equal to the relevant Interest Period (commencing on the first day of such Interest Period) which appears on Telerate Screen Page 3750 as of 11:00 a.m., London time, on such date. If such rate does not appear on Telerate Screen Page 3750, the rate for that day will be determined on the basis of the rates at which deposits in United States dollars are offered by the Reference Banks at approximately 11:00 a.m., London time, on that day to prime banks in the London interbank market for a period equal to the relevant Interest Period (commencing on the first day of such Interest Period). On each LIBOR Determination Date, the trustee will determine One-Month LIBOR for the next Interest Period (as defined in this prospectus supplement) for the Class A-1 Certificates. The trustee will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that day will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that day will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the servicer, at approximately 11:00 a.m., New York City time, on that day for loans in United States dollars to leading European banks for a period equal to the relevant Interest Period (commencing on the first day of such Interest Period).

     "Percentage Interest" means the undivided percentage interest of a Certificate in the distributions on the Class of Certificates to which it relates which will be equal to the percentage obtained from dividing the denomination of the Certificate by the Initial Certificate Balance of the Class of Certificates to which it relates.

     "Pool Scheduled Principal Balance" means, with respect to any Distribution Date, the Cut-off Date Pool Principal Balance, less the aggregate of the Formula Principal Distribution Amounts (exclusive of the amounts in clause (7) of the definition thereof) for all prior Distribution Dates.

     "Record Date" means, with respect to the first Distribution Date, the close of business on the Closing Date and with respect to subsequent Distribution Dates, the close of business on the last business day preceding the applicable Distribution Date.

     "Reference Banks" means leading banks selected by the trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

     "Special Account" means the account established and maintained in accordance with the terms of the Insurance Agreement.

     "Telerate Screen Page 3750" means the display page so designated on the Bridge Telerate Capital Markets Report, or such other page as may replace page 3750 on such service for the purpose of displaying London interbank offered rates of major banks. If the rate does not appear on that page, or some other page as may replace that page on such service, or if the service is no longer offered, some other service for displaying LIBOR or comparable rates as may be selected by the trustee after consultation with the servicer.

     "Trust Fund" means all of the assets of the trust fund created by GreenPoint to issue the GreenPoint Credit Manufactured Housing Contract Trust Pass-Through Certificates, Series 2000-5.

     "Twelve-Month LIBOR" means, the average of interbank offered rates for one year U.S. dollar denominated deposits in the London market based on the quotation of major banks listed as the "1-Year London Interbank Offered Rates Index" found in the Wall Street Journal, Money & Investing section, under the "Money Rates" table.

     "Weighted Average Maximum Cap" means, with respect to any Distribution Date, the weighted average of the Maximum Caps of the Contracts on such Distribution Date or with respect to any Contract that has converted from a variable rate to a fixed rate and has not been repurchased by the Class R certificateholders, the applicable fixed rate, multiplied by a fraction, the numerator of which is the actual number of days elapsed in the related Interest Period and the denominator of which is 360.

                                    Annex I

                       Global Clearance, Settlement and
                         Tax Documentation Procedures

     Except in certain limited circumstances, the globally offered GreenPoint Manufactured Housing Contract Trust Pass-Through Certificates, Series 2000-5 (the "Global Securities") will be available only in book-entry form. Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream, Luxembourg or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

     Secondary market trading between investors holding Global Securities through Clearstream, Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

     Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

     Secondary cross-market trading between Clearstream, Luxembourg or Euroclear and Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream, Luxembourg and Euroclear (in such capacity) and as Participants.

     Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

     Initial Settlement for the Global Securities will be in immediately available funds.

     Investors electing to hold their Global Securities through DTC (other than through accounts at Euroclear or Clearstream, Luxembourg) will follow the settlement practices applicable to U.S. corporate debt obligations. The securities custody accounts of investors will be credited with their holdings against payment in same-day funds on the settlement date.

     Investors electing to hold their Global Securities through Euroclear or Clearstream, Luxembourg accounts will follow the settlement procedures applicable to conventional Eurobonds in registered form. Global Securities will be credited to the securities custody accounts of Euroclear and Clearstream, Luxembourg holders on the business day following the settlement date against payment for value on the settlement date.

Secondary Market Trading

     Because the purchaser determines the place of delivery, it is important to establish at the time of the trading of any Global Securities where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

     Trading Between DTC Participants. Secondary market trading between Participants (other than Morgan Guaranty Trust Company of New York ("Morgan") and Citibank, N.A. ("Citibank") as depositories for Euroclear and Clearstream, Luxembourg respectively) will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

     Trading Between Euroclear Participants and/or Clearstream, Luxembourg Customers. Secondary market trading between Euroclear Participants and/or Clearstream, Luxembourg customers will be settled using the procedures applicable to conventional eurobonds in same-day funds.

     Trading Between DTC Seller and Euroclear or Clearstream, Luxembourg Purchaser. When Global Securities are to be transferred from the account of a Participant (other than Morgan and Citibank as depositories for Euroclear and Clearstream, Luxembourg, respectively) to the account of a Euroclear Participant or a Clearstream, Luxembourg customer, the purchaser must send instructions to Clearstream, Luxembourg before settlement date 12:30. Euroclear or Clearstream, Luxembourg, as the case may be, will instruct Morgan or Citibank respectively, to receive the Global Securities against payment. Payment will then be made by Morgan or Citibank as the case may be, to the Participant's account against delivery of the Global Securities. After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Euroclear Participants' or Clearstream, Luxembourg customers' accounts. Credit for the Global Securities will appear on the next day (European time) and cash debit will be back-valued to, and the interest on the Notes will accrue from the value date (which would be the preceding day when settlement occurs in New York). If settlement is not completed on the intended value date (i.e. the trade fails), the Euroclear or Clearstream, Luxembourg cash debit will be valued instead as of the actual settlement date.

     Euroclear Participants and Clearstream, Luxembourg customers will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Euroclear or Clearstream, Luxembourg. Under this approach, they may take on credit exposure to Euroclear or Clearstream, Luxembourg until the Global Securities are credited to their accounts one-day later.

     As an alternative, if Euroclear or Clearstream, Luxembourg has extended a line of credit to them, participants/customers can elect not pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear Participants or Clearstream, Luxembourg customers purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, in many cases, the investment income on Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each participant's/customer's particular cost of funds.

     Because the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending Global Securities to Morgan or Citibank for the benefit of Euroclear participants or Clearstream, Luxembourg customers. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participant, a cross-market transaction will settle no differently from a trade between two Participants.

     Trading Between Euroclear or Clearstream, Luxembourg Seller and DTC Purchaser. Due to time zone differences in their favor, Euroclear Participants and Clearstream, Luxembourg customers may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through Morgan or Citibank, to another Participant. The seller must send instructions to Clearstream, Luxembourg before settlement date 12:30. In these cases, Euroclear or Clearstream, Luxembourg will instruct Morgan or Citibank, as appropriate, to credit the Global Securities to the Participant's account against payment. The payment will then be reflected in the account of the Euroclear Participant or Clearstream, Luxembourg customer the following business day, and receipt of the cash proceeds in the Euroclear Participant's or Clearstream, Luxembourg customers' account will be back-valued to the value date (which would be the preceding day, when settlement occurs in New York). If the Euroclear Participant or Clearstream, Luxembourg customer has a line of credit with its respective clearing system and elects to draw on such line of credit in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e. the trade fails), receipt of the cash proceeds in the Euroclear Participant's or Clearstream, Luxembourg customer's account would instead be valued as of the actual settlement date.

Certain U.S. Federal Income Tax Documentation Requirements

     A beneficial owner of Global Securities holding securities through Clearstream, Luxembourg or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including "original issue discount") on registered debt issued by U.S. Persons, unless, under currently applicable laws, (i) each clearing system, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and
(ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

     Exemption for non-U.S. Persons (Form W-8 or Form W-8BEN). Beneficial owners of Global Securities that are non-U.S. Persons can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status) or Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8 or Form W-8BEN changes, a new Form W-8 must be filed within 30 days of such change. After December 31, 2000, only Form W-8BEN will be acceptable.

     Exemption for non-U.S. Persons with effectively connected income (Form 4224 or Form W-8ECI). A non-U.S. Person, including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or Form W-8ECI (Certificate of Foreign Person's Claim for Exemption from Withholding on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

     Exemption or reduced rate for non-U.S. Persons resident in treaty countries (Form 1001 or Form W-8BEN). Non-U.S. Persons that are Certificate Owners residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Ownership, Exemption or Reduced Rate Certificate) or Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If Form 1001 is provided and the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form 1001 may be filed by the Certificate Owner or his agent. After December 31, 2000, only Form W-8BEN will be acceptable.

     Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and Certification).

     U.S. Federal Income Tax Reporting Procedure. The Certificate Owner of a Global Security or, in the case of a Form 1001 or a Form 4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8, Form 1001 and Form 4224 are effective until December 31, 2000. Form W-8BEN and Form -8ECI are effective until the third succeeding calendar year from the date the form is signed. The term "U.S. Person" means (i) a citizen or resident of the United States, (ii) a corporation or partnership organized in or under the laws of the United States, any State thereof or the District of Columbia, or (iii) an estate or trust the income of which is includible in gross income for United States tax purposes, regardless of its source. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities. Further, the U.S. Treasury Department has recently finalized new regulations that will revise some aspects of the current system for withholding on amounts paid to foreign persons. Under these regulations, interest or "original issue discount" paid to a nonresident alien would continue to be exempt from U.S. withholding taxes (including backup withholding) provided that the holder complies with the new certification procedures.

                                   Annex II

                              Auction Procedures

     The following description of the Auction Procedures applies to the Offered Certificates. The term "Certificate," as used in this Annex, refers to the Offered Certificates, and the term "Certificateholder" refers to Certificateholders holding a Certificate of the related Class of the Offered Certificates.

     Definitions

     Capitalized terms used in this Annex II and not otherwise defined have the meanings ascribed to them in the accompanying prospectus supplement. Additionally, the following terms have the meanings ascribed to them:

     "All Hold Rate" means for any Interest Period and the related Class ninety percent (90%) of One-Month LIBOR for such period.

     "Auction" means the implementation of the Auction Procedures on an Auction Date.

     "Auction Agent" means Bankers Trust Company, a New York banking corporation, or any successor appointed under the Auction Agent Agreement.

     "Auction Agent Agreement" means the Auction Agent Agreement, to be entered into as of the Closing Date, among the trustee, the Auction Agent and GreenPoint Bank, as holder of the Class R Certificates.

     "Auction Agent Fee" means the fee paid to the Auction Agent pursuant to the Auction Agent Agreement.

     "Auction Date" means, with respect to each Class, the Business Day immediately preceding the first day of the applicable Auction Period for such Class, commencing in November 2000, other than:

     (1) each Auction Period commencing after such Class is no longer Book-Entry Certificates;

     (2) each Auction Period commencing after and during the continuance of an MBIA Default; or

     (3) each Auction Period commencing less than two Business Days after the cure or waiver of an MBIA Default.

Notwithstanding the foregoing, the Auction Date for one or more Auction Periods may be changed pursuant to the Auction Agent Agreement, as described in this prospectus supplement.

     "Auction Period" means, for the Class A-1 Certificates, the Interest Period for the Class A-1 Certificates, for the Class A-2 Certificates, the Interest Period for the Class A-2 Certificates and for the Class A-3 Certificates, the Interest Period for the Class A-3 Certificates, respectively.

     "Auction Procedures" means the procedures set forth in the Agreement, and described in this prospectus supplement by which the Auction Rate is determined.

     "Auction Rate" means the rate of interest per annum for each Class that results from the implementation of the Auction Procedures.

     "Authorized Denominations" means $25,000 and integral multiples of $25,000 in excess thereof.

     "Broker-Dealer" means Salomon Smith Barney Inc. or any other broker or dealer (each as defined in the Securities Exchange Act of 1934, as amended), commercial bank or other entity permitted by law to perform the functions required of a Broker-Dealer set forth in the Auction Procedures that (a) is a Participant (or an affiliate of a Participant), (b) has been appointed as such by the servicer, with the consent of the Market Agent and (c) has entered into a Broker-Dealer Agreement that is in effect on the date of reference.

     "Broker-Dealer Agreement" means the Broker-Dealer Agreement, to be entered into as of the Closing Date, among the Auction Agent, the Broker-Dealer and GreenPoint Bank, as holder of the Class R Certificates and each other agreement among the Auction Agent, the holder of the Class R Certificates and an eligible Broker-Dealer, as from time to time, amended or supplemented.

     "Broker-Dealer Fee" means the fee paid to the Broker-Dealer pursuant to the Broker-Dealer Agreement.

     "Business Day" means any day other than (i) a Saturday or Sunday or (ii) a day on which the New York Stock Exchange or banking institutions in the States of New York, Illinois or California are authorized or obligated by law or executive order to be closed.

     "Class" means the Class A-1 Certificates, the Class A-2 Certificates or the Class A-3 Certificates, as applicable.

     "Class A-1 Pass-Through Rate" means the per annum rate equal to the lesser of (a) the Class A-1 Formula Rate and (b) the Net Funds Cap for such Distribution Date.

     "Class A-2 Pass-Through Rate" means the per annum rate equal to the lesser of (a) the Class A-2 Formula Rate and (b) the Net Funds Cap for such Distribution Date.

     "Class A-3 Pass-Through Rate" means the per annum rate equal to the lesser of (a) the Class A-3 Formula Rate and (b) the Net Funds Cap for such Distribution Date.

     "Existing Certificateholder" means (i) with respect to and for the purpose of dealing with the Auction Agent in connection with an Auction, a Person who is a Broker-Dealer listed in the Existing Certificateholder Registry at the close of business on the Business Day immediately preceding such Auction and (ii) with respect to and for the purpose of dealing with the Broker-Dealer in connection with an Auction, a Person who is a beneficial owner of any Certificate of the related Class.

     "Existing Certificateholder Registry" means the registry of Persons who are owners of the Offered Certificates maintained by the Auction Agent as provided in the Auction Agent Agreement.

     "Market Agent" means Salomon Smith Barney Inc.

     "Maximum Auction Rate" means, with respect to a Class of Offered Certificates, (A) One-Month LIBOR plus 1.00% (if the ratings assigned by the Rating Agencies to that Class of Offered Certificates are "AAA" and "Aaa"), (B) One-Month LIBOR plus 1.25% (if the ratings assigned by the Rating Agencies to that Class of Offered Certificates are "AA" and "Aa2" or better, unless the requirements of (A) above are satisfied), (C) One-Month LIBOR plus 2.00% (if the ratings assigned by the Rating Agencies to that Class of Offered Certificates are "A" and "A2" or better, unless the requirements of (A) or (B) above are satisfied) or (D) One-Month LIBOR plus 3.50% (if any one of the ratings assigned by the Rating Agencies to that Class of Offered

Certificates is less than "A" or "A2"). For purposes of the Auction Agent and the Auction Procedures, the ratings referred to in this definition shall be the last rating of which the Auction Agent has been given notice pursuant to the Auction Agent Agreement.

     "Pass-Through Rate" means the Class A-1 Pass-Through Rate, the Class A-2 Pass Through Rate and/or the Class A-3 Pass-Through Rate, as applicable.

     "Person" means any individual, corporation, estate, partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any such agency or political subdivision thereof.

     "Potential Certificateholder" means any Person (including an Existing Certificateholder that is (i) a Broker-Dealer when dealing with the Auction Agent and (ii) a potential beneficial owner when dealing with a Broker-Dealer) who may be interested in acquiring a Certificate of a Class of Offered Certificates (or, in the case of an Existing Certificateholder thereof, an additional principal amount of a Certificate of a Class of Offered Certificates).

     "Rate Adjustment Date" means the date on which the Class A-1 Pass-Through Rate, Class A-2 Pass-Through Rate and Class A-3 Pass-Through Rate, as applicable, is effective and means, with respect to each Certificate in each Class, the date of commencement of each Auction Period.

     "Rate Determination Date" means with respect to a Class of Certificates, the related Auction Date, or if no Auction Date is applicable, the Business Day immediately preceding the date of commencement of the related Auction Period.

     "Reference Banks" means leading banks selected by the Auction Agent and engaged in transactions in Eurodollar deposits in the international Eurocurrency market.

         Existing Certificateholders and Potential Certificateholders

     Participants in each Auction may include: (i) Existing Certificateholders of the related Class as of the close of business on the Business Day preceding each related Auction Date according to the records of the Auction Agent; and
(ii) Potential Certificateholders of the related Class. See "--Broker-Dealer."

     By purchasing a Class of Offered Certificates, whether in an Auction or otherwise, each prospective purchaser of such Offered Certificates or its Broker-Dealer must agree and will be deemed to have agreed: (i) to participate in Auctions on the terms described in this prospectus supplement; (ii) so long as the beneficial ownership of the Class of Offered Certificates is maintained in book-entry form to sell, transfer or otherwise dispose of the Class of Offered Certificates only pursuant to a Bid (as defined below) or a Sell Order (as defined below) in an Auction, or to or through a Broker-Dealer, provided that in the case of all transfers other than those pursuant to an Auction, the Existing Certificateholder of the Class of Offered Certificates so transferred, its Participant or Broker-Dealer advises the Auction Agent of such transfer;
(iii) to have its beneficial ownership of the Class of Offered Certificates maintained at all times in book-entry form for the account of its Participant, which in turn will maintain records of such beneficial ownership, and to authorize such Participant to disclose to the Auction Agent such information with respect to such beneficial ownership as the Auction Agent may request; (iv) that a Sell Order placed by an Existing Certificateholder will constitute an irrevocable offer to sell the principal amount of the Class of Offered Certificates specified in such Sell Order; (v) that a Bid placed by an Existing Certificateholder will constitute an irrevocable offer to sell the principal amount of the Class of Offered Certificates specified in such Bid if the rate specified in such Bid is greater than, or in some cases equal to, the Pass-Through Rate for such Class of Offered Certificates determined as described in this prospectus supplement; and (vi) that a Bid placed by a Potential Certificateholder will constitute an irrevocable offer to purchase the amount, or a lesser principal amount, of the Class of Offered Certificates specified in such Bid if the rate specified in such Bid is, respectively, less than or equal to the Pass-Through Rate for such Class of Offered Certificates then in effect, determined as described in this prospectus supplement.

     The principal amount of the Offered Certificates purchased or sold may be subject to proration procedures on the related Auction Date. Each purchase or sale of the Offered Certificates on the related Auction Date will be made for settlement on the first day of that Auction Period immediately following such Auction Date at a price equal to 100% of the principal amount thereof, plus accrued but unpaid interest thereon. The Auction Agent is entitled to rely upon the terms of any Order submitted to it by a Broker-Dealer.

Auction Agent

     Bankers Trust Company, a New York banking corporation, will be appointed as Auction Agent to serve as agent for the Trust Fund in connection with Auctions. The trustee will enter into the Auction Agent Agreement with Bankers Trust Company as the Auction Agent. Any substitute Auction Agent ("Substitute Auction Agent") will be (i) a bank, national banking association or trust company duly organized under the laws of the United States of America or any state or territory thereof having its principal place of business in the Borough of Manhattan, New York, or such other location as approved by the trustee and the Market Agent in writing and having a combined capital stock or surplus of at least $50,000,000, or (ii) a member of the National Association of Securities Dealers, Inc. having a capitalization of at least $50,000,000, and, in either case, authorized by law to perform all the duties imposed upon it under the Auction Agent Agreement and approved by MBIA in writing. The Auction Agent may at any time resign by giving at least 90 days notice to the trustee, MBIA and the Market Agent. The Auction Agent may be removed at any time by the trustee upon the written direction of MBIA, or, with the consent of MBIA, the Certificateholders holding 66-2/3% of the aggregate principal amount of the Offered Certificates then outstanding, by an instrument signed by MBIA or such Certificateholders or their attorneys and filed with the Auction Agent, the trustee and the Market Agent upon at least 90 days notice. Neither resignation nor removal of the Auction Agent pursuant to the preceding two sentences will be effective until and unless a Substitute Auction Agent has been appointed, has been approved in writing by MBIA and has accepted such appointment. If required by MBIA, Certificateholders holding 66-2/3% of the aggregate principal amount of the Offered Certificates then outstanding or by the Market Agent, a substitute Auction Agent Agreement shall be entered into with a Substitute Auction Agent. Notwithstanding the foregoing, the Auction Agent may terminate the Auction Agent Agreement if, within 25 days after notifying the trustee, MBIA and the Market Agent in writing that it has not received payment of any Auction Agent Fee due it in accordance with the Auction Agent Agreement, the Auction Agent does not receive such payment.

     If the Auction Agent should resign or be removed or be dissolved, or if the property or affairs of the Auction Agent shall be taken under the control of any state or federal court or administrative body because of bankruptcy or insolvency, or for any other reason, the trustee, with the consent of MBIA (after receipt of a Certificate from the Market Agent confirming that any proposed Substitute Auction Agent meets the requirements described in the immediately preceding paragraph above), shall use its best efforts to appoint a Substitute Auction Agent.

     The Auction Agent is acting as agent for the Trust Fund in connection with Auctions. In the absence of bad faith, negligent failure to act or negligence on its part, the Auction Agent will not be liable for any action taken, suffered or omitted or any error of judgment made by it in the performance of its duties under the Auction Agent Agreement and will not be liable for any error of judgment made in good faith unless the

Auction Agent will have been negligent in ascertaining (or failing to ascertain) the pertinent facts. Pursuant to the Auction Agent Agreement, the holder of the Class R Certificates will pay the Auction Agent the Auction Agent Fee. To the extent funds are available as described in "Description of the Certificates-- Priority of Distributions" in this prospectus supplement, the Trust Fund will indemnify and hold harmless the Auction Agent for and against any loss, liability or expense incurred without negligence or bad faith on the Auction Agent's part, arising out of or in connection with the acceptance or administration of its agency under the Auction Agent Agreement and any Broker-Dealer Agreement, including the reasonable costs and expenses (including the reasonable fees and expenses of its counsel) of defending itself against any such claim or liability in connection with its exercise or performance of any of its respective duties thereunder and of enforcing this indemnification provision; provided that the Trust Fund will not indemnify the Auction Agent as described in this paragraph for any fees and expenses incurred by the Auction Agent in the normal course of performing its duties under the Auction Agent Agreement and under any Broker-Dealer Agreement, such fees and expenses being payable as described above.

Broker-Dealer

     Existing Certificateholders and Potential Certificateholders may participate in Auctions only by submitting orders (in the manner described below) through a Broker-Dealer.

     Each Broker-Dealer is entitled to a Broker-Dealer Fee, which is payable by the holder of the Class R Certificates pursuant to the related Broker-Dealer Agreement.

                              Auction Procedures

General

     Pursuant to the Auction Agent Agreement, Auctions to establish the Auction Rate for each Class of Offered Certificates issued by the Trust Fund will be held on each applicable Auction Date, except as described below, by application of the Auction Procedures described in this prospectus supplement.

     In the event the ownership of any Class is no longer maintained in book-entry form by DTC, no further Auctions for such Class will be held.

     The Auction Agent will calculate the Maximum Auction Rate, the All Hold Rate and One-Month LIBOR on each Auction Date for each Class. The trustee will calculate and, no later than the Business Day preceding each Auction Date, will report to the Auction Agent in writing, the Net Funds Cap. If any Class is no longer maintained in book-entry form, the trustee will calculate the Maximum Auction Rate for such Class on the Business Day immediately preceding the first day of each Auction Period for such Class. If an MBIA Default has occurred, the trustee will calculate the Maximum Auction Rate for each Class on the Rate Determination Date for (i) each Auction Period commencing after the occurrence and during the continuance of such MBIA Default and (ii) any Auction Period commencing less than two Business Days after the cure of any MBIA Default. The Auction Agent will determine One-Month LIBOR for each Auction Period; provided, that if the ownership of any Class is no longer maintained in book-entry form, then the trustee will determine One-Month LIBOR for each such Auction Period for such Class and if an MBIA Default has occurred, then the trustee will determine One-Month LIBOR for each such Auction Period. The determination by the trustee or the Auction Agent, as the case may be, of One-Month LIBOR will (in the absence of manifest error) be final and binding upon the Certificateholders and all other parties. If calculated or determined by the Auction Agent, the Auction Agent will promptly advise the trustee of One-Month LIBOR.

Submission of Orders

     So long as the ownership of the related Class is maintained in book-entry form, an Existing Certificateholder may sell, transfer or otherwise dispose of its Offered Certificates pursuant to a Bid or Sell Order (as hereinafter defined) placed in an Auction only through a Broker-Dealer, provided that, in the case of all transfers other than pursuant to Auctions, such Existing Certificateholder, its Broker-Dealer or its Participant advises the Auction Agent of such transfer. Auctions for the Offered Certificates will be conducted on each applicable Auction Date, if there is an Auction Agent on such Auction Date, in the following manner.

     Prior to the "Submission Deadline" (defined as 1:00 p.m., eastern time, on any Auction Date or such other time on any Auction Date by which Broker-Dealers are required to submit Orders to the Auction Agent as specified by the Auction Agent from time to time) on each Auction Date relating to a Certificate:

     (a) each Existing Certificateholder may submit to a Broker-Dealer by telephone or otherwise information as to: (i) the principal amount of the Certificates of the Class held by such Existing Certificateholder which such Existing Certificateholder desires to continue to hold without regard to the Pass-Through Rate on such Certificates of the related Class for the next succeeding related Auction Period (a "Hold Order"); (ii) the principal amount of Certificates of the related Class which such Existing Certificateholder offers to sell if the applicable Pass-Through Rate for the next succeeding related Auction Period will be less than the rate per annum specified by such Existing Certificateholder (a "Bid"); and/or (iii) the principal amount of Certificates of the related Class held by such Existing Certificateholder which such Existing Certificateholder offers to sell without regard to the applicable Pass-Through Rate for the next succeeding related Auction Period (a "Sell Order"); and

     (b) the Broker-Dealer may contact Potential Certificateholders to determine the principal amount of Certificates of the Class which each such Potential Certificateholder offers to purchase, if the applicable Pass-Through Rate for the next succeeding related Auction Period will not be less than (and in some cases equal to) the rate per annum specified by such Potential Certificateholder (also a "Bid").

     Each Hold Order, Bid and Sell Order will be an "Order." Each Existing Certificateholder and each Potential Certificateholder placing an Order is referred to as a "Bidder."

     Subject to the provisions described below under "Validity of Orders," a Bid by an Existing Certificateholder will constitute an irrevocable offer to sell:
(i) the principal amount of Certificates of the Class specified in such Bid if the applicable Pass-Through Rate will be less than the rate specified in such Bid, (ii)-such principal amount or a lesser principal amount of Certificates of the related Class to be determined as described below in "Acceptance and Rejection of Orders," if the applicable Pass-Through Rate will be equal to the rate specified in such Bid or (iii) such principal amount or a lesser principal amount of the Certificates of the related Class to be determined as described below under "Acceptance and Rejection of Orders," if applicable Pass-Through Rate is less than the rate specified in such Bid and Sufficient Bids (as defined below) have not been made.

     Subject to the provisions described below under "Validity of Orders," a Sell Order by an Existing Certificateholder will constitute an irrevocable offer to sell: (i) the principal amount of the Certificate of the Class specified in such Sell Order or (ii) such principal amount or a lesser principal amount of the Certificate of the related Class as described below under "Acceptance and Rejection of Orders," if Sufficient Bids have not been made.

     Subject to the provisions described below under "Validity of Orders," a Bid by a Potential Certificateholder will constitute an irrevocable offer to purchase (i) the principal amount of the Offered Certificates specified in such Bid if the applicable Pass-Through Rate will be higher than the rate specified in such Bid or (ii) such principal amount or a lesser principal amount as described below in "Acceptance and Rejection of Orders," if the applicable Pass-Through Rate is equal to the rate specified in such Bid.

     The Broker-Dealer will submit in writing to the Auction Agent prior to the Submission Deadline on each Auction Date all Orders obtained by such Broker-Dealer and will specify with respect to each such Order: (i) the name of the Bidder placing such Order; (ii) the aggregate principal amount that is the subject of such order; (iii) to the extent that such Bidder is an Existing Certificateholder: (a) the principal amount of the Offered Certificates subject to any Hold Order placed by such Existing Certificateholder; (b) the principal amount subject to any Bid placed by such Existing Certificateholder and the rate specified in such Bid; and (c) the principal amount subject to any Sell Order placed by such Existing Certificateholder, and (iv) to the extent such Bidder is a Potential Certificateholder, the rate specified in such Potential Certificateholder's Bid.

     If any rate specified in any Bid contains more than three figures to the right of the decimal point, the Auction Agent will round such rate up to the next highest one-thousandth (.001) of one percent.

     If an Order or Orders covering the Offered Certificates held by any Existing Certificateholder are not submitted to the Auction Agent prior to the Submission Deadline, the Auction Agent will deem a Hold Order to have been submitted on behalf of such Existing Certificateholder covering the principal amount of Certificates of the related Class held by such Existing Certificateholder and not subject to an Order submitted to the Auction Agent.

     Neither the Seller, the trustee nor the Auction Agent will be responsible for any failure of the Broker-Dealer to submit an Order to the Auction Agent on behalf of any Existing Certificateholder or Potential Certificateholder.

     An Existing Certificateholder may submit multiple Orders, of different types and specifying different rates, in an Auction with respect to Offered Certificates then held by such Existing Certificateholder. An Existing Certificateholder that offers to purchase additional Offered Certificates of any Class is, for purposes of such offer, treated as a Potential Certificateholder.

     Any Bid specifying a rate higher than the Maximum Auction Rate will (i) be treated as a Sell Order if submitted by an Existing Certificateholder and (ii) not be accepted if submitted by a Potential Certificateholder.

Validity of Orders

     If any Existing Certificateholder submits through a Broker-Dealer to the Auction Agent one or more Orders covering in the aggregate more than the principal amount of the Offered Certificates of any Class held by such Existing Certificateholder, such Orders will be considered valid as follows and in the order of priority described below.

     Hold Orders. All Hold Orders will be considered valid, but only up to the aggregate principal amount of the Certificates of the Class held by such Existing Certificateholder.

     Bids. Any Bid will be considered valid up to an amount equal to the excess of the principal amount of the Certificates of the Class held by such Existing Certificateholder over the aggregate principal amount of the Certificates of the related Class subject to any Hold Orders referred to above. Subject to the preceding sentence, if multiple Bids with the same rate are submitted on behalf of such Existing Certificateholder and the aggregate principal amount of Certificates of the related Class subject to such Bids is greater than such excess, such Bids will be considered valid up to an amount equal to such excess. Subject to the two preceding sentences, if more than one Bid with different rates is submitted on behalf of such Existing Certificateholder, such Bids will be considered valid first in the ascending order of their respective rates until the highest rate is reached at which such excess exists and then at such rate up to the amount of such excess. In any event, the aggregate principal amount of Certificates of the related Class, if any, subject to Bids not valid under the provisions described above will be treated as the subject of a Bid by a Potential Certificateholder at the rate therein specified.

     Sell Orders. All Sell Orders will be considered valid up to an amount equal to the excess of the principal amount of Offered Certificates of any Class held by such Existing Certificateholder over the aggregate principal amount of Certificates of the related Class subject to valid Hold Orders and valid Bids as referred to above.

     If more than one Bid for a Certificate of the related Class is submitted on behalf of any Potential Certificateholder, each Bid submitted will be a separate Bid with the rate and principal amount therein specified. Any Bid or Sell Order submitted by an Existing Certificateholder covering an aggregate principal amount of Offered Certificates not equal to an Authorized Denomination or an integral multiple thereof will be rejected and will be deemed a Hold Order. Any Bid submitted by a Potential Certificateholder covering an aggregate principal amount of Certificates of the related Class not equal to an Authorized Denomination or an integral multiple thereof will be rejected. Any Order submitted in an Auction by the Broker-Dealer to the Auction Agent prior to the Submission Deadline on any Auction Date will be irrevocable.

     A Hold Order, a Bid or a Sell Order that has been determined valid pursuant to the procedures described above is referred to as a "Submitted Hold Order," a "Submitted Bid" and a "Submitted Sell Order," respectively (collectively, "Submitted Orders").

Determination of Sufficient Bid and Bid Auction Rate

     Not earlier than the Submission Deadline on each Auction Date, the Auction Agent will assemble all valid Submitted Orders with respect to a Class and will determine:

     (a) the excess of the total principal amount of each Class over the sum of the aggregate principal amount of such Class subject to Submitted Hold Orders (such excess being in this prospectus hereinafter referred to as the "Available Certificates");

     (b) from such Submitted Orders whether the aggregate principal amount of each Class subject to Submitted Bids by Potential Certificateholders specifying one or more rates equal to or lower than the Maximum Auction Rate exceeds or is equal to the sum of (i) the aggregate principal amount of such Class subject to Submitted Bids by Existing Certificateholders specifying one or more rates higher than the Maximum Auction Rate and (ii) the aggregate principal amount of such Class subject to Submitted Sell Orders (in the event such excess or such equality exists other than because all of the Certificates of such Class are subject to Submitted Hold Orders, such Submitted Bids by Potential Certificateholders above will be in this prospectus hereinafter referred to collectively as "Sufficient Bids"); and

     (c) if Sufficient Bids exist, the "Bid Auction Rate," which will be the lowest rate specified in such Submitted Bids such that if:

         (i) each such Submitted Bid from Existing Certificateholders of such Class specifying such lowest rate and all other Submitted Bids from Existing Certificateholders of such Class specifying lower rates were rejected (thus entitling such Existing Certificateholders to continue to hold the principal amount of Certificates of that Class subject to such Submitted Bids); and

         (ii) each such Submitted Bid from Potential Certificateholders of such Certificate specifying such lowest rate and all other Submitted Bids from Potential Certificateholder specifying lower rates, were accepted;

the result would be that such Existing Certificateholders described in subparagraph (c)(i) above would continue to hold an aggregate principal amount of Certificates of that Class which, when added to the aggregate principal amount of Certificates of that Class to be purchased by such Potential Certificateholders described in this subparagraph (c)(ii) would equal not less than the Available Certificates.

Determination of Auction Rate and applicable Pass-Through Rates, Notice

     Promptly after the Auction Agent has made the determinations described above, the Auction Agent is to advise the trustee of the Net Funds Cap, the Maximum Auction Rate, the All Hold Rate and the components thereof on the Auction Date for each Class, and based on such determinations, the Auction Rate for each such Class for the next succeeding Auction Period as follows:

     (a) if Sufficient Bids for such Class exist, that the Auction Rate for the next succeeding Auction Period will be equal to the Bid Auction Rate for such Class so determined;

     (b) if Sufficient Bids for such Class do not exist (other than because all of the Certificates of that Class are subject to Submitted Hold Orders), that the Auction Rate for the next succeeding Auction Period will be equal to the Maximum Auction Rate for such Class; or

     (c) if all the Certificates of such Class are subject to Submitted Hold Orders, that the Auction Rate for such Class for the next succeeding Auction Period will be equal to the All Hold Rate.

     Promptly after the Auction Agent has determined the Auction Rate for each Class, the Auction Agent will determine and advise the trustee of the applicable Pass-Through Rate which rate will be the lesser of (a) the applicable Auction Rate and (b) the Net Funds Cap.

     At any time when a scheduled Auction for a Class is not being held for any reason, the Auction Rate will be the Maximum Auction Rate for that Class for the applicable period.

Acceptance and Rejection of Orders

     Existing Certificateholders will continue to hold the principal amount of Certificates that are subject to Submitted Hold Orders. If the Net Funds Cap is equal to or greater than the Bid Auction Rate and if Sufficient Bids, as described above under "Determination of Sufficient Bids and Bid Auction Rate," for a Class have been received by the Auction Agent, the Bid Auction Rate for that Class will be the applicable Pass-Through Rate, and Submitted Bids and Submitted Sell Orders will be accepted or rejected and the Auction Agent will take such other action as provided in the Auction Agent Agreement and described below under "Sufficient Bids."

     If the Net Funds Cap is less than the applicable Auction Rate, the applicable Pass-Through Rate will be the Net Funds Cap. If the Auction Agent has not received Sufficient Bids as described above under

"Determination of Sufficient Bids and Bid Auction Rate" (other than because all of the Certificates of the related Class are subject to Submitted Holds Orders, the applicable Pass-Through Rate will be the lesser of the Maximum Auction Rate for that Class or the Net Funds Cap. In any of the cases described above in this paragraph, Submitted Orders will be accepted or rejected and the Auction Agent will take such other action as described below under "Insufficient Bids."

     Sufficient Bids. If Sufficient Bids have been made with respect to a Class and the Net Funds Cap is equal to or greater than the Bid Auction Rate (in which case the applicable Pass-Through Rate shall be the Bid Auction Rate for that Class), all Submitted Sell Orders will be accepted and, subject to the denomination requirements described below, Submitted Bids will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

     (a) Existing Certificateholders' Submitted Bids specifying any rate that is higher than the applicable Pass-Through Rate will be accepted, thus requiring each such Existing Certificateholder to sell the aggregate principal amount of Certificates of the related Class subject to such Submitted Bids;

     (b) Existing Certificateholders' Submitted Bids specifying any rate that is lower than the applicable Pass-Through Rate will be rejected, thus entitling each such Existing Certificateholder to continue to hold the aggregate principal amount of Certificates of the related Class subject to such Submitted Bids;

     (c) Potential Certificateholders' Submitted Bids specifying any rate that is lower than (or in some cases, equal to) the applicable Pass-Through Rate will be accepted;

     (d) Each Existing Certificateholder's Submitted Bid specifying a rate that is equal to the applicable Pass-Through Rate will be rejected, thus entitling such Existing Certificateholder to continue to hold the aggregate principal amount of Certificates of the related Class subject to such Submitted Bid, unless the aggregate principal amount of Certificates subject to such Submitted Bids will be greater than the principal amount of Certificates (the "remaining principal amount") equal to the excess of the Available Certificates over the aggregate principal amount of Certificates of the related Class subject to Submitted Bids described in subparagraphs (b) and (c) above, in which event such Submitted Bid of such Existing Certificateholder will be rejected in part and such Existing Certificateholder will be entitled to continue to hold the principal amount of Certificates of the related Class subject to such Submitted Bid, but only in an amount equal to the aggregate principal amount of Certificates of the related Class obtained by multiplying the remaining principal amount by a fraction, the numerator of which will be the principal amount of Certificates of the related Class held by such Existing Certificateholder subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of Certificates of the related Class subject to such Submitted Bids made by all such Existing Certificateholders that specified a rate equal to the applicable Pass-Through Rate; and

     (e) Each Potential Certificateholder's Submitted Bid specifying a rate that is equal to the applicable Pass-Through Rate will be accepted, but only in an amount equal to the principal amount of Certificates of the related Class obtained by multiplying the excess of the aggregate principal amount of Available Certificates over the aggregate principal amount of Certificates of the related Class subject to Submitted Bids described in subparagraphs (b), (c) and (d) above by a fraction, the numerator of which will be the aggregate principal amount of Certificates of the related Class subject to such Submitted Bid and the denominator of which will be the sum of the principal amount of Certificates of the related Class subject to Submitted Bids made by all such Potential Certificateholders that specified a rate equal to the applicable Pass-Through Rate.

     Insufficient Bids. If Sufficient Bids have not been made with respect to the Certificates of the related Class (other than because all of the Certificates of a Class are subject to Submitted Hold Orders) or if the Net Funds Cap is less than the Bid Auction Rate (in which case the applicable Pass-Through Rate shall be the Net Funds Cap), subject to the denomination requirements described below, Submitted Orders will be accepted or rejected as follows in the following order of priority and all other Submitted Bids will be rejected:

     (a) Existing Certificateholders' Submitted Bids specifying any rate that is equal to or lower than the applicable Pass-Through Rate will be rejected, thus entitling such Existing Certificateholders to continue to hold the aggregate principal amount of Certificates of the related Class subject to such Submitted Bids;

     (b) Potential Certificateholders' Submitted Bids specifying any rate that is equal to or lower than the applicable Pass-Through Rate will be accepted, and specifying any rate that is higher than the applicable Pass-Through Rate will be rejected; and

     (c) each Existing Certificateholder's Submitted Bid specifying any rate that is higher than the applicable Pass-Through Rate and the Submitted Sell Order of each Existing Certificateholder will be accepted, thus entitling each Existing Certificateholder that submitted any such Submitted Bid or Submitted Sell Order to sell such Certificates of such Class subject to such Submitted Bid or Submitted Sell Order, but in both cases only in an amount equal to the aggregate principal amount of Certificates of the related Class obtained by multiplying the aggregate principal amount of such Class subject to Submitted Bids described in subparagraph (b) above by a fraction, the numerator of which will be the aggregate principal amount of Certificates of such Class held by such Existing Certificateholder subject to such Submitted Bid or Submitted Sell Order and the denominator of which will be the aggregate principal amount of Certificates of such Class subject to all such Submitted Bids and Submitted Sell Orders.

     All Hold Orders. If all Certificates in a Class are subject to Submitted Hold Orders, all Submitted Bids for such Class will be rejected.

     Authorized Denominations Requirement. If, as a result of the procedures described above under "Sufficient Bids" and "Insufficient Bids", any Existing Certificateholder would be entitled or required to sell, or any Potential Certificateholder would be entitled or required to purchase, a principal amount of Certificates of a Class that is not equal to an Authorized Denomination or an integral multiple thereof, the Auction Agent will, in such manner as in its sole discretion it will determine, round up or down the principal amount of Certificates of such Class to be purchased or sold by any Existing Certificateholder or Potential Certificateholder so that the principal amount of Certificates of such Class purchased or sold by each Existing Certificateholder or Potential Certificateholder will be equal to an Authorized Denomination or an integral multiple in excess thereof. If, as a result of the procedures described above under "Insufficient Bids", any Potential Certificateholder would be entitled or required to purchase less than a principal amount of Certificates of a Class equal to an Authorized Denomination or any integral multiple thereof, the Auction Agent will, in such manner as in its sole discretion it will determine, allocate Certificates of such Class for purchase among Potential Certificateholders so that only Certificates of such Class in an Authorized Denomination or any integral multiples in excess thereof are purchased by any Potential Certificateholder, even if such allocation results in one or more of such Potential Certificateholders not purchasing any Certificates of such Class.

     Based on the results of each Auction, the Auction Agent is to determine the aggregate principal amount of Certificates of a Class to be purchased and the aggregate principal amount of Certificates of a Class to be sold by Potential Certificateholders and Existing Certificateholders on whose behalf the Broker-Dealer submitted Bids or Sell Orders and to the extent that such aggregate principal amount of the Certificates of such

Class to be sold differs from such aggregate principal amount of Certificates of such Class to be purchased, determine to which other Broker-Dealer or Broker-Dealers acting for one or more purchasers such Broker-Dealer will deliver, or from which Broker-Dealers acting for one or more sellers such Broker-Dealer will receive, as the case may be, Certificates of such Class.

     Any calculation by the Auction Agent (or the trustee, if applicable) of the applicable Pass-Through Rate, One-Month LIBOR, the related Maximum Auction Rate, the related All Hold Rate, the Net Funds Cap and the related Maximum Auction Rate will, in the absence of manifest error, be binding on all other parties.

Settlement Procedures

     The Auction Agent is required to advise the Broker-Dealer of the applicable Pass-Through Rate for the Certificates of each Class for the next Auction Period and, whether the Bids or Sell Orders were accepted or rejected, in whole or in part by telephone not later than 3:00 p.m., eastern time, on the Auction Date. The Broker-Dealer is required to then advise such Bidder of the applicable Pass-Through Rate for the next Interest Period and, if such Order was a Bid or a Sell Order, whether such Bid or Sell Order was accepted or rejected, in whole or in part, confirm purchases and sales with each Existing Certificateholder or Potential Certificateholder, as the case may be, purchasing or selling Certificates of a Class as a result of the Auction and advise each Existing Certificateholder or Potential Certificateholder, as the case may be, purchasing or selling Certificates of a Class as a result of the Auction to give instructions to its Participant to pay the purchase price against delivery of such Certificates or to deliver such Certificates against payment therefor, as appropriate. Pursuant to the Auction Agent Agreement, the Auction Agent is to record each transfer of Certificates on the Existing Certificateholders Registry to be maintained by the Auction Agent.

     In accordance with DTC's normal procedures, on the Business Day after each Auction Date, the transactions described above will be executed through DTC, so long as DTC is the Relevant Depository, and the accounts of the respective Participants at DTC will be debited and credited and the applicable Certificates delivered as necessary to effect the purchases and sales of the applicable Certificates as determined in the Auction. Purchasers are required to make payment through their Participants in same-day funds to DTC against delivery through their Participants. DTC will make payment in accordance with its normal procedures, which now provide for payment against delivery by its Participants in immediately available funds.

     If any Existing Certificateholder selling Certificates in an Auction fails to deliver such Certificates, the Broker-Dealer may deliver to any person that was to have purchased Certificates in such Auction a principal amount of Certificates that is less than the principal amount of Certificates that otherwise was to be purchased by such person but in any event equal to an Authorized Denomination or any integral multiple thereof. In such event, the principal amount of Certificates to be delivered will be determined by the Broker-Dealer. Delivery of such lesser principal amount of Certificates will constitute good delivery. Neither the trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Certificateholder, Existing Certificateholder or the Broker-Dealer or Participant to deliver the principal amount of Certificates or to pay for the Certificates purchased or sold pursuant to an Auction or otherwise. For a further description of the settlement procedures, see "Settlement Procedures" attached hereto as Annex III.

                  Trustee Not Responsible for Auction Agent,
                        Market Agent and Broker-Dealers

     The trustee shall not be liable or responsible for the actions of or failure to act by the Auction Agent, Market Agent or the Broker-Dealer under the Agreement, the Auction Agent Agreement, or any Broker-Dealer Agreement. The trustee may conclusively rely upon any information required to be furnished by the Auction

Agent, the Market Agent or any Broker-Dealer without undertaking any independent review or investigation of the truth or accuracy of such information.

Changes in the Auction Date

     The Market Agent may specify an earlier or later Auction Date (but in no event more than five Business Days earlier or later) than the Auction Date that would otherwise be determined in accordance with the definition of "Auction Date" with respect to one or more specified Auction Periods, if, the Market Agent determines (in its reasonable judgment) that such a change is necessary in order to conform with then current market practice with respect to similar securities or to accommodate economic and financial factors that may affect or be relevant to the day of the week constituting an Auction Date and the interest rate borne on the Certificates. The Market Agent will provide notice of its determination to specify an earlier or later Auction Date for one or more Auction Periods by means of a written notice delivered at least 10 days prior to the proposed changed Auction Date to the trustee, the Auction Agent and MBIA. The changes in Auction terms described above may be made with respect to any Authorized Denomination of Certificates. In connection with any change in Auction terms described above, the Auction Agent is to provide such further notice to such parties as is specified in the Auction Agent Agreement.

                                   Annex III


                             Settlement Procedures

     The following description of Settlement Procedures applies to the Offered Certificates. Capitalized terms used in this prospectus supplement and not otherwise defined have the meanings ascribed in Annex II and the accompanying prospectus supplement.

     (a) Not later than (1) 3:00 p.m. if the applicable Pass-Through Rate for the Certificates of the related Class the Auction Rate or (2) 4:00 p.m. if the applicable Pass-Through Rate for the Certificates of the related Class is the Net Funds Cap, the Auction Agent is to notify by telephone each Broker-Dealer that participated in the Auction held on such Auction Date and submitted an Order on behalf of an Existing Certificateholder or Potential Certificateholder of:

         (i) the applicable Pass-Through Rate fixed for the Certificates of the related Class for the next Auction Period;

         (ii) whether there were Sufficient Bids in such Auction;

         (iii)if such Broker-Dealer (a "Seller's Broker-Dealer") submitted Bids or Sell Orders on behalf of an Existing Certificateholder, whether such Bid or Sell Order was accepted or rejected, in whole or in part, and the principal amount of Certificates of the related Class, if any, to be sold by such Existing Certificateholder;

         (iv) if such Broker-Dealer (a "Buyer's Broker-Dealer") submitted a Bid on behalf of a Potential Certificateholder, whether such Bid was accepted or rejected, in whole or in part, and the principal amount of Certificates of the related Class, if any, to be purchased by such Potential Certificateholder;

         (v) if the aggregate amount of Certificates of the related Class to be sold by all Existing Certificateholders on whose behalf such Seller's Broker-Dealer submitted Bids or Sell Orders exceeds the aggregate principal amount of Certificates of the related Class to be purchased by all Potential Certificateholders on whose behalf such Buyer's Broker-Dealer submitted a Bid, the name or names of one or more Buyer's Broker-Dealers and the name of the Participant, if any, of each such Buyer's Broker-Dealer acting for one or more purchasers of such excess principal amount of Certificates of the related Class and the principal amount of Certificates of the related Class to be purchased from one or more Existing Certificateholders on whose behalf such Seller's Broker-Dealer acted by one or more Potential Certificateholders on whose behalf each of such Buyer's Broker-Dealers acted;

         (vi) if the principal amount of Certificates of the related Class to be purchased by all Potential Certificateholders on whose behalf such Buyer's Broker-Dealer submitted a Bid exceeds the amount of Certificates of the related Class to be sold by all Existing Certificateholders on whose behalf such Seller's Broker-Dealer submitted a Bid or a Sell Order, the name or names of one or more Seller's Broker-Dealers (and the name of the Participant, if any, of each such Seller's Broker-Dealer) acting for one or more sellers of such excess principal amount of such and the principal amount of Certificates of the related Class to be sold to one or more Potential Certificateholders on whose behalf such Buyer's Broker-Dealer acted by one or more Existing Certificateholder on whose behalf each of such Seller's Broker-Dealers acted; and

         (vii)the Auction Date for each Class for the next succeeding Auction.

                                     III-1

     (b) On each Auction Date, each Broker-Dealer that submitted an Order on behalf of any Existing Certificateholder or Potential Certificateholder is to:

         (i) advise each Existing Certificateholder and Potential Certificateholder on whose behalf such Broker-Dealer submitted a Bid or Sell Order in the Auction on such Auction Date whether such Bid or Sell Order was accepted or rejected, in whole or in part;

         (ii) in the case of a Broker-Dealer that is a Buyer's Broker-Dealer, advise each Potential Certificateholder on whose behalf such Buyer's Broker-Dealer submitted a Bid that was accepted, in whole or in part, to instruct such Potential Certificateholder's Participant to pay to such Buyer's Broker-Dealer (or its Participant) through DTC the amount necessary to purchase the principal amount of Certificates of the related Class to be purchased pursuant to such Bid against receipt of such Certificates together with accrued interest;

         (iii)in the case of a Broker-Dealer that is a Seller's Broker-Dealer, instruct each Existing Certificateholder on whose behalf such Seller's Broker-Dealer submitted a Sell Order that was accepted, in whole or in part, or a Bid that was accepted, in whole or in part, to instruct such Existing Certificateholder's Participant to deliver to such Seller's Broker-Dealer (or its Participant) through DTC the principal amount of the Certificates of the related Class to be sold pursuant to such Order against payment therefor;

         (iv) advise each Existing Certificateholder on whose behalf such Broker-Dealer submitted an Order and each Potential
              Certificateholder on whose behalf such Broker-Dealer submitted a Bid of the applicable Pass-Through Rate for the next Auction Period;

         (v) advise each Existing Certificateholder on whose behalf such Broker-Dealer submitted an Order of the next Auction Date; and

         (vi) advise each Potential Certificateholder on whose behalf such Broker-Dealer submitted a Bid that was accepted, in whole or in part, of the next Auction Date.

     (c) On the basis of the information provided to it pursuant to paragraph
         (a) above, each Broker-Dealer that submitted a Bid or Sell Order in an Auction is required to allocate any funds received by it in connection with such Auction pursuant to paragraph (b)(ii) above, and any Certificates of the related Class received by it in connection with such Auction pursuant to paragraph (b)(iii) above, among the Potential Certificateholders, if any, on whose behalf such Broker-Dealer submitted Bids, the Existing Certificateholder, if any, on whose behalf such Broker-Dealer submitted Bids or Sell Orders in such Auction, and any Broker-Dealers identified to it by the Auction Agent following such Auction pursuant to paragraph (a)(v) or (a)(vi) above.

     (d) On each Auction Date:

         (i) each Potential Certificateholder and Existing Certificateholder with an Order in the Auction on such Auction Date will instruct its Participant as provided in (b)(ii) or (b)(iii) above, as the case may be:

         (ii) each Seller's Broker-Dealer that is not a Participant of DTC will instruct its Participant to deliver such Certificates through DTC to a Buyer's Broker-Dealer (or its Participant) identified to such Seller's Broker-Dealer pursuant to (a)(v) above against payment therefor; and

         (iii)each Buyer's Broker-Dealer that is not a Participant in DTC will instruct its Participant to pay through DTC to Seller's Broker-Dealer (or its Participant) identified following such Auction pursuant to (a)(vi) above the amount necessary to purchase the Certificates to be purchased pursuant to (b)(ii) above against receipt of such Certificates.

                                     III-2

     (e) On the Business Day following each Auction Date;

         (i) each Participant for a Bidder in the Auction on such Auction Date referred to in (d)(i) above will instruct DTC to execute the transactions described under (b)(ii) or (b)(iii) above for such Auction, and DTC will execute such transactions;

         (ii) each Seller's Broker-Dealer or its Participant will instruct DTC to execute the transactions described in (d)(ii) above for such Auction, and DTC will execute such transactions; and

         (iii)each Buyer's Broker-Dealer or its Participant will instruct DTC to execute the transactions described in (d)(iii) above for such Auction, and DTC will execute such transactions.

     (f) If an Existing Certificateholder selling a Class of Certificates in an Auction fails to deliver such Certificates (by authorized book-entry), a Broker-Dealer may deliver to the Potential Certificateholder on behalf of which it submitted a Bid that was accepted a principal amount of Certificates of a related Class that is less than the principal amount of such Certificates that otherwise was to be purchased by such Potential Certificateholder. In such event, the principal amount of Certificates of such Class to be so delivered will be determined solely by such Broker-Dealer (but only in Authorized Denominations).

     Delivery of such lesser principal amount of Certificates will constitute good delivery. Notwithstanding the foregoing terms of this paragraph (f), any delivery or nondelivery of Certificates which will represent any departure from the results of an Auction, as determined by the Auction Agent, will be of no effect unless and until the Auction Agent will have been notified of such delivery or nondelivery in accordance with the provisions of the Auction Agent Agreement and the Broker-Dealer Agreements. Neither the trustee nor the Auction Agent will have any responsibility or liability with respect to the failure of a Potential Certificateholder, Existing Certificateholder or their respective Broker-Dealer or Participant to take delivery of or deliver, as the case may be, the principal amount of the Certificates purchased or sold pursuant to an Auction or otherwise.

                                     III-3

PROSPECTUS

                             GREENPOINT CREDIT, LLC
                              Seller and Servicer

         Manufactured Housing Contract Trust Pass-Through Certificates

 Consider              GreenPoint Credit, LLC may periodically issue
 carefully the         certificates representing interests in a trust fund
 risk factors          that consists primarily of manufactured housing
 beginning on page     installment sales contracts and installment loan
 4 in this             agreements. The certificates will be issued in series,
 prospectus and in     and each series of certificates will represent
 the related           interests in a different trust fund established by
 prospectus            GreenPoint Credit, LLC.
 supplement at
 page S-9.

                       Each trust fund will consist of:

 A certificate         .  a pool of manufactured housing installment sales
 will represent an        contracts and installment loan agreements, described
 interest only in         in detail in the accompanying prospectus supplement;
 the trust fund
 created for that      .  related property and interests; and
 series of
 certificates. A       .  other property as described in the accompanying
 certificate will         prospectus supplement.
 not represent an
 interest in or an     The certificates in a series:
 obligation of
 GreenPoint            .  may be divided into multiple classes of
 Credit, LLC or           certificates, and, if so specified in the related
 any of its               prospectus supplement, each class may:
 affiliates.

                          -- receive a different fixed or variable rate of
 This prospectus          interest;
 may be used to
 offer and sell a         -- be subordinated to other classes of certificates
 series of                in that series;
 certificates only
 if accompanied by        -- represent interests in only certain of the assets
 the prospectus           of the trust fund;
 supplement for
 that series.             -- receive principal at different times; and


                          -- have different forms of credit enhancement.

The certificates may be offered to the public through different methods as described in "Method of Distribution" in this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these certificates or determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                                December 9, 1999

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

  We provide information to you about the certificates in two separate documents that progressively provide more detail:

  (1) this prospectus, which provides general information, some of which may not apply to your series of certificates; and

  (2) the accompanying prospectus supplement, which describes the specific terms of your series of certificates.

  You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

  We include cross-references in this prospectus and the accompanying prospectus supplement to captions in these materials where you can find further related discussions. The following table of contents and the table of contents included in the accompanying prospectus supplement provide the pages on which these captions are located.

                               TABLE OF CONTENTS


Risk Factors...............................................................   4
The Contract Pools.........................................................  11
  The Pre-Funding Account..................................................  14
The Seller.................................................................  14
  The Acquisition..........................................................  14
  Loan Originations........................................................  15
  Underwriting Practices...................................................  15
  Servicing................................................................  19
  Delinquency and Loan Loss/Repossession Experience........................  20
Prepayment and Yield Considerations........................................  21
  Prepayment Considerations................................................  21
  Yield Considerations.....................................................  23
Description of the Certificates............................................  25
  General..................................................................  25
  Conveyance of Contracts..................................................  26
  Payments on Contracts....................................................  27
  Distributions on Certificates............................................  27
  Global Certificates......................................................  30
  DTC's Year 2000 Efforts..................................................  31
  Optional and Mandatory Repurchase of Certificates; Optional Termination
   and Termination Auction.................................................  32
  Termination of the Agreement.............................................  33
  Collection and Other Servicing Procedures................................  33
  Servicing Compensation and Payment of Expenses; Certain Matters Regarding
   the Servicer............................................................  34
  Amendment................................................................  37
  The Trustee..............................................................  38
  Indemnification..........................................................  38
Credit and Liquidity Enhancement...........................................  39
  Subordination............................................................  39
  Reserve Funds............................................................  41
  Credit Facilities........................................................  42
  Liquidity Facilities.....................................................  42

                                                                           Page
Federal Income Tax Consequences...........................................  43
  REMIC Elections.........................................................  45
  REMIC Certificates......................................................  45
  Taxation of Regular Certificates........................................  49
  Treatment of Certificates Representing a REMIC Regular Interest Coupled
   with a Swap or Cap Contract............................................  59
  Taxation of Residual Certificates.......................................  61
  Non-REMIC Trusts........................................................  71
  Owner Trust Certificates or Notes.......................................  75
  Treatment of the Owner Trust Certificates or Notes as Debt..............  76
  Treatment of the Owner Trust............................................  76
  Treatment of the Owner Trust Certificates or Notes......................  77
  Other Tax Consequences..................................................  78
  Restrictions on Transfer of REMIC Residual Certificates.................  78
  Tax-Exempt Investors....................................................  79
Legal Investment..........................................................  79
ERISA Considerations......................................................  80
Certain Legal Aspects of the Contracts....................................  82
  The Contracts (Other than Land Home and Land-in-Lieu Contracts).........  82
  Land Home and Land-in-Lieu Contracts....................................  85
  Certain Matters Relating to Insolvency..................................  88
  Consumer Protection Laws................................................  88
  Transfers of Manufactured Homes; Enforceability of Restrictions on
   Transfer...............................................................  89
  Applicability of Usury Laws.............................................  90
Ratings...................................................................  90
Method of Distribution....................................................  91
Use of Proceeds...........................................................  92
Legal Matters.............................................................  92
Experts...................................................................  92
Glossary..................................................................  93

                                  Risk Factors

  You should consider the following risk factors, in addition to the risk factors reported in the prospectus supplement, in deciding whether to purchase any of the certificates.

Due to Their Complexity the    The offered certificates are not suitable
Offered Certificates Are Not   investments for all investors. In particular,
Suitable for All Investors     you should not purchase any class of offered
                               certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class. The offered certificates are complex securities and it is important that you possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus and the accompanying prospectus supplement in the context of your financial situation.

The Lack of Secondary          A secondary market for any series of
Markets May Limit the          certificates may not develop. If a secondary
Ability to Resell              market does develop, it might not continue or
Certificates                   it might not be sufficiently liquid to allow
                               you to resell any of your certificates. The underwriters of a particular series of certificates may decide to establish a secondary market for that particular series of certificates. If so, the prospectus supplement for that series of certificates will indicate this intention. However, no underwriter will be obligated to do so. The certificates will not be listed on any securities exchange.

The Lack of Physical           There is a risk that the liquidity of any of
Certificates May Cause         the offered certificates issued in book-entry
Difficulties in Pledging or    form will be reduced in the secondary trading
Selling Your Certificates or   market because many potential investors may
Cause Delays in the Payment    beunwilling to purchase certificates unless
on Your Certificates           they can obtain physical certificates. To the
                               extent transactions in certificates can be effected only through DTC, participating organizations, indirect participants and certain banks, the ability of a holder of offered certificates to pledge any offered certificate to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of the offered certificates, may be limited due to the lack of physical certificates representing any offered certificate. This may limit the holders of offered certificates liquidity of investment.
                               To the extent any offered certificate is held in book-entry form, the holder of the offered certificate may experience some delay in their receipt of distributions. Distributions will be forwarded by the trustee to DTC and DTC will credit the distributions to the accounts of its participants, which will thereafter credit them to the accounts of holder of the offered certificate either directly or indirectly through indirect participants. See "Description of the Certificates--Global Certificates" in the prospectus.

You Bear the Risk of Certain   General Economic Conditions. An investment in
Defaults on the Contracts      certificates may be adversely affected by,
                               among other things, a downturn in national, regional or local economic conditions. An economic downturn in any region where a number of obligors on the contracts are located might cause higher delinquencies, defaults and losses on the contracts. If delinquencies, defaults or losses on the contracts are higher than expected, the holders of the certificates may not recoup their investment.

                               Depreciation in Value of manufactured home.
                               Manufactured housing generally depreciates in value, regardless of its location. As a result, the market value of a manufactured home may decline faster that the outstanding principal balance of the contract for that manufactured home. Therefore, amounts received upon the sale of any manufactured home repossessed by the servicer may be less than the outstanding amount of the contract.

                               Investors in the offered certificates may be protected from losses resulting from economic conditions or from the depreciation in the value of a manufactured home by any of the following:

                               . the amount, if any, by which the interest collected on nondefaulted contracts during a collection period exceeds interest distributions due to the holders of the offered certificates and, if so specified in the related prospectus supplement, the monthly servicing fee;

                               . second, any credit facility or reserve fund that may support one or more classes of certificates; and

                               . third, the subordination in interest of any junior classes of certificates issued with a class of certificates. See "Credit and Liquidity Enhancement" in this prospectus and the related prospectus supplement.

                               If losses on the contracts are not covered by the excess interest on the contracts, a form of credit enhancement or reserve fund or by a junior class of certificates, the payments on certificates will be delayed and losses will be borne by the holders of the offered certificates. To the extent that the offered certificates have been designated as senior or subordinate, the most junior certificates would be the first to bear these delays or losses. See "The Contract Pools" and "Credit and Liquidity Enhancement" in this prospectus and in the related prospectus supplement.

The Certificates Are Not an    The offered certificates will not represent
Obligation of GreenPoint       interests in or obligations of GreenPoint
                               Credit, LLC or GreenPoint Financial Corp. The offered certificates will not be insured or guaranteed by any governmental agency or instrumentality, the underwriter of the offered certificates or any of its affiliates, GreenPoint Credit, LLC, GreenPoint Financial
                               Corp. or any of their affiliates, except in the case of a limited guaranty or other credit enhancement if so specified in the related prospectus supplement. The payments by the obligors on the contracts included in the trust fund and any credit enhancement will be the sole source of the payments on the certificates. If the payments by the obligors on the contracts are insufficient to pay the principal or interest on the certificates, there is no other source of payments. The seller of the Contracts and/or the servicer will have limited obligations. These obligations usually include:

                               . the obligation under certain circumstances to repurchase a contract if there has been a breach of representations and warranties; and

                               . advancing payments to the extent described in the prospectus supplement on contracts when the obligor is delinquent if the servicer believes that the advance is recoverable.

Risks Relating to the          Security Interests of the Trust Fund in the
Enforceability of the          Manufactured Homes. If a security interest has
Contracts                      been effectively assigned in favor of the
                               trustee but is not perfected, the assignment of the security interest to the trustee may not be effective against creditors of GreenPoint
                               Credit, LLC or Bank of America, FSB, as the case may be, or against a receiver or trustee in bankruptcy for GreenPoint Credit, LLC or Bank of America, FSB, as applicable.

                               Upon the initial issuance of the offered certificates in any series, the seller will convey the contracts securing the certificates to a trust fund. The servicer of the contracts will obtain and maintain physical possession of the contract documents as custodian and agent for the trustee of the trust fund. Each contract is secured by a security interest in a manufactured home and, in certain cases only, the real estate on which the related manufactured home is located. Perfection of security interests in the manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the contracts are subject to a number of federal and state laws, including:

                               . Uniform Commercial Code as adopted in the states in which the manufactured homes are located;

                               . certificate of title statutes as adopted in the states in which the manufactured homes are located; and

                               . and, if applicable, the real estate laws as adopted in the states where the manufactured homes are located.

                               Under federal and state laws, a number of factors may limit the ability of the holder of a perfected security interest in manufactured homes to realize upon the related manufactured homes or may limit the amount realized to less than the amount due under the related contract. See "Certain Legal Aspects of the Contracts-- Security Interests of GreenPoint in the Manufactured Homes" and "Land Home and Land-in-Lieu Contracts" in this prospectus.

                               . The seller of the contracts will not retitle any certificates of title that are in the name of Bank of America, FSB or BankAmerica Housing Services, a division of Bank of America, FSB relating to any contracts that it has purchased from Bank of America, FSB as described under "The Seller--The Acquisition." Further, if so specified in the related prospectus supplement, the certificates of title for the manufactured homes will show "Bank of America, FSB," "BankAmerica Housing Services, a division of Bank of America, FSB" or "GreenPoint Credit, LLC" as the lienholder and the UCC financing statements, where applicable, will show "Bank of America, FSB," "BankAmerica Housing Services, a division of Bank of America, FSB" or "GreenPoint Credit, LLC" as secured party. Because it is not economically feasible to amend the certificates of title, GreenPoint Credit, LLC will not:

                               . amend the certificates of title to change the lienholder specified therein to the trustee at the time contracts are conveyed to a trust fund;

                               . execute any transfer instrument, including, among other instruments, UCC-3 assignments, relating to any manufactured home in favor of the trustee;

                               .  deliver any certificate of title to the
                                  trustee or make a notation on the
                                  certificate of title of the trustee's
                                  interest therein;

                               . record an assignment, except as required under the related pooling and servicing agreement upon the occurrence of certain events if so specified in the related prospectus supplement, to the trustee of the mortgage, deed of trust or other instrument securing any real estate.

                               In some states, without complying with the foregoing, the assignment to the trustee of the security interest in the manufactured homes, or the mortgage, deed of trust or other instrument securing real estate, may not be effective to grant or perfect a security interest.

Federal and State Consumer     Numerous federal and state consumer protection
Protection Laws May Prevent    laws could adversely affect the interest of any
the Enforceability of the      trust fund in the contracts comprising the
Contracts                      related contract pool. In addition, other
                               federal and state consumer protection laws impose requirements on lending under contracts.
                               An assignee of a contract could be liable for the failure by the original lender under the contract to comply with the requirements on lending. These laws could apply to any trust fund as assignee of the related contracts.
                               Pursuant to the pooling and servicing agreement related to each series of certificates, GreenPoint Credit, LLC will represent and warrant that each contract complies with all requirements of law and will generally be required to repurchase, or substitute a new contract, for any contract that does not comply with all requirements of law if holders of the certificates are adversely affected by
                               GreenPoint's breach of representation or warranty.

Prepayment Considerations      The prepayment experience on the contracts
                               underlying any series of certificates,
                               including prepayments due to liquidations of defaulted contracts, will affect the average life and the maturity of any series of certificates. Prepayments on the contracts in any contract pool may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality and interest rates. Other factors affecting prepayment on the contracts include changes in housing needs, job transfers and unemployment. In addition, interest on contracts that have been subject to a partial prepayment or a prepayment in full will cease to accrue on the prepaid amount as of the date of prepayment. High prepayments on the contracts during a collection period for any trust fund could result in high interest shortfalls. Therefore, the amount available for distribution to the holders of the offered certificates on the related distribution date could be less than the amount of principal and interest that would normally be distributable.
                               This would result in losses to the holders of the offered certificates. To the extent that the offered certificates have been designated as senior or subordinate, the most junior certificates would be the first to bear these delays or losses. See "Prepayment and Yield
                               Considerations" in this prospectus and in the related prospectus supplement.

Insolvency or Bankruptcy of    GreenPoint Credit, LLC intends that each
GreenPoint May Affect          transfer of offered certificates to the related
Payments on the Certificates   trust fund constitutes a sale, rather than a
                               pledge of the contracts to secure indebtedness of GreenPoint Credit, LLC However, if
                               GreenPoint were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of GreenPoint
                               Credit, LLC or GreenPoint Credit, LLC as debtor-in-possession may argue that the sale of the contracts by GreenPoint Credit, LLC could be recharacterized as a borrowing secured by a pledge of the contracts. An attempt by a creditor or a trustee in bankruptcy to recharacterize the transfer as a borrowing, even if unsuccessful, could result in delays in or reductions of distributions on the offered certificates to the holders of the certificates. To the extent that the offered certificates have been designated as senior or subordinate, the most junior certificates would be the first to bear these delays or losses.

Bankruptcy of Servicer         In the event of a bankruptcy of GreenPoint
                               Credit, LLC, the trustee-in-bankruptcy for
                               GreenPoint Credit, LLC could prevent the termination of GreenPoint Credit, LLC, as servicer of the contracts, if no event of default under the applicable pooling and servicing agreement exists other than the bankruptcy of GreenPoint Credit, LLC This prevention could result in a delay or possibly a reduction in payments on the offered certificates to the holders of the certificates to the extent GreenPoint Credit, LLC received, but did not deposit with the trustee, contract collections before the date of bankruptcy. To the extent that the offered certificates have been designated as senior or subordinate, the most junior certificates would be the first to bear these delays or losses. See "Certain Legal
                               Aspects of the Contracts" in this prospectus.

Limited Operating History of   GreenPoint Credit, LLC was incorporated on May
Seller and Servicer            8, 1998 for the purpose of acquiring the
                               manufactured housing contract business from
                               Bank of America, FSB as described under "The
                               Seller--The Acquisition" in this prospectus.
                               Accordingly, GreenPoint Credit, LLC has a limited operating history, and no relevant delinquency and loss experience is available.
                               Neither GreenPoint Credit, LLC nor any of its affiliates were previously engaged in the origination or servicing of manufactured housing contracts prior to its purchase of manufactured housing contracts from Bank of America, FSB. Potential holders of offered certificates are encouraged to evaluate the risks associated with respect to the limited operating history of GreenPoint Credit, LLC.

Limited Guarantee of GFC       If the related prospectus supplement so
                               specifies, certain classes of offered
                               certificates may be entitled to the benefits of a limited guarantee of GreenPoint Financial
                               Corp. which would be an unsecured obligation of GreenPoint Financial Corp. and would not be supported by any letter of credit or other enhancement arrangement.

  We have defined certain significant terms in the "Glossary" on page 93 of this prospectus.

                              The Contract Pools

  Each Contract contained in a Contract Pool will have been either:

  . originated or purchased by the Seller, in each case on an individual basis in the ordinary course of its business, and/or

  .  purchased from Bulk Sellers,

all as more particularly specified in the related prospectus supplement. Each Contract will be secured by a new or used manufactured home and, in the case of a Land Home or Land-in-Lieu Contract, by real property upon which the manufactured home is located. If so specified in the related prospectus supplement, the Contracts will not be insured by any governmental agency or instrumentality. However, if so specified in the related prospectus supplement, some or all of the Contracts and collections thereon will, subject to the conditions described below, be partially insured by the Federal Housing Administration or partially guaranteed by the Veterans Administration. If so specified in the related prospectus supplement, the Contract Pool will include modular homes, as described in the related prospectus supplement.

  On the date of initial issuance of the Certificates of any Series, GreenPoint will convey the Contracts comprising the related Contract Pool to the related Trust Fund. GreenPoint, as servicer, will obtain and maintain possession of all Contract documents, except in certain instances where the trustee will obtain and maintain possession of the Contract documents relating to Land Home Contracts and Land-in-Lieu Contracts.

  If so specified in the applicable prospectus supplement, the Agreement relating to each Contract Pool will require the related manufactured homes to comply with the requirements of certain federal statutes which generally would require the manufactured homes to have a minimum of 400 square feet of living space and a minimum width of 102 inches and to be of a kind customarily used at a fixed location. The statutes would also require the manufactured homes to be transportable in one or more sections, built on a permanent chassis and designed to be used as dwellings, with or without permanent foundations, when connected to the required utilities. The statutes also would require that the security interest in any manufactured home include the plumbing, heating, air conditioning and electrical systems constituting a part of, or associated with, the manufactured home.

  Each Agreement will require the servicer to maintain hazard and flood insurance policies with respect to each manufactured home in the amounts and manner set forth in this prospectus under "Description of the Certificates-- Servicing Compensation and Payment of Expenses; Certain Matters Regarding the servicer--Hazard Insurance Policies." Generally, no other insurance will be required with respect to the manufactured homes, the Contracts or any Contract Pool.

  Each Contract Pool may contain Contracts bearing interest at a Step-Up Rate. If a Contract Pool contains Contracts bearing interest at a Step-Up Rate, the related prospectus supplement will specify the percentage of the Contract Pool comprised of Step-Up Contracts, the period during which the Contract Rates for Step-Up Contracts will be stepped up, the range of increases in the Contract Rates for the Step-Up Contracts and the range of increases in the Scheduled Payments for the Step-Up Contracts.

  The rate at which the Contracts in a particular Contract Pool bear interest will be further described in the applicable prospectus supplement. If so specified in the applicable prospectus supplement, each Contract will provide for payments on a scheduled Due Date. The day of each month constituting the Due Date will vary from Contract to Contract. Unless the Contracts bear interest at a variable rate, the Scheduled Payment will be specified in the Contract. The Scheduled Payments for fixed-rate Contracts will be constant assuming no prepayments. If so specified in the applicable prospectus supplement, the Scheduled Payments for Contracts bearing interest at a Step-Up Rate will increase on the dates on which the Contract Rates are stepped up. In addition, if so specified in the related prospectus supplement, the Contracts may be prepaid in full or in part at any time.

  If so specified in the applicable prospectus supplement, Scheduled Payments whether for actuarial or simple interest Contracts, may be paid prior to their Due Dates, whether in, or in months prior to, the months of their Due Dates. Thus, the Obligor may, in June, pay the Scheduled Payments due in June, July and August. In that event, no further payment will become due on the Contract until the September Due Date. In the case of a simple interest Contract, the Obligor would have to instruct the servicer to apply the payment as a pay-ahead of future Scheduled Payments; otherwise the payment would be applied as a partial principal prepayment. There is no limit to the number of Scheduled Payments that may be paid ahead in this manner. The effect of paid-ahead Scheduled Payments will be different for actuarial Contracts than for simple interest Contracts, as further described below.

  The Scheduled Payments for each actuarial Contract, whether a fixed rate Contract or a Contract bearing interest at a Step-Up Rate, will fully amortize the principal balance of the Contract over its term. The portion of each Scheduled Payment allocable to principal is equal to the total amount thereof less the portion allocable to interest. The portion of each Scheduled Payment due in a particular month that is allocable to interest is a precomputed amount equal to one month's interest, determined on the basis of a thirty-day month and a 360-day calendar year, except in the state of Kansas where it is determined on the basis of a 365/366-day calendar year and actual days elapsed, on the principal balance of the Contract, which principal balance is determined by reducing the initial principal balance by the principal portion of all Scheduled Payments that were due in prior months, whether or not Scheduled Payments were timely made, and all prior partial principal prepayments. Thus, each Scheduled Payment will be applied to interest and to principal in accordance with a precomputed allocation, whether or not the Scheduled Payments are received in advance of or subsequent to their Due Dates. If so specified in the applicable prospectus supplement, all payments received in a Collection Period on an actuarial Contract in excess of the related Obligor's Scheduled Payment, other than payments not allocated to principal and interest such as late payment charges or payments sufficient to pay in full the outstanding principal balance of and all accrued and unpaid interest on the Obligor's Contract, are applied as a partial prepayment of principal on the Contract, unless (1) the related Obligor notifies or confirms with the servicer that its payments are to be applied to future Scheduled Payments in the order of the Due Dates of its payments or (2) the amount of any excess payment is approximately equal, subject to a variance of plus or minus 10%, to the amount of a future Scheduled Payment.

  If simple interest Contracts are to be included in the related Contract Pool, the related prospectus supplement will describe the characteristics of the simple interest Contracts in the Contract Pool.

  If so specified in the related prospectus supplement, the Scheduled Payments on variable rate Contracts will be allocated between principal and interest as described above for actuarial Contracts based upon the Contract Rate in effect when the Scheduled Payments on the Contracts are due. If so specified in the related prospectus supplement, the amounts of the Scheduled Payments on variable rate Contracts will be adjusted, on the basis described in the prospectus supplement, whenever the related variable rate is adjusted.

  If so specified in the applicable prospectus supplement, the related Contract Pool may contain Contracts which combine certain features of actuarial and simple interest Contracts.

  If specified in the related prospectus supplement, the Contract Pool may contain Land Home and Land-in-Lieu Contracts. In certain jurisdictions, a lender cannot obtain separate evidence of its lien on the manufactured home securing a Land Home Contract and its lien on the property on which the manufactured home is located. In those jurisdictions, the only evidence of liens on the manufactured homes securing Land Home Contracts will be the deeds of trust, mortgages or similar security instruments on the real estate on which the manufactured homes are located. It is a policy of GreenPoint, to obtain title insurance policies, where available, with respect to any Land Home Contract that it originates insuring that the related manufactured home is subject to the lien of the related mortgage. However, title policies may not have been obtained with respect to Land Home Contracts acquired from Bulk Sellers and some title insurers will not insure the manufactured home unless it is permanently attached to the land. Generally, separate evidences of liens on manufactured homes and the real property securing Land-in-Lieu Contracts are obtained. However, no title insurance is obtained for Land-in-Lieu Contracts. See "Certain Legal Aspects of the Contracts--Land Home and Land-in-Lieu Contracts" in this prospectus.

  A Contract Pool may include "staged-funding" Contracts which provide multiple disbursements to an Obligor to finance the purchase of a manufactured home or the acquisition or improvement of the real estate on which the manufactured home will be located. The Obligor pays only the interest on the disbursed amount of the loan or an additional origination fee which is financed, in lieu of interest until the final disbursement, and, following the final disbursement, pays both interest and principal. If so specified in the related prospectus supplement, no Contract Pool will contain a "staged-funding" Contract unless it has been fully disbursed.

  The prospectus supplement relating to each Series of Certificates will provide information as of the Cut-off Date for the related Series with respect to, among other things:

  . the number, the aggregate principal balance, and the range of outstanding principal balances of the Contracts comprising the related Contract Pool;

  . the Weighted Average Contract Rate of the Contracts and the distribution of Contract Rates;

  . the weighted average original and remaining terms to maturity of the Contracts and the distribution of remaining terms to maturity;

  .  the average outstanding principal balance of the Contracts;

  . the geographical distribution of the related manufactured homes at origination;

  .  the years of origination of the Contracts;

  .  the distribution of original principal balances of the Contracts;

  . the percentage amount of Contracts secured by new or used manufactured homes;

  .  the range of and weighted average loan-to-value ratios at origination;
     and

  . the month and year in which the final scheduled payment date for the Contract with the latest maturity is scheduled to occur.

  Additionally, no more than a maximum of 5% of the Contracts, measured by aggregate principal balance of the assets in the Contract Pool, as described in this prospectus and the related prospectus supplement, as of the Cut-off Date, may deviate from the characteristics of the assets in the Contract Pool as of the Cut-off Date.

  If a Contract Pool contains variable rate Contracts, the related prospectus supplement will contain a description of the basis on which the variable rates are determined, including any maximum or minimum rates and the frequency with which any variable rate adjusts. The prospectus supplement relating to a Series of Certificates also will contain certain information about Contracts in the related Trust Fund that are Land Home Contracts, Land-in-Lieu Contracts or Contracts that are partially guaranteed by the Veterans Administration or partially insured by the Federal Housing Administration.

  To the extent any Contracts in a Contract Pool were purchased by GreenPoint from one or more Bulk Sellers, the applicable prospectus supplement will contain a description of certain practices observed by the Bulk Seller or Bulk Sellers, as the case may be, in connection with any such purchase.

  In addition, to the extent GreenPoint's management believes additional information concerning the related Contract Pool that is stored in the electronic data processing system of GreenPoint to be material, the prospectus supplement may also include the additional information.

The Pre-Funding Account

  If the Trust Fund includes a Pre-Funding Account, as defined in the related prospectus supplement, the prospectus supplement will specify:

  (1) the term or duration of the Pre-Funding Account;

  (2) the percentage of the related Series that may be represented by the Pre-Funding Account;

  (3) the types of investments that Pre-Funding Accounts may be invested in;
      and

  (4) the conditions that must be satisfied prior to any transfer of Additional Contracts and/or Subsequent Contracts, as described in the prospectus supplement, including the requisite characteristics of the Additional Contracts and/or Subsequent Contracts.

                                  The Seller

  GreenPoint is a Delaware corporation and a wholly owned subsidiary of GreenPoint Bank, a New York state chartered bank. GreenPoint Bank is a wholly owned subsidiary of GFC, a publicly traded corporation whose shares are traded on the New York stock exchange. As of December 31, 1998, GFC and its consolidated subsidiaries had total deposits of $11,173.1 million, total assets of $15,015.9 million and total stockholders' equity of $1,922.6 million. As of December 31, 1998, GreenPoint had total assets of $1,437.4 million, total liabilities of $1,378.1 million and total stockholders' equity of $59.3 million. The headquarters of both GFC and GreenPoint Bank are located in New York, New York.

The Acquisition

  GreenPoint was formed in May 1998 as a Delaware corporation for the purpose of acquiring the operating business of the BankAmerica Housing Services division of Bank of America, FSB from Bank of America, FSB. The "Acquisition" was consummated on September 30, 1998. The operating business of the BankAmerica Housing Services division consisted primarily of originating, purchasing and servicing manufactured housing installment sale contracts and installment loan agreements. GreenPoint also purchased approximately $794,958,000 in aggregate principal balance of manufactured housing installment sale contracts and installment loan agreements in the Acquisition. The origination and underwriting practices of Bank of America, FSB and its affiliates relating to the manufactured housing installment sale contracts and installment loan agreements acquired by GreenPoint in the Acquisition were substantially similar to those described under "--Loan Originations" below.

Loan Originations

  GreenPoint purchases and originates manufactured housing contracts on an individual basis through 45 regional offices throughout the United States, serving retailers and borrowers in the 48 contiguous states. In the states of Mississippi and Minnesota, manufactured housing contracts are purchased and originated through wholly owned subsidiaries of GreenPoint. These subsidiaries are named GreenPoint Corp. of Mississippi and GreenPoint Corp. of Minnesota respectively. Regional personnel of GreenPoint arrange to purchase manufactured housing contracts originated by manufactured housing retailers located throughout the United States. Generally, these purchases result from GreenPoint regional office personnel contacting retailers located in their regions and explaining GreenPoint's available financing plans, terms, prevailing rates and credit and financing policies. If a retailer wishes to make a financing available to its customers, the retailer would apply for retailer approval. Upon satisfactory results of GreenPoint's investigation of the retailer's creditworthiness and general business reputation, GreenPoint and the retailer would enter into a retailer agreement. GreenPoint also originates manufactured housing contracts and installment loan agreements directly with customers and through brokers and correspondent lenders.

Underwriting Practices

  With respect to each retail manufactured housing contract that was purchased from a retailer, the general practice of GreenPoint has been that the retailer submit the customer's credit application, manufacturer's invoice, if the contract was for a new home, and certain other information relating to the contract to the applicable regional office of GreenPoint. Personnel at the regional office analyze the creditworthiness of the customer and certain other aspects of the proposed transaction. If the creditworthiness of the customer and other aspects of the transaction are approved by the regional office, the customer and the retailer execute a contract on a form provided or approved in advance by GreenPoint. After the manufactured home financed under the contract is delivered and set up by the retailer, and the customer has moved in, GreenPoint purchases the contract from the retailer.

  Because manufactured homes generally depreciate in value, GreenPoint's management believes that the creditworthiness of a potential obligor should be the most important criterion in determining whether to approve the purchase or origination of a contract. As a result, the underwriting guidelines of GreenPoint generally require regional office personnel to examine each applicant's credit history, residence history, employment history and debt-to-income ratio. There is no minimum requirement for any of these criteria, although GreenPoint has developed certain guidelines for employment history and debt-to-income ratios. In the case of employment history, GreenPoint generally requires its regional office personnel to consider whether the applicant had worked continuously for the same employer for at least 24 months and, if not, whether the applicant has worked in the same occupational field for at least 24 months. The recommended debt-to-income ratio for a particular credit application depends on the credit score recommendation generated for that application. In general, the maximum debt-to-income ratio for each application that is approved by the credit scoring system ranged from 70 percent to 53 percent, based on GreenPoint's estimate of the applicant's after-tax income. Although GreenPoint has guidelines for some of these criteria, GreenPoint's management does not believe that an applicant's inability to satisfy some of these guidelines warrants denial of credit in all cases. For example, if an applicant fails to meet a guideline by a certain margin for one of the criteria mentioned above, the applicant generally must exceed the threshold for one or more other criteria by a compensating margin for the applicant's credit application to be approved. In addition, in special cases, credit applications are approved even if certain of the criteria are not met. For these reasons, management of GreenPoint believe that the ultimate decision whether to approve or reject a credit application should be made by regional office personnel. To assist personnel in evaluating credit applications, GreenPoint utilizes a proprietary credit scoring system, developed by Bank of America, FSB in conjunction with Fair-Isaacs, implemented in July 1997. The credit scoring system generates a recommendation to approve or deny a credit application based on certain criteria established by GreenPoint. The underwriting guidelines of GreenPoint allow the recommendation generated by the credit scoring system to be used by regional personnel as a guide in determining whether to extend credit to an applicant, but do not require regional personnel to make credit decisions based solely on the system's recommendations. GreenPoint does not disclose the criteria used by this credit scoring system either to regional personnel or to the retailers assisting in the preparation of credit applications. The criteria will be periodically reviewed by of GreenPoint, and modified as necessary.

  It is the policy of GreenPoint that one authorized person provide written approval of credit applications for amounts up to or equal to certain limits and that two authorized persons provide written approval of credit applications for amounts over those limits. The credit limits established by GreenPoint vary with each regional office. In addition, each person authorized to make these credit decisions has to be either a regional manager or another regional office employee to whom the authority to approve credit applications has been delegated. Any delegated authority may be limited in that the person to whom the authority was delegated may not have been authorized to approve credit applications for contracts with initial principal amounts above certain specified levels. The qualifications of all regional office personnel authorized to approve or reject credit applications are reviewed and approved by GreenPoint's senior management. Generally, both the retailer service manager and the credit manager in each regional office, in addition to the regional manager, have authority to approve credit applications. However, each regional office may at various times have additional, or in some cases fewer, personnel authorized to approve or reject credit applications. GreenPoint has no set qualifications for regional managers or for other employees to whom authority to approve credit applications may be delegated; rather, the authority is given commensurate with regional manager's or other employee's experience.

  It is the policy of GreenPoint that each credit application be approved or rejected within one to seven days after receipt. Thus, there is less time for credit investigation than is the case, for example, with loans for site-built homes. Although GreenPoint's management believes that the one to seven-day period for approval or rejection of each credit application is consistent with industry practice, no assurance can be given that any credit application that was approved in one to seven days would have been approved if a longer period had been provided for credit investigation.

  The credit review and approval practices of each regional office are subject to internal reviews and audits that, through sampling, examine the nature of the verification of credit histories, residence histories, employment histories and debt-to-income ratios of the applicants and evaluate the credit risks associated with the contracts purchased through each regional office by rating the obligors on the underlying contracts according to their credit histories, employment histories and debt-to-income ratios. Selection of underwriting files for review is generally made by the personnel performing the examination, without prior knowledge on the part of regional office personnel of the files to be selected for review. However, GreenPoint has no requirement that any specific random selection procedures be followed and no assurance can be given that the files reviewed in any examination process are representative of the contract originations in the related regional office.

  With respect to new and used manufactured homes, Green Point's policy is to finance no more than 95% of the total buyer's cost of any manufactured home, including taxes and insurance premiums, plus 100% of the costs attributable to prepaid finance charges and closing costs that are financed.

  In the case of new manufactured homes, the maximum amount financed cannot exceed:

  .  130% of the manufacturer's invoice price, plus

  . taxes, insurance, freight charges, certain retailer installed equipment, certain set-up costs and certain prepaid finance charges and closing costs.

  For used manufactured homes, the amount financed cannot exceed:

  . the lesser of 95% of the total sales price or 95% of the retail value, as specified in the NADA Mobile/Manufactured Housing Appraisal Guide or the "Kelly Blue Book," plus

  . taxes, insurance, certain retailer installed equipment, certain set-up costs and certain prepaid finance charges and closing costs.

  With respect to Land/Home Contracts involving new manufactured homes, GreenPoint's policy is to finance no more than:

  . the lesser of 95% of the value of the real property as determined by appraisal subject to certain limitations or 95% of the purchase price of the land subject to certain limitations or the payoff of the encumbered land, plus

  .  130% of the manufacturer's invoice, plus

  . taxes, insurance, freight charges, certain retailer installed equipment, certain set-up costs and prepaid finance charges and closing costs, plus

  .  the cost of improvements to the land, subject to certain limitations.

  With respect to Land/Home Contracts involving used manufactured homes, GreenPoint's policy is to finance no more than the lesser of:

  .  95% of the total sales price, or

  . the sum of 95% of the appraised value of the land and 95% of the NADA Mobile/Manufactured Housing Appraisal Guide or "Kelly Blue Book" retail value of the home,

  . and in either case, plus taxes, insurance, certain retailer installed equipment, certain set-up costs, prepaid finance charges and closing costs and the cost of improvements to the land, subject to certain limitations.

  With respect to Land/Home Contracts in which the manufactured home is already on the land, GreenPoint's policy is to finance:

  . the lesser of 95% of the total sales price or 95% of the appraised value of the land and home, plus

  . taxes, fees, insurance and certain prepaid finance charges and closing costs.

  With respect to Land-in-Lieu Contracts involving new manufactured homes, GreenPoint's policy is to finance:

  . up to 140% of the manufacturer's invoice for the home depending on the borrower's down payment, plus

  . taxes, insurance, freight charges, certain retailer installed equipment, certain set-up costs and pre-paid finance charges and closing costs, plus

  .  the costs of improvements to the land, subject to certain limitations.

  With respect to Land-in-Lieu Contracts involving used manufactured homes, GreenPoint's policy is to finance no more than the lesser of:

  .  95% of the total sales price, or

  . 95% of the retail value, as specified in the NADA Mobile/Manufactured Housing Appraisal Guide or the "Kelly Blue Book,"

  .  and in either case, plus

    -- taxes, insurance, certain retailer installed equipment, certain set-up costs and prepaid finance charges and closing costs, and

    -- the cost of improvements to the land, subject to certain limitations.

  In June 1999, GreenPoint initiated a marketing program for new manufactured homes in which the maximum amount financed could not exceed:

  .  140% of the manufacturer's invoice price, plus

  . taxes, insurance, freight charges, certain retailer installed equipment, certain set-up costs and prepaid finance charges and closing costs.

  This marketing program is offered only to applicants who score in the highest credit score recommendation given by GreenPoint's proprietary credit scoring system (as described in the second paragraph of this section).

  GreenPoint generally requires a down payment in the form of cash and/or the trade-in value of a previously owned manufactured home and/or, in the case of Land-in-Lieu Contracts, an estimated value of equity in real property pledged as additional collateral. For previously owned homes, the trade-in allowance accepted by the retailer must be consistent with the value of the owned home determined by GreenPoint in light of current market conditions. The value of real property pledged as additional collateral is estimated by regional personnel, using tax assessed value, or appraisers who are familiar with the area in which the property is located.

  Underwriting policies and marketing programs for the origination or purchase on an individual basis of manufactured housing contracts are established by GreenPoint's management at its headquarters in San Diego and are subject to change from time to time. Any material changes or conditions will be disclosed in the prospectus supplement.

  The volume of Contracts originated by GreenPoint, acquired by GreenPoint in the Acquisition, or purchased from dealers on an individual basis by GreenPoint for the periods indicated below and certain other information at the end of the periods below are as follows:


           Contracts Originated or Purchased on an Individual Basis
                            (Dollars in Thousands)

                                                 Quarter Ended   Quarter Ended
                                               December 31, 1998 March 31, 1999
                                               ----------------- --------------
Principal Balance of Contracts Purchased......    $1,451,368        $715,413
Number of Contracts Purchased.................        38,010          18,597
Average Contract Size.........................        $38.18          $38.47
Number of Regional Offices....................            45              45

  The information in the table above includes only Contracts originated by GreenPoint, acquired by GreenPoint in the Acquisition, or purchased from dealers. The number of regional offices includes regional offices in the United States originating or purchasing Contracts.

Servicing

  GreenPoint, through its regional offices, services all of the manufactured housing contracts that it purchases or originates, whether on an individual basis or in bulk. Generally, whenever any contracts are sold, GreenPoint will retain servicing responsibilities with respect to the sold contracts. In addition, GreenPoint may make arrangements pursuant to which it services, or would service, manufactured housing contracts owned by other entities. These service contracts were not originated, and would not be purchased, by GreenPoint. Servicing responsibilities include collecting principal and interest payments, taxes, insurance premiums and other payments from obligors and, when the contracts are not owned by GreenPoint, remitting principal and interest payments to the owners thereof, to the extent the owners of the serviced contracts are entitled thereto. Collection procedures include repossession and resale of manufactured homes securing defaulted contracts and foreclosure if land is involved and, if deemed advisable by GreenPoint, entering into workout arrangements with obligors under certain defaulted contracts. Although decisions as to whether to repossess any manufactured home are made on an individual basis, GreenPoint's general policy is to institute repossession procedures promptly after regional office personnel determine that it is unlikely that a defaulted contract will be brought current, and thereafter to diligently pursue the resale of repossessed manufactured homes.

  Certain historical data relating to the delinquency and repossession experience of the contracts serviced by Bank of America, FSB prior to the Acquisition by GreenPoint is available. However, GreenPoint's management believes that the information relating to Bank of America, FSB prior to the Acquisition by GreenPoint is not relevant or informative since GreenPoint, and not Bank of America, FSB, is now servicing the contracts set forth in the information.

  The following table shows the size of the portfolio of Contracts serviced, including contracts already in repossession, by GreenPoint, through the manufactured housing regional office system, as of the dates indicated:

                          Size of Serviced Portfolio
                            (Dollars in Thousands)

                                                    As of           As of
                                              December 31, 1998 March 31, 1999
                                              ----------------- --------------
Unpaid Principal Balance of Contracts Being
 Served......................................    $11,504,320     $11,718,576
Average Contract Unpaid Principal Balance....          $27.7           $28.1
Number of Contracts Being Serviced...........        415,373         417,423

Delinquency and Loan Loss/Repossession Experience

  The loss and delinquency information of Bank of America, FSB, in its capacity as servicer of its manufactured housing installment sales contracts and installment loan agreement portfolio, has been disclosed in various filings made by Bank of America, FSB with the Securities and Exchange Commission. These filings are publicly available to potential investors. GreenPoint acquired the servicing personnel and approximately $794,958,000.00 in manufactured housing installment sales contracts and installment loan agreements from Bank of America, FSB in the Acquisition. See "The Acquisition" in this prospectus. Since October 1, 1998, GreenPoint has been the servicer of all of the manufactured housing installment sales contracts and installment loan agreements that had been serviced by Bank of America, FSB. GreenPoint makes no representation or warranty with respect to the completeness or accuracy of the loss and delinquency information contained in any filings made by Bank of America, FSB with the Securities and Exchange Commission or any filings made by Bank of America, FSB with any other public entity and disclaims any liability with respect thereto. Further, the loss and delinquency experience of Bank of America, FSB as servicer of manufactured housing installment sales contracts and installment loan agreements may not be reflective of the loss and delinquency experience that GreenPoint will encounter as servicer of manufactured housing installment sales contracts and installment loan agreements.

  The following table sets forth the delinquency experience of manufactured housing contracts serviced by GreenPoint since October 1998, other than contracts already in repossession, as of the dates indicated:

                            Delinquency Experience

                                                    As of           As of
                                              December 31, 1998 March 31, 1999
                                              ----------------- --------------
Number of Contracts Outstanding..............      411,852         414,024
Number of Contracts Delinquent
  30--59 days................................        6,397           3,170
  60--89 days................................        1,753           1,016
  90 days or more............................        2,372           1,920
                                                   -------         -------
Total Contracts Delinquent...................       10,522           6,106
                                                   =======         =======
Delinquencies as a Percentage of Contracts
 Outstanding.................................        2.55%           1.47%
                                                   =======         =======

  The information contained in the table above is based on number of days payments are contractually past due, assuming 30-day months. Consequently, a payment due on the first day of a month is not 30 days delinquent until the first day of the following month.

  Since GreenPoint has only been servicing the Contracts for a limited amount of time, the delinquency experience reflected in the table above may not necessarily be indicative of the actual performance of the Contracts over time.

  The following table sets forth the loan loss/repossession experience of Contracts serviced through the manufactured housing regional office system of GreenPoint, including Contracts already in repossession, as of the dates indicated:

                       Loan Loss/Repossession Experience
                            (Dollars in Thousands)

                                                                  Quarter Ended
                                                                  March 31, 1999
                                                                  --------------
Number of Contracts Being Serviced...............................      417,423
Aggregate Principal Balance of Contracts Being Serviced..........  $11,718,576
Average Principal Recovery Upon Liquidation......................        45.26%
Contract Liquidations............................................         1.06%
Net Losses
  Dollars........................................................      $73,593
Percentage.......................................................         0.63%
Contracts in Repossession........................................        3,399

  The "Average Principal Recovery Upon Liquidation" in the table above is shown as a percentage of the outstanding principal balance of Contracts that were liquidated during the applicable period, based on the gross amounts recovered upon liquidation, proceeds applied to unpaid interest accrued through the date of liquidation and after the payment of repossession and other liquidation expenses. Deficiency recoveries received subsequent to liquidation date are also included net of collection expenses paid to third parties.

  The "Contract Liquidations" in the table above are shown as the number of Contracts liquidated during the period as a percentage of the total number of Contracts being serviced as of period end.

  The calculation of "Net Losses" includes unpaid interest accrued through the date of liquidation and all repossession and other liquidation expenses and is reduced by deficiency recoveries received subsequent to liquidation date net of collection expenses paid to third parties.

                      Prepayment and Yield Considerations

Prepayment Considerations

  If so specified in the related prospectus supplement, the Contracts in any Contract Pool may be prepaid in full or in part at any time. The prepayment experience of the Contracts, including prepayments due to liquidations of defaulted Contracts, will affect the average life and the maturity of the related Certificates. A Contract Pool might include Contracts with Contract Rates that are generally higher or lower, in absolute terms or in comparison to prevailing rates, than the contract rates of the contracts from which are derived certain historical statistical data set forth in the prospectus or prospectus supplement. As a result, the prepayment performance of the Contracts contained in that Contract Pool might be higher or lower than the prepayment performance of the contracts reflected in the historical data. In addition, GreenPoint's management is aware of limited publicly available information relating to historical rates of prepayment on manufactured housing contracts. However,

GreenPoint's management believes that neither the prepayment experience of other pools of manufactured housing contracts nor the historical rates of prepayment for any other manufactured housing contracts will necessarily be indicative of the rate of prepayment that may be expected to be exhibited by the Contracts in any other Contract Pool. Nevertheless, GreenPoint's management anticipates that a number of Contracts will be prepaid in full in each year during which any related Certificates are outstanding. The amount of prepayments on the Contracts, including prepayments due to liquidations of defaulted Contracts, during any particular year may be influenced by a variety of economic, geographic, social and other factors, including repossessions, aging, seasonality, interest rates and the rate at which manufactured homeowners sell their manufactured homes. Other factors affecting prepayments on the Contracts include changes in Obligors' housing needs, job transfers, unemployment and Obligors' net equity in manufactured homes. Because of the depreciating nature of manufactured housing, which limits the possibilities for refinancing, and because the terms of manufactured housing contracts are generally shorter than the terms for mortgage loans secured by site-built homes, and changes in interest rates have a correspondingly smaller effect on the monthly payments on manufactured housing contracts as opposed to mortgage loans secured by site-built homes, changes in interest rates may play a smaller role in prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes. Conversely, local economic conditions and certain of the other factors mentioned above are likely to play a larger role in the prepayment behavior of manufactured housing contracts than they do in the prepayment behavior of loans secured by mortgages on site-built homes.

  Repurchases of Contracts on account of certain breaches of representations and warranties as described in the applicable prospectus supplement also will have the effect of prepaying the repurchased Contracts and therefore will affect the average life of and yield on the Certificates. See "Description of the Certificates--Conveyance of Contracts." In addition, most of the Contracts contain provisions that prohibit the related owner from selling the manufactured home without the prior consent of the holder of the related Contract. These Contract provisions are similar to "due-on-sale" clauses and may not be enforceable in certain states. See "Certain Legal Aspects of the Contracts--Transfers of manufactured homes; Enforceability of Restrictions on Transfer" in this prospectus. The servicer's policy is to permit most sales of manufactured homes where the proposed buyer meets the servicer's then current underwriting standards and enters into an assumption agreement.

  To the extent provided in the related prospectus supplement, the servicer under each Agreement, or any other party as may be designated in the related prospectus supplement, will have the option to purchase all of the Contracts in the related Contract Pool, at the price and under the conditions specified in related prospectus supplement, when the aggregate Pool Principal Balance, as defined in the related prospectus supplement, of the Contract Pool has been reduced to 10%, or any other percentage as may be specified in the related prospectus supplement, of its initial Pool Principal Balance. The exercise of any option to repurchase the Contracts early will affect the average life of and yield on the related Certificates. To the extent provided in the related prospectus supplement, the trustee for the related Trust Fund shall solicit bids for the purchase of the Contracts remaining in the Trust Fund at a Termination Auction within ninety days following the Distribution Date as of which the Pool Principal Balance for a Contract Pool is less than 10%, or any other percentage as may be specified in the related prospectus supplement, of the Contract Pool's Cut-off Date Pool Principal Balance. The sale and consequent termination of the related Trust Fund pursuant to a Termination Auction will affect the average life and yield on the related Certificates.

  The average life and maturity of the Certificates of any Class will also be affected by the amount and timing of any Special Principal Distributions to the holders of the Certificates. In addition, if any Certificate of a Class is subject to mandatory repurchase, the occurrence of the Repurchase Date for the Certificate subject to mandatory repurchase will have the same effect as the maturation of the Certificate subject to mandatory repurchase, with the repurchase price being equivalent to the amount due at maturity. See "Description of the Certificates--Distributions on Certificates" and "Description of the Certificates--Optional and Mandatory Repurchase of Certificates; Optional Termination and Termination Auction" in this prospectus. The prospectus supplement relating to any Class that is entitled to Special Principal Distributions or is subject to mandatory repurchase will contain a description of the conditions under which Special Principal Distributions or mandatory repurchases will take place and a description of some of the factors that might affect the rate of Special Principal Distributions or the timing of any Repurchase Dates.

  Information regarding the "Prepayment Model" to be defined in the related prospectus supplement or any other rate of assumed prepayment, as applicable, will be set forth in the prospectus supplement applicable to the relevant Class or Classes of Certificates offered hereby.

Yield Considerations

  To the extent that any credit enhancement or any advancing obligation of the servicer described in the related prospectus supplement is insufficient to protect the holders of any Class of Certificates from losses or delinquencies on the related Contract Pool, the yield to the holders from their investment in the Certificates will be adversely affected should losses or delinquencies occur. In the absence of losses or delinquencies which are not covered by credit enhancement or advances, respectively, on a Distribution Date, the effective yield on the Certificates will depend upon, among other things, the price at which the Certificates are purchased, the rate at which the Contracts for the related Trust Fund liquidate or are prepaid and the amount and timing of any Special Principal Distributions. If a purchaser of Certificates purchases them at a discount (premium) and calculates its anticipated yield to maturity based on an assumed rate of distributions of principal on the purchased Certificates that is faster (slower) than the rate actually realized, the purchaser's actual yield to maturity will be lower than the yield so calculated by the purchaser. Losses which are covered by credit enhancement, but on later than anticipated Distribution Dates, will have the same effect on anticipated yield as prepayments that are made later than anticipated, as just described, depending on whether the Certificates were purchased at a discount or premium.

  The yield to holders of any Class of Certificates may be below that otherwise produced by the applicable Pass-Through Rate because, while, in the absence of losses or delinquencies, one month's interest on the related Contracts will be collected during each Collection Period, the portion of one month's interest to which the holders of the related Certificates are entitled will not be distributed until the first Distribution Date after the Collection Period in which the interest was collected.

  If a Certificate is subject to mandatory repurchase, the yield to the Repurchase Date will be affected by, among other things, the applicable repurchase price, the ability of any Liquidity Facility Provider to distribute the repurchase price and the date, if any, on which the Repurchase Date occurs. If, in connection with a mandatory repurchase, the repurchase price for a Certificate is equal to its Percentage Interest of the then current Certificate Balance, and the Certificate is purchased at a discount, and the purchaser calculates its anticipated yield to the Repurchase Date based on an assumed Repurchase Date that is earlier than the actual Repurchase Date, then such purchaser's actual yield to maturity will be lower than it would have been if a repurchase occurred on the assumed date.

  The payment features of the Contracts comprising any Contract Pool, as described above under "The Contract Pools," may, under certain extraordinary circumstances, cause the amounts collected thereon during particular Collection Periods to be insufficient to fund all distributions of principal and interest to the holders of some or all of the Certificates of the related Series, even in the absence of losses or delinquencies. The circumstances described in the preceding sentence could occur if a sufficiently large number of partial or full prepayments, as a percentage of the then outstanding Pool Principal Balance of the related Contract Pool, are received on Contracts in a particular Collection Period, if those prepayments are made in advance of the related Contracts' respective Due Dates during the particular Collection Period. In that case, a non-default collection shortfall could occur because interest that actually accrues on the related Contracts is less than interest that would have accrued if the payments were paid on the Contracts' respective Due Dates. A non-default collection shortfall could adversely affect the yield to holders of any Class of Certificates to the extent the non-default collection shortfalls are not covered by credit enhancement or advances.

                        Description of the Certificates

  Each Series of Certificates will be issued pursuant to a separate Agreement. The following summaries describe only the material provisions expected to be common to each Agreement and the related Certificates. GreenPoint recommends that the investor read all of the provisions of the related Agreement and the description set forth in the related prospectus supplement. Section references contained in this prospectus refer to sections of the form of Agreement filed as an exhibit to the Registration Statement. The prospectus supplement for each Series will describe the specific material provisions of the Agreement relating to the Series. Capitalized terms used and not otherwise defined in this prospectus shall have the meanings assigned to them in the form of Agreement filed as an exhibit to the Registration Statement.

General

  The Certificates may be issued in one or more Classes. If the Certificates of a Series are issued in more than one Class, the Certificates of all or less than all of the Classes for that Series may be sold pursuant to this prospectus, and there may be separate prospectus supplements relating to one or more of such Classes so sold. Any reference in this prospectus to the prospectus supplement relating to a Series comprised of more than one Class should be understood as a reference to each of the prospectus supplements relating to the Classes sold hereunder. Any reference in this prospectus to the Certificates of a Class should be understood to refer to the Certificates of a Class within a Series, the Certificates of a subclass within a Series or all of the Certificates of a single-Class Series, as the context may require.

  The Certificates will be issued in the denominations specified in the related prospectus supplement. (Section 6.02.) The "Percentage Interest" of a Certificate is the percentage obtained from dividing the original denomination of the Certificate by the initial principal balance of all of the Certificates of the same Class. Interest-only Certificates will have no Percentage Interest. Certificates, if issued in registered form to beneficial owners of the Certificates or nominees thereof, will be transferable and exchangeable at the corporate trust office of the trustee or, if it so elects, at the office of an agent in New York, New York. (Sections 6.02 and 9.11.) No service charge will be made for any registration of exchange or transfer, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. (Section 6.02.)

  The Certificates of each Series will evidence an interest, as specified in the related prospectus supplement, in a Trust Fund. Each Trust Fund will include:

    (1) a Contract Pool, including certain rights to receive payments on the Contracts comprising the Contract Pool on and after the Cut-off Date;

    (2) the amounts held from time to time in the "Certificate Account" as described in the applicable prospectus supplement under "--Payment on Contracts; Certificate Account," maintained by the trustee pursuant to the Agreement;

    (3) any property which initially secured a Contract and which is acquired in the process of realizing thereon;

    (4) the obligations of GreenPoint, under certain conditions, to repurchase Contracts sold by it with respect to which certain representations and warranties have been breached and not cured;

    (5) certain contractual servicing obligations of the servicer;

    (6) the proceeds of all insurance policies described in this prospectus; and

    (7) if applicable, one or more forms of credit support.

  If so specified in the related prospectus supplement, a limited guarantee of GFC may exist and, if so specified in the related prospectus supplement, will be a part of the Trust Fund.

  GreenPoint will convey the Contracts to the trustee. See "The Contract Pools" in this prospectus and "--Conveyance of Contracts" below. GreenPoint, as servicer, will service the Contracts pursuant to the Agreement. If so specified in the related prospectus supplement, the Contract documents will be held for the benefit of the trustee by the servicer.

Conveyance of Contracts

  On the date of initial issuance of the Certificates of a Series, GreenPoint will sell to the trustee, without recourse, all of its right, title and interest in and to the Contracts sold by it, and all rights under the standard hazard insurance policies on the related manufactured homes. The conveyance of the Contracts to the trustee will include a conveyance of all rights to receive Scheduled Payments thereon that were due on or after the Cut-off Date, even if received prior to the Cut-off Date, as well as all rights to any payments received on or after the Cut-off Date other than late receipts of Scheduled Payments that were due prior to the Cut-off Date. The Contracts will be described on the Contract Schedule attached to the Agreement. The Contract Schedule will include the principal balance of each Contract as of the Cut-off Date, the amount of each Scheduled Payment due on each Contract as of the Cut-off Date, the Contract Rate on each Contract as of the Cut-off Date and the maturity date of each Contract. GreenPoint will be required to complete a review of the Contract Files and confirm the accuracy of the Contract Schedule delivered to the trustee within the time period set forth in the related Agreement. Any Contract discovered not to agree with the Contract Schedule in a manner that is materially adverse to the interests of the certificateholders will be repurchased by GreenPoint, or replaced with another Contract, except that if the discrepancy relates to the principal balance of a Contract GreenPoint may, under certain conditions, deposit cash in the Certificate Account in an amount sufficient to offset the discrepancy. The trustee will not review the Contract Files. (Section 2.01.)

  If so provided in the related prospectus supplement, the servicer will hold, as custodian and agent on behalf of the trustee, the original Contracts and copies of documents and instruments relating to each Contract and the security interest in the manufactured home, and real property, if any, relating to each Contract. In order to give notice of the trustee's right, title and interest in and to the Contracts, a UCC-1 financing statement identifying the trustee as the secured party and identifying all the Contracts as collateral will be filed in the appropriate office in the appropriate states. The Contracts will be stamped or otherwise marked to reflect their assignment to the trustee. To the extent that the Contracts do not constitute "chattel paper" within the meaning of the UCC as in effect in the applicable jurisdictions or to the extent that the Contracts do constitute chattel paper and a subsequent purchaser is able to take physical possession of the Contracts without notice of the assignment to the trustee, the trustee's interest in the Contracts could be defeated. See "Certain Legal Aspects of the Contracts--Security Interests of GreenPoint in the Manufactured Homes" and "Land Home and Land-in-Lieu Contracts" in this prospectus.

  GreenPoint will make certain representations and warranties to the trustee with respect to each Contract sold by it. The applicable prospectus supplement will describe:

  . the representations and warranties made by GreenPoint in connection with the Contracts conveyed to the related Trust Fund,

  . the terms pursuant to which GreenPoint will be obligated to repurchase, at the price specified in this prospectus, any Contract sold by it if any representation and warranty has been breached, unless the breach has been cured or otherwise is not required to be cured, and

  .  the terms pursuant to which GreenPoint may remedy any breach. (Section
     3.05.)

Payments on Contracts

  The applicable prospectus supplement will specify the arrangements pursuant to which Contract collections are held pending distribution to certificateholders. (Section 4.05.) Certain Contract collections will be applied to pay the servicer's servicing compensation and to reimburse it for certain expenses, as set forth in each prospectus supplement and as set forth in this prospectus under "--Servicing Compensation and Payment of Expenses; Certain Matters Regarding the servicer" below.

Distributions on Certificates

  The Certificates of any Class will entitle the holders thereof to distributions, on the Distribution Dates specified in the related prospectus supplement, from amounts collected on the underlying Contracts. The Certificates of a Class may entitle the holders thereof to:

  .  distributions of both principal and interest;

  .  distributions of principal only; or

  .  distributions of interest only.

  The distributions described in the previous sentence will be made in accordance with a formula described in the related prospectus supplement, and, if so specified in the related prospectus supplement, the distributions will be applied first to interest, if any, and second to principal, if any. To the extent specified in the related prospectus supplement, the rights of the holders of the Certificates of one or more Classes of a multiple Class Series to receive distributions of principal or of interest or of both from amounts collected on the Contracts may be subordinate to the rights of the holders of Certificates of one or more other Classes. See "Credit and Liquidity Enhancement" in this prospectus.

  Distributions of Principal. If the Certificates of a Class entitle the holders thereof to distributions of principal, the related prospectus supplement will specify an initial aggregate Certificate Balance for the Certificates of that Class and a method of computing the amount of principal, if any, to be distributed to the holders of the Certificates of that Class on each Distribution Date. If so specified in the related prospectus supplement, principal distributions for the Certificates of a Class will be computed on the basis of a formula which, on each Distribution Date, allocates all or a portion of the Total Regular Principal Amount relating to that Distribution Date to the Certificates of the applicable Class. See "The Contract Pools" and "--Servicing Compensation and Payment of Expenses; Certain Matters Regarding the servicer" in this prospectus. Distributions with respect to all or a portion of the Total Regular Principal Amount are sometimes referred to in this prospectus as distributions of "Regular Principal." The Total Regular Principal Amount with respect to any Contract Pool and any Distribution Date may be estimated in a manner specified in the related prospectus supplement.

  If, due to liquidation losses or other circumstances adversely affecting the collections on the underlying Contract Pool, the Contract collections available on any Distribution Date to make distributions of Regular Principal to the holders of the Certificates of a Class are less than the portion of the Total Regular Principal Amount allocable to such Class, the deficiency may be made up from:

  .  Excess Interest; or

  . funds available from one or more forms of credit support referred to below, but only to the extent, if any, specified in the applicable prospectus supplement.

  See "Credit and Liquidity Enhancement" in this prospectus. If specified in the applicable prospectus supplement, the Certificate Balance of the Certificates of a Class will be reduced on each Distribution Date by the full amount of the portion of the Total Regular Principal Amount allocable to such Class even if, due to deficient Contract collections, a full distribution thereof is not made.

  The applicable distribution formula for each Class of a multiple-Class Series may allocate the Total Regular Principal Amount among the various Classes on a pro rata, sequential or other basis, as specified in the related prospectus supplement. If specified in the related prospectus supplement, the applicable distribution formula may entitle the holders of Certificates of a particular Class to receive on certain Distribution Dates, distributions of Regular Principal from particular sources of funds (e.g., one or more of the forms of credit support referred to below) upon the occurrence of certain losses or delinquencies, even if the holders of the Certificates of such Class would not have been entitled to receive principal distributions on the related Distribution Dates from amounts collected on the underlying Contracts in the absence of losses or delinquencies.

  If so specified in the applicable prospectus supplement, the Certificates of a Class may entitle the holders thereof to "Special Principal Distributions" on particular Distribution Dates that are unrelated to the Total Regular Principal Amount for any such Distribution Date. Special Principal Distributions may be made, under the circumstances set forth in the applicable prospectus supplement, from interest collected on the underlying Contract Pool, from funds available from one or more forms of credit support or from any other source specified in the related prospectus supplement. The Certificates of a Class having an initial Certificate Balance may entitle the holders thereof to distributions of Regular Principal only, to distributions of Regular Principal and to Special Principal Distributions or to Special Principal Distributions only. However, if so specified in the related prospectus supplement, the Certificates of a Class will not entitle the holders thereof to aggregate principal distributions in excess of the initial Certificate Balance for the Certificates in that Class.

  Distributions of Interest. The distribution formula for a Class of Certificates having an initial Certificate Balance may, but need not, also specify a method of computing the interest, if any, to be distributed on specified Distribution Dates, which may include all or less than all of the Distribution Dates, to the holders of the Certificates of such Class. The interest described in the previous sentence may be equal, subject to the adjustments as may be described in the related prospectus supplement, to a specified number of days' interest on the applicable Certificate Balance, before giving effect to any reduction thereof on the related Distribution Date, calculated at the Pass-Through Rate specified in the related prospectus supplement. The Pass-Through Rate may be fixed or variable, and, if specified in the related prospectus supplement, may shift from a variable rate to a fixed rate under the conditions specified in the related prospectus supplement. Variable Pass-Through Rates may vary from time to time based upon changes in an index or other measure of certain market rates, all as more fully described in the related prospectus supplement. In that case, the Rate Period and the specific basis on which the Pass-Through Rate for each Rate Period will be determined, including the particular market rates and measures thereof relevant for determining the Pass-Through Rate for each Rate Period, may remain constant or may change from time to time at the election of the servicer or otherwise, all as specified in the related prospectus supplement. Variable Pass-Through Rates may also vary from time to time, in the manner specified in the related prospectus supplement, based upon changes in the weighted average of the Contract Rates of the Contracts in the related Contract Pool or on any other basis. To the extent set forth in the related prospectus supplement, variable Pass-Through Rates may also have floor rates and/or ceiling rates which may be fixed or subject to adjustment as set forth in the related prospectus supplement. In addition, a variable Pass-Through Rate may be converted to a fixed Pass-Through Rate at the election of the Seller or upon the occurrence of certain conditions. In that event, the related prospectus supplement will set forth the conditions under which the variable Pass-Through Rate may be converted to a fixed Pass-Through Rate.

  Rather than entitling the holders thereof to receive distributions of interest based upon a Pass-Through Rate, the distribution formula for the Certificates of a Class may entitle the holders thereof to distributions of interest on specified Distribution Dates, which may include all or less than all of the Distribution Dates, equal, in the case of any such Distribution Date, to all or a portion, which portion will be determined as described in the related prospectus supplement, of the interest payable on the related Contracts during one or more Collection Periods occurring prior to the related Distribution Date. Classes of Certificates that do not entitle the holders thereof to receive distributions of principal may nevertheless entitle such holders to receive interest distributions calculated on this basis.

  If, due to liquidation losses or other circumstances adversely affecting the collections on the underlying Contract Pool, the Contract collections available to make distributions of interest to the holders of the Certificates of a Class are less than the amount of interest computed as described above, the deficiency may be made up from other sources, but only to the extent, if any, specified in the applicable prospectus supplement. See "Credit and Liquidity Enhancement" in this prospectus.

  Each prospectus supplement will contain information relating to the full amounts of principal and interest required to be distributed to the holders of the related Class or Classes of Certificates, to the extent there are sufficient Contract collections available therefor, sometimes referred to in this prospectus as "full distributions", from amounts paid or payable on the underlying Contracts.

  Residual Interests. If specified in the related prospectus supplement, a Class of Certificates sold hereunder may evidence the Residual Interest. Certificates evidencing a Residual Interest will not have the features described above. Rather, if so specified in the related prospectus supplement, Certificates evidencing a Residual Interest will entitle the holders thereof to receive distributions from amounts collected on the Contracts which would not be needed to make distributions to the holders of other interests in the Trust Fund or to pay expenses of the Trust Fund in the absence of liquidation losses or other events resulting in deficient Contract collections. In addition, if specified in the related prospectus supplement, any Certificates evidencing a Residual Interest may also entitle the holders thereof to receive additional distributions of assets of the related Trust Fund, to the extent any assets remain after being applied to make distributions to the holders of other interests in the Trust Fund or to pay expenses of the Trust Fund. Further, if so specified in the related prospectus supplement, any amounts due to the holders of a Residual Interest with respect to any Series may be subordinated to amounts due to holders of Certificates of another Series to the extent described in the related prospectus supplement. The Certificates evidencing a Residual Interest may entitle the holders thereof to distributions at various times throughout the life of the related Trust Fund or only upon termination of the Trust Fund, all as more fully set forth in the related prospectus supplement. If an election is made to treat the related Trust Fund as a REMIC, the holders of a Residual Interest in such Trust Fund will be subject to federal income taxation with respect to their ownership of such Residual Interest as described in this prospectus under "Federal Income Tax Consequences--REMIC Certificates--Taxation of Residual Certificates."

Global Certificates

  If so specified in the applicable prospectus supplement, the Certificates of a Series, or of one or more Classes within a Series, will be issuable in the form of Global Certificates.

  The Depository Trust Company is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC accepts securities for deposit from its Participants and facilitates the clearance and settlement of securities transactions between Participants through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Indirect access to the DTC system is also available to the Indirect Participants.

  Unless and until Definitive Certificates are issued, beneficial owners of the Certificates who are not Participants but desire to purchase, sell or otherwise transfer ownership of Certificates may do so only through Participants. In addition, beneficial owners of the Certificates will receive all distributions of principal of, and interest on, the Certificates from the trustee through DTC and Participants. Beneficial owners of the Certificates will not receive or be entitled to receive certificates representing their respective interests in the Certificates, except under the limited circumstances described below. In addition, if some or all of the Certificates of a Series are issued in the form of one or more Global Certificates, certain monthly and annual reports prepared by the servicer under the related Agreement will be sent on behalf of the related Trust Fund to DTC and not to the beneficial owners of the Certificates.

  Unless and until Definitive Certificates are issued, it is anticipated that the only "certificateholder" of the Certificates will be Cede & Co., as nominee of DTC. Beneficial owners of the Certificates will not be certificateholders as that term is used in the Agreement. beneficial owners of the Certificates are only permitted to exercise the rights of certificateholders indirectly through Participants and DTC.

  If so specified in the related prospectus supplement, while the Certificates are outstanding, under the rules, regulations and procedures creating and affecting DTC and its operations, the "DTC Rules," Participants are required to make book-entry transfers through DTC's facilities with respect to the Certificates, and DTC as the sole holder of the Certificates is required to receive and transmit distributions of principal of, and interest on, the Certificates. Unless and until Definitive Certificates are issued, beneficial owners of the Certificates who are not Participants may transfer ownership of Certificates only through Participants by instructing its Participants to transfer Certificates, by book-entry transfer, through DTC for the account of the purchasers of the Certificates, which account is maintained with their respective Participants. Under the DTC Rules and in accordance with DTC's normal procedures, transfers of ownership of Certificates will be executed through DTC, and the accounts of the respective Participants at DTC will be debited and credited.

  Definitive Certificates will be issued to beneficial owners of the Certificates, or their nominees, rather than to DTC, only if:

  . the servicer advises the trustee in writing that DTC is no longer willing or qualified to discharge properly its responsibilities as nominee and depository with respect to the Certificates and the servicer or the trustee is unable to locate a qualified successor;

  . the Seller, at its option, elects to terminate the book-entry system through DTC; or

  . after the occurrence of an Event of Default, beneficial owners of the Certificates having a majority in Percentage Interests of each Class of the Certificates advise the trustee and DTC through the Participants, in writing, that the continuation of a book-entry system through DTC or a successor thereto to the exclusion of any physical certificates being issued to beneficial owners of the Certificates is no longer in the best interests of beneficial owners of the Certificates. See "--Servicing Compensation and Payment of Expenses; Certain Matters Regarding the servicer--Events of Default" below.

Upon issuance of Definitive Certificates to beneficial owners of the Certificates, the Definitive Certificates will be transferable directly and not exclusively on a book-entry basis and registered holders will deal directly with the trustee with respect to transfers, notices and distributions.

  Except as otherwise specified in the related prospectus supplement, unless and until Definitive Certificates are issued, DTC will take any action permitted to be taken by a certificateholder under the Agreement only at the direction of one or more Participants to whose DTC accounts the Certificates are credited. DTC will take such action with respect to any Percentage Interests of the Certificates only at the direction of and on behalf of its Participants to whose DTC accounts the Certificates are credited with respect to the Percentage Interests of the Certificates. DTC may take actions, at the direction of the related Participants, with respect to some Certificates which conflict with actions taken with respect to other Certificates.

DTC's Year 2000 Efforts

  DTC management is aware that some computer applications, systems, and the like for processing data, the "Systems" that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community, the "Industry" that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions, including principal and income payments, to securityholders, book-entry deliveries, and settlement of trades within DTC, "DTC Services" continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

  However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC license software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to:

  .  impress upon them the importance of services being Year 2000 compliance;
     and

  . determine the extent of their efforts for Year 2000 remediation and, as appropriate, testing for their services.

In addition, DTC is in the process of developing contingency plans as it deems appropriate.

  According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

Optional and Mandatory Repurchase of Certificates; Optional Termination and Termination Auction

  Optional Repurchase. If so specified in the applicable prospectus supplement, the servicer for any Trust Fund, or other parties as designated in the related prospectus supplement, will have the option to repurchase, upon giving notice mailed no later than the Distribution Date next preceding the month of the exercise of the option to repurchase, all outstanding Contracts after the first Distribution Date on which the Pool Scheduled Principal Balance is less than 10% or other percentage as may be specified in the related prospectus supplement of the initial Pool Principal Balance on the Cut-off Date. The price at which the servicer for the related Trust Fund may repurchase the related Contracts will equal, after deductions of related advances by the servicer, the greater of:

  (1) the sum of:

    (a) 100% of the Pool Scheduled Principal Balance of each Contract, other than any Contract as to which the related manufactured home has been acquired and not yet disposed of and whose fair market value is included pursuant to clause (b) below, as of the final Distribution Date; and

    (b) the fair market value of the acquired property as determined by the servicer; and

  (2) the aggregate fair market value as determined by the servicer of all of the assets of the related Trust Fund, plus in the case of both clause (1) and (2), an amount sufficient to reimburse certificateholders for each outstanding Class for any shortfall in interest due thereto in respect of prior Distribution Dates and, if so specified in the related prospectus supplement, any amounts owing to the Credit Facility Provider. The servicer's option shall not be exercisable if there will not be distributed to the certificateholders the Minimum Termination Amount. The related prospectus supplement will specify whether losses suffered on the Contracts in the normal course will be allocated to the holders of Certificates when realized or upon the termination of the related Trust Fund and whether an adjustment to the Minimum Termination Amount will be made. In no event, will losses be recognized until a liquidation of the collateral securing any defaulted Contract has been liquidated. See "Description of the Certificates--Optional Termination" in the related prospectus supplement. (Section 10.01.)

  Mandatory Repurchase. Some or all of the Certificates of a Class may be subject to repurchase by or on behalf of the Seller at the option of the holders thereof and/or at the option of the Seller, but only to the extent, at the prices, on the dates and under the conditions specified in the related prospectus supplement. In addition, some or all of the Certificates of a Class may be subject to mandatory repurchase by or on behalf of the Seller to the extent, at the prices, on the dates and under the conditions specified in the related prospectus supplement. On the Repurchase Date, the holder of the Certificate to be repurchased will cease to be entitled to any benefit of the Certificate or the related Agreement and will be entitled only to receive from the trustee the repurchase price of the Certificate upon surrender thereof at the office or agency designated by the trustee. To the extent specified in the related prospectus supplement, the funds necessary to distribute the repurchase price of any Certificate subject to mandatory or optional repurchase as described therein will be provided under a certificate purchase agreement or other Liquidity Facility as described in "Credit and Liquidity Enhancement" in this prospectus.

  Optional or Mandatory Termination Auction. If specified in the applicable prospectus supplement, on any Distribution Date after the Distribution Date on which the Pool Scheduled Principal Balance is less than 10% or other percentage as may be specified in the related prospectus supplement of the Cut-off Date Pool Principal Balance, the servicer, or other parties as designated in the related prospectus supplement, will, in addition to the option to repurchase the Contracts discussed above, have the option to direct the trustee to solicit bids for a Termination Auction. Unless the servicer, or other party as designated in the prospectus supplement, has either exercised the option to repurchase the Contracts or directed the trustee to conduct a Termination Auction within 90 days of the Distribution Date on which the Pool Scheduled Principal Balance is less than 10% or other percentage as may be specified in the related prospectus supplement of the Cut-off Date Pool Principal Balance, the servicer shall, to the extent specified in the related prospectus supplement, be obligated to direct the trustee to conduct a Termination Auction. In any Termination Auction, the servicer shall give notice as specified in the applicable prospectus supplement before the date on which the Termination Auction is to occur. The trustee will solicit each certificateholder, the Seller and one or more active participants in the asset-backed securities or manufactured housing contract market that are not affiliated with GreenPoint to make a bid to purchase the Contracts at the Termination Auction. The trustee will sell all the Contracts to the highest bidder, subject, among other things, to:

  . the requirement that the highest bid equal or exceed the Minimum Termination Amount; and

  . the requirement that at least one bid be tendered by an active participant in the asset-backed securities or manufactured housing contract market that is not affiliated with GreenPoint.

If the foregoing requirements are satisfied, the successful bidder or bidders shall deposit the aggregate purchase price for the Contracts in the Certificate Account. If the foregoing requirements are not satisfied, the purchase shall not occur and distributions will continue to be made on the Certificates. Any sale and consequent termination of the Trust Fund as a result of a Termination Auction must constitute a "qualified liquidation" of the Trust Fund under Section 860F of the Code. (Section 10.1)

Termination of the Agreement

  The Agreement will terminate upon the last action required to be taken by the trustee on the final Distribution Date following the earlier of:

  . the purchase or sale of all Contracts and all property acquired in respect of any Contract remaining in the Trust Fund as described above under "--Optional and Mandatory Repurchase of Certificates; Termination Auction;" or

  . the final payment or other liquidation or any advance with respect thereto of the last Contract remaining in the relevant Trust Fund, including the disposition of all property acquired upon repossession of any manufactured home. (Section 10.01.)

  In the event of the termination of any Agreement, the holders of Certificates of any Class of the related Series will be entitled to receive, upon presentation and surrender of their Certificates at the office or agency designated by the trustee, a final distribution in an amount computed as described in the related prospectus supplement.

Collection and Other Servicing Procedures

  Except as otherwise provided in the related Agreement, the servicer may rescind, cancel or make material modifications of the terms of a Contract, including modifying the amounts and Due Dates of Scheduled Payments, in connection with a default or imminent default thereunder. However, if so specified in the related prospectus supplement and unless required by the applicable law or to bring Contracts into conformity with the representations and warranties contained in the Agreement, the servicer may not rescind, cancel or materially modify any Contract unless the servicer obtains an opinion of counsel to the effect that such action will not have certain adverse federal income tax consequences. (Section 4.07.)

Servicing Compensation and Payment of Expenses; Certain Matters Regarding the Servicer

  The Monthly Servicing Fee and any additional servicing compensation with respect to the Contracts underlying a Series of Certificates will be specified in the applicable prospectus supplement. (Section 1.01.)

  If so specified in the related prospectus supplement, if GreenPoint is acting as servicer, GreenPoint may subordinate the Monthly Servicing Fee for a Series with respect to all, or a portion of, the amounts due to the related certificateholders on the terms and conditions set forth in the related prospectus supplement.

  The Monthly Servicing Fee provides compensation for customary manufactured housing contract third-party servicing activities to be performed by the servicer for the Trust Fund and for additional administrative services performed by the servicer on behalf of the Trust Fund. Customary servicing activities include:

  .  collecting and recording payments,

  .  communicating with Obligors,

  .  investigating payment delinquencies,

  .  providing billing and tax records to Obligors, and

  .  maintaining internal records with respect to each Contract.

  Administrative services performed by the servicer on behalf of the Trust Fund include calculating distributions to certificateholders and providing related data processing and reporting services for certificateholders and on behalf of the trustee. If so specified in the applicable prospectus supplement, expenses incurred in connection with servicing the Contracts and paid by the servicer from its Monthly Servicing Fee include, without limitation:

  .  payment of fees and expenses of accountants,

  . payment of all fees and expenses incurred in connection with the enforcement of Contracts, except liquidation expenses and certain other expenses, and

  . payment of expenses incurred in connection with distributions and reports to certificateholders.

The servicer will be reimbursed out of the liquidation proceeds from a defaulted Contract for all reasonable, out-of-pocket liquidation expenses incurred by it in realizing upon the related manufactured home as well as for advances of taxes and insurance premiums previously made with respect to any such Contract, to the extent not previously recovered.

  If so specified in the related prospectus supplement, as part of its servicing fees, the servicer will also be entitled to retain, as compensation for the additional services provided in connection therewith:

  .  any fees for late payments made by Obligors,

  . any fees charged in connection with checks returned for non-sufficient funds,

  .  conversion fees relating to variable rate Contracts,

  . a fee associated with the enforcement of deficiency amounts on Liquidated Contracts if deficiency amounts are recoverable under the laws of the applicable jurisdiction,

  . extension fees paid by Obligors for the extension of scheduled payments, and

  . assumption fees for permitted assumptions of Contracts by purchasers of the related manufactured homes. (Sections 4.15 and 5.03.)

To the extent specified in the related prospectus supplement, the servicer will also be entitled to use payments of principal and interest, including Liquidation Proceeds net of Liquidation Expenses, for its own benefit, without an obligation to pay interest or any other investment return thereon, until the related Distribution Date.

  If so specified in the applicable prospectus supplement, any person with which the servicer is merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the servicer is a party, or any person succeeding to the business of the servicer, will be the successor to the servicer under the Agreement, so long as such successor has a net worth of at least $50 million and has serviced at least $100 million of manufactured housing contracts for at least one year. The servicer may assign its rights and delegate its duties under the Agreement, whereupon it will no longer be liable for the obligations of the servicer under the Agreement, provided that, among other conditions, any rating assigned to the Certificates will not be reduced because of the assignment and delegation. (Sections 7.04, 7.06 and 7.07.)

  Hazard Insurance Policies. If so specified in the related prospectus supplement, the servicer will be obligated to cause to be maintained one or more hazard insurance policies with respect to each manufactured home in an amount at least equal to the lesser of its actual cash value or the principal amount due from the Obligor under the related Contract. The hazard insurance policies will, at a minimum, provide fire and extended coverage on terms and conditions customary in manufactured housing hazard insurance policies. If a manufactured home is located within a federally designated flood area, the servicer will, to the extent required by applicable law or regulation, also be obligated to cause flood insurance to be maintained in an amount equal to the lesser of the amounts described above or the maximum amount available for such manufactured home under the federal flood insurance programs. The hazard insurance policies may provide for customary deductible amounts. Coverage thereunder will be required to be sufficient to avoid the application of any co-insurance provisions. The hazard insurance policies will be required to contain a standard loss payee clause in favor of the servicer and its successors and assigns. In general, the servicer will not be obligated to cause to be obtained and maintained hazard insurance policies that provide earthquake coverage. If earthquake coverage is required with respect to Contracts in a particular Trust Fund, that fact will be disclosed in the related prospectus supplement.

  If so specified in the related prospectus supplement, all amounts collected by the servicer under a hazard or flood insurance policy will be applied either to the restoration or repair of the manufactured home or against the remaining principal balance of the related Contract upon repossession of the manufactured home, after reimbursing the servicer for amounts previously advanced by it for such purposes. The servicer may satisfy its obligation to maintain hazard and flood insurance policies with respect to each manufactured home by maintaining a blanket policy insuring against hazard and flood losses on the related Obligor's interest in the manufactured home. The blanket policy may contain a deductible clause, in which case the servicer will be required to make payments to the related Trust Fund in the amount of any deductible amounts in connection with insurance claims on repossessed manufactured homes.

  If so specified in the related prospectus supplement, if the servicer repossesses a manufactured home on behalf of the trustee, the servicer is required to either maintain a hazard insurance policy with respect to the repossessed manufactured home meeting the requirements set forth above, or to indemnify the Trust Fund against any damage to the repossessed manufactured home prior to resale or other disposition. (Section 4.09.)

  Evidence as to Compliance. If so specified in the related prospectus supplement, the servicer will be required to deliver to the trustee each year an officer's certificate executed by an officer of the servicer stating: (1) that a review of the activities of the servicer during the preceding calendar year and of performance under the Agreement has been made under the supervision of such officer, and (2) that to the best of such officer's knowledge, the servicer has fulfilled all its obligations under the Agreement throughout the applicable year, or, if there has been a default in the fulfillment of any obligation, specifying each default known to such officer and the nature and status thereof. Such officer's certificate will be accompanied by a statement of a firm of independent public accountants to the effect that, on the basis of an examination of certain documents and records relating to servicing of the Contracts under the Agreement or, at the servicer's option, the Contracts and other contracts being serviced by the servicer under agreements similar to the Agreement, conducted in accordance with generally accepted auditing standards, the servicer's servicing has been conducted in compliance with the provisions of the Agreement or other agreements similar to the Agreement, except (1) such exceptions as such firm believes to be immaterial and (2) such other exceptions as may be set forth in such statement. (Sections 4.20 and 4.21.)

  Events of Default. Servicer events of default under the Agreement will consist of, among other events:

  (1) any failure by the servicer to make any deposit or payment required of it under the Agreement which continues unremedied for five days after the giving of written notice;

  (2) any failure by the servicer duly to observe or perform in any material respect any of its other covenants or agreements in the Agreement which continues unremedied for 30 days after the giving of written notice of such failure; and

  (3) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or other similar proceedings regarding the servicer.

If so specified in the related prospectus supplement, "notice" as used in this paragraph means notice to the servicer by the trustee, the Seller or, if applicable, the Credit Facility Provider, or to the servicer, the trustee and the Seller by the holders of Certificates evidencing Fractional Interests that, in the aggregate, equal at least 25% of the principal balance of all outstanding Certificates, excluding Certificates held by the Seller or any of its affiliates. (Section 8.01.)

  Rights Upon Event of Default. If so specified in the related prospectus supplement so long as an event of default remains unremedied, the trustee may, but only with the consent of the Credit Facility Provider, if any, if the Credit Facility has not expired or if the Credit Facility has expired or been terminated and the Credit Facility Provider has not been reimbursed for all amounts due it, and at the written direction of the holders of Certificates evidencing Fractional Interests aggregating not less than 51% shall, terminate all of the rights and obligations of the servicer under the Agreement and in and to the related Contracts, whereupon, subject to applicable law regarding the trustee's ability to make monthly advances, the trustee or a successor servicer under the Agreement will succeed to all the responsibilities, duties and liabilities of the servicer under the Agreement and will be entitled to similar compensation arrangements. If the trustee is obligated to succeed the servicer but is unwilling or unable so to act, it may appoint or petition a court of competent jurisdiction for the appointment of a servicer. Pending the appointment of a servicer, the trustee is obligated to act as servicer. The trustee and the successor servicer may agree upon the servicing compensation to be paid, which in no event may be greater than a monthly amount specified in the Agreement. (Sections 7.07 and 8.01.)

  If so specified in the related prospectus supplement, no certificateholder will have any right under the Agreement to institute any proceeding with respect to the Agreement unless the certificateholder previously has given to the trustee written notice of default and unless the holders of Certificates evidencing Fractional Interests aggregating not less than 25% have requested the trustee in writing to institute a proceeding in its own name as trustee and have offered to the trustee reasonable indemnity and the trustee for 60 days has neglected or refused to institute any such proceeding. The trustee will be under no obligation to take any action or institute, conduct or defend any litigation under the Agreement at the request, order or direction of any of the holders of Certificates, unless the requesting certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which the trustee may incur. (Sections 8.01 and 11.08.)

Amendment

  If so specified in the related prospectus supplement, the Agreement may be amended by the Seller, the servicer and the trustee without the consent of the certificateholders, but only with the consent of the Credit Facility Provider, if any, if the Credit Facility has not expired or if the Credit Facility has expired or been terminated and the Credit Facility Provider has not been reimbursed for all amounts due it:

  (1) to cure any ambiguity;

  (2) to correct or supplement any provision therein that may be inconsistent with any other provision therein;

  (3) to add to the duties or obligations of the servicer;

  (4) to obtain a rating from a nationally recognized rating agency or to maintain or improve the ratings of any Class of the Certificates then given by any rating agency, it being understood that, after obtaining the rating of the Certificates from the rating agencies specified in the related Agreement, none of the trustee, the Seller or the servicer is obligated to obtain, maintain or improve any rating assigned to the Certificates; or

  (5) to make any other provisions with respect to matters or questions arising under the related Agreement, provided that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the certificateholders.

The Agreement may also be amended, by the Seller, the servicer, the trustee and, if so specified in the related prospectus supplement, the Credit Facility Provider, with the consent of at least 51% of the holders of Certificates of each Class affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the related Agreement or of modifying in any manner the rights of the certificateholders; provided, however, that no such amendment shall:

  (1) reduce in any manner the amount of, or delay the timing of, any distributions on any Certificate, without the consent of the Holder of such Certificate as the case may be;

  (2) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in
      (1), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating 66%; or

  (3) reduce the aforesaid percentage of Certificates the holders of which are required to consent to any such amendment, without the consent of the holders of all Certificates then outstanding, and no such amendment shall adversely affect the status of the Trust Fund as a REMIC.

  If so specified in the applicable prospectus supplement, the Agreement may also be amended from time to time, without the consent of any certificateholders, by the Seller, the trustee and the servicer to modify, eliminate or add to the provisions of the Agreement to:

  (1) maintain the qualification of the Trust Fund as a REMIC under the Code or avoid, or minimize the risk of, the imposition of any tax on the Trust Fund under the Code that would be a claim against the Trust Fund assets, provided that an opinion of counsel is delivered to the trustee to the effect that such action is necessary or appropriate to maintain the qualification of the Trust Fund or avoid any such tax or minimize the risk of its imposition; or

  (2) prevent the Trust Fund from entering into any "prohibited transaction" as defined in Section 860F of the Code, provided that an opinion of counsel is delivered to the trustee to the effect that such action is necessary or appropriate to prevent the Trust Fund from entering into the prohibited transaction. (Section 11.01.)

  The Agreement may otherwise be subject to amendment without the consent of any certificateholders and, under certain circumstances, without the consent of the trustee, if and to the extent specified in the related prospectus supplement.

The Trustee

  The trustee with respect to a Series will be identified in the applicable prospectus supplement. If so specified therein, the trustee may resign at any time, in which event the Seller will be obligated to appoint a successor trustee. The Seller may also remove the trustee if the trustee ceases to be eligible to continue as trustee under the related Agreement or if the trustee becomes insolvent. If the Seller removes the trustee, the Seller will also be obligated to appoint a successor trustee. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. (Section 9.07.)

  If so specified in the related prospectus supplement, the Agreement for any Series will require the trustee to maintain, at its own expense, an office or agency in New York City where the Certificates for such Series may be surrendered for registration of transfer or exchange and where notices and demands to or upon the trustee and the Certificate Registrar in respect of such Certificates pursuant to the related Agreement may be served.

  If so specified in the related prospectus supplement, the trustee, or any of its affiliates, in its individual or any other capacity, may become the owner or pledgee of the Certificates of any Series with the same rights as it would have if it were not trustee.

  If so specified in the related prospectus supplement, the trustee will act as Paying Agent, Certificate Registrar and Authenticating Agent for the related Series of Certificates.

Indemnification

  If so specified in the applicable prospectus supplement, each Agreement will provide that neither the servicer nor any of its directors, officers, employees or agents will be under any liability to the trustee or the certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to the related Agreement, or for errors in judgment; provided, however, that such provision shall not protect the servicer or any of its directors, officers, employees or agents against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence. The servicer shall not be under any obligation to appear in, prosecute or defend any legal action which arises under an Agreement, other than in connection with the enforcement of any Contract in accordance with the Agreement, and which in its opinion may involve it in any expenses or liability; provided, however, that the servicer may in its discretion undertake any other legal action which it may deem necessary or desirable in respect of the Agreement and the rights and duties of the parties thereto. In the event the servicer decides to take any other legal action, the legal expenses and costs of such other legal action and any liability resulting therefrom shall be expenses, costs and liabilities payable from the Trust Fund and the servicer shall be entitled to be reimbursed therefor from amounts collected on the Contracts. (Section 7.05.)

                       Credit and Liquidity Enhancement

  To the extent specified in the related prospectus supplement, a Class of Certificates may be entitled to the benefit of one or more of the following forms of credit and liquidity enhancement:

Subordination

  The Senior Certificates may afford the holders thereof a right to receive distributions of principal or of interest or of both on each Distribution Date from amounts collected on the related Contract Pool that is prior to the right to receive distributions afforded by the Subordinate Certificates. If so specified in the related prospectus supplement, this prior right will result from one or both of the two features described in the next two succeeding paragraphs.

  The Senior Certificates will entitle the holders thereof to receive on some or all Distribution Dates, prior to any distribution of principal or of interest or of both, as specified in the related prospectus supplement, being made to the holders of the Subordinate Certificates on any related Distribution Date, a full distribution of principal or of interest or of both principal and interest, as specified in the related prospectus supplement, from amounts collected on the Contracts during the related Collection Period(s). To the extent that Contract collections during the related Collection Period(s) would, in the absence of liquidation losses or other circumstances adversely affecting Contract collections, have been applied to make distributions to the holders of the Subordinate Certificates, this feature will enhance the likelihood of timely receipt by the holders of the Senior Certificates of full distributions of principal or of interest or of both in accordance with the applicable distribution formula.

  The distribution formula for the Senior Certificates, other than interest-only Certificates, will entitle the holders thereof to receive, on some or all Distribution Dates, all or a disproportionate share of the Total Regular Principal Amount until the Certificate Balance of the Senior Certificates has been reduced to zero. See "Description of Certificates--Distributions on Certificates--Distributions of Principal" above. This feature, in effect, will provide the holders of the Senior Certificates, other than holders of interest-only Certificates, with a prior right to receive the principal collected on the Contracts until the Certificate Balance of the Senior Certificates has been reduced to zero. The degree of priority will depend on the share of the Total Regular Principal Amount to which the holders of the Senior Certificates, other than holders of interest-only Certificates, are entitled on particular

Distribution Dates. If the holders of the Senior Certificates, other than holders of interest-only Certificates, are entitled to receive all of the Total Regular Principal Amount on each Distribution Date, to the extent of the Contract collections available to make distributions of Regular Principal on the related Distribution Date, then the holders of the Senior Certificates, other than holders of interest-only Certificates, will, in effect, have a right to receive all principal collected on the Contracts that is absolutely prior to the right of the holders of the Subordinate Certificates to receive any principal collected on the Contracts. If, however, the holders of the Senior Certificates, other than holders of interest-only Certificates, are entitled to receive only a disproportionate share of the Total Regular Principal Amount, or are entitled to receive all or a disproportionate share of the Total Regular Principal Amount only on certain Distribution Dates, then the prior right of the holders of the Senior Certificates, other than holders of interest-only Certificates, to receive distributions of principal collected on the Contracts will, to that extent, be limited. The prior right to receive distributions of principal collections described above will enhance the likelihood that the holders of the Senior Certificates, other than holders of interest-only Certificates, will ultimately receive distributions of principal in an aggregate amount equal to the initial Certificate Balance of the Senior Certificates. It will not, however, enhance the likelihood of timely receipt by the holders of the Senior Certificates of full distributions of the amounts to which they would have been entitled in the absence of liquidation losses or other circumstances adversely affecting Contract collections.

  If specified in the related prospectus supplement, the features described above may be characteristic of different Classes within a multiple-Class Series. Thus, Certificates which constitute Senior Certificates under the criteria described in the second preceding paragraph may constitute Subordinate Certificates under the criteria described in the next preceding paragraph, and Certificates which constitute Senior Certificates under the criteria described in the next preceding paragraph may constitute Subordinate Certificates under the criteria described in the second preceding paragraph. In general, the splitting of the features described above among two separate Classes of a multiple-Class Series will undercut the protection against loss afforded by each of such features. The particular effects of any splitting as described in the previous sentence will be discussed in the applicable prospectus supplement. The following discussion is based on the assumption that the features described above will not be characteristic of different Classes within a multiple-Class Series.

  The degree of protection against loss provided to the holders of the Senior Certificates at any time by either of the subordination features described above will be determined primarily by the degree to which the Pool Principal Balance exceeds the Certificate Balance of the Senior Certificates. The Senior Certificates are also given a degree of protection against loss, to a lesser extent, if the holders of the Senior Certificates also have a prior right to receive interest, by the degree to which the interest payable on the Contracts, net of the portions thereof used to pay the servicing fee of the servicer, if such servicing fee is payable prior to distributions of interest to the holders of the Senior Certificates, and other expenses of the Trust Fund, exceeds the interest distributable to the holders of the Senior Certificates. The relative levels of the Certificate Balance of the Senior Certificates and the related Pool Principal Balance, and hence the degree of protection against loss afforded by the subordination features described above, may change over time depending on, among other things, the formula by which principal is distributed to the holders of the Senior Certificates and the level of liquidation losses on the underlying Contracts. Generally, if the holders of Senior Certificates, other than holders of interest-only Certificates, receive a disproportionate share of the Total Regular Principal Amount on any Distribution Date, the effect will be to increase, as a relative matter, the degree by which the Pool Principal Balance exceeds the Certificate Balance of the Senior Certificates, thus increasing the degree of protection against loss afforded by the subordination of the Subordinate Certificates. In addition, Special Principal Distributions to the holders of the Senior Certificates from sources other than principal collections on the underlying Contracts generally will increase the degree of protection against loss above the protection that would have been provided if such distributions were not made, because the Certificate Balance of the Senior Certificates will be reduced without a reduction in the Pool Principal Balance. On the other hand, if, due to liquidation losses or other circumstances adversely affecting Contract collections, the holders of Senior Certificates, other than holders of interest-only Certificates, receive less than their proportionate share of the Total Regular Principal Amount, the effect will be to decrease, as a relative matter, the degree to which the Pool Principal Balance exceeds the Certificate Balance of the Senior Certificates, thus decreasing the degree of protection against loss afforded by the subordination of the Subordinate Certificates. The effects of particular principal distribution formulae in this regard will be discussed in the applicable prospectus supplement. The description of any of the effects described in this paragraph in a particular prospectus supplement may relate the Certificate Balances of the Senior Certificates to Pool Principal Balances which are estimated or adjusted as described therein. Such Pool Principal Balances may sometimes be referred to in a prospectus supplement as "Pool Scheduled Principal Balances."

  Where there is more than one Class of Subordinate Certificates, the rights of one or more Classes of Subordinate Certificates to receive distributions of principal, interest or principal and interest may be subordinated to the rights of one or more other Classes of Subordinate Certificates to receive distributions. Any Class of Subordinate Certificates that is entitled to receive distributions from Contract Pool collections prior to any other Class of Subordinate Certificates is a "mezzanine" Class of Subordinate Certificates. The subordination of any Class of Subordinate Certificate to a mezzanine Class of Subordinate Certificates will enhance the likelihood of timely receipt by the holders of the mezzanine Class of Subordinate Certificates relative to any Class of Subordinate Certificates that is subordinate to the mezzanine Class of Subordinate Certificates. Subordinate Certificates, including any mezzanine Classes of Subordinate Certificates, may only be sold hereunder if rated in one of the four highest rating categories of a nationally recognized statistical rating organization. See "Rating" in this prospectus. The effect of any subordination on any Classes of Subordinate Certificates sold hereunder will be discussed in the applicable prospectus supplement.

Reserve Funds

  The Certificates of one or more Classes may be entitled to the benefit of one or more Reserve Funds which, to the extent specified in the related prospectus supplement, will cover shortfalls created when collections on the related Contract Pool that are available to make distributions to the holders of such Certificates are not sufficient to fund full distributions of principal, interest or principal and interest to such certificateholders. Any Reserve Fund may be available to cover all or a portion of shortfalls and may be available to cover any shortfalls, no matter what the cause, or only shortfalls due to certain causes (e.g., liquidation losses only or delinquencies only), all as specified in the related prospectus supplement. In addition, to the extent specified in the related prospectus supplement, a Reserve Fund may be used to make distributions of interest or Regular Principal to the holders of a Class of Certificates on particular Distribution Dates upon the occurrence of certain losses, delinquencies or other events, even if such certificateholders would not have been entitled to any such distributions on the related Distribution Dates in the absence of losses, delinquencies or other events. A Reserve Fund may also be used to fund Special Principal Distributions under the circumstances set forth in the related prospectus supplement. The related prospectus supplement will specify whether any Reserve Fund will be established as part of the Trust Fund or held outside of the Trust Fund by a collateral agent or similar third party, who may be the trustee acting in a different capacity, and will contain a description of any arrangement pursuant to which the Reserve Fund is held outside of the Trust Fund.

  The method of funding any Reserve Fund, and the required levels of funding, if any, as well as the circumstances under which amounts on deposit in any Reserve Fund may be distributed to persons other than certificateholders, will be described in the applicable prospectus supplement. To the extent that a Reserve Fund may be funded in whole or in part from some or all of the interest collected on the Contracts in excess of the interest needed to make distributions to the holders of one or more Classes of Certificates, such Reserve Fund may be referred to in the applicable prospectus supplement as a "Spread Account."

Credit Facilities

  The Certificates of one or more Classes may be entitled to the benefit of one or more Credit Facilities. Each Credit Facility may be in an amount greater than, equal to or less than the Certificate Balance of the Certificates of each Class entitled to the benefits thereof, and may be subject to reduction or be limited as to duration, all as described in the applicable prospectus supplement. To the extent specified in the related prospectus supplement, amounts realized under a Credit Facility supporting the Certificates of any Class may be used for the same purposes as amounts on deposit in Reserve Funds. See "--Reserve Funds" above. A Credit Facility may be held by a trustee as part of the related Trust Fund or may be held by a collateral agent or other third party, who may be the trustee acting in a different capacity. The related prospectus supplement will contain a description of the material terms of any Credit Facility and any arrangement pursuant to which the Credit Facility is held outside of the Trust Fund. The related prospectus supplement will also contain certain information concerning the "Credit Facility Provider," which information will have been provided to the Seller by the Credit Facility Provider for use in the related prospectus supplement. GreenPoint or an affiliate thereof may be a Credit Facility Provider.

  If specified in the applicable prospectus supplement, a Credit Facility, rather than supporting distributions of particular amounts to the holders of Certificates of particular Classes, may, instead, support certain collections on the related Contract Pool. These collections may be of all or a portion of amounts due on Contracts in liquidation, all or a portion of the scheduled monthly payments due on the Contracts or of other amounts. The extent to which any such collections are supported by a Credit Facility which functions in this manner will be described in the applicable prospectus supplement.

Liquidity Facilities

  The Certificates of one or more Classes may be entitled to the benefit of one or more Liquidity Facilities, pursuant to which the provider of such Liquidity Facility, the "Liquidity Facility Provider" will provide funds to be used to purchase some or all of the Certificates entitled to the benefit of a Liquidity Facility on the Repurchase Dates applicable thereto. If so specified in the applicable prospectus supplement, a Liquidity Facility will be held outside of the Trust Fund by a third party, which may be the trustee acting in another capacity. The related prospectus supplement will contain a description of the material terms of any Liquidity Facility and any arrangement pursuant to which it is held outside of the Trust Fund, and will contain certain information concerning the Liquidity Facility Provider, which information will have been provided to the Seller by the Liquidity Facility Provider for use in the related prospectus supplement. GreenPoint or an affiliate thereof may be a Liquidity Facility Provider. If specified in the related prospectus supplement, a Reserve Fund or Credit Facility may also serve as a Liquidity Facility.

                        Federal Income Tax Consequences

  The following summary describes the material federal income tax consequences of the purchase, ownership and disposition of Certificates of any Series as of the date hereof. In connection with the issuance of each Series, special counsel to GreenPoint will render its opinion that this discussion of the federal income tax consequences, as supplemented by the discussion of federal income tax consequences in the related prospectus supplement accompanying such Series, is accurate in all material respects. As more fully discussed below, special counsel to GreenPoint is also of the opinion that:

  (A) for a Series for which an election to be treated as a "real estate mortgage investment conduit" ("REMIC") will be made:

    (1) the REMIC Fund will qualify as a REMIC for federal income tax purposes;

    (2) the Certificates of such Series identified in the related prospectus supplement as "regular interests" in the REMIC ("Regular Certificates") will be so treated for federal income tax purposes and will be treated as debt instruments for purposes of chapter 1 of the Code (generally relating to the calculation of a certificateholder's federal income tax liability);

    (3) those Certificates of such Series identified in the related prospectus supplement as "residual interests" in the REMIC ("Residual Certificates") will be treated for federal income tax purposes as the sole class of "residual interests" in the REMIC;

    (4) the REMIC represented by the REMIC Fund will not be subject to federal income tax as a separate entity except for:

           (a) the tax on "prohibited transactions" imposed by Section 860F of the Code,

           (b) the tax on "contributions after startup date" imposed by
               Section 860G(d) of the Code, and

           (c) the tax on "income from foreclosure property" imposed by
               Section 860G(c) of the Code; and

    (5) those Certificates, if any, identified as being comprised of a REMIC "regular interest" coupled with a swap or cap contract will be treated as representing ownership of a "regular interest" in a REMIC to the extent of the portion thereof identified as such in the prospectus supplement,

  (B) for a Series for which no election to be treated as a REMIC will be made and which is described as a "grantor trust" in the prospectus supplement, for federal income tax purposes, the Trust Fund will be classified as a grantor trust and not as a corporation or an association which is taxable as a corporation and the Certificates will be treated as equity in such Trust Fund; or

  (C) for a Series for which no election to be treated as a REMIC will be made and which is described in the prospectus supplement as an "owner trust:"

    (1) for federal income tax purposes, the Trust Fund will not be treated as an association, taxable mortgage pool or publicly traded partnership taxable as a corporation; and

    (2) the Offered Certificates or Notes of such Series will be treated as indebtedness for federal income tax purposes.

  Except to the extent provided in a related prospectus supplement, special counsel to GreenPoint will render no other opinions on federal income taxes to a Trust Fund with respect to the Certificates. Special counsel to GreenPoint for each Series will be Orrick, Herrington & Sutcliffe LLP, and a copy of the legal opinion of Orrick, Herrington & Sutcliffe LLP rendered in connection with any Series of Certificates will be filed with the Commission on a Current Report on Form 8-K prior to the sale of the related Series of Certificates. This discussion is directed primarily to certificateholders that hold the Certificates as "capital assets" within the meaning of Section 1221 of the Code, although portions thereof also may apply to certificateholders who do not hold Certificates as "capital assets," and it does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors, some of which (such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given that the IRS will not take contrary positions. Taxpayers and preparers of tax returns, including those filed by any REMIC or other issuer, should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice:

  . is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions; and

  .  is directly relevant to the determination of an entry on a tax return.

Accordingly, taxpayers should consult their tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors are advised to consider the state, local and other tax consequences, if any, of the purchase, ownership and disposition of Certificates in a Series. See "Other Tax Consequences." Certificateholders are urged to consult their tax advisors concerning the federal, state, local or other tax consequences to them of the purchase, ownership and disposition of Certificates in a Series.

  The following discussion addresses securities of three general types:

  (1) Certificates ("REMIC Certificates") representing interests in a REMIC Fund with respect to which an election to be treated as a REMIC under Sections 860A through 860G (the "REMIC Provisions") of the Code will be made;

  (2) Grantor Trust Certificates representing interests in a Trust Fund ("Grantor Trust") as to which no such election will be made; and

  (3) Owner Trust Certificates or Notes which will be treated as indebtedness for federal income tax purposes and as to which no REMIC election will be made.

  The following discussion is based in part upon the rules governing original issue discount that are set forth in Sections 1271-1273 and 1275 of the Code and in the Treasury regulations issued thereunder (the "OID Regulations"), and in part upon the REMIC Provisions and the Treasury regulations issued thereunder (the "REMIC Regulations"). The OID Regulations do not adequately address certain issues relevant to, and in some instances provide that they are not applicable to, securities such as the Certificates.

  The following discussion is limited in applicability to the Certificates. For purposes of this tax discussion, references to a "certificateholder" or a "holder" are to the beneficial owner of a Certificate.

REMIC Elections

  Under the Code, an election may be made with respect to a REMIC Fund related to any Series of Certificates to treat the REMIC Fund as a "real estate mortgage investment conduit" ("REMIC") within the meaning of Section 860D(a) of the Code, in which case the Certificates of any Class of such Series will be either "regular interests" in the REMIC within the meaning of Section 860G(a)(1) of the Code or "residual interests" in the REMIC within the meaning of Section 860G(a)(2) of the Code. The prospectus supplement for each Series of Certificates will indicate whether each Seller of Contracts to the related Contract Pool intends to cause an election to be made to treat the REMIC Fund as a REMIC, and if such an election is to be made, which Certificates will be regular interests and which will be the residual interest in the REMIC. The discussion under the heading "--REMIC Certificates" discusses Series with respect to which the Seller of Contracts to the related Contract Pool will cause a REMIC election to be made and the discussion under the heading "--Non-REMIC Trusts" discusses Series with respect to which the Seller will not cause a REMIC election to be made.

REMIC Certificates

  General. The discussion in this section applies only to a Series of Certificates for which a REMIC election is to be made. Upon the issuance of each Series of Certificates for which a REMIC election is to be made, Orrick, Herrington & Sutcliffe LLP, special counsel to GreenPoint will deliver its opinion that, with respect to each such Series of Certificates, under then existing law and assuming that a REMIC election is made in accordance with the requirements of the Code and compliance by the Seller, the servicer and the trustee for such Series with all of the provisions of the related Agreement, the agreement or agreements, if any, providing for a Credit Facility or a Liquidity Facility, together with any agreement documenting the arrangement through which a Credit Facility or a Liquidity Facility is held outside the related REMIC Fund, and agreement or agreements with any underwriter, the REMIC Fund will be a REMIC, and the Certificates of such Series will be treated as either "regular interests" in the REMIC ("Regular Certificates") or "residual interests" in the REMIC ("Residual Certificates") .

  Orrick, Herrington & Sutcliffe LLP, special counsel to GreenPoint, has prepared or reviewed the statements in this prospectus under the heading "Federal Income Tax Consequences--REMIC Certificates," and are of the opinion that such statements are correct in all material respects. Such statements are intended as an explanatory discussion of the possible effects of the classification of any REMIC Fund as a REMIC for federal income tax purposes on investors generally and of related tax matters affecting investors generally, but do not purport to furnish information in the level of detail or with the attention to an investor's specific tax circumstances that would be provided by an investor's own tax advisor. Accordingly, each investor is urged to consult its own tax advisors with regard to the tax consequences to it of investing in REMIC Certificates.

  Tax Status of REMIC Certificates. If so specified in the related prospectus supplement, the Certificates of any Series, in their entirety, will generally be considered:

  (1) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code; and

  (2) assets described in Section 7701(a)(19)(C) of the Code (assets qualifying under one or more of those sections, applying each section separately, "qualifying assets") for a calendar quarter if at least 95% of the assets of the related REMIC Fund are qualifying assets during the related calendar quarter.

In the event the percentage of the REMIC Fund's assets which are qualifying assets falls below 95% for any calendar quarter, then a corresponding percentage of the Certificates will be treated as qualifying assets for the related calendar quarter. Any amount includible in gross income with respect to the Certificates will be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code to the extent that the Certificates are treated as "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code.

  The assets of the REMIC Fund will include, in addition to the Contracts, payments on the Contracts held pending distribution, and may include, among other assets, one or more Reserve Funds. With respect to the treatment of Contracts as qualifying assets:

  . the Treasury Regulations under Section 856 of the Code define a "real estate asset" under Section 856(c)(4)(A) of the Code to include a loan secured by manufactured housing that qualifies as a single family residence under the Code; and

  . the Treasury Regulations under Section 7701(a)(19)(C) of the Code provide that assets described in that Section include loans secured by manufactured housing that qualifies as a single family residence under the Code.

The IRS has ruled that obligations secured by permanently installed mobile home units qualify as "real estate assets" under Section 856(c)(4)(A) of the Code. Assets described in Section 7701(a)(19)(C) of the Code include loans secured by mobile homes not used on a transient basis. However, whether manufactured homes would be viewed as permanently installed for purposes of
Section 856 of the Code would depend on the facts and circumstances of each case, because the IRS rulings on this issue do not provide facts on which taxpayers can rely to achieve treatment as "real estate assets". No assurance can be given that the manufactured homes will be so treated. A Real Estate Investment Trust ("REIT") will not be able to treat that portion of its investment in Certificates that represents ownership of Contracts on manufactured homes that are not treated as permanently attached as "real estate assets" for REIT qualification purposes. In this regard, investors should note that generally, most Contracts prohibit the Obligor from permanently attaching the related manufactured home to its site if it were not so attached on the date of the Contract. If so specified in the related prospectus supplement, Contracts in the related Contract Pool may permit the Obligor to permanently attach the related manufactured home to its site even if not attached at the date of the Contract. It is unclear whether other assets of the REMIC Fund would be treated as qualifying assets under the foregoing sections of the Code. REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(4)(A)(ii).

  Qualification as a REMIC. Qualification as a REMIC requires ongoing compliance with certain conditions. The following discussion assumes that such requirements will be satisfied by a REMIC Fund so long as any REMIC Certificates related to the REMIC Fund are outstanding. Substantially all of the assets of the REMIC must consist of "qualified mortgages" and "permitted investments" as of the close of the third month beginning after the day on which the REMIC issues all of its regular and residual interests (the "Startup Day") and at all times thereafter. The term "qualified mortgage" means any obligation, including a participation or certificate of beneficial ownership in such obligation, which is principally secured by an interest in real property that is transferred to the REMIC on the Startup Day in exchange for regular or residual interests in the REMIC or is purchased by the REMIC within the three-month period beginning on the Startup Day if such purchase is pursuant to a fixed price contract in effect on the Startup Day. The REMIC Regulations provide that a manufactured housing contract is principally secured by an interest in real property if the fair market value of the real property securing the contract is at least equal to either:

  . 80% of the issue price (generally, the principal balance) of the contract at the time it was originated; or

  . 80% of the adjusted issue price (the then outstanding principal balance, with certain adjustments) of the contract at the time it is contributed to a REMIC.

The fair market value of the underlying real property is to be determined after taking into account other liens encumbering that real property. Alternatively, a manufactured housing contract is principally secured by an interest in real property if substantially all of the proceeds of the contract were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the contract (other than the personal liability of the obligor). The REMIC Regulations as well as a published notice issued by the IRS provide that obligations secured by interests in manufactured housing, which qualify as "single family residences" within the meaning of Section 25(e)(10) of the Code, are to be treated as "qualified mortgages" for qualifying a REMIC Fund as a REMIC. Under Section 25(e)(10) of the Code, the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location. GreenPoint will represent and warrant that each of the manufactured homes securing the Contracts conveyed by it to a REMIC Fund meets this definition of a "single family residence." A qualified mortgage also includes a "qualified replacement mortgage" that is used to replace any "qualified mortgage" within three months of the Startup Day or to replace a defective mortgage within two years of the Startup Day.

  "Permitted investments" consist of:

  (1) temporary investments of cash received under qualified mortgages before distribution to holders of interests in the REMIC ("cash-flow investments");

  (2) amounts, such as a reserve fund, if any, reasonably required to provide for full payment of expenses of the REMIC, the principal and interest due on regular or residual interests in the event of defaults on qualified mortgages, lower than expected returns on cash-flow investments, prepayment interest shortfalls or certain other contingencies ("qualified reserve assets"); and

  (3) certain property acquired as a result of foreclosure of defaulted qualified mortgages ("foreclosure property").

A reserve fund will not be qualified if more than 30% of the gross income from the assets in the reserve fund is derived from the sale or other disposition of property held for three months or less, unless such sale is necessary to prevent a default in payment of principal or interest on Regular Certificates. In accordance with Section 860G(a)(7) of the Code, a reserve fund must be "promptly and appropriately" reduced as payments on contracts are received. Foreclosure property will be a permitted investment only to the extent that such property is not held for more than three years unless an extension of such holding period is obtained from the IRS.

  The Code requires that in order to qualify as a REMIC an entity must make reasonable arrangements designed to ensure that certain specified entities, generally including governmental entities or other entities that are exempt from United States tax, including the tax on unrelated business income ("Disqualified Organizations"), do not hold the residual interest in the REMIC. Consequently, it is expected that in the case of any REMIC Fund for which a REMIC election is made, the transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization will be prohibited, and the ability of a Residual Certificate to be transferred will be conditioned on the trustee's receipt of a certificate or other document representing that the proposed transferee is not a Disqualified Organization. The transferor of a Residual Certificate must not, as of the time of the transfer, have actual knowledge that such representation is false. The Code further requires that reasonable arrangements be made to enable a REMIC to provide the IRS and certain other parties, including transferors of residual interests in a REMIC, with the information needed to compute the tax imposed by Section 860E(e)(1) of the Code if, in spite of the steps taken to prevent Disqualified Organizations from holding residual interests, such an organization does, in fact, acquire a residual interest. See "Restrictions on Transfer of Residual Certificates" below.

  For certain Series of Certificates, two or more separate elections may be made to treat segregated portions of the assets of a single Trust Fund as REMICs for federal income tax purposes. Upon the issuance of any such series of Certificates, Orrick, Herrington & Sutcliffe LLP, special tax counsel to GreenPoint, will have advised GreenPoint, as described above, that at the initial issuance of the Certificates of such Series, each such segregated portion qualifies as a REMIC for federal income tax purposes, and that the Certificates in such Series will be treated either as Regular Certificates or Residual Certificates of the appropriate REMIC. Solely for the purpose of determining whether such Regular Certificates will constitute qualifying real estate or real property assets for certain categories of financial institutions or real estate investment trusts as described above under "--Tax Status of REMIC Certificates," some or all of the REMICs in a multiple-tier REMIC structure may be treated as one. See the discussion below under "-- Taxation of Regular Certificates."

  If an entity electing to be treated as a REMIC fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and interests in the REMIC may be treated as debt or equity interests therein. If the REMIC Fund were treated as a corporation, income of the REMIC Fund would be subject to corporate tax in the hands of the REMIC Fund, and, therefore, only a reduced amount might be available for distribution to certificateholders. The Code authorizes the Treasury Department to issue Treasury regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of a REMIC would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report (the "Committee Report") to the Tax Reform Act of 1986 (the "1986 Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate income tax on all or a portion of the REMIC's income for the period of time in which the requirements for REMIC status are not satisfied. The Agreement with respect to each REMIC will include provisions designed to maintain the related REMIC Fund's status as a REMIC. It is not anticipated that the status of any REMIC Fund as a REMIC will be terminated.

Taxation of Regular Certificates

  General. The Regular Certificates in any Series will constitute "regular interests" in the related REMIC. Accordingly, the Regular Certificates will be treated for purposes of calculating a certificateholder's federal income tax liability as debt instruments that are issued by the related REMIC Fund on the date of issuance of the Regular Certificates and not as ownership interests in the REMIC Fund or the REMIC Fund's assets. Interest, original issue discount, and market discount accrued on a Regular Certificate will be treated as ordinary income to the holder. Each holder must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such holder with the effect that an investor may be required to report income for federal income tax purposes despite not yet having received a cash distribution in respect of such income. Payments of interest on REMIC Regular Certificates may be based on a fixed rate or a variable rate as permitted by the REMIC Regulations, or may consist of a specified portion of the interest payments on qualified mortgages where such portion does not vary during the period the REMIC Regular Certificate is outstanding. If a Regular Certificate represents an interest in a REMIC that consists of a specified portion of the interest payments on the REMIC's qualified mortgages, the stated principal amount with respect to that Regular Certificate may be zero.

  Original Issue Discount. Certain Regular Certificates may be issued with "original issue discount" within the meaning of Code Section 1273(a). Any holders of Regular Certificates issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, in advance of the receipt of the cash attributable to such income. The servicer will report annually (or more often if required) to the Service and to certificateholders such information with respect to the original issue discount accruing on the REMIC Regular Certificates as may be required under Code Section 6049 and the regulations thereunder. See "-- Reporting Requirements" below.

  Rules governing original issue discount are set forth in Code Sections 1271 through 1273 and 1275 and, to some extent, in the OID Regulations. Code
Section 1272(a)(6) provides special original issue discount rules applicable to Regular Certificates. Regulations have not yet been proposed or adopted under Section 1272(a)(6) of the Code. Further, application of the OID Regulations to the Regular Certificates remains unclear in some respects because the OID Regulations generally purport not to apply to instruments to which section 1272(a)(6) applies such as Regular Certificates, and separately because they either do not address, or are subject to varying interpretations with regard to, several relevant issues.

  Code Section 1272(a)(6) requires that a mortgage prepayment assumption ("Prepayment Assumption") be used in computing the accrual of original issue discount on Regular Certificates and for certain other federal income tax purposes. The Prepayment Assumption is to be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The Committee Report indicates that the regulations will provide that the Prepayment Assumption, if any, used with respect to a particular transaction must be the same as that used by the parties in pricing the transaction. If so specified in the applicable prospectus supplement, the servicer will use a percentage of the prepayment assumption specified in the applicable prospectus supplement in reporting original issue discount that is consistent with this standard. However, the servicer does not make any representation that the Contracts will in fact prepay at a rate equal to that prepayment assumption or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Regular Certificates. The prospectus supplement with respect to a Series of Certificates will disclose the prepayment assumption to be used in reporting original issue discount, if any, and for certain other federal income tax purposes.

  The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price". Except as discussed in the following two paragraphs, in general, the issue price of a particular Class of Regular Certificates offered hereunder will be the price at which a substantial amount of Regular Certificates of that Class are first sold to the public, excluding bond houses and brokers.

  If a Regular Certificate is sold with accrued interest that relates to a period prior to the issue date of such Regular Certificate, the amount paid for the accrued interest will be treated instead as increasing the issue price of the Regular Certificate. In addition, that portion of the first interest payment in excess of interest accrued from the Closing Date to the first Distribution Date will be treated for federal income tax reporting purposes as includible in the stated redemption price at maturity of the Regular Certificate, and as excludible from income when received as a payment of interest on the first Distribution Date. The OID Regulations suggest that some or all of this pre-issuance accrued interest "may" be treated as a separate asset and hence not includible in a Regular Certificate's issue price or stated redemption price at maturity, whose cost is recovered entirely out of interest paid on the first Distribution Date. It is unclear how such treatment would be elected under the OID Regulations and whether an election could be made unilaterally by a certificateholder.

  The stated redemption price at maturity of a Regular Certificate is equal to the total of all payments to be made on such Certificate other than "qualified stated interest." Under the OID Regulations, "qualified stated interest" is interest that is unconditionally payable at least annually during the entire term of the Certificate at either:

  . a single fixed rate that appropriately takes into account the length of the interval between payments; or

  . the current values of a single "qualified floating rate" or "objective rate" (each, a "Single Variable Rate").

  A "current value" is the value of a variable rate on any day that is no earlier than three months prior to the first day on which that value is in effect and no later than one year following that day. A "qualified floating rate" is a rate whose variations can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which the Certificate is denominated. Such a rate remains qualified even though it is multiplied by a fixed, positive multiple not exceeding 1.35, increased or decreased by a fixed rate, or both.

  Certain combinations of rates constitute a single qualified floating rate, including:

  . interest stated at a fixed rate for an initial period of less than one year followed by a qualified floating rate if the value of the floating rate at the closing date is intended to approximate the fixed rate; and

  . two or more qualified floating rates that can be expected to have appropriately the same values throughout the term of the Certificate.

A combination of such rates is conclusively presumed to be a single floating rate if the values of all rates on the closing date are within 0.25% of each other. A variable rate that is subject to an interest rate cap, floor, "governor" or similar restriction on rate adjustment may be a qualified floating rate only if such restriction is fixed throughout the term of the instrument, or is not reasonably expected as of the closing date to cause the yield on the debt instrument to differ significantly from the expected yield absent the restriction.

  An "objective rate" is a rate, other than a qualified floating rate, determined using a single formula fixed for the life of the Certificate, which is based on objective financial information. For example, rates of the following types would generally be objective rates:

  (1) one or more qualified floating rates (including a multiple or inverse of a qualified floating rate);

  (2) one or more rates each of which would be a qualified floating rate for a debt instrument denominated in a foreign currency;

  (3) a yield based on changes in price of one or more items of "actively traded" personal property;

  (4) a combination of rates described in (1), (2) and (3); or

  (5) a rate designated by the IRS.

However, a variable rate is not an objective rate if it is reasonably expected that the average value of the rate during the first half of the Certificate's term will differ significantly from the average value of such rate during the final half of its term or if the rate is based on financial information that is within the control of the issuer or a related party. A combination of interest stated at a fixed rate for an initial period of less than one year followed by an objective rate is treated as a single objective rate if the value of the objective rate at the closing date is intended to approximate the fixed rate; such a combination of rates is conclusively presumed to be to be a single objective rate if the objective rate on the closing date does not differ from the fixed rate by more than 0.25%.

  The qualified stated interest payable with respect to certain variable rate debt instruments not bearing stated interest at a Single Variable Rate generally is determined under the OID Regulations by converting such instruments into fixed rate debt instruments. Instruments qualifying for such treatment generally include those providing for stated interest at:

  (1) more than one qualified floating rates; or

  (2) a single fixed rate, and

    (a) one or more qualified floating rates, or

    (b) a single "qualified inverse floating rate" (each, a "Multiple Variable Rate").

A qualified inverse floating rate is an objective rate equal to a fixed rate reduced by a qualified floating rate, the variations in which can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds, disregarding permissible rate caps, floors, governors and similar restrictions such as are described above. Under these rules, some of the payments of interest on a Certificate bearing a fixed rate of interest for an initial period followed by a qualified floating rate of interest in subsequent periods could be treated as included in the stated redemption price at maturity if the initial fixed rate were to differ sufficiently from the rate that would have been set using the formula applicable to subsequent periods. See "Taxation of Regular Certificates--Variable Rate Certificates." Regular Certificates offered hereby other than Certificates providing for variable rates of interest or for the accretion of interest are not anticipated to have stated interest other than "qualified stated interest," but if any such REMIC Regular Certificates are so offered, appropriate disclosures will be made in the prospectus supplement. Some or all of the payments on REMIC

Regular Certificates providing for the accretion of interest will be included in the stated redemption price at maturity of such Certificates.

  Under a de minimis rule in the Code, as interpreted in the OID Regulations, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average life of the Regular Certificate. For this purpose, the weighted average life of the Regular Certificate is computed as the sum of the amounts determined by multiplying the amount of each payment under the instrument (other than a payment of qualified stated interest) by a fraction, whose numerator is the number of complete years from the issue date until such payment is made, and whose denominator is the stated redemption price at maturity of such Regular Certificate. The IRS may be anticipated to take the position that this rule should be applied taking into account the prepayment assumption and the effect of any anticipated investment income. Under the OID Regulations, Regular Certificates bearing only qualified stated interest except for any "teaser" rate, interest holiday or similar provision would be treated as subject to the de minimis rule if the greater of the deferred or foregone interest or the other original issue discount is less than such de minimis amount.

  The OID Regulations generally would treat de minimis original issue discount as includible in income as each principal payment is made, based on the product of the total amount of such de minimis original issue discount and a fraction, whose numerator is the amount of such principal payment and whose denominator is the stated principal amount of the Regular Certificate. The OID Regulations also would permit a certificateholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Regular Certificates--Market Discount" and "-- Premium".

  Each holder of a Regular Certificate must include in gross income the sum of the "daily portions" of original issue discount on its Regular Certificate for each day during its taxable year on which it held such Regular Certificate. For this purpose, in the case of an original holder of a Regular Certificate, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each accrual period, that is, if so specified in the applicable prospectus supplement, each period that begins or ends on a date that corresponds to a Distribution Date on the Regular Certificate and begins on the first day following the immediately preceding accrual period (beginning on the Closing Date in the case of the first such period). For any accrual period such portion will equal the excess, if any, of:

  (1) the sum of:

    (a) the present value of all of the distributions remaining to be made on the Regular Certificate, if any, as of the end of the accrual period, and

    (b) the distribution made on such Regular Certificate during the accrual period of amounts included in the stated redemption price at maturity; over

  (2) the adjusted issue price of such Regular Certificate at the beginning of the accrual period.

  The present value of the remaining payments referred to in the preceding sentence will be calculated based on:

  (1) the yield to maturity of the Regular Certificate, calculated as of the settlement date, giving effect to the Prepayment Assumption;

  (2) events (including actual prepayments) that have occurred prior to the end of the accrual period; and

  (3) the prepayment assumption.

  The adjusted issue price of a Regular Certificate at the beginning of any accrual period will equal the issue price of such Certificate, increased by the aggregate amount of original issue discount with respect to such Regular Certificate that accrued in prior accrual periods, and reduced by the amount of any distributions made on such Regular Certificate in prior accrual periods of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will be allocated ratably to each day during the period to determine the daily portion of original issue discount for each day. With respect to an accrual period between the settlement date and the first Distribution Date on the Regular Certificate, notwithstanding that no distribution is scheduled to be made on such date, that is shorter than a full accrual period, the OID Regulations permit the daily portions of original issue discount to be determined according to any reasonable method.

  A subsequent purchaser of a Regular Certificate that purchases such Regular Certificate at a cost, not including payment for accrued qualified stated interest, less than its remaining stated redemption price at maturity will also be required to include in gross income, for each day on which it holds such Regular Certificate, the daily portions of original issue discount with respect to such Regular Certificate, but reduced, if such cost exceeds the "adjusted issue price," by an amount equal to the product of:

  .  such daily portions; and

  . a constant fraction, whose numerator is such excess and whose denominator is the sum of the daily portions of original issue discount on such Regular Certificate for all days on or after the day of purchase.

The adjusted issue price of a Regular Certificate on any given day is equal to the sum of the adjusted issue price or, in the case of the first accrual period, the issue price, of the Regular Certificate at the beginning of the accrual period during which such day occurs and the daily portions of original issue discount for all days during such accrual period prior to such day, reduced by the aggregate amount of distributions previously made other than distributions of qualified stated interest.

  Variable Rate Certificates. Purchasers of Regular Certificates bearing a variable rate of interest should be aware that there is uncertainty concerning the application of Section 1272(a)(6) of the Code and the OID Regulations to such Certificates. In the absence of other authority, the servicer intends to be guided by the provisions of the OID Regulations governing variable rate debt instruments in adapting the provisions of Section 1272(a)(6) of the Code to such Certificates for the purpose of preparing reports furnished to certificateholders. The effect of the application of such provisions generally will be to cause certificateholders holding Certificates bearing interest at a Single Variable Rate to take into account for each period an amount corresponding approximately to the sum of:

  . the qualified stated interest, accruing on the outstanding face amount of the Regular Certificate as the stated interest rate for that Certificate varies from time to time; and

  . the amount of original issue discount that would have been attributable to that period on the basis of a constant yield to maturity for a bond issued at the same time and issue price as the Regular Certificate, having the same face amount and schedule of payments of principal as such Certificate, subject to the same prepayment assumption, and bearing interest at a fixed rate equal to the value of the applicable qualified floating rate or qualified inverse floating rate in the case of a Certificate providing for either such rate, or equal to the fixed rate that reflects the reasonably expected yield on the Certificate in the case of a Certificate providing for an objective rate other than an inverse floating rate, in each case as of the issue date.

Certificateholders holding Regular Certificates bearing interest at a Multiple Variable Rate generally will take into account interest and original issue discount under a similar methodology, except that the amounts of qualified stated interest and original issue discount attributable to such a Certificate first will be determined for an equivalent fixed rate debt instrument, the assumed fixed rates for which are:

  (1) for each qualified floating rate, the value of each such rate as of the closing date, with appropriate adjustment for any differences in intervals between interest adjustment dates;

  (2) for a qualified inverse floating rate, the value of the rate as of the closing date;

  (3) for any other objective rate, the fixed rate that reflects the yield that is reasonably expected for the Certificate; and

  (4) for an actual fixed rate, such hypothetical fixed rate as would result under (1) or (2) if the actual fixed rate were replaced by a hypothetical qualified floating rate or qualified inverse floating rate such that the fair market value of the Certificate as of the issue date would be approximately the same as that of an otherwise identical debt instrument providing for the hypothetical variable rate rather than the actual fixed rate.

If the interest paid or accrued with respect to a Multiple Variable Rate Certificate during an accrual period differs from the assumed fixed interest rate, such difference will be an adjustment to the certificateholder's taxable income for the taxable period or periods to which such difference relates, treated as an adjustment to interest or original issue discount, as applicable. Additionally, purchasers of such Certificates should be aware that the provisions of the OID Regulations applicable to variable rate debt instruments have been limited and may not apply to some Regular Certificates having variable rates. If such a Certificate is not governed by the provisions of the OID Regulations applicable to variable rate debt instruments, it may be subject to the provisions thereof applicable to instruments having contingent payments. The application of those provisions to instruments such as variable rate Regular Certificates is subject to differing interpretations. Prospective purchasers of variable rate Regular Certificates are urged to consult their tax advisors concerning the tax treatment of such Certificates.

  Market Discount. A certificateholder that purchases a Regular Certificate at a market discount, that is, at a purchase price less than the adjusted issue price, as defined under "--Taxation of Regular Certificates--Original Issue Discount," of such Regular Certificate generally will recognize market discount upon receipt of each distribution of principal. In particular, such a holder will generally be required to allocate each payment of principal on a Regular Certificate first to accrued market discount, and to recognize ordinary income to the extent such principal payment does not exceed the aggregate amount of accrued market discount on such Regular Certificate not previously included in income. Such market discount must be included in income in addition to any original issue discount includible in income with respect to such Regular Certificate.

  A certificateholder may elect to include market discount in income currently as it accrues, rather than including it on a deferred basis in accordance with the foregoing. If made, such election will apply to all market discount bonds acquired by such certificateholder on or after the first day of the first taxable year to which such election applies. In addition, the OID Regulations permit a certificateholder to elect to accrue all interest, discount, including de minimis market or original issue discount, and premium in income as interest, based on a constant yield method. If such an election were made for a Regular Certificate with market discount, the certificateholder would be deemed to have made an election to currently include market discount in income with respect to all other debt instruments having market discount that such certificateholder acquires during the year of the election or thereafter. Similarly, a certificateholder that makes this election for a Certificate that is acquired at a premium is deemed to have made an election to amortize bond premium, as described below, with respect to all debt instruments having amortizable bond premium that such certificateholder owns or acquires. The election to accrue interest, discount and premium on a constant yield method with respect to a Certificate is irrevocable.

  Under a statutory de minimis exception, market discount with respect to a Regular Certificate will be considered to be zero for purposes of Code Sections 1276 through 1278 if such market discount is less than 0.25% of the stated redemption price at maturity of such Regular Certificate multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar de minimis rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied in determining whether market discount is de minimis. It appears that de minimis market discount on a Regular Certificate would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of Regular Certificates--Original Issue Discount". Such treatment would result in discount being included in income at a slower rate than discount would be required to be included using the method described above. However, Treasury regulations implementing the market discount de minimis exception have not been issued in proposed or temporary form, and the precise treatment of de minimis market discount on obligations payable in more than one installment therefore remains uncertain.

  The 1986 Act grants authority to the Treasury Department to issue regulations providing for the method for accruing market discount of more than a de minimis amount on debt instruments, the principal of which is payable in more than one installment. Until such time as regulations are issued by the Treasury Department, certain rules described in the Committee Report will apply. Under those rules, the holder of a bond purchased with more than de minimis market discount may elect to accrue such market discount either on the basis of a constant yield method or on the basis of the appropriate proportionate method described below.

  Under the proportionate method for obligations issued with original issue discount, the amount of market discount that accrues during a period is equal to the product of:

  (1) the total remaining market discount; multiplied by

  (2) a fraction, the numerator of which is the original issue discount accruing during the period and the denominator of which is the total remaining original issue discount at the beginning of the period.

  Under the proportionate method for obligations issued without original issue discount, the amount of market discount that accrues during a period is equal to the product of:

  (1) the total remaining market discount; multiplied by

  (2) a fraction, the numerator of which is the amount of stated interest paid during the accrual period and the denominator of which is the total amount of stated interest remaining to be paid at the beginning of the period.

The Prepayment Assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount under any of the above methods. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect such regulations might have on the tax treatment of a Regular Certificate purchased at a discount in the secondary market.

  Further, a purchaser generally will be required to treat a portion of any gain on sale or exchange of a Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income. Such purchaser also may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry such Regular Certificate. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized. If such holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by such holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

  Premium. A Regular Certificate purchased at a cost, not including payment for accrued qualified stated interest, greater than its remaining stated redemption price at maturity will be considered to be purchased at a premium. The holder of such a Regular Certificate may elect to amortize such premium under the constant yield method. The OID Regulations also permit certificateholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the certificateholder as having made the election to amortize premium generally, as discussed above. The Committee Report indicates a Congressional intent that the same rules that will apply to accrual of market discount on installment obligations will also apply in amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates.

  Effects of Defaults or Delinquencies. Certain Series of Certificates may contain one or more Classes of Subordinate Certificates. In the event there are defaults or delinquencies on Contracts in the related REMIC Fund, amounts that would otherwise be distributed on the Subordinate Certificates may instead be distributed on the Senior Certificates. Holders of Subordinate Certificates nevertheless will be required to report interest income with respect to such Certificates, including original issue discount, as such income accrues without giving effect to delays or reductions in distributions on such Subordinate Certificates attributable to defaults and delinquencies on such Contracts, except to the extent that it can be established that the undistributed amounts are not collectible. As a result, the amount of income reported by a holder of a Subordinate Certificate in any period could significantly exceed the amount of cash distributed to such holder in that period. The holder will eventually be allowed a loss or will be allowed to report a lesser amount of income to the extent that the aggregate amount of distributions on the Subordinate Certificate is reduced as a result of defaults or delinquencies on the related Contracts. However, the timing of such losses or reductions in income is uncertain, and in some circumstances losses could be capital losses that generally can be offset only with capital gains. Holders of Subordinate Certificates should consult their own tax advisors on these points.

  Sales of Certificates. If a Regular Certificate is sold or exchanged, the seller will recognize gain or loss equal to the difference, if any, between the amount realized, net of accrued interest, and its adjusted basis in such Regular Certificate. A seller's adjusted basis generally will equal the cost of such Regular Certificate to the seller, increased by any original issue discount reported by such seller with respect to such Regular Certificate and reduced, but not below zero, by distributions received by such seller, other than payments of qualified stated interest, and by any amortized premium. Except as described above "--Market Discount" and with respect to the next three paragraphs, any such gain or loss will be capital gain or loss provided the Regular Certificate is held as a capital asset.

  Gain from the disposition of a Regular Certificate that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of:

  (1) the amount that would have been includible in the seller's gross income had income accrued at a rate equal to 110% of "the applicable Federal rate" under Section 1274(d) of the Code (generally, an average yield of United States Treasury obligations of different ranges of maturities published monthly by the IRS), determined as of the date of purchase of such Regular Certificate; over

  (2) the amount of income actually includible in the gross income of the seller with respect to the Regular Certificate.

  Regular Certificates will be "evidences of indebtedness" within the meaning of Section 582(c)(1) of the Code, and accordingly, gain or loss recognized from a sale of a Regular Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

  If GreenPoint is determined to have intended on the date of issue of the Regular Certificates to call all or any portion of the Regular Certificates prior to their stated maturity within the meaning of Section 1271(a)(2)(A) of the Code, any gain realized upon a sale, exchange, retirement, or other disposition of a Regular Certificate would be considered ordinary income to the extent it does not exceed the unrecognized portion of the original issue discount, if any, with respect to the Regular Certificate. The OID Regulations provide that the intention to call rule will not be applied to mortgage-backed securities such as the Regular Certificates. In addition, under the OID Regulations, a mandatory sinking fund or call option is not evidence of an intention to call.

  Pass-Through of Expenses Other Than Interest. If a REMIC Fund for which a REMIC election is made is considered a "single-class REMIC" (as defined below), a portion of such REMIC Fund's servicing, administrative and other non-interest expenses will be allocated as a separate item to those Regular certificateholders that are "pass-through interest holders" (as defined below). Such a holder would be required to add its allocable share, if any, of such expenses to its gross income and to treat the same amount as an item of investment expense. An individual would generally be allowed a deduction for such an expense item for regular tax purposes only as a miscellaneous itemized deduction subject to the limitation under Section 67 of the Code, and may not be allowed any deduction for such item for purposes of the alternative minimum tax. Section 67 of the Code allows deductions for miscellaneous itemized deductions only to the extent that in the aggregate they exceed 2% of an individual's adjusted gross income. The Revenue Reconciliation Act of 1990 further limits the itemized deductions allowed to certain individuals. If so specified in the related prospectus supplement, the applicable Agreement will require each holder to give the REMIC Fund written notice immediately upon becoming a holder, if it is a pass-through interest holder, or is holding a Regular Certificate on behalf of a pass-through interest holder. The REMIC Fund will report to each holder that has given the REMIC Fund such notice (and others if it is required) and to the IRS, each such holder's allocable share, if any, of the REMIC Fund's noninterest expenses. Generally, a "single-class REMIC" is defined as:

  . a REMIC that would be treated as an investment trust under Treasury regulations but for its qualification as a REMIC; or

  . a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding the allocation requirement imposed under Section 67 of the Code.

The term "pass-through interest holder" generally refers to individuals, entities taxed as individuals and certain pass-through entities, but does not include real estate investment trusts. Such investors should consult their own tax advisors regarding consequences to them of the allocation of the REMIC Fund's non-interest expenses. In addition, the amount of itemized deductions otherwise allowable for the taxable year of an individual whose adjusted gross income exceeds certain thresholds will be reduced.

  Taxation of Certain Foreign Investors. For purposes of this discussion, a "Foreign Holder" is a certificateholder who holds a Regular Certificate and who is not:

  (1) a citizen or resident of the United States;

  (2) a corporation or partnership organized in or under the laws of the United States, a state, other than any partnership that is treated as not a United States person under any Applicable Treasury regulations, thereof or the District of Columbia or an entity taxable as such for U.S. federal income tax purposes;

  (3) an estate, the income of which is included in gross income for United States tax purposes regardless of its source; or

  (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

Unless the interest on a Regular Certificate is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States, the Foreign Holder is not subject to federal income or withholding tax on interest or original issue discount, if any, on a Regular Certificate, subject to possible backup withholding of tax, discussed below, provided the Foreign Holder is not a controlled foreign corporation related to GreenPoint and does not own actually or constructively 10% or more of the voting stock of GreenPoint. To qualify for this tax exemption, the Foreign Holder will be required to provide periodically a statement signed under penalties of perjury certifying that the Foreign Holder meets the requirements for treatment as a Foreign Holder and providing the Foreign Holder's name and address. The statement, which may be made on a Form W-8 or substantially similar substitute form, generally must be provided in the year a payment occurs or in either of the two preceding years. The statement must be provided either directly or through a clearing organization or financial institution. This exemption may not apply to a Foreign Holder that owns directly or indirectly both Regular Certificates and Residual Certificates. If for any reason the exemption does not apply, interest paid to Foreign Holders will be subject to U.S. withholding tax at the rate of 30% or, if applicable, a reduced rate provided in a tax treaty. If the interest on a Regular Certificate is effectively connected with the conduct by a Foreign Holder of a trade or business within the United States, then the Foreign Holder will be subject to tax at regular graduated rates. Foreign Holders should consult their own advisors regarding the specific tax consequences of their owning a Regular Certificate.

  Any gain recognized by a Foreign Holder upon a sale, retirement or other taxable disposition of a Regular Certificate generally will not be subject to United States federal income tax unless either:

  . the Foreign Holder is a non-resident alien individual who holds the Regular Certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition and either the gain is attributable to an office or other fixed place of

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

     business maintained in the United States by the individual or the individual has a "tax home" in the United States; or

  . the gain is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States.

  A Regular Certificate will not be included in the estate of a Foreign Holder who does not own actually or constructively 10% or more of the voting stock of GreenPoint. Regular certificateholders who are non-U.S. Persons and persons related to such holders should not acquire any Residual Certificates, and Residual certificateholders and persons related to Residual certificateholders should not acquire any Regular Certificates without consulting their tax advisors as to the possible adverse tax consequences of doing so.

  Backup Withholding. Under certain circumstances, a REMIC certificateholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a REMIC certificateholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the trustee. Backup withholding may apply, under certain circumstances, to a REMIC certificateholder who is a foreign person if the REMIC certificateholder fails to provide the trustee or the REMIC certificateholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the REMIC Certificates. Backup withholding, however, does not apply to payments on a Certificate made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. Each non-exempt certificateholder will be required to provide, under penalty of perjury, a certificate on IRS Form W-9 containing his or her name, address, correct federal taxpayer identification number and a statement that he or she is not subject to backup withholding. REMIC certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Certificate.

  Requirements. The servicer will report annually to the IRS, to holders of record of the Regular Certificates that are not excepted from the reporting requirements and, to the extent required by the Code, to other interested parties, information with respect to the interest paid or accrued on the Regular Certificates, original issue discount, if any, accruing on the Regular Certificates and information necessary to compute the accrual of any market discount or the amortization of any premium on the Regular Certificates.

  New Withholding Regulations. The Treasury Department has issued new regulations (the "New Regulations") which make certain modifications to the withholding, backup withholding and information reporting rules described above. The New Regulations attempt to unify certification requirements and modify reliance standards. The New Regulations will generally be effective for payments made after December 31, 2000, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the New Regulations.

Treatment of Certificates Representing a REMIC Regular Interest Coupled with a Swap or Cap Contract

  Holders of Certificates that represent ownership of a REMIC Regular Interest coupled with a swap or cap contract will be treated for federal income tax purposes as owning a REMIC Regular Interest and a swap or cap contract. They will be required to allocate the purchase price for their Certificates between the REMIC Regular Interest and the swap or cap contract represented thereby according to their respective fair market values on the date of acquisition of the Certificates for purposes of computing any market discount or premium, as well as gain or loss on disposition. In making reports to the IRS, the servicer will make such an allocation with respect to the original issuance of the Certificates. Such allocation will bind any holder of such a Certificate who does not properly report the use of a different allocation to the IRS for purposes of determining the issue price and amount of original issue discount for the portion of the Certificate representing ownership of a REMIC Regular Interest. The portions of such Certificates representing ownership of REMIC Regular Interests will be accorded the treatment described above in "--REMIC Certificates--General--Tax Status of REMIC Certificates" and "--REMIC Certificates--Taxation of REMIC Regular Certificates."

  Any portion of a purchaser's investment in a Certificate treated by such purchaser as representing the right to payments from a swap or cap contract would be treated as an interest in a notional principal contract. Any portion of a Class A Certificate allocable to the right to payments from a swap or cap contract and any payments with respect thereto will not qualify for any of the treatments described in "REMIC Certificates--General--Tax Status of REMIC Certificates." Treasury regulations issued under Section 446 of the Code (the "Swap Regulations") specify rules for accounting for income from and recovery of the purchase price of such investments. Under the Swap Regulations, income in respect of the right to payments from a swap or cap contract would be taken into account for the taxable period to which it related, which generally would approximate accrual basis accounting regardless of an investor's usual method of tax accounting. Such income would be ordinary income.

  The Swap Regulations further provide that an investor in a Certificate would recover any purchase price allocable to the right to payments from a swap or cap contract over the term of that right, generally by allocating it to each period in accordance with the prices of a series of cash-settled option contracts that reflected the specified index and notional amount (i.e., any excess of the applicable Pass-Through Rate over the weighted average net Contract Rate and the applicable Certificate Balance, respectively) expiring in each period. Under the Swap Regulations, straight-line or accelerated amortization generally would be impermissible. The Swap Regulations also permit a simplified alternative allocation methodology called the "level payment method," under which the purchase price allocable to the right to payments from a swap or cap contract would be allocated to each period on the basis of the principal portion of each of a series of equal payments having a discounted present value equal to such purchase price. There is no explicit authority with respect to the character of such amortization deductions, although they are generally regarded as ordinary items.

  Certificateholders should be aware that the effect of allocating a portion of their purchase price to the right to payments from a swap or cap contract would be to increase the amount of original issue discount. It is expected that an investor's amortization of any portion of its purchase price allocable to the right to payments from a swap or cap contract would offset such additional original issue discount, but the degree of offset in any given period would depend upon the applicable amortization methodology and upon the treatment of such amortization as an ordinary deduction, each as discussed above. Although dependent upon the applicable discount rate, the annual amount of offset should be relatively complete in the case of an investor amortizing purchase price allocable to the right to payments from a swap or cap contract under the "level payment method" described above.

  On disposing of a Certificate, a holder will recognize gain or loss separately with respect to the related regular interest and any right to payments from a swap or cap contract. Gain or loss with respect to each asset will be the excess of the amount realized in respect of such asset over its adjusted basis; the amount realized will be allocated between the assets based on their relative fair market value as of the date of disposition. The holder's basis in its right to payments from a swap or cap contract will be any initial purchase price allocable thereto as discussed above), reduced by amortization of such amount allowable through the date of disposition. Gain or loss with respect to each asset generally will be capital gain or loss, the term of which will be based on the period such holder held the Certificate; gain or loss attributable to the right to payments from a swap or cap contract may be ordinary if recognized by a bank, although the matter is uncertain.

  A purchaser of Certificate who is not a United States Person and is not subject to federal income tax apart from its ownership of a Class A Certificate should not be subject to United States federal income or withholding tax on payments attributable to the right to payments from a swap or cap contract, if such purchaser complies with the identification requirements described in the prospectus. However, the inapplicability of federal income tax withholding to such payments is not completely clear, and prospective investors should consult their tax advisors. In the absence of contrary authority, income tax will not be withheld from amounts paid in respect of the right to payment from a swap or cap contract. See "Taxation of Certain Foreign Investors".

Taxation of Residual Certificates

  The discussion under this heading applies only to a Series of Certificates with respect to which a REMIC election is made and to Residual Certificates. Such Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if they were treated for federal income tax purposes as direct ownership interests in the related REMIC Fund or as debt instruments issued by such REMIC Fund.

  Although a REMIC is a separate entity for federal income tax purposes, a REMIC is not generally subject to federal income tax. Rather, the taxable income of a REMIC is taken into account by the holders of REMIC residual interests.

  In general, each original holder of a Residual Certificate will report on its federal income tax return, as ordinary income, its share of the "daily portion" of the taxable income of the REMIC Fund for each day during the taxable year on which such Residual certificateholder held a Residual Certificate. The "daily portion" of the taxable income of the REMIC Fund is determined by allocating to each day in any calendar quarter its ratable portion of the taxable income or net loss of the REMIC Fund for such quarter, and such Residual certificateholder's share of the "daily portion" is based on the portion of outstanding Residual Certificates that such Residual certificateholder owns on such day. REMIC taxable income will be taxable to the Residual certificateholders without regard to the timing or amounts of cash distributions by the REMIC. Ordinary income derived from Residual Certificates will be "portfolio income" for purposes of the taxation of taxpayers subject to the limitation on the deductibility of "passive losses." As residual interests, the Residual Certificates will be subject to tax rules, described below, that differ from those that would apply if the Residual Certificates were treated for federal income tax purposes as direct ownership interests in the Contracts, or as debt instruments issued by the REMIC. Under certain circumstances, a Residual certificateholder may be required to recognize for a given period income substantially in excess of distributions made on the Residual Certificates.

  A subsequent Residual certificateholder also will report on its federal income tax return amounts representing a daily share of the taxable income of the REMIC Fund for each day that such Residual certificateholder held such Residual Certificate. Those daily amounts generally would equal the amounts, described above, that would have been reported for the same days by a holder of a Residual Certificate (an "Original Holder") that purchased such Residual Certificate at its original issuance and held it continuously thereafter. As discussed below, the taxable income of the REMIC Fund will be calculated based in part on the initial tax basis to the REMIC Fund of its assets, which in turn equals the sum of the issue prices of the Residual Certificates and each Class of Regular Certificates. The legislative history of the 1986 Act indicates that certain adjustments may be appropriate to reduce (or increase) the income of a subsequent Residual certificateholder that purchased such Residual Certificate at a price greater than (or less than) the adjusted basis (as defined below in "Distributions") such Residual Certificate would have in the hands of an Original Holder. For the present, however, adjustments are apparently not permitted or required.

  A holder's adjusted basis in a Residual Certificate will equal the purchase price of such Residual Certificate, increased by the amount of the related REMIC Fund's taxable income that is allocated to the holder of such Residual Certificate, and decreased, but not below zero, by the amount of distributions received thereon by such holder and the REMIC Fund's net losses allocated to such holder. Payments on a Residual Certificate, whether at their scheduled times or as a result of prepayments, will generally not result in any taxable income or loss to the holder of a Residual Certificate. If the amount of such payment exceeds a holder's adjusted basis in its Residual Certificate, however, the holder will recognize gain, treated as gain from the sale or exchange of its Residual Certificate, to the extent of such excess. See "-- Sale or Exchange" below.

  Taxable Income of the REMIC Fund. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

  (1) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply;

  (2) all bad loans will be deductible as business bad debts; and

  (3) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

  In general, the REMIC Fund's taxable income will reflect a netting of:

  (1) the gross income produced by the assets of the REMIC Fund, including the stated interest and any original issue discount or market discount income on the Contracts in the related Contract Pool, net of any amortized premium on such Contracts, income from the investment or reinvestment of cash flows and, if applicable, reserve assets, and amortization of any issue premium with respect to the Regular Certificates; and

  (2) deductions, including stated interest and original issue discount expense on Regular Certificates that would be permitted if the Regular Certificates were indebtedness of the REMIC Fund, servicing fees, and other administrative expenses of the REMIC Fund, except as described below under "--Expenses Other Than Interest."

Any gain or loss realized by the REMIC Fund from the disposition of any asset is treated as gain or loss from the sale or exchange of property that is not a capital asset. If there is more than one Class of Regular Certificates, deductions allowed to the REMIC Fund with respect to the Regular Certificates will generally be calculated separately with respect to each Class based on the yield of that Class.

  For purposes of determining its taxable income, the REMIC Fund will have an initial aggregate tax basis in its assets equal to the sum of the issue prices of the Regular Certificates and the Residual Certificates. The issue price of a Certificate of a Class, whether Regular Certificates or Residual

Certificates, that is publicly offered will be the initial offering price to the public, excluding bond houses and brokers, at which a substantial amount of the Certificates of that Class is sold, and if not publicly offered will be the price paid by the first buyer of a Certificate of such class. If a Residual Certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC's basis in its assets. The REMIC Regulations imply that residual interest cannot have a negative basis or a negative issue price. However, the preamble to the REMIC Regulations indicates that, while existing tax rules do not accommodate such concepts, the IRS is considering the tax treatment of these types of residual interests, including the proper tax treatment of a payment made by the transferor of such a residual interest to induce the transferee to acquire that interest. Absent regulations or administrative guidance to the contrary, and unless the related prospectus supplement otherwise provides, it is not expected that any REMIC Fund as to which a REMIC election is made will treat a Class of Residual Certificates as having a value of less than zero for purposes of determining the basis of the related REMIC in its assets.

  If a REMIC Fund acquires a Contract and the principal amount of such Contract or revised issue price in the case of a Contract issued with original issue discount exceeds the REMIC Fund's basis in such Contract by more than a de minimis amount as described above in "Taxation of Regular Certificates-- Market Discount," such discount would generally be includible in the REMIC Fund's income as it accrues, in advance of receipt of the cash attributable to such income, under a constant yield method, similar to the method for accruing original issue discount on Regular Certificates described above in "Taxation of Regular Certificates--Original Issue Discount." The REMIC Fund's deductions for original issue discount expense with respect to Regular Certificates also will be determined under those rules, except that the de minimis rule that may apply to holders of Regular Certificates and the adjustments for holders of Regular Certificates that purchase their Certificates at a price greater than the adjusted issue price described therein will not apply.

  If the REMIC Fund's basis in a Contract exceeds the remaining stated redemption price at maturity of such a Contract, the REMIC Fund will be considered to have acquired such Contract at a premium equal to the amount of such excess. In the event that any Contract in the Contract Pool is acquired by the REMIC Fund at a premium, the REMIC Fund will be entitled to amortize such premium on a yield-to-maturity basis. Although the matter is not free from doubt, the REMIC Fund intends to make this calculation using a reasonable prepayment assumption.

  If a Class of Regular Certificates is issued at a price in excess of the aggregate principal amount of such Class (the excess, the "Issue Premium"), the portion of the Issue Premium that is considered to be amortized during a taxable year will be treated as ordinary income of the REMIC Fund for such taxable year. Although the matter is not entirely certain, it is likely that the Issue Premium would be amortized under a constant yield method in a manner analogous to the method of accruing original issue discount described above under "Taxation of Regular Certificates--Original Issue Discount."

  The taxable income recognized by a holder of a Residual Certificate in any taxable year will be affected by, among other factors, the relationship between the timing of interest, original issue discount or market discount income, or amortization of premium with respect to the Contracts, on the one hand, and the timing of deductions for interest, including original issue discount, on the Regular Certificates, on the other hand. In the event that an interest in the Contracts is acquired by a REMIC at a discount, and one or more of such Contracts is prepaid, a holder of a Residual Certificate may recognize taxable income without being entitled to receive a corresponding cash distribution because:

  . the prepayment may be used in whole or in part to make distributions on Regular Certificates; and

  . the discount on the Contracts which is included in a REMIC's income may exceed its deduction with respect to the distributions on those Regular Certificates.

When there is more than one class of Regular Certificates that receive payments sequentially (i.e., a fast-pay, slow-pay structure), this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates, when distributions are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. The taxable income recognized by a holder of a Residual Certificate also may be greater in earlier years because the REMIC will use a constant yield in computing income from the Contracts, while interest deductions with respect to Regular Certificates, expressed as a percentage of the outstanding principal amount of the Regular Certificates, may increase over time as earlier, lower-yielding Classes are paid. The mismatching of income and deductions described in this paragraph, if present with respect to a series of Residual Certificates, could have a significant adverse effect upon the holder's after-tax rate of return. In addition, a holder of a Residual Certificate may need to have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching, or such holders must have unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below in "--Excess Inclusions."

  A Residual certificateholder will not be permitted to amortize the cost of its Residual Certificate as an offset to its share of the taxable income of the REMIC Fund. However, that taxable income will not include cash received by the REMIC Fund that represents a recovery of the REMIC Fund's basis in its assets, which will include the issue price of the Residual Certificates as well as the issue price of Regular Certificates. Such recovery of basis by the REMIC Fund will have the effect of amortization of the issue price of the Residual Certificates over the life of the REMIC Fund's assets. However, in view of the possible acceleration of the income of holders of Residual Certificates described above, the period of time over which such issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

  The method of taxation of Residual Certificates described above can produce a significantly lower after-tax yield for a Residual Certificate than would be the case if:

  . Residual Certificates were taxable in the same manner as debt instruments issued by the REMIC Fund; or

  . no portion of the taxable income on the Residual Certificates in each period were treated as "excess inclusions" (as defined below).

In certain periods, taxable income and the resulting tax liability on a Residual Certificate are likely to exceed payments received thereon. In addition, a substantial tax may be imposed on certain transferors of the Residual Certificates and certain beneficial owners of the Residual Certificates that are "pass-through" entities. Investors should consult their tax advisors before purchasing a Residual Certificate.

  Net Losses of the REMIC Fund. The REMIC Fund will have a net loss for a calendar quarter if its deductions for that calendar quarter exceed its gross income for that calendar quarter. The net loss allocable to any Residual Certificate will not be deductible by the holder to the extent that such net loss exceeds such holder's adjusted basis as defined above in "-- Distributions" in such Residual

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

Certificate at the end of the calendar quarter in which such loss arises or the time of disposition of the Residual Certificate, if earlier, determined without taking into account the net loss for such quarter. Any net loss that is not currently deductible by reason of this limitation may be carried forward indefinitely, but may be used only to offset taxable income of the same REMIC Fund subsequently allocated to such Residual certificateholder. The ability of Residual certificateholders that are individuals or closely-held corporations to deduct net losses may be subject to additional limitations under the Code.

  Expenses Other Than Interest. Except in the limited circumstance when the REMIC Fund is considered a "single-class REMIC" as defined above in "Taxation of Regular Certificates--Pass-Through of Expenses Other Than Interest," the REMIC Fund's servicing, administrative and other noninterest expenses will be allocated entirely to the Residual certificateholders. In the case where the REMIC Fund is considered a single-class REMIC, such expenses will be allocated proportionately among Regular and Residual certificateholders. See "Taxation of Regular Certificates--Pass-Through of Expenses Other Than Interest." In either case, such expenses will be allocated as a separate item to those holders that are "pass-through interest holders" as defined above in "Taxation of Regular Certificates--Pass-Through of Expenses Other Than Interest." Such a holder would be required to add its allocable share, if any, of such expenses to its gross income and treat the same amount as an item of investment expense. Limitations on the deductibility of such expenses are described above in "Taxation of Regular Certificates--Pass-Through of Expenses Other Than Interest." The related Agreement will require each holder to give the REMIC Fund written notice upon becoming a holder if it is a pass-through interest holder, or is holding a Residual Certificate on behalf of a pass-through interest holder. The REMIC Fund will report quarterly to each holder of a Residual Certificate during any calendar quarter that has given the REMIC Fund such notice and others if it is required and to the IRS annually such holder's allocable share, if any, of the REMIC Fund's non-interest expenses. Such investors should consult their tax advisors in determining the consequences to them of the allocation of the REMIC Fund's non-interest expenses.

  Prohibited Transactions; Special Taxes. Income from certain transactions by the REMIC, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual certificateholders, but rather will be taxed directly to the REMIC at a 100% rate. Prohibited transactions generally include:

  (1) the disposition of qualified mortgages other than pursuant to a:

    (a) substitution for a defective mortgage within two years or for any qualified mortgage within three months of the specified Startup Date,

    (b) repurchase of a defective mortgage,

    (c) foreclosure, default, or imminent default of a qualified mortgage,

    (d) bankruptcy or insolvency of the REMIC, or

    (e) a qualified (complete) liquidation of the REMIC;

  (2) the receipt of income from assets that are not the type of mortgage loans or investments that the REMIC is permitted to hold;

  (3) the receipt of compensation for services; or

  (4) the receipt of gain from disposition of cash flow investments other than pursuant to a qualified (complete) liquidation of the REMIC.

The REMIC Fund will be subject to a tax equal to 100% of the amount of any contributions of property made to the REMIC Fund after the Startup Day, except for certain cash contributions specified in Section 860G(d) of the Code. An additional tax may be imposed on the REMIC Fund, at the highest marginal federal corporate income tax rate, on certain net income from foreclosure property.

  It is anticipated that the REMIC Fund will not engage in any prohibited transactions in which it would recognize a material amount of net income or receive substantial contributions of property after the Startup Date. However, if the REMIC Fund is subject to the tax on prohibited transactions or contributions, such tax would generally be borne by the Residual certificateholders. It is not possible to predict the amount, if any, of net income from foreclosure property that might be received by a REMIC Fund, because such amount will depend on the particular delinquency and foreclosure experience of such REMIC Fund. Accordingly, no assurance can be given that the amount of tax on such income will not be material.

  Excess Inclusions. A portion of the income of the REMIC Fund allocable to a Residual certificateholder referred to in the Code as an "excess inclusion" (as defined below) will be subject to federal income tax in all events. Thus, for example, an excess inclusion:

  (1) may not be offset by any unrelated losses or net operating loss carryovers of a Residual certificateholder;

  (2) will be treated as "unrelated business taxable income" within the meaning of Section 512 of the Code if the Residual certificateholder is a pension fund or any other organization that is subject to tax only on its unrelated business taxable income; and

  (3) is not eligible for any reduction in the rate of withholding tax in the case of a Residual certificateholder that is a foreign investor, as further discussed in "--Foreign Investors" below.

In addition, if a real estate investment trust, regulated investment company, or certain pass-through entities own a Residual Certificate, a portion of dividends paid by such entities would be treated as excess inclusions in the hands of its shareholders with the same consequences as excess inclusions attributed directly to a Residual certificateholder.

  Except as discussed in the following paragraph, with respect to any Residual certificateholder, the excess inclusion for any calendar quarter will equal the excess, if any, of:

  (1) the amount of the REMIC Fund's taxable income for the calendar quarter allocable to the Residual certificateholder; over

  (2) the sum of the "daily accruals" (as defined below) for all days during the calendar quarter on which the Residual certificateholder held such Residual Certificate.

For this purpose, daily accruals with respect to a Residual certificateholder will be calculated by allocating to each day in such calendar quarter its ratable portion of the product of:

  (1) the "adjusted issue price" (as defined below) of the Residual Certificate at the beginning of such calendar quarter; and

  (2) 120% of the "long-term Federal rate" (as defined below), calculated on the issue date of the Residual Certificate as if it were a debt instrument and based on quarterly compounding.

For this purpose, the "adjusted issue price" of a Residual Certificate at the beginning of any calendar quarter will equal its issue price, increased by the aggregate of the daily accruals for all prior calendar quarters and the amount of any contributions made to the REMIC Fund with respect to the Residual Certificates after the Startup Date, and decreased, but not below zero, by the aggregate amount of distributions made with respect to the Residual Certificate before the beginning of such calendar quarter. The "long-term Federal rate" is an average of current yields on Treasury securities with a remaining term of greater than nine years, computed and published monthly by the IRS. As an exception to the general rule described above, the Treasury has authority to issue regulations that would treat 100% of the income accruing on a Residual Certificate as an excess inclusion, if the Residual Certificates, in the aggregate, are considered not to have "significant value." The REMIC Regulations, however, do not contain such a rule.

  The Small Business Act has eliminated a special rule that formerly permitted certain financial institutions utilizing the reserve method of accounting for bad debts pursuant to Section 593 of the Code to use net operating losses and other allowable deductions to offset their excess inclusions from certain REMIC residual certificates. In addition, the Small Business Act provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a holder of a REMIC residual certificate. First, alternative minimum taxable income for such a residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions.

  Effect of Defaults and Delinquencies. The Residual Certificates of a multiple-Class Series may be subordinate to one or more Classes of Regular Certificates, for purposes of this paragraph, "Senior Certificates," and, in the event there are defaults or delinquencies on the Contracts in the related Contract Pool, amounts that would otherwise be distributed on the Residual Certificates may instead be distributed on the Senior Certificates. However, the REMIC Fund will generally be required to report income in respect of Contracts and deductions with respect to the Regular Certificates without giving effect to default and delinquencies, except to the extent it can be established that amounts due on the Contracts are uncollectable. To the extent the income on a delinquent or defaulted Contract is greater than the deduction allowed in respect of interest on the Regular Certificate that relates to such Contract, the REMIC Fund may recognize net income without making corresponding distributions of cash on the Residual Certificates, and holders of Residual Certificates will be required to report their pro rata share of the net income of the REMIC Fund without regard to the timing and amount of cash distributed on such Residual Certificates.

  Tax on Transfers of Residual Certificates to Certain Organizations. An entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that residual interests in such entity are not held by "disqualified organizations" (as defined below). Restrictions on the transfer of the Residual Certificates that are intended to meet this requirement will be included in the related Agreement and are discussed more fully in "Restrictions on Transfer of REMIC Residual Certificates." If, notwithstanding those restrictions, a Residual Certificate is transferred to a "disqualified organization," a tax would be imposed in an amount equal to the product of:

  (1) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer; and

  (2) the highest marginal federal income tax rate applicable to corporations.


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

Under the REMIC Regulations, the anticipated excess inclusions must be determined based on:

  (1) events that have occurred up to the time of the transfer; and

  (2) the projected payments based on the Assumed Prepayment Rate.

The REMIC Regulations also provide that the present value of the anticipated excess inclusions is determined by discounting the anticipated excess inclusions as of the date of the transfer using the applicable Federal rate under Section 1274(d)(1) of the Code for the month of the transfer that would apply to a hypothetical obligation with a term beginning on the date of the transfer and ending on the date the life of the REMIC is anticipated to expire as determined under rules described above in "--Excess Inclusions." Such a tax would generally be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent for a disqualified organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate, or an agent for a disqualified organization, would in no event be liable for such tax with respect to a transfer if the transferee furnishes to such transferor (or such agent) an affidavit that the transferee is not a disqualified organization, and as of the time of the transfer the transferor or the agent does not have actual knowledge that such affidavit is false.

  In addition, if a "pass-through entity" (as defined below) includes in income excess inclusions with respect to a Residual Certificate, and a disqualified organization is the record holder of an interest in such entity, then a tax will be imposed on such entity equal to the product of:

  (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the pass-through entity held by such disqualified organization; and

  (2) the highest marginal federal income tax rate imposed on corporations.

However, a pass-through entity will in no event be liable for such tax with respect to a record holder if the record holder furnishes the pass-through entity with an affidavit that the record holder is not a disqualified organization, and, as of the time the record holder becomes such a holder, the pass-through entity does not have actual knowledge that such affidavit is false.

  For these purposes, the term "disqualified organization" means:

  (1) the United States, any State or political subdivision thereof, any possession of the United States, any foreign government, any international organization, or any agency or instrumentality of the foregoing (other than an instrumentality that is a corporation if all of its activities are subject to tax and, except for the Federal Home Loan Mortgage Corporation, a majority of its board of directors is not selected by an such governmental unit);

  (2) an organization (other than a cooperative described in Section 521 of the Code) which is exempt from federal income tax (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on excess inclusions; or

  (3) any organization described in Section 1381(a)(2)(C) of the Code.

For these purposes, the term "pass-through entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate and certain other entities described in
Section 860E(e)(6) of the Code. Except as may be provided in Treasury Regulations, any person holding an interest in a pass-through entity as a nominee for another will, with respect to such interest, be treated as a pass-through entity.

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

  Sale or Exchange. If a Residual Certificate is sold or exchanged, the seller will recognize gain or loss equal to the difference, if any, between the amount realized and its adjusted basis in the Residual Certificate as defined above in "--Distributions" at the time of such sale or exchange, except that the recognition of a loss may be limited under the "wash sale" rules described below. In general, any such gain or loss will be capital gain or loss, provided the Residual Certificate is held as a capital asset as defined in
Section 1221 of the Code. However, a Residual Certificate will be an "evidence of indebtedness" within the meaning of Section 582(c)(1) of the Code, so that gain or loss recognized from the sale of a Residual Certificate by a bank or thrift institution to which such section applies would be ordinary income or loss.

  Section 860F(d) of the Code and the Conference Committee Report to the 1986 Act indicate that, except as provided in Treasury Regulations, the wash sale rules of Section 1091 of the Code will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires, or enters into any other transaction that results in the application of Section 1091 of the Code, any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

  Noneconomic Residual Interests. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder (other than a Foreign Holder, as discussed below) is disregarded for all federal income tax purposes if a significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. If a transfer of a residual interest is disregarded, the transferor would continue to be treated as the owner of the residual interest and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of transfer:

  (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

  (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor at the time of the transfer either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if:

  (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor found that the transferee had historically paid its debts as they came due and found no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and

  (2) the transferee represents to the transferor that it understands that, as the holder of a non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due.

The Agreement with respect to each Series of REMIC Certificates will require the transferee of a Residual Certificate to certify to the statements in clause
(2) of the preceding sentence as part of the affidavit described below under "Restrictions on Transfer of REMIC Residual Certificates."

  Termination. The REMIC Fund related to a Series of Certificates will terminate shortly following the retirement of Certificates in such Series. If a Residual certificateholder's adjusted basis in its Residual Certificate exceeds the amount of cash distributed to such Residual certificateholder in final liquidation of its interest, then, although the matter is not entirely free from doubt, it would appear that the Residual certificateholder is entitled to a loss equal to the amount of such excess.

  Foreign Investors. Unless otherwise provided in the applicable prospectus supplement, no record or beneficial ownership interest in a Residual Certificate may be transferred to a Foreign Holder. See "Restrictions on Transfer of REMIC Residual Certificates" below. With respect to permitted transfers to Foreign Holders, any such Residual certificateholders should assume that payments made on the Residual Certificates they hold will be subject to a 30% withholding tax, or such a lesser rate as may be provided under any applicable tax treaty, except that the rate of withholding on any payments made on Residual Certificates that are excess inclusions will not be eligible for reduction under any applicable tax treaties. See "--Excess Inclusions" above. Under the REMIC Regulations, a transfer of a residual interest that has tax avoidance potential is disregarded for all federal income tax purposes if the transferee is a Foreign Holder. The REMIC Regulations state that a residual interest has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects that, for each excess inclusion, the REMIC will distribute to the transferee residual interest holder an amount that will equal at least 30% of the excess inclusion, and that each such amount will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. See "--Tax on Transfers of Residual Certificates to Certain Organizations" above for rules regarding the determination of anticipated excess inclusions. The above rules do not apply to transfers of Residual Certificates if the transferee's income from the Residual Certificate would be effectively connected with a United States trade or business of the transferee. The REMIC Regulations also provide that a transfer of a Residual Certificate from a Foreign Holder to a United States person or to a Foreign Holder in whose hands the income from the Residual Certificate would be effectively connected with a United States trade or business of the transferee will be disregarded if the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions.

  Mark-to-Market Rules. Treasury regulations provided that a Residual Certificate acquired after January 3, 1995 will not be treated as a security and therefore generally cannot be marked to market.

  Additional Taxable Income of Residual Interests. Any payment received by a holder of a Residual Certificate in connection with the acquisition of such Residual Certificate will be taken into account in determining the income of such holder for federal income tax purposes. Although it appears likely that any such payment would be includible in income immediately upon its receipt or accrual as ordinary income, the IRS might assert that such payment should be included in income over time according to an amortization schedule or according to some other method. Because of the uncertainty concerning the treatment of such payments, holders of Residual Certificates should consult their tax advisors concerning the treatment of such payments for income tax purposes.

  Other Matters Relating to REMIC Certificates; Administrative Matters. Solely for the purposes of the administrative provisions of the Code, each REMIC Fund for which a REMIC election is made will be treated as a partnership, and the Residual certificateholders will be treated as the partners thereof. The REMIC Fund must maintain its books on a calendar year basis and must file federal information returns in a manner similar to a partnership for federal income tax purposes. Certain information on such returns will be furnished to each Residual certificateholder. The REMIC Fund also will be subject to the procedural and administrative rules of the Code applicable to partnerships, including rules for determining any adjustments to among other things, items of REMIC income, gain, loss, deduction or credit by the IRS in a unified administrative proceeding. The holders of Residual Certificates will generally be entitled to participate in audits of the REMIC Fund by the IRS to the same extent as general partners in an audit of a partnership. Regular certificateholders will not be entitled to participate in any such audits.

  Each Residual certificateholder is required to treat items on its return consistently with their treatment on the REMIC Fund's return, unless the Residual certificateholder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Fund. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Fund level. The REMIC Fund does not intend to register as a tax shelter pursuant to Section 6111 of the Code because it is not anticipated that the REMIC Fund will have a net loss for any of the first five taxable years of its existence. Any person that holds a Residual Certificate as a nominee for another person will be required to furnish the REMIC Fund, in a manner provided in Treasury Regulations, with the name and address of such person, and other information.

  Each Residual certificateholder, by purchasing its Residual Certificate:

  (1) shall be deemed to consent to the appointment of the servicer as:

    (a) the "tax matters person" (within the meaning of Section 1.860F-4(d) of the REMIC Regulations) for the REMIC Fund, and

    (b) attorney-in-fact and agent for any person that is the tax matters person if the servicer is unable to serve as the tax matters person; and

  (2) agrees to execute any documents required to give effect to (1) above.

Non-REMIC Trusts

  The discussion under this heading applies only to a Series with respect to which a REMIC election is not made ("Non-REMIC Trusts"). A Non-REMIC Trust will be described in the related prospectus supplement as either a grantor trust (a "Grantor Trust") or an owner trust (an "Owner Trust").

  Characterization of the Trust Fund. Upon the issuance of any Series with respect to which no REMIC election is made and which is described in the related prospectus supplement as a grantor trust, Orrick, Herrington & Sutcliffe LLP, special counsel to GreenPoint, will deliver its opinion that, with respect to each such Series of Certificates, under then existing law and assuming compliance by the Seller, the servicer and the trustee of such Series with all of the provisions of the related Agreement, and the agreement or agreements, if any, providing for a Credit Facility or a Liquidity Facility, together with any agreement documenting the arrangement through which a Credit Facility or a Liquidity Facility is held outside the related Trust Fund, the agreement or agreements with any underwriter, for federal income tax purposes, the Trust Fund will be classified as a grantor trust and not as a corporation or an association which is taxable as a corporation and the Certificates will be treated as equity in such Trust Fund. Accordingly, each certificateholder in a Grantor Trust ("Grantor Trust Certificateholder") will be treated for federal income tax purposes as the owner of an undivided interest in the Contracts and other assets included in the Trust Fund. As further described below, each holder of a Certificate in a Grantor Trust (a "Grantor Trust Certificate") must therefore report on its federal income tax return the gross income from the portion of the Contracts that is allocable to such Grantor Trust Certificate and may deduct its share of the expenses paid by the Trust Fund that are allocable to such Grantor Trust Certificate, at the same time and to the same extent as such items would be reported by such holder if it had purchased and held directly such interest in the Contracts and received directly its share of the payments on the Contracts and paid directly its share of the expenses paid by the Trust Fund when those amounts are received and paid by the Trust Fund. A Grantor Trust Certificateholder who is an individual will be allowed deductions for such expenses only to the extent that the sum of those expenses and certain other of the Grantor Trust Certificateholder's miscellaneous itemized deductions exceeds 2% of such individual's adjusted gross income. In addition, the amount of itemized deductions otherwise allowable for the taxable year of an individual whose adjusted gross income exceeds certain thresholds will be reduced. Other potential limitations on deductibility are described above in "REMIC Certificates--Taxation of Regular Certificates--Pass-Through of Expenses Other Than Interest." It appears that expenses paid by the Trust Fund, and the gross income used to pay such expenses, should be allocated among the classes of Grantor Trust Certificates in proportion to their respective fair market values at issuance, but because other reasonable methods of allocation exist and the allocation of such items has not been the subject of a controlling court decision, regulation or IRS Ruling, no definitive advice concerning the allocation of such items can be given.

  Under current IRS interpretations of applicable Treasury Regulations, GreenPoint would be able to sell or otherwise dispose of any subordinated Grantor Trust Certificates. Accordingly, GreenPoint expects to offer subordinated Grantor Trust Certificates for sale to investors. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Certificates, and holders of subordinated classes of Certificates should be able to recognize any losses allocated to such class when and if losses are realized.

  To the extent that any of the Contracts comprising a Contract Pool were originated on or after March 21, 1984 and under circumstances giving rise to original issue discount, certificateholders will be required to report annually an amount of additional interest income attributable to such discount in such Contracts prior to receipt of cash related to such discount. See the discussion above under "REMIC Certificates--Taxation of Regular Certificates-- Original Issue Discount." Similarly, Code provisions concerning market discount and amortizable premium will apply to the Contracts comprising a Contract Pool to the extent that the loans were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under "REMIC Certificates--Taxation of Regular Certificates--Market Discount" and "REMIC Certificates--Taxation of Regular Certificates--Premium."

  Tax Status of Grantor Trust Certificates. In general, the Grantor Trust Certificates, other than "Premium Grantor Trust Certificates" (as defined below) will be:

  . "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code; and

  . assets described in Section 7701(a)(19)(C) of the Code to the extent the Trust Fund's assets qualify under those Sections of the Code.

Any amount includible in gross income with respect to the Grantor Trust Certificates will be treated as "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of
Section 856(c)(3)(B) of the Code to the extent the income on the Trust Fund's assets qualifies under that Code Section. The IRS has ruled that obligations secured by permanently installed mobile home units qualify as "real estate assets" under Section 856(c)(4)(A) of the Code. Assets described in Section 7701(a)(19)(C) of the Code include loans secured by mobile homes not used on a transient basis. However, whether manufactured homes would be viewed as permanently installed for purposes of Section 856 of the Code would depend on the facts and circumstances of each case, because the IRS rulings on this issue do not provide facts on which taxpayers can rely to achieve treatment as "real estate assets". No assurance can be given that the manufactured homes will be so treated. A Real Estate Investment Trust ("REIT") will not be able to treat that portion of its investment in Certificates that represents ownership of Contracts on manufactured homes that are not treated as permanently attached as a "real estate asset" for REIT qualification purposes. In this regard, investors should note that generally, most Contracts prohibit the Obligor from permanently attaching the related manufactured home to its site if it were not so attached on the date of the Contract. If so specified in the related prospectus supplement, Contracts in the related Contract Pool may permit the Obligor to permanently attach the related manufactured home to its site even if not attached at the date of the Contract. Grantor Trust Certificates that represent the right solely to interest payments on the Contracts and Grantor Trust Certificates that are issued at prices that substantially exceed the portion of the principal amount of the Contracts allocable to such Grantor Trust Certificates (both types of Non- REMIC Certificates, "Premium Grantor Trust Certificates") should qualify under the foregoing sections of the Code to the same extent as other Certificates, but the matter is not free from doubt. Prospective purchasers of Certificates who may be affected by the foregoing Code provisions should consult their tax advisors regarding the status of the Certificates under such provisions.

  Taxation of Grantor Trust Certificates Under Stripped Bond Rules. Certain classes of Grantor Trust Certificates may be subject to the stripped bond rules of Section 1286 of the Code. In general, a Grantor Trust Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Contract from ownership of the right to receive some or all of the related interest payments. Grantor Trust Certificates will constitute stripped certificates and will be subject to these rules under various circumstances, including the following:

  (1) if any servicing compensation is deemed to exceed a reasonable amount;

  (2) if GreenPoint or any other party retains a retained yield with respect to the Contracts comprising a Contract pool;

  (3) if two or more classes of Grantor Trust Certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Contracts; or

  (4) if Grantor Trust Certificates are issued which represent the right to interest only payments or principal only payments.

Unless the prospectus supplement indicates otherwise, the Grantor Trust Certificates will be subject to the "stripped bond" rules of Section 1286 of the Code or, if the application of those rules to a particular Series of Grantor Trust Certificates is uncertain, the Trust Fund will take the position that they apply. There is some uncertainty as to how that section will be applied to securities such as the Grantor Trust Certificates. Investors should consult their own tax advisors regarding the treatment of the Grantor Trust Certificates under the stripped bond rules.

  Although the matter is not entirely clear and alternative characterizations could be imposed, it appears that each stripped Grantor Trust Certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating original issue discount. Thus, in each month the holder of a Grantor Trust Certificate, whether a cash or accrual method taxpayer, will be required to report interest income from the Grantor Trust Certificate equal to the income that accrues on the Grantor Trust Certificate in such month, calculated, in accordance with the rules of the Code relating to original issue discount, under a constant yield method. In general, the amount of such income reported in any month would equal the product of such holder's adjusted basis in such Grantor Trust Certificate at the beginning of such month see "--Sales of Certificates" below and the yield of such Grantor Trust Certificate to such holder. Such yield would be the monthly rate, assuming monthly compounding, determined as of the date of purchase that, if used in discounting the remaining payments on the portion of the Contracts that is allocable to such Grantor Trust Certificate, would cause the present value of those payments to equal the price at which the holder purchased the Grantor Trust Certificate.

  With respect to certain categories of debt instruments, the Code requires the use of a reasonable prepayment assumption in accruing original issue discount and provides a method of adjusting those accruals to account for differences between the assumed prepayment rate and the actual rate. These rules apply to "regular interests" in a REMIC and are described under "REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount." Regulations could be adopted applying these rules to the Grantor Trust Certificates. Although the matter is not free from doubt, it appears that the Taxpayer Relief Act of 1997 has expanded the requirement of the use of a reasonable prepayment assumption to instruments such as the Grantor Trust Certificates. In the absence of regulations interpreting the application of this requirement to such instruments particularly where such instruments are subject to the Stripped Bond Rules, it is uncertain whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Certificates or, with respect to any holder, at the time of purchase of the Grantor Trust Certificate by that holder. Finally, if these rules were applied to the Grantor Trust Certificates, and the principles used in calculating the amount of original issue discount that accrues in any month would produce a negative amount of original issue discount, it is unclear when such loss would be allowed.

  In the case of a Grantor Trust Certificate acquired at a price equal to the principal amount of the Contracts allocable to such Grantor Trust Certificate, the use of a reasonable prepayment assumption would not have any significant effect on the yield used in calculating accruals of interest income. In the case, however, of a Grantor Trust Certificate acquired at a discount or premium, that is, at a price less than or greater than such principal amount, respectively, the use of a reasonable prepayment assumption would increase or decrease such yield, and thus accelerate or decelerate the reporting of interest income, respectively.

  If the yield used by the holder of a Grantor Trust Certificate in calculating the amount of interest that accrues in any month is determined based on scheduled payments on the Contracts, that is, without using a reasonable prepayment assumption, and such Grantor Trust Certificate was acquired at a discount or premium, then such holder generally will recognize a net amount of ordinary income or loss if a Contract prepays in full in an amount equal to the difference between the portion of the prepaid principal amount of the Contract that is allocable to the Grantor Trust Certificate and the portion of the adjusted basis of the Grantor Trust Certificate, see "-- Sales of Certificates" below, that is allocable to the Contract. In general, basis would be allocated among the Contracts in proportion to their respective principal balances determined immediately before such prepayment. It is not clear whether any other adjustments would be required or permitted to take account of prepayments of the Contracts.

  Solely for purposes of reporting income on the Grantor Trust Certificates to the IRS and to certain holders, as required under the Code, it is anticipated that, unless provided otherwise in the related prospectus supplement, the yield of the Grantor Trust Certificates will be calculated based on:

  .  a representative initial offering price of the Grantor Trust
     Certificates to the public; and

  . a reasonable Assumed Prepayment Rate, which will be the rate used in pricing the initial offering of the Grantor Trust Certificates.

Such yield may differ significantly from the yield to any particular holder that would be used in calculating the interest income of such holder. No representation is made that the Contracts will in fact prepay at the Assumed Prepayment Rate or at any other rate.

  Sales of Certificates. Upon the sale or exchange of a Grantor Trust Certificate, a Grantor Trust Certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the Contracts represented by the Grantor Trust Certificate. Generally, the aggregate adjusted basis will equal the Grantor Trust Certificateholder's cost for the Grantor Trust Certificate increased by the amount of any previously reported gain with respect to the Grantor Trust Certificate and decreased by the amount of any losses previously reported with respect to the Grantor Trust Certificate and the amount of any distributions received thereon. Except as provided above with respect to the original issue discount and market discount rules, any such gain or loss would be capital gain or loss if the Grantor Trust Certificate was held as a capital asset.

  Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a Grantor Trust Certificateholder who is a Foreign Holder as defined above in "REMIC Certificates--Taxation of Regular Certificates--Taxation of Certain Foreign Investors" will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. Such Grantor Trust Certificateholder will be entitled to receive interest payments and original issue discount on the Grantor Trust Certificates free of United States federal income tax, but only to the extent the Contracts were originated after July 18, 1984 and provided that such Grantor Trust Certificateholder periodically provides the trustee, or other person who would otherwise be required to withhold tax, with a statement certifying under penalty of perjury that such Grantor Trust Certificateholder is not a United States person and providing the name and address of such Grantor Trust Certificateholder. For additional information concerning interest or original issue discount paid to a Foreign Holder and the treatment of a sale or exchange of a Grantor Trust Certificate by a Foreign Holder, which will generally have the same tax consequences as the sale of a Regular Certificate, see the discussion above under "REMIC Certificates--Taxation of Regular Certificates--Taxation of Certain Foreign Investors" and "--New Withholding Regulations."

Owner Trust Certificates or Notes

  Upon the issuance of any Series with respect to which no REMIC election is made and which is described in the related prospectus supplement as an owner trust, Orrick, Herrington & Sutcliffe LLP, special counsel to GreenPoint, will deliver its opinion that with respect to each such Series of Certificates or notes ("Notes"), under then existing law and assuming compliance by the Seller, the servicer and the trustee of such Series with all of the provisions of the related Agreement, and the agreement or agreements, if any, providing for a Credit Facility or a Liquidity Facility, together with any agreement documenting the arrangement through which a Credit Facility or a Liquidity Facility is held outside the related Trust Fund, and the agreement or agreements with any underwriter, for federal income tax purposes:

  . the Trust Fund will not be classified as a corporation or publicly traded partnership; and

  . the Owner Trust Certificates or Notes offered by the prospectus will be treated as indebtedness.

Treatment of the Owner Trust Certificates or Notes as Debt

  The Transferor will express in the Agreement the intent that for federal, state and local income and franchise tax purposes, the Owner Trust Certificates or Notes will be debt secured by the Contracts. The Transferor, by entering into the Agreement, and each investor, by the acceptance of a beneficial interest in a Certificate or Note, will agree to treat the Owner Trust Certificates or Notes as debt for federal, state and local income and franchise tax purposes. However, the Agreement may be ambiguous in characterizing the transfer of Contracts, and because different criteria are used in determining the non-tax accounting treatment of the transaction, the Transferor may treat the Agreement for certain non-tax accounting purposes as causing a transfer of an ownership interest in the Contracts and not as creating a debt obligation.

  A basic premise of federal income tax law is that the economic substance of a transaction generally determines its tax consequences. The form and non-tax characterization of a transaction, while relevant factors, are not conclusive evidence of its economic substance. In appropriate circumstances, the courts have allowed taxpayers as well as the IRS to treat a transaction in accordance with its economic substance as determined under federal income tax law, even though the participants in the transaction have characterized it differently for non-tax purposes.

  The determination of whether the economic substance of a transfer of an interest in property is instead a loan secured by the transferred property has been made by the IRS and the courts on the basis of numerous factors designed to determine whether the transferor has relinquished and the transferee has obtained substantial incidents of ownership in the property. Among those factors, the primary ones examined are whether the transferee had the opportunity to gain if the property increases in value, and has the risk of loss if the property decreases in value. Based on its analysis of such factors, special counsel to GreenPoint is of the opinion that, under current law, although no transaction closely comparable to the ones contemplated in this prospectus has been the subject of any Treasury regulation, revenue ruling or judicial decision, for federal income tax purposes the Owner Trust Certificates or Notes will not constitute an ownership interest in the Contracts but will properly be characterized as debt.

Treatment of the Owner Trust

  The Agreement permits the issuance of Owner Trust Certificates or Notes and certain other interests in the Trust Fund, each of which may be treated for federal income tax purposes either as debt or as equity interests in the Trust Fund. If all of the Owner Trust Certificates or Notes and other interests, other than the Transferor Certificate, in the Trust Fund were characterized as debt, the Trust Fund might be characterized as a security arrangement for debt collateralized by the Contracts and issued directly by the Transferor or other holder of the Transferor Certificate. Under such a view, the Trust Fund would be disregarded for federal income tax purposes. Alternatively, if some of those interests were characterized as equity interests in the Trust Fund, the Trust Fund might be

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characterized as a separate entity owning the Contracts, issuing its own debt, and jointly owned by the Transferor or other holder of the Transferor Certificate and any other holders of equity interests in the Trust Fund. However, special counsel to GreenPoint is of the opinion that, under current law, any entity constituted by the Trust Fund will not be an association, taxable mortgage pool or publicly traded partnership taxable as a corporation.

  Possible Treatment of the Trust Fund as a Taxable Mortgage Pool. Although, as described above, Special Counsel is of the opinion that the Certificates will properly be treated as debt for federal income tax purposes and that the Trust Fund will not be treated as a taxable mortgage pool taxable as a corporation, such opinion will not bind the IRS and thus no assurance can be given that such treatment will prevail. If the IRS were to contend successfully that the Trust Fund were a taxable mortgage pool taxable as a corporation, that entity would be subject to federal income tax at corporate tax rates on its taxable income generated by ownership of the related mortgage loans. That tax could result in reduced distributions to beneficial owners of the Certificates. No distributions from the Trust Fund would be deductible in computing the taxable income of the corporation, except to the extent that any Certificates were treated as debt of the corporation and distributions to the related beneficial owners of the Certificates were treated as payments of interest thereon. In addition, distributions to beneficial owners of the Certificates not treated as holding debt would be dividend income to the extent of the current and accumulated earnings and profits of the corporation and beneficial owners of the Certificates may not be entitled to any dividends received deduction in respect of such income.

Treatment of the Owner Trust Certificates or Notes

  Treatment of the Owner Trust Certificates or Notes as Indebtedness. If the Owner Trust Certificates or Notes are treated as indebtedness for federal income tax purposes, the taxation of holders of such interests generally will be the same as that described, above, for holders of REMIC Regular Interests with the following exceptions: Holders not otherwise required to use the accrual method of accounting for tax purposes would not be required to adopt that method of accounting for the Owner Trust Certificates or Notes. The treatment described under "REMIC Certificates--General--Tax Status of REMIC Certificates" would not apply. Gain on the sale of Owner Trust Certificates or Notes would not be subject to re-characterization as ordinary income solely as a result of failure of income otherwise accrued on such Owner Trust Certificates or Notes to have accrued at a rate exceeding 110% of the "applicable federal rate" as described for REMIC Regular Interests in the second paragraph of "REMIC Certificates--Taxation of Regular Certificates-- Sales of Certificates." The discussion under "REMIC Certificates--Taxation of Regular Certificates--Pass-Through of Expenses Other Than Interest" would not apply. See "REMIC Certificates--Taxation of REMIC Regular Certificates."

  Possible Treatment of the Owner Trust Certificates or Notes as Partnership Interests. Although, as described above, special counsel to GreenPoint is of the opinion that the Owner Trust Certificates or Notes will properly be treated as debt for federal income tax purposes, such opinion will not bind the IRS and thus no assurance can be given that such treatment will prevail. If the IRS were to contend successfully that some or all of the Owner Trust Certificates or Notes were equity in the Trust Fund for federal income tax purposes, the Owner Trust Certificates or Notes could be classified as partnership interests for such purposes. Because special counsel to GreenPoint is of the opinion that the Owner Trust Certificates or Notes will be characterized as debt for federal income tax purposes, no attempt will be made to comply with any tax reporting requirements that would apply as a result of such alternative characterizations.


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

  If the Trust Fund were treated as a partnership, that partnership would not be subject to federal income tax. Rather, each item of income, gain, loss and deduction of the partnership generated computing taxable income of the Transferor or the holder of the Transferor Certificate and any Certificate or Note Owners treated as partners in accordance with their respective partnership interests therein. The amounts, character and timing of income reportable by any Certificate or Note Owners treated as partners would likely differ from that reportable by such Certificates or Note Owners had they been treated as owning debt. In addition, if the Trust Fund were treated in whole or in part as a partnership, income derived from the partnership by any Certificates or Note Owner that is a pension fund or other tax-exempt entity may be treated as unrelated business taxable income. Also, any Certificate or Note owner that is a Non-United States Person could be subject to withholding at the rate of 30% on its share of the partnership's income from the Contracts. Partnership characterization also may have adverse state and local income or franchise tax consequences for a Certificate or Note Owner. If the Trust Fund were treated in whole or in part as a partnership and the number of holders of interest in the publicly offered Owner Trust Certificates or Notes and other interests in the Trust Fund treated as partners equaled or exceeded 100, the Transferor may cause the Trust Fund to elect to be an "electing large partnership." The consequence of such election to investors could include the determination of certain tax items at the partnership level and the disallowance of otherwise allowable deductions. No representation is made as to whether such election will be made.

Other Tax Consequences

  No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of Certificates in any state or locality. Certificateholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of Certificates.

Restrictions on Transfer of REMIC Residual Certificates

  As discussed in "Federal Income Tax Consequences--Taxation of Residual Certificates--Tax on Transfers of Residual Certificates to Certain Organizations," in order for the Trust Fund to qualify as a REMIC, there must be reasonable arrangements designed to ensure that the Residual Certificates are not held by disqualified organizations. Further, transfers to "electing large partnerships" within the meaning of Section 775 of the Code or persons that are not United States persons raise special tax issues. Accordingly, unless the related prospectus supplement provides otherwise, no record or beneficial ownership interest in a Residual Certificate that is sold under this prospectus may be transferred unless, among other things, the trustee receives:

  (1) an affidavit from the proposed transferee to the effect that it is not a "disqualified organization" or electing large partnership and is not purchasing on behalf of a disqualified organization or electing large partnership, see "Federal Income Tax Consequences--Taxation of Residual Certificates--Tax on Transfers of Residual Certificates to Certain Organizations;"

  (2) a representation from the proposed transferee to the effect that it is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust whose income from sources without the United States is includible in gross income for

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

      United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States; and

  (3) a covenant of the proposed transferee to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to such REMIC Residual Certificate.

Tax-Exempt Investors

  A qualified pension plan or other entity that is exempt from federal income taxation pursuant to Section 501 of the Code (a "Tax-Exempt Investor") nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" ("UBTI") within the meaning of
Section 512 of the Code. All "excess inclusions" of a "REMIC" allocated to a "Residual Certificate" held by a Tax-Exempt investor will be considered UBTI and thus will be subject to federal income tax. See "Federal Income Tax Consequences--Certificates as REMIC Residual Interests--Excess Inclusions."

                               Legal Investment

  The prospectus supplement for each Series of Certificates will specify which, if any, of the Classes of Certificates offered thereby constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 or "SMMEA." Classes of Certificates that qualify as "mortgage related securities" will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, if a state enacted legislation prior to October 4, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. Approximately twenty-one states adopted such legislation prior to the October 4, 1991 deadline.

  SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Certificates without limitations as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to such regulations as the applicable federal authority may prescribe. In this connection, federal credit unions should review the National Credit Union Administration ("NCUA") Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities, and the NCUAs regulation "Investment and Deposit Activities" (12 C.F.R. Part 703), which sets forth certain restrictions on investment by federal credit unions in mortgage related securities.


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

  All depository institutions considering an investment in the Certificates, whether or not the Class of Certificates under consideration for purchase constitutes a "mortgage related security," should review the Federal Financial Institutions Examination Council's Supervisory Policy Statement on the Securities Activities, to the extent adopted by their respective regulators, (the "Policy Statement"). The Policy Statement sets forth, in relevant part, certain securities trading and sales practices deemed unsuitable for an institution's investment portfolio, and guidelines for, and restrictions on, investing in mortgage derivative products, including "mortgage related securities," which are "high-risk mortgage securities" as defined in the Policy Statement. According to the Policy Statement, such "high-risk mortgage securities" include securities such as certificates not entitled to distributions allocated to principal or interest, or subordinated certificates. Under the Policy Statement, it is the responsibility of each depository institution to determine, prior to purchase, and at stated intervals thereafter, whether a particular mortgage derivative product is a "high-risk mortgage security," and whether the purchase (or retention) of such a product would be consistent with the Policy Statement.

  The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to "prudent investor" provisions, percentage-of-assets limits and provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying."

  There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                             ERISA Considerations

  ERISA, as amended, imposes certain restrictions on employee benefit and other plans subject to ERISA and/or Section 4975 of the Code ("Plans") and on persons having certain specified relationships to a Plan ("Parties in Interest") with respect to such Plans, including, for this purpose, individual retirement arrangements described in Section 408 of the Code. Certain employee benefit plans, such as governmental plans and church plans, if no election has been made under Section 410(d) of the Code, are not subject to the requirements of ERISA, and assets of such plans may be invested in Certificates without regard to the ERISA considerations described below, subject to the provisions of other applicable federal and state law. Any such plan which is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code is, however, subject to the prohibited transaction rules set forth in Section 503 of the Code.

  Investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in Certificates should consider, among other factors, the sensitivity of the investments to the rate of principal payments, including prepayments, on the Contracts as discussed in "Prepayment and Yield Considerations" in this prospectus.

  The United States Department of Labor (the "DOL") has issued regulations concerning the definition of what constitutes the assets of a Plan (DOL Reg.
Section 2510.3-101). Under the DOL regulations, the underlying assets and properties of corporations, partnerships and certain other entities in which a Plan makes an "equity" investment could be deemed for purposes of ERISA to be assets

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

of the investing Plan in certain circumstances. A beneficial interest in a trust is defined as an "equity" interest under the DOL regulations. However, the DOL regulations provide that, generally, the assets of an entity in which a Plan makes an equity investment will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly offered security. A publicly offered security, as defined in DOL Reg. Section 2510.3-101 is a security that is widely held, freely transferable and either registered under the Exchange Act or sold to the Plan as part of a public offering under the Securities Act that then becomes so registered. There can be no assurance that any Class of Certificate will qualify for this or any other exception under the DOL regulations.

  In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA prohibits a broad range of transactions involving "plan assets" and Parties in Interest, and imposes additional prohibitions where Parties in Interest are fiduciaries with respect to such Plan. To the extent that the Contracts may be deemed "plan assets" of each Plan that purchases Certificates, an investment in the Certificates by a Plan could result in a prohibited transaction under ERISA Sections 406 and 407 and be subject to an excise tax under Section 4975 of the Code unless a statutory or administrative exemption applies.

  In DOL Prohibited Transaction Class Exemption ("PTCE") 83-1, which amended PTCE 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in their initial issuance. However, PTCE 83-1 does not apply to trusts that hold Contracts.

  Each Plan fiduciary who is responsible for making the investment decisions whether to purchase or commit to purchase and to hold Certificates must make its own determination as to the availability of any prohibited transaction exemptions under ERISA. Each Plan fiduciary should also determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

  Several underwriters of asset-backed securities have applied for and obtained ERISA prohibited transaction exemptions which are in some respects broader than PTCE 83-1 and the exceptions to the DOL regulations referred to above. The exemptions referred to in the previous sentence can only apply to securities backed by certain receivables, loans and other obligations that are secured and, among other conditions, are sold in an offering with respect to which the underwriter holding the exemption serves as the sole or a managing underwriter, or as a selling or placement agent. If such an exemption might be applicable to a Series of Certificates, the related prospectus supplement will refer to that possibility.

  Any Plan fiduciary that proposes to cause a Plan to purchase Certificates should consult with its legal advisors concerning the impact of ERISA and the Code, the applicability of any exemption under ERISA and the potential consequences in its specific circumstances, prior to making the purchase of Certificates. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

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

                    Certain Legal Aspects of the Contracts

  The following discussion contains summaries of certain legal aspects of manufactured housing contracts, including Land Home and Land-in-Lieu Contracts, which are general in nature. Because the legal aspects discussed in the following paragraphs are governed by applicable state law, which laws may differ substantially, the summaries should be viewed only as an overview and therefore do not reflect the laws of any particular state, nor do they encompass the laws of all states in which the security for the Contracts or Land-and-Home Contracts is situated.

The Contracts (Other than Land Home and Land-in-Lieu Contracts)

  General. As a result of the assignment of Contracts in a Contract Pool to the trustee, the related Trust Fund will succeed collectively to all of the rights, including the right to receive payment on the Contracts, and will assume the obligations of the obligee, under the Contracts. Each Contract evidences both (1) the obligation of the Obligor to repay the loan evidenced thereby, and (2) the grant of a security interest in either the manufactured home, and, in the case of a Land Home Contract or Land-in-Lieu Contract, the real estate on which the related manufactured home is located, to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

  The following discussion focuses on issues relating generally to GreenPoint's or any lender's interest in manufactured housing contracts. See "Risk Factors--Security Interests of a Trust Fund in the Manufactured Homes" in this prospectus for a discussion of certain issues relating to the transfer to a Trust Fund of Contracts and the related security interests in the manufactured homes comprising the related Contract Pool.

  Security Interests of GreenPoint in the Manufactured Homes. Each Contract generally will be "chattel paper" as defined in the UCC as in effect in California and the jurisdiction in which the related manufactured home was located at origination. GreenPoint's chief executive offices are located in California. Under the UCC as in effect in California and each jurisdiction in which the related manufactured home was located at origination, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. GreenPoint will make or cause to be made appropriate filings of UCC-1 financing statements to give notice of the trustee's ownership of the Contracts sold by it. The trustee's interest in the Contracts could be defeated if a subsequent purchaser were able to take physical possession of the Contracts without notice of the assignment to the trustee. GreenPoint will not retitle any certificates of title that are in the name of Bank of America, FSB or BankAmerica Housing Services, a division of Bank of America, FSB relating to any contracts that it purchases in the Acquisition as described under "The Seller." If so specified in the applicable prospectus supplement, GreenPoint will be required under the related Agreement to stamp or cause to be stamped each Contract sold by it to indicate its transfer to the trustee. To the extent the Contracts do not constitute "chattel paper" within the meaning of the UCC as in effect in California and the jurisdictions in which the related manufactured homes were located at origination, these steps may not be sufficient to protect the trustee's interest in the Contracts against the claims of GreenPoint's (or an affiliate's) or Bank of America, FSB's creditors, as the case may be, a trustee in bankruptcy of GreenPoint or a receiver, conservator or trustee in bankruptcy of an affiliate thereof that sold such Contracts to GreenPoint or Bank of America, FSB, as applicable.

  The manufactured homes securing the Contracts in a Contract Pool may be located in all 50 states. Security interests in manufactured homes similar to the ones securing the Contracts generally may be

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

perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection pursuant to the provisions of the UCC is required.

  Generally, with respect to manufactured housing contracts individually originated or purchased by GreenPoint, GreenPoint effects the notation or delivery of the required documents and fees, and obtains possession of the certificate of title or a lien certificate, as appropriate, under the laws of the state in which any manufactured home securing a manufactured housing contract is registered. If GreenPoint and its affiliates fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law, for example, under a motor vehicle title statute rather than under the UCC, in a few states, GreenPoint, for itself, or as agent of the secured lender, may not have a first-priority security interest in the manufactured home securing a contract.

  As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located.

  If so specified in the related prospectus supplement, most of the Contracts in any Contract Pool will contain provisions prohibiting the Obligor from permanently attaching the manufactured home to its site if it was not so attached on the date of the Contract. As long as each manufactured home was not so attached on the date of the Contract and the Obligor does not violate this agreement, a security interest in the manufactured home will be governed by the certificate of title laws or the UCC. Under the certificate of title laws or the UCC, the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of GreenPoint's security interest in the manufactured home. If any manufactured home does become attached after the date of the related Contract, the related Contract provides that such attachment constitutes an "event of default" that, if unremedied, gives rise to certain discrete remedies including acceleration of the unpaid principal balance of the Contract plus accrued interest and repossession of the manufactured home. Regardless of whether a full recovery is obtained from an Obligor whose manufactured home becomes attached, GreenPoint will represent that, at the date of the initial issuance of Certificates in any Series, it had obtained a perfected first-priority security interest in each of the manufactured homes securing the related Contracts sold by it. The representation described in the previous sentence, however, will not be based upon an inspection of the site of any manufactured home to determine if the manufactured home had become permanently attached to its site. See "Description of the Certificates-- Conveyance of Contracts" in this prospectus. GreenPoint will not be required to make fixture filings or to file mortgages with respect to any of the manufactured homes, except in the case of Land Home and Land-in-Lieu Contracts, as described below. Consequently, if a manufactured home is deemed subject to real estate title or recording laws because the owner attaches it to its site or otherwise, the trustee's interest therein may be subordinated to the interests of others that may claim an interest therein under applicable real estate laws.

  In addition, a federal circuit court decision may adversely affect a trustee's interest in the Contract Pool related to a Series of Certificates even if the related Contracts constitute chattel paper. In Octagon

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

Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir. 1993), the court's decision included language to the effect that accounts sold by an entity which subsequently became bankrupt remained property of the debtor's bankruptcy estate. Sales of chattel paper, like sales of accounts, are governed by
Article 9 of the UCC. If GreenPoint is subject to the federal bankruptcy code and becomes a debtor under the federal bankruptcy code, and a court were to follow the reasoning of the Tenth Circuit and apply such reasoning to chattel paper, certificateholders for such Series could experience a delay in, or reduction of, distributions as to the Contracts that constitute chattel paper and were sold to the related Trust Fund.

  In the absence of fraud, forgery or permanent affixation of a manufactured home to its site by the manufactured home owner, or administrative error by state recording officials, the notation of the lien of GreenPoint on the certificate of title or delivery of the required documents and fees, or if applicable, perfection under the UCC, will be sufficient to protect GreenPoint against the rights of subsequent purchasers of a manufactured home or subsequent lenders who take a security interest in the manufactured home. If there are any manufactured homes as to which the security interest in favor of GreenPoint is not perfected, the unperfected security interest would be subordinate to the claims of, among others, subsequent purchasers for value of and holders of perfected security interests in the related manufactured homes.

  In the event that the owner of a manufactured home moves it to a state other than the state in which such manufactured home initially is registered, under the laws of most states, the perfected security interest in the manufactured home would continue for four months after the relocation and thereafter until the owner registers the manufactured home in the new state. If the owner were to relocate a manufactured home to another state and were to re-register the manufactured home in the new state, and if steps are not taken to re-perfect an existing security interest in such state, the security interest in the manufactured home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a manufactured home. GreenPoint must therefore surrender possession of the certificate of title if it holds the certificate of title to a manufactured home which has been relocated to another state and re-registered or, in the case of manufactured homes registered in states which provide for notation of lien, GreenPoint would receive notice of surrender if its security interest in the manufactured home is noted on the certificate of title. Accordingly, GreenPoint would have the opportunity to re-perfect its security interest in the manufactured home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat the perfection. In the ordinary course of servicing manufactured housing contracts, GreenPoint takes steps to effect the re-perfection discussed in this paragraph upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a contract sells a manufactured home, GreenPoint must surrender possession of the certificate of title or GreenPoint will receive notice as a result of its lien noted thereon; accordingly, GreenPoint will have an opportunity to require satisfaction of the related contract before release of the lien. Such protections generally would not be available in the case of security interests in manufactured homes located in non-title states where perfection of such security interest is achieved by appropriate filings under the UCC as in effect in such state. Consequently, the security interest in the manufactured home could cease to be perfected.

  Under the laws of most states, liens for repairs performed on a manufactured home and liens for personal property taxes take priority over a perfected security interest in the manufactured home. GreenPoint will warrant in the Agreement with respect to each Series of Certificates that, as of the date of initial issuance of such Series of Certificates, no manufactured home relating to a Contract it sold was, to its knowledge, subject to any such lien. However, such warranty will not be based on any lien searches or other review. See "Description of the Certificates--Conveyance of Contracts" in the prospectus supplement related to a Series of Certificates for a description of the remedies for a breach of the representations and warranties made by GreenPoint under the related Agreement. In addition, liens could arise after the date of initial issuance of the Certificates. Notice may not be given to GreenPoint, the servicer, the trustee or certificateholders in the event a lien arises subsequent to the date of initial issuance of the Certificates.

  Enforcement of Security Interests in Manufactured Homes. If so specified in the applicable prospectus supplement, the servicer on behalf of the trustee, to the extent required by the related Agreement, may take action to enforce the trustee's security interest with respect to Contracts in default by repossession and resale of the manufactured homes securing such defaulted Contracts. In general, as long as a manufactured home has not become subject to the real estate law, a creditor can repossess a manufactured home by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a manufactured housing contract generally must give the obligor a number of days' notice prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the obligor and commercial reasonableness in effecting a repossession sale. The law in most states also requires that the obligor be given notice of any sales prior to resale of the unit so that the obligor may redeem at or before resale.

  Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from an obligor for any deficiency on repossession and resale of the manufactured home securing the related obligor's contract. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting obligor would have no assets with which to pay a judgment.

  Certain other statutory provisions, including federal and state bankruptcy and insolvency laws, and general equitable principles may limit or delay GreenPoint's ability to repossess and resell any manufactured home or enforce a deficiency judgment.

Land Home and Land-in-Lieu Contracts

  General. To the extent described in the applicable prospectus supplement, the related Contract Pool may contain Land Home Contracts or Land-in-Lieu Contracts. The Land Home Contracts and the Land-in-Lieu Contracts will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, a lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.


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  Foreclosure. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendants. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

  Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and the notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

  In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

  In the case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. Rather, the lender generally purchases the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

  Because of certain requirements of the REMIC Provisions, a Trust Fund as to which a REMIC election has been made generally must dispose of any related manufactured homes acquired pursuant to repossession, foreclosure, or similar proceedings within three years after acquisition. Consequently, if the servicer, acting on behalf of the Trust Fund, is unable to sell a manufactured home in the course

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of its ordinary commercial practices within 33 months after its acquisition thereof, or a longer period as permitted by the Agreement, the servicer will auction such manufactured home to the highest bidder, which bidder may be the servicer, in an auction reasonably designed to produce a fair price. There can be no assurance that the price for any manufactured home would not be substantially lower than the unpaid principal balance of the Contract relating thereto. In fact, manufactured homes, unlike site-built homes, generally depreciate in value, and it has been industry experience that, upon repossession and resale, the amount recoverable on a manufactured home securing an installment sales contract is generally lower than the principal balance of the contract.

  Rights of Redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienholders or other parties are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to sale following judicial foreclosure, and not sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expense of ownership until the expiration of the redemption period.

  Anti-Deficiency Legislation and Other Limitations on Lenders. Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage relating to a single family residence. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

  Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security afforded under a deed of trust or mortgage; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

  Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

  In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

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  In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security and/or enforce a deficiency judgment. For example, with respect to a Land Home Contract, in a proceeding under the federal Bankruptcy Code, the court may prevent a lender from foreclosing on the home, and when a court determines that the value of a home is less than the principal balance of the loan, the court may reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, reduce the monthly payments due under such mortgage loan, change the rate of interest and/or alter the mortgage loan repayment schedule.

  The Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the Contracts.

Certain Matters Relating to Insolvency

  GreenPoint intends that each transfer of Certificates to the related Trust Fund constitutes a sale, rather than a pledge of the Contracts to secure indebtedness of GreenPoint. However, if GreenPoint were to become a debtor under the federal bankruptcy code, it is possible that a creditor or trustee in bankruptcy of GreenPoint or GreenPoint as debtor-in-possession may argue that the sale of the Contracts by GreenPoint could be recharacterized as a borrowing secured by a pledge of the Contracts. Such an attempt, even if unsuccessful, could result in delays in or reductions of distributions on the Certificates.

Consumer Protection Laws

  The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction, and certain related lenders and assignees, to transfer such contract free of notice of claims by the obligor thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the obligor could assert against the seller of goods. Liability under this rule is limited to amounts paid under such a contract; however, the obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the assignee against such obligor. Generally, this rule will apply to any Contracts conveyed to the trustee and to any claims made by the servicer on behalf of the trustee, as GreenPoint's assignee. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of

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these laws, the failure to comply with their provisions may affect the enforceability of the related Contract or create liability for the Trust Fund.

  The Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act") could, under certain circumstances, cap the amount of interest that may be charged on certain Contracts at 6% and may hinder the ability of the servicer to foreclose on the Contracts thus capped in a timely fashion. Under the terms of the Relief Act, if so required by an obligor under a manufactured housing contract who enters military service after the origination of such obligor's contract, including an obligor who is a member of the National Guard or is in reserve status at the time of the origination of the contract and is later called to active duty, such obligor may not be charged interest above an annual rate of 6% during the period of such obligor's active duty status, unless a court orders otherwise upon application of the lender. In addition, the Relief Act imposes limitations which would impair the ability of any lender to foreclose on an affected contract during the obligor's period of active duty status and within three months thereafter. It is possible that application of the Relief Act to certain of the Contracts could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest or foreclose on such Contract, and could result in delays in payment or losses to the holders of the Certificates. GreenPoint will not make any representation or warranty as to whether any Contract is or could become subject to the Relief Act.

Transfers of Manufactured Homes; Enforceability of Restrictions on Transfer

  If so specified in the related prospectus supplement, the Contracts comprising any Contract Pool generally will prohibit the sale or transfer of the related manufactured homes without the consent of the obligee and permit the acceleration of the maturity of the Contracts by the obligee upon any such sale or transfer to which GreenPoint has not consented. If so specified in the related prospectus supplement, GreenPoint will be required under the related Agreement for a Series of Certificates to consent to a transfer as described in the previous sentence and to permit the assumption of the related Contract if:

  . the proposed buyer meets the servicer's underwriting standards and enters into an assumption agreement;

  . the servicer determines that permitting such assumption will not materially increase the risk of nonpayment of the Contract;

  . and such action will not adversely affect or jeopardize any coverage under any insurance policy required by the related Agreement.

  If the servicer determines that these conditions have not been fulfilled, then it will be required to withhold its consent to the transfer, but only to the extent permitted under the Contract and applicable law and governmental regulations and only to the extent that such action will not adversely affect or jeopardize any coverage under any insurance policy required by the Agreement. In certain cases, a delinquent Obligor may attempt to transfer a manufactured home in order to avoid a repossession proceeding with respect to such manufactured home.

  In the case of a transfer of a manufactured home after which the obligee desires to accelerate the maturity of the related Contract, the obligee's ability to do so will depend on the enforceability under state law of the clause permitting acceleration on transfer. The Garn-St. Germain Depository Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of such clauses applicable to manufactured homes. To the extent such exceptions and

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conditions apply in some states, the servicer may be prohibited from enforcing such a clause in respect of certain manufactured homes.

Applicability of Usury Laws

  Title V of the Depository Institutions Deregulation and Monetary Controls Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts related to any Series of Certificates would be covered under Title V if, among other things, they satisfy certain conditions governing the terms of any prepayments, late charges and deferral fees and contain a requirement of a 30-day notice period prior to instituting any action leading to repossession of the related unit.

  Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejected application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. GreenPoint will represent, in the Agreement for a Series of Certificates (if so specified in the related prospectus supplement), that the Contracts sold by it comply with applicable usury laws.

                                    Ratings

  It is a condition to the issuance of the Certificates of each Series offered hereby that at the time of issuance they shall have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

  Ratings on manufactured housing contract pass-through certificates address the likelihood of the receipt by certificateholders of their allocable share of principal and interest on the underlying manufactured housing contract assets. These ratings address:

  .  structural and legal aspects associated with the certificates;

  . the extent to which the payment stream on such underlying assets is adequate to make payments required by such certificates; and

  .  the credit quality of the credit enhancer or guarantor, if any.

Ratings on the Certificates do not, however, constitute a statement regarding:

  . the likelihood of principal prepayments by Obligors under the Contracts in the related Contract Pool;

  . the degree by which prepayments made by such Obligors might differ from those originally anticipated; or

  . whether the yield originally anticipated by investors of any Series of Certificates may be adversely affected as a result of such prepayments.

As a result, investors of any Series of Certificates might suffer a lower than anticipated yield.

  A rating on any or all of the Certificates of any Series by certain other rating agencies, if assigned at all, may be lower than the rating or ratings assigned to the Certificates by the rating agency or

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

agencies specified in the related prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. Each security rating should be evaluated independently of any other security rating.

                            Method of Distribution

  The Seller may sell Certificates of each Series to or through underwriters by a negotiated firm commitment underwriting and public reoffering by the underwriters, and also may sell and place Certificates directly to other purchasers or through agents. The Seller intends that Certificates be offered through various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Certificates may be made through a combination of methods.

  The distribution of the Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

  If so specified in the prospectus supplement relating to a Series of Certificates, the Seller or any affiliate thereof may purchase some or all of one or more Classes of Certificates of that Series from the underwriter or underwriters at a price specified in the related prospectus supplement. The purchaser may thereafter from time to time offer and sell, pursuant to this prospectus, some or all of the Certificates so purchased directly, through one or more underwriters to be designated at the time of the offering of the Certificates or through broker-dealers acting as agent and/or principal. The offering may be restricted in the manner specified in the related prospectus supplement. Transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

  In connection with the sale of the Certificates, underwriters may receive compensation from the Seller or from purchasers of Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Certificates of a Series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Certificates of a Series may be deemed to be underwriters, and any discounts or commissions received by them from the Seller and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions, under the Securities Act. Any such underwriters or agents will be identified, and any compensation received from the Seller will be described, in the prospectus supplement.

  Under agreements which may be entered into by GreenPoint, underwriters and agents who participate in the distribution of the Certificates may be entitled to indemnification by GreenPoint against certain liabilities, including liabilities under the Securities Act.

  The underwriters may, from time to time, buy and sell Certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

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

                                Use of Proceeds

  If so specified in the applicable prospectus supplement, substantially all of the net proceeds to be received from the sale of the Certificates will be used by the Seller for general corporate purposes, including the payment of expenses in connection with pooling the Contracts and issuing the Certificates.

                                 Legal Matters

  Certain legal matters relating to the Certificates, including legal matters relating to material federal income tax consequences concerning the Certificates, will be passed upon for GreenPoint by Orrick, Herrington & Sutcliffe LLP, Los Angeles, California.

                                    Experts

  The consolidated financial statements of GFC as of December 31, 1998 and 1997 incorporated in this prospectus by reference to GFC's Annual Report on Form 10-K for each of the three years ended December 31, 1998 have been so incorporated in reliance on the report by PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in accounting and auditing.

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                                   Glossary

  Below are abbreviated definitions of significant capitalized terms used in this prospectus and in the prospectus supplement. The pooling and servicing agreement for the related series may contain more complete definitions of the terms used herein and in the prospectus supplement and reference should be made to the pooling and servicing agreement for the related series for a more complete understanding of all such terms.

  "Agreement" means the pooling and servicing agreement relating to each Series of Certificates as described in the related prospectus supplement.

  "Annual Servicing Rate" means 1.00% per annum or such other amount pursuant to the related Agreement.

  "Available Distribution Amount" means, with respect to each Distribution Date, the amount available for distribution to the certificateholders as described in the related prospectus supplement.

  "Bulk Sellers" means lenders or finance companies with whom GreenPoint may have or may establish referral arrangements, governmental agencies or instrumentalities or the portfolios of other entities that purchase and hold manufactured housing contracts

  "Certificate" means any of the GreenPoint Manufactured Housing Contract Trust Pass-Through Certificates issuable in Series.

  "Certificate Account" means the separate account created and initially maintained by the trustee at an Eligible Institution pursuant to the related Agreement for the benefit of the holders of the Certificates.

  "Certificate Balance" means, for any Class as of any Distribution Date, the initial Certificate Balance of that Class less all amounts previously distributed to certificateholders of that Class on account of principal.

  "Class" means any class of Certificates within a Series.

  "Closing Date" means the date of the initial issuance of any Series of Certificates.

  "Code" means the Internal Revenue Code of 1986, as it may be modified or amended from time to time.

  "Collection Period" means, with respect to any Distribution Date, the calendar month preceding the month of the Distribution Date or such other period as may be specified in the related Prospectus Supplement.

  "Contract" means any one of the manufactured housing installment sale contracts or installment loan agreements described in any Contract Schedule. Contracts include all related security interests and any and all rights to receive payments which are due pursuant thereto from and after the related Cut-off Date, but exclude any rights to receive payments which were due prior to the related Cut-off Date.

  "Contract Files" means all of the originals of the Contracts, the certificates of title to, or other evidence of a perfected security interest in, the manufactured homes, any related mortgages, if any, and any assignments or modifications of the foregoing.

  "Contract Pool" means the pool of Contracts held in the Trust Fund for each Series.


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

  "Contract Rate" means, with respect to each Contract, the per annum rate of interest borne by such Contract.

  "Contract Schedule" means the schedule attached to the Agreement for any Series of Certificates describing the Contracts to be conveyed to the Contract Pool.

  "Credit Facility" means any letters of credit, swap agreements, interest rate caps, surety bonds or similar credit facilities.

  "Cut-off Date" means, the date specified in the related prospectus supplement from which principal and interest payments on the related Contracts are included in the Trust Fund for the related Series.

  "Cut-off Date Pool Principal Balance" means the aggregate Scheduled Principal Balances of the Contracts as of the Cut-off Date.

  "Definitive Certificates" means Certificates that are issued in registered form.

  "Determination Date" means the third business day prior to each Distribution Date.

  "Distribution Date" means, the date payments are made to certificateholders as provided in the related prospectus supplement.

  "Due Date" means the day of the month on which each scheduled payment of principal and interest is due on a Contract, exclusive of any days of grace.

  "Eligible Institution" means a depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the FDIC whose commercial paper, long-term deposits or long-term unsecured senior debt has a rating of A-1 by S&P and P-1 by Moody's in the case of commercial paper or in one of the two highest rating categories by S&P and Moody's in the case of long-term deposits or long-term unsecured senior debt, and which is subject to examination by federal or state authorities or a depository institution otherwise acceptable to S&P and Moody's.

  "Eligible Investments" means, among other investments, obligations of the United States or of any agency thereof backed by the full faith and credit of the United States; Certificates of deposit, time deposits and bankers' acceptances sold by eligible financial institutions; commercial paper rated A-1 by S&P and P-1 by Moody's; money market funds acceptable to S&P and Moody's (as evidenced by a letter from S&P and Moody's to such effect); and other obligations acceptable to S&P and Moody's.

  "Eligible Substitute Contract" means a contract that satisfies, as of the date of its substitution, the representations and warranties specified in the related Agreement, has a Scheduled Principal Balance that is not greater than the Scheduled Principal Balance of the Replaced Contract as of the beginning of the month in which the substitution takes place, has a Contract Rate that is at least equal to the Contract Rate of the Replaced Contract, has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Contract and has not been delinquent for more than 31 days as to any Scheduled Payment due in the twelve months prior to its substitution.

  "Excess Interest" means the amount, if any, by which the interest collected on non-defaulted Contracts during the same Collection Period exceeds the interest distribution due to the holders of the Certificates for the related Series and, if so specified in the related prospectus supplement and if GreenPoint is acting as servicer, the Monthly Servicing Fee.

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  "Formula Principal Distribution Amount" means, with respect to each
Distribution Date, an amount that equals the sum of:

  .  the Total Regular Principal Amount for the related Distribution Date;
     and

  . any previously undistributed shortfalls in the distribution of the Total Regular Principal Amount in respect of prior Distribution Dates.

  "Fractional Interests" means, as to any Certificate, the product of:

  .  the Percentage Interest evidenced by such Certificate; and

  . the amount derived from dividing the certificate balance of the Class represented by such Certificate by the aggregate certificate balance of each Class.

  "Global Certificate" means one or more global certificates that are initially registered in the name of Cede & Co., as nominee of DTC, on behalf of the beneficial owners of the Certificates.

  "GFC" means GreenPoint Financial Corp. its successors and assigns.

  "GreenPoint" means GreenPoint Credit, LLC its successors and assigns.

  "Indirect Participants" means banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly.

  "Initial Certificate Balance" means the Certificate Balances of a Class of Certificates on the Closing Date as set forth under "Summary Information" in the related prospectus supplement.

  "IRS" means the Internal Revenue Service.

  "Land-in Lieu Contract" or "Land Home Contract" means the Obligor owns the real estate on which the related manufactured home is located and provides a mortgage on the real estate in lieu of all or part of any required down payment for its Contract. If so specified in the related prospectus supplement, all Land-in Lieu and Land Home Contracts will have financed or re-financed the purchase of the related manufactured home together with the real estate on which the manufactured home is located.

  "Liquidated Contract" means a defaulted Contract as to which all Liquidation Proceeds have been received. A Liquidated Contract includes any defaulted contract in respect of which the related manufactured home has been realized upon and disposed of and the proceeds of the disposition have been received.

  "Liquidation Expenses" means reimbursements to the servicer in the amount of expenses incurred in connection with the liquidation of any Contracts.

  "Liquidation Proceeds" means amounts that the servicer expects to recover relating to a defaulted Contract.

  "Liquidity Facility" means certificate purchase agreements or other liquidity facilities.

  "loan-to-value ratio" or "LTV" means, with respect to each Contract, a fraction, expressed as a percentage, the numerator of which is all of the amounts owing on the Contract at the time the ratio is determined and the denominator of which is the Value.

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

  "Minimum Termination Amount" means, for each outstanding Class, an amount equal to the aggregate certificate balance for each outstanding Class together with any shortfall in interest due to such certificateholders in respect of prior Distribution Dates and one month's interest on the aggregate certificate balance for each outstanding Class at the respective Pass-Through Rates for each respective Class and, if so specified in the related prospectus supplement, any amounts owing to the provider of a Credit Facility.

  "Monthly Servicing Fee" means, as of any Distribution Date, an amount equal to one-twelfth of the Annual Servicing Rate of the Scheduled Principal Balance for such Distribution Date.

  "Obligor" means the obligor under a Contract.

  "Offered Certificates" means the publicly offered certificates with respect to a Series as described in the related prospectus supplement.

  "Participants" means securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations that are DTC participating organizations.

  "Pass-Through Rate" means the rate of interest payable on each Certificate.

  "Percentage Interest" means, as to any Certificate of any Class other than a Class R Certificate, the percentage interest evidenced thereby in distributions required to be made on the Certificates of such Class, such percentage interest being equal to the percentage, for the Class R Certificates, the percentage set forth on the face thereof, and for all other Certificates, to be obtained by dividing:

  .  the original denomination of such Certificate, by

  . the aggregate of the original denominations of all of the Certificates of such Class.

  "Pool Principal Balance" means, as to any Distribution Date, the aggregate principal balances of the underlying Contracts relating to each Series.

  "Pool Scheduled Principal Balance" means, with respect to any Distribution Date, an amount that is equal to the Cut-off Date Pool Principal Balance, less the aggregate of the Total Regular Principal Amounts for all prior Distribution Dates.

  "Prepayment Model" means the model used in the related prospectus supplement and which is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of new contracts.

  "Rate Period" means the time period between Pass-Through Rate adjustments.

  "REMIC Fund" means, with respect to a Series identified in the related prospectus supplement as being subject to an election to be treated as a REMIC for federal income tax purposes, those assets of the Trust Fund related to that Series with respect to which an election to be treated as a REMIC will be made, as described in the related prospectus supplement.

  "Replaced Contract" means a Contract as to which the Seller has a repurchase obligation and which, at the Seller's option, is replaced in the related Trust Fund by an Eligible Substitute Contract.

  "Repurchase Date" means the date on which any Certificate is subject to repurchase.

  "Reserve Fund" means, with respect to any Series, the spread accounts or other reserve funds established pursuant to the related Agreement.

  "Residual Interest" means a residual interest in the Trust Fund of any Series.

  "Scheduled Payment" means the scheduled payment due on the Contracts on each monthly Due Date.

  "Scheduled Principal Balance" means, with respect to each Contract and any Distribution Date, its unpaid scheduled principal balance as of the Cut-off Date reduced by all previous partial prepayments, all previous scheduled principal payments, whether or not paid, and the scheduled principal payment due on the Due Date in the Collection Period immediately preceding such Distribution Date.

  "Seller" means GreenPoint, in its capacity as originator and seller of the Contracts.

  "Senior Certificates" means certain of the Certificates of one or more Classes of a multiple-Class Series.

  "Series" means one or more series of Certificates sold from time to time pursuant to the related prospectus supplement.

  "Step-Up Rate" means actuarial or simple interest Contracts bearing a Contract Rate that is fixed or variable and increases in specified increments on particular dates.

  "Subordinate Certificates" means certain of the Certificates of one or more Classes of a multiple-Class Series other than the Senior Certificates for that Series.

  "Termination Auction" the purchase at an auction of the Contracts remaining in the Trust Fund for a particular Series as described in the related prospectus supplement.

  "Total Regular Principal Amount" is the total amount by which the aggregate outstanding principal balance of the Contracts in the related Contract Pool is reduced during one or more Collection Periods prior to the related Distribution Date designated in the related prospectus supplement. The reduction described in the previous sentence may occur as a result of actuarially predetermined scheduled principal reductions, receipt of principal prepayments, liquidation of Contracts, repurchases of Contracts under certain conditions, losses on Contracts, the failure of a third party credit support provider, if any, to make a required payment, or a combination of any of the foregoing events.

  "Trust Fund" means the assets of the trust fund created by GreenPoint, in which the Certificates for the related Series represent an interest, as described in the related prospectus supplement.

  "Underwriting Agreement" means the underwriting agreement relating to each Series of Certificates as described in the related prospectus supplement.

  "Value" is equal to the total buyer's cost of the manufactured home or in the case of some used homes, the NADA Mobile/Manufactured Housing Appraisal Guide, including taxes, insurance and any prepaid finance charges or closing costs that are financed. For Land Home and Land-in-Lieu contracts, "Value" is equal to (1) the value of the real property as determined by appraisal or tax assessment, plus the total buyer's cost of the manufactured home, as indicated above, plus the cost of the improvements to the land or (2) in the case of a manufactured home that is already located on the land, the final appraised value of the land and manufactured home together.

  "WAC" means the Weighted Average Contract Rate of a particular pool as of the first day of the month of the sale of the pool.

  "WAM" means the weighted average remaining term to maturity of the contracts in a particular pool as of the first day of the month of the sale of the pool.

  "Weighted Average Contract Rate" means the weighted average of the Contract Rates of the Contracts.

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                                 $375,000,000
                                 (Approximate)

                          [LOGO OF GREENPOINT CREDIT]
                              Seller and Servicer

                      Manufactured Housing Contract Trust
                   Pass-Through Certificates, Series 2000-5

                           -------------------------

                             PROSPECTUS SUPPLEMENT

                           -------------------------


                             Salomon Smith Barney

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the offered certificates in any state where the offer is not permitted.

We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective covers.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the offered certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates will deliver a prospectus supplement and prospectus until December 20, 2000.

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